                                             Filed Pursuant to Rule 424(b)(2)
                                             Registration File No.: 333-42858



PROSPECTUS SUPPLEMENT                   (TO PROSPECTUS DATED FEBRUARY 27, 2003)


                           $855,630,000 (APPROXIMATE)

                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
                                    as Issuer

         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            CLASSES A-1, A-2, B AND C

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                  as Depositor

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    CIBC INC.
                            as Mortgage Loan Sellers

                              --------------------

         We, Prudential Securities Secured Financing Corporation, are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

         The trust fund will consist of a pool of 100 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately $960,034,371.

         The trust fund will issue 19 classes of commercial mortgage pass-through certificates, four of which are being offered by this prospectus supplement. The offered certificates will accrue interest from March 1, 2003.

         INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-42 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE ACCOMPANYING PROSPECTUS.

         This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated February 27, 2003.

         No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and Wells Fargo Brokerage Services, LLC are the underwriters with respect to this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and CIBC World Markets Corp. will act as co-lead managers. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. will act as joint bookrunning managers. Wells Fargo Brokerage Services, LLC will act as co-manager. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 20, 2003. We expect to receive from this offering approximately $860,174,282.34 in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2003, before deducting expenses payable by us.

                              --------------------

MERRILL LYNCH & CO.                                     BEAR, STEARNS & CO. INC.
                               CIBC WORLD MARKETS
                       WELLS FARGO BROKERAGE SERVICES, LLC

            The date of this prospectus supplement is March 7, 2003.

                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                               [GRAPHIC OMITTED]
                                   [U.S. MAP]


Southern California           11 Properties     11.8% of total
Northern California            7 Properties      5.2% of total
New York                      16 Properties     16.8% of total
Florida                       12 Properties      8.8% of total
North Carolina                 6 Properties      8.5% of total
Virginia                       5 Properties      7.4% of total
Delaware                       1 Property        5.4% of total
Pennsylvania                   8 Properties      5.4% of total
New Jersey                     5 Properties      3.2% of total
Illinois                       3 Properties      2.7% of total
Louisiana                      2 Properties      2.6% of total
Texas                          7 Properties      2.2% of total
Michigan                       4 Properties      2.2% of total
Maryland                       3 Properties      2.0% of total
Minnesota                      5 Properties      1.6% of total
Nevada                         3 Properties      1.6% of total
Ohio                           4 Properties      1.3% of total
Indiana                        1 Property        1.2% of total
Washington                     2 Properties      1.2% of total
Kentucky                       2 Properties      1.1% of total
Iowa                           1 Property        0.9% of total
West Virginia                  1 Property        0.8% of total
Colorado                       3 Properties      0.8% of total
South Carolina                 2 Properties      0.7% of total
Georgia                        3 Properties      0.7% of total
Alaska                         1 Property        0.6% of total
Missouri                       1 Property        0.6% of total
Arizona                        2 Properties      0.5% of total
Tennessee                      2 Properties      0.5% of total
Kansas                         1 Property        0.4% of total
Utah                           2 Properties      0.3% of total
Nebraska                       2 Properties      0.3% of total
Massachusetts                  1 Property        0.2% of total
Mississippi                    1 Property        0.2% of total
Hawaii                         1 Property        0.1% of total
Connecticut                    2 Properties      0.1% of total
Montana                        1 Property        0.1% of total
Arkansas                       1 Property        0.1% of total


> 0.00% -< 1.00% of Cut-Off Date Balance
1.00% - 5.00% of Cut-Off Date Balance
5.01% - 10.00% of Cut-Off Date Balance
> 10.00% of Cut-Off Date Balance

1290 AVENUE OF THE AMERICAS
[GRAPHIC OMITTED]
New York, NY


BRANDYWINE OFFICE BUILDING & GARAGE
[GRAPHIC OMITTED]
Wilmington, DE


THE FURNITURE PLAZA & PLAZA SUITES
[GRAPHIC OMITTED]
High Point, NC


BALLSTON COMMON MALL
[GRAPHIC OMITTED]
Arlington, VA


INLAND PORTFOLIO 2 - CHESTERFIELD CROSSING
[GRAPHIC OMITTED]
Midlothian, VA

NORTH RANCH MALL
[GRAPHIC OMITTED]
Westlake Village, CA

QUAKER PARK
[GRAPHIC OMITTED]
Conshohocken, PA

RENAISSANCE PERE MARQUETTE HOTEL
[GRAPHIC OMITTED]
New Orleans, LA


100 COURT STREET
[GRAPHIC OMITTED]
Brooklyn, NY


CANYON PLAZA SHOPPING CENTER
[GRAPHIC OMITTED]
Anaheim Hills, CA

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
                              PROSPECTUS SUPPLEMENT
                              ---------------------
Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus..............S-4
Where You Can Find More Information.....................................................................................S-4
Notices to Residents of the United Kingdom..............................................................................S-5
Summary.................................................................................................................S-7
Risk Factors...........................................................................................................S-42
Capitalized Terms Used in this Prospectus Supplement...................................................................S-73
Forward-Looking Statements.............................................................................................S-73
Prudential Securities Secured Financing Corporation....................................................................S-73
Description of the Offered Certificates................................................................................S-73
Yield and Maturity Considerations.....................................................................................S-106
Description of the Mortgage Pool......................................................................................S-113
Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement..................................................S-143
Servicing of the 1290 Avenue of the Americas Loan Group...............................................................S-187
Certain Legal Aspects of the Mortgage Loans...........................................................................S-196
Federal Income Tax Consequences.......................................................................................S-197
ERISA Considerations..................................................................................................S-201
Legal Investment......................................................................................................S-204
Use of Proceeds.......................................................................................................S-205
Plan of Distribution..................................................................................................S-205
Legal Matters.........................................................................................................S-206
Ratings...............................................................................................................S-206
Glossary..............................................................................................................S-209


Appendix A:       Mortgage Pool Information (Tables)....................................................................A-1

Appendix B:       Certain Characteristics of the Mortgage Loans and Mortgaged Properties ...............................B-1

Appendix C:       Summaries of the Ten Largest Mortgage Loans...........................................................C-1

Appendix D:       Term Sheet............................................................................................D-1

Appendix E:       Form of Certificate Administrator Report..............................................................E-1

Appendix F:       Global Clearance and Tax Documentation Procedures.....................................................F-1

                                               --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o this prospectus supplement, which describes the specific terms of your class of offered certificates.

         You should rely only on the information contained in this prospectus supplement and accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

         If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page 2. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption "Glossary" beginning on page S-209 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 139 in the accompanying prospectus.

         In this prospectus supplement, the terms "depositor", "we" and "us" refer to Prudential Securities Secured Financing Corporation.

         The series 2003-PWR1 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Kevin Guidera, Senior Vice President, (212) 778-1244.

                              --------------------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                              --------------------

                                     SUMMARY

         The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2003-PWR1 CERTIFICATES

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2003-PWR1 Commercial Mortgage Pass-Through Certificates. The series 2003-PWR1 certificates will consist of 19 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2003-PWR1 certificates that bear interest.

                  SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                             APPROX.
                                          INITIAL TOTAL   APPROX. %
                              APPROX. %     PRINCIPAL     OF INITIAL        PASS-        INITIAL    WEIGHTED     PRINCIPAL/
                                TOTAL        BALANCE       MORTGAGE        THROUGH        PASS-     AVERAGE       NOTIONAL
                 RATINGS       CREDIT      OR NOTIONAL       POOL           RATE         THROUGH      LIFE         WINDOW
    CLASS       FITCH/S&P      SUPPORT        AMOUNT        BALANCE      DESCRIPTION      RATE      (YEARS)     (MONTH/YEAR)
    -----       ---------      -------        ------        -------      -----------      ----      -------     ------------
Offered Certificates
A-1              AAA/AAA       18.000%    $ 268,984,000      28.018%        Fixed        3.669%       5.70     04/03 - 10/12
A-2              AAA/AAA       18.000%    $ 518,244,000      53.982%        Fixed        4.493%       9.79     10/12 - 02/13
B                 AA/AA        14.625%    $  32,401,000       3.375%        Fixed        4.607%       9.89     02/13 - 02/13
C                  A/A         10.875%    $  36,001,000       3.750%        Fixed        4.706%       9.89     02/13 - 02/13
Certificates Not Offered
X-1                N/A           N/A      $ 960,034,371       N/A        Variable IO     0.214%       8.67     04/03 - 03/13
X-2                N/A           N/A      $ 875,599,000       N/A        Variable IO     1.732%       6.40     03/05 - 03/11
D                  N/A           N/A      $  14,401,000       1.500%        Fixed        4.775%       9.89     02/13 - 02/13
E                  N/A           N/A      $   9,600,000       1.000%       WAC Cap       5.259%       9.89     02/13 - 02/13
F                  N/A           N/A      $  10,800,000       1.125%      Variable       5.482%       9.89     02/13 - 02/13
G                  N/A           N/A      $  12,001,000       1.250%      Variable       5.975%       9.94     02/13 - 03/13
H                  N/A           N/A      $  16,800,000       1.750%        Fixed        4.615%       9.98     03/13 - 03/13
J                  N/A           N/A      $   7,201,000       0.750%        Fixed        4.615%       9.98     03/13 - 03/13
K                  N/A           N/A      $   4,800,000       0.500%        Fixed        4.615%       9.98     03/13 - 03/13
L                  N/A           N/A      $   7,200,000       0.750%        Fixed        4.615%       9.98     03/13 - 03/13
M                  N/A           N/A      $   3,600,000       0.375%        Fixed        4.615%       9.98     03/13 - 03/13
N                  N/A           N/A      $   3,600,000       0.375%        Fixed        4.615%       9.98     03/13 - 03/13
P                  N/A           N/A      $  14,401,371       1.500%        Fixed        4.615%       9.98     03/13 - 03/13

         In reviewing the foregoing table, prospective investors should note that--

     o The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2003-PWR1 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the underlying mortgage loans.

     o The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will, in the case of each of those classes, bear interest at either a fixed rate per annum or at a variable rate equal to or based upon a weighted average of certain net interest rates on the pooled mortgage loans from time to time.

     o The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

     o The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

     o For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.

     o The actual total principal balance or notional amount, as applicable, of any class of series 2003-PWR1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o The ratings shown in the table are those of Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in February 2036. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o The percentages indicated under the column "Approx. % of Credit Support" with respect to the class A-1 and A-2 certificates represent the approximate credit support for the class A-1 and A-2 certificates, collectively.

     o Each class of series 2003-PWR1 certificates identified in the table as having a "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o The Class E Certificates will have a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate identified in the table with respect to that class, and

          (b) the weighted average of certain net interest rates on the pooled mortgage loans from time to time.

     o The pass-through rate applicable for the Class F Certificates on each distribution date will equal the weighted average of certain net interest rates on the pooled mortgage loans from time to time minus 0.635% per annum.

     o The pass-through rate applicable for the Class G Certificates on each distribution date will equal the weighted average of certain net interest rates on the pooled mortgage loans from time to time minus 0.142% per annum.

     o Each class of series 2003-PWR1 certificates identified in the table as having a "Variable IO" pass-through rate will have a variable pass-through rate that is calculated by reference to, among other things, the weighted average of the net interest rates on the pooled mortgage loans.

     o The initial pass-through rates listed for the class F, G, X-1 and X-2 certificates are approximate.

     o The pass-through rate applicable to the class X certificates will be variable and will equal the excess, if any, of--

          1. the weighted average of certain net interest rates on the pooled mortgage loans from time to time, over

          2. the weighted average of the pass-through rates from time to time on the classes of series 2003-PWR1 certificates with principal balances,

          except that, for the purposes of calculating the pass-through rate with respect to the class X certificates from time to time, each class of series 2003-PWR1 principal balance certificates with a fixed pass-through rate will instead be deemed to have a pass-through rate that is, for any interest accrual period, equal to the lesser of that fixed pass-through rate and the weighted average of certain net interest rates on the pooled mortgage loans referred to in clause 1. of this bullet.

     o As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal of that class of offered certificates.

     o As to the class X-1 and X-2 certificates, the weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the reduction of each dollar of its notional amount.

     o As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o As to the class X-1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o The weighted average lives and principal/notional windows for the respective classes of the offered certificates and the class X-1 and X-2 certificates have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR),
          (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o The series 2003-PWR1 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR..........................................  We, Prudential Securities Secured Financing Corporation, are
                                                     establishing the trust fund that will issue the offered
                                                     certificates. Our principal executive offices are located at
                                                     One New York Plaza, New York, New York 10292, and our
                                                     telephone number is (212) 778-1244.

MASTER SERVICERS...................................  Prudential Asset Resources, Inc. with respect to those pooled mortgage loans sold by Prudential Mortgage Capital Funding,
                                                     LLC to us for deposit into the trust fund.

                                                     Wells Fargo Bank, National Association with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
                                                     Mortgage, Inc. and CIBC Inc. to us for deposit into the trust fund, subject to the discussion under "--1290 Avenue of the
                                                     Americas Master Servicer, Special Servicer and Other
                                                     Noteholders" below.

                                                     One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of
                                                     various reports prepared by the special servicer and the other master servicer.

                                                     When we refer in this prospectus supplement to a master
                                                     servicer in relation to one or more of the pooled mortgage loans, we mean the applicable master servicer for those pooled mortgage loans as identified above.

SPECIAL SERVICER...................................  ARCap Servicing, Inc., formerly known as ARCap Special
                                                     Servicing, Inc., with respect to the entire mortgage pool, subject to the discussion under "--1290 Avenue of the Americas
                                                     Master Servicer, Special Servicer and Other Noteholders"
                                                     below.

                                                       S-10

CERTIFICATE ADMINISTRATOR AND
TAX ADMINISTRATOR..................................  Wells Fargo Bank Minnesota, National Association, which will also act as the certificate registrar.

TRUSTEE............................................  LaSalle Bank National Association, subject to the discussion under "--1290 Avenue of the Americas Master Servicer, Special
                                                     Servicer and Other Noteholders" below.

FISCAL AGENT.......................................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS..............................  Prudential Mortgage Capital Funding, LLC, as to 31 pooled mortgage loans, representing 30.8% of the initial mortgage pool balance.

                                                     Bear Stearns Commercial Mortgage, Inc., as to 27 pooled
                                                     mortgage loans, representing 30.4% of the initial mortgage pool balance.

                                                     Wells Fargo Bank, National Association, as to 27 pooled
                                                     mortgage loans, representing 27.7% of the initial mortgage pool balance.

                                                     CIBC Inc., as to 15 pooled mortgage loans, representing 11.2%
                                                     of the initial mortgage pool balance.

UNDERWRITERS.......................................  Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear,
                                                     Stearns & Co. Inc., CIBC World Markets Corp. and Wells Fargo
                                                     Brokerage Services, LLC are the underwriters with respect to this offering. Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated, Bear, Stearns & Co. Inc. and CIBC World Markets
                                                     Corp. will act as co-lead managers. Merrill Lynch, Pierce,
                                                     Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. will act as joint bookrunning managers. Wells Fargo Brokerage
                                                     Services, LLC will be the co-manager.

1290 AVENUE OF THE AMERICAS
MASTER SERVICER, SPECIAL SERVICER
AND OTHER NOTEHOLDERS..............................  The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1290
                                                     Avenue of the Americas, which, as of the cut-off date, is
                                                     expected to have an unpaid principal balance of $80,000,000 and represents 8.3% of the initial mortgage pool balance, is secured by that mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, four (4) other mortgage loans that are not included in the trust fund and, as of the cut-off date, are


                                                       S-11

                                                     expected to have unpaid principal balances of $70,000,000,
                                                     $70,000,000, $130,000,000 and $35,000,000, respectively. Those other four (4) mortgage loans have the same interest rate, maturity date and amortization terms as the 1290 Avenue of the
                                                     Americas pooled mortgage loan.

                                                     In addition, the above-referenced mortgage on the 1290 Avenue of the Americas mortgaged property also secures a
                                                     subordinated, B-note mortgage loan which: has a cut-off date principal balance of $55,000,000; is not an asset of the
                                                     trust; and is currently owned by a separate trust, the
                                                     beneficial ownership interest in which is in turn currently owned by a third party unaffiliated with the mortgage loan sellers.

                                                     One of the pari passu mortgage loans secured by the 1290
                                                     Avenue of the Americas mortgaged property is currently
                                                     included in the Morgan Stanley Dean Witter Capital I Trust
                                                     2003-TOP9, Commercial Mortgage Pass-Through Certificates,
                                                     Series 2003-TOP9 commercial mortgage securitization. In
                                                     connection therewith, each of the above-described mortgage loans secured by the 1290 Avenue of the Americas mortgaged property is currently being serviced and administered pursuant to the pooling and servicing agreement for that commercial mortgage securitization. The series 2003-TOP9 pooling and
                                                     servicing agreement provides for servicing arrangements that are similar but not identical to those under the series
                                                     2003-PWR1 pooling and servicing agreement. In that regard--

                                                     o   LaSalle Bank National Association, which is the trustee
                                                         under the series 2003-TOP9 pooling and servicing
                                                         agreement, will, in that capacity, be the mortgagee of
                                                         record with respect to the 1290 Avenue of the Americas
                                                         mortgage loan group;

                                                     o   Wells Fargo Bank, National Association, which is the
                                                         master servicer under the series 2003-TOP9 pooling and
                                                         servicing agreement, will, in that capacity, be the master servicer for the mortgage loans secured by the 1290 Avenue of the Americas mortgaged property, subject to replacement pursuant to the terms of the series 2003-TOP9 pooling and
                                                         servicing agreement;

                                                     o   ARCap Servicing, Inc., which is the special servicer under the series 2003-TOP9 pooling and servicing agreement,
                                                         will, in that capacity, be the special


                                                       S-12

                                                         servicer for the mortgage loans secured by the 1290 Avenue of the Americas mortgaged property, subject to replacement
                                                         pursuant to the terms of the series 2003-TOP9 pooling and
                                                         servicing agreement and the related intercreditor agreements, including without cause by an operating advisor designated by the most subordinate class of series 2003-TOP9 certificates with a total principal balance equal to at least 25% of its initial total principal balance;

                                                     o   for as long as the 1290 Avenue of the Americas pooled
                                                         mortgage loan is serviced under the series 2003-TOP9
                                                         pooling and servicing agreement, the holder of the related subordinate, B-note mortgage loan and/or its
                                                         representative will be entitled to direct the special
                                                         servicer under the series 2003-TOP9 pooling and servicing
                                                         agreement with respect to various special servicing
                                                         matters relating to, and to approve certain actions taken
                                                         by the master servicer or the special servicer under the
                                                         series 2003-TOP9 pooling and servicing agreement with
                                                         respect to, the 1290 Avenue of the Americas mortgage loan
                                                         group, except that upon the occurrence of certain change
                                                         of control trigger events, the approval rights and the
                                                         right to provide those directions will belong to the
                                                         series 2003-TOP9 operating advisor referred to in the
                                                         preceding bullet; and

                                                     o   the depositor with respect to the series 2003-TOP9
                                                         securitization has retained the right, subject to receipt
                                                         of rating confirmations, to cause the 1290 Avenue of the
                                                         Americas mortgage loan group to be specially serviced
                                                         under a servicing agreement other than the series
                                                         2003-TOP9 pooling and servicing agreement.

                                                     See "Servicing of the 1290 Avenue of the Americas Loan Group"
                                                     in this prospectus supplement.

                                                     References in this prospectus supplement, however, to the
                                                     trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2003-PWR1 pooling and servicing agreement unless the context clearly indicates otherwise.

CONTROLLING CLASS OF
SERIES 2003-PWR1 CERTIFICATEHOLDERS................  At any time of determination, the holders of the most subordinate class of series 2003-PWR1 certificates, exclusive of the X, R and V classes, that has a total


                                                       S-13

                                                     principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of
                                                     series 2003-PWR1 certificates, exclusive of the X, R and V classes, then has a total principal balance at least equal to
                                                     25% of the total initial principal balance of that class, then the controlling class of series 2003-PWR1 certificateholders will be the holders of the most subordinate class of series
                                                     2003-PWR1 certificates, exclusive of the X, R and V classes, that has a total principal balance greater than zero. For
                                                     purposes of determining the controlling class of series
                                                     2003-PWR1 certificateholders, the class A-1 and A-2
                                                     certificates will be considered a single class. The class P certificates will be the initial series 2003-PWR1 controlling class.

SERIES 2003-PWR1 CONTROLLING CLASS
REPRESENTATIVE.....................................  The holders of certificates representing a majority interest in the controlling class of the series 2003-PWR1 certificates will be entitled to select a representative that, subject to the conditions and exceptions described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--The
                                                     Series 2003-PWR1 Controlling Class Representative", "--The
                                                     Ballston Common Mall B-Note Holder", "--The Renaissance Pere
                                                     Marquette Hotel B-Note Holder" and "--Replacement of the
                                                     Special Servicer" in this prospectus supplement, may--

                                                     o   replace the special servicer, and

                                                     o   direct the special servicer with respect to various
                                                         special servicing matters as to the pooled mortgage loans
                                                         (other than the 1290 Avenue of the Americas pooled
                                                         mortgage loan and, except under limited circumstances,
                                                         other than the pooled mortgage loans secured by the
                                                         mortgaged properties identified on Appendix B to this
                                                         prospectus supplement as Ballston Common Mall and
                                                         Renaissance Pere Marquette Hotel, respectively).

                                                     It is expected that ARCap CMBS Fund REIT, Inc. will be the initial representative of the series 2003-PWR1 controlling class.

                                                     The series 2003-PWR1 controlling class representative will not have any rights under the series 2003-TOP9 pooling and
                                                     servicing agreement.

                                                       S-14

BALLSTON COMMON MALL
B-NOTE HOLDER......................................  The mortgaged property identified on Appendix B to this prospectus supplement as Ballston Common Mall secures both a pooled mortgage loan with a cut-off date principal balance of
                                                     $49,888,644, representing 5.2% of the initial mortgage pool balance, and a related subordinate non-pooled mortgage loan with a cut-off date principal balance of $3,995,929. Although that pooled mortgage loan and related non-pooled mortgage loan are secured by the same mortgage instruments, the non-pooled mortgage loan will not be included in the trust fund and is currently held by Prudential Mortgage Capital Funding, LLC.
                                                     The holder of the related non-pooled mortgage loan will also be a party to the series 2003-PWR1 pooling and servicing
                                                     agreement. Subject to the conditions and exceptions described under "Servicing Under the Series 2003-PWR1 Pooling and
                                                     Servicing Agreement--The Ballston Common Mall B-Note Holder"
                                                     in this prospectus supplement, the holder of the related
                                                     non-pooled mortgage loan may, among other things--

                                                     o   direct the special servicer with respect to various
                                                         special servicing matters as to the Ballston Common Mall
                                                         pooled mortgage loan and the Ballston Common Mall
                                                         non-pooled mortgage loan,

                                                     o   direct the master servicer or a primary servicer with
                                                         respect to various servicing matters as to those mortgage
                                                         loans, and

                                                     o   if Prudential Asset Resources, Inc. is no longer the
                                                         master servicer for those mortgage loans, require the
                                                         appointment of, and replace the primary servicer for,
                                                         those mortgage loans.

RENAISSANCE PERE MARQUETTE HOTEL
B-NOTE HOLDER......................................  The mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Pere Marquette Hotel
                                                     secures both a pooled mortgage loan with a cut-off date
                                                     principal balance of $25,000,000, representing 2.6% of the initial mortgage pool balance, and a related subordinate
                                                     non-pooled mortgage loan with a cut-off date principal balance of $2,000,000. Although that pooled mortgage loan and related non-pooled mortgage loan are secured by the same mortgage
                                                     instruments, the non-pooled mortgage loan will not be included in the trust fund and is currently held by Prudential Mortgage
                                                     Capital Funding, LLC. The holder of the related non-pooled mortgage loan will also be


                                                       S-15

                                                     a party to the series 2003-PWR1 pooling and servicing
                                                     agreement. Subject to the conditions and exceptions described under "Servicing Under the Series 2003-PWR1 Pooling and
                                                     Servicing Agreement--The Renaissance Pere Marquette Hotel
                                                     B-Note Holder" in this prospectus supplement, the holder of the related non-pooled mortgage loan may, among other things--

                                                     o   direct the special servicer with respect to various
                                                         special servicing matters as to the Renaissance Pere
                                                         Marquette Hotel pooled mortgage loan and the Renaissance
                                                         Pere Marquette Hotel non-pooled mortgage loan,

                                                     o   direct the master servicer or a primary servicer with
                                                         respect to various servicing matters as to those mortgage
                                                         loans, and

                                                     o   if Prudential Asset Resources, Inc. is no longer the
                                                         master servicer for those mortgage loans, require the
                                                         appointment of, and replace the primary servicer for,
                                                         those mortgage loans.


                                               SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.......................................  All payments and collections received on each of the pooled mortgage loans after March 1, 2003 (or, in the case of the
                                                     1290 Avenue of the Americas pooled mortgage loan, March 7,
                                                     2003), excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as applicable,
                                                     March 7, 2003 with respect to the 1290 Avenue of the Americas pooled mortgage loan and March 1, 2003 with respect to the rest of the mortgage pool.

ISSUE DATE.........................................  The date of initial issuance for the series 2003-PWR1 certificates will be on or about March 20, 2003.

DETERMINATION DATE.................................  The monthly cut-off for information regarding the pooled mortgage loans that must be reported to the holders of the series 2003-PWR1 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. In any given
                                                     calendar month, the determination date will be the fifth
                                                     business day prior to the related distribution date, except that the determination date with respect to the 1290 Avenue of the Americas pooled mortgage loan for any distribution date may differ from the determination date for the rest of


                                                       S-16

                                                     the mortgage pool for that distribution date. Unless the
                                                     context clearly indicates otherwise, references in any other portion of this prospectus supplement to the "determination date" with respect to any distribution date mean, individually and collectively, as applicable, the determination date with respect to the 1290 Avenue of the Americas pooled mortgage loan and the determination date with respect to the rest of the mortgage pool for the subject distribution date.

DISTRIBUTION DATE..................................  Distributions on the series 2003-PWR1 certificates are scheduled to occur monthly, commencing in April 2003. In any given month, the distribution date will be the 11th calendar day of that month, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE........................................  The record date for each monthly distribution on the series
                                                     2003-PWR1 certificates will be the last business day of the prior calendar month, except that the final distribution on any series 2003-PWR1 certificate will only be made upon the presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final
                                                     distribution.

COLLECTION PERIOD..................................  Amounts available for distribution on the series 2003-PWR1 certificates on any distribution date will depend on the
                                                     payments and other collections received, and any advances of payments due (without regard to grace periods), on or with respect to the pooled mortgage loans during the related
                                                     collection period. In general, each collection period--

                                                     o   will relate to a particular distribution date,

                                                     o   will be approximately (although not always exactly) one
                                                         month long,

                                                     o   will begin when the prior collection period ends or, in
                                                         the case of the first collection period, will begin as of
                                                         the cut-off date, and

                                                     o   will end at the close of business on the determination
                                                         date immediately preceding the related distribution date.

                                                     However, because the determination date with respect to the
                                                     1290 Avenue of the Americas pooled mortgage loan for any
                                                     distribution date may differ from the determination


                                                       S-17

                                                     date with respect to the rest of the mortgage pool for that distribution date, there will be two collection periods with respect to each distribution date--

                                                     o   one with respect to the 1290 Avenue of the Americas pooled mortgage loan, and

                                                     o   one with respect to the rest of the mortgage pool,

                                                     which two collection periods will not necessarily coincide with each other. Unless the context clearly indicates
                                                     otherwise, references in any other portion of this prospectus supplement to "collection period" will mean, individually and collectively, as applicable, the collection period with
                                                     respect to the 1290 Avenue of the Americas pooled mortgage loan and the collection period with respect to the rest of the mortgage pool for the subject distribution date.

INTEREST ACCRUAL PERIOD............................  The amount of interest payable with respect to any series
                                                     2003-PWR1 certificate on any distribution date will depend on, among other things, the interest accrued on that certificate during the interest accrual period for that distribution date.
                                                     The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES...................  The distribution date on which each class of offered certificates is expected to be paid in full, assuming no
                                                     delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next
                                                     sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.

                                                                                         MONTH OF
                                                                                      ASSUMED FINAL
                                                                     CLASS          DISTRIBUTION DATE
                                                                     -----          -----------------
                                                                      A-1              October 2012
                                                                      A-2             February 2013
                                                                       B              February 2013
                                                                       C              February 2013

RATED FINAL DISTRIBUTION DATE......................  The ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the certificates


                                                       S-18

                                                     of that class on or before the distribution date in February
                                                     2036.


                                      DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL............................................  The trust fund will issue 19 classes of the series 2003-PWR1 certificates with an approximate total principal balance at initial issuance equal to $960,034,371. Four of those classes of the series 2003-PWR1 certificates are being offered by this prospectus supplement. The remaining classes of the series
                                                     2003-PWR1 certificates will be sold separately in a private offering.

                                                     The classes offered by this prospectus supplement are:

                                                     o   class A-1 and class A-2,

                                                     o   class B, and

                                                     o   class C

                                                     Distributions on the offered certificates will be made solely from collections on the pooled mortgage loans. The offered certificates are mortgage-backed securities issued by the
                                                     trust fund. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of the underwriters, the certificate administrator, the trustee, either of the
                                                     master servicers, the special servicer, the fiscal agent, any of their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

                                                     We will create the trust fund, and the offered certificates will be issued, under a pooling and servicing agreement to be dated as of March 1, 2003, between us, the master servicers, the special servicer, the certificate administrator, the
                                                     trustee, the fiscal agent, the holder of the Ballston Common
                                                     Mall non-pooled mortgage loan and the holder of the
                                                     Renaissance Pere Marquette Hotel non-pooled mortgage loan.

DENOMINATIONS......................................  We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1 and A-2 certificates, and $100,000, in the case of the class B and C certificates. Investments in excess of the minimum
                                                     denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT...........................  You will hold your offered  certificates  in  book-entry  form through The Depository  Trust  Company,  in the United

                                                       S-19

                                                     States, or Clearstream Banking, societe anonyme or The
                                                     Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your
                                                     interest in any offered certificate, except under the limited circumstances described under "Description of the Offered
                                                     Certificates--Delivery, Form and Denominations" in this
                                                     prospectus supplement. We may elect to terminate the
                                                     book-entry system through DTC with respect to all or any
                                                     portion of any class of offered certificates.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL AMOUNTS...................  The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will be the series 2003-PWR1 certificates with principal balances and are sometimes referred to as the series
                                                     2003-PWR1 principal balance certificates. The table appearing under the caption "--Overview of the Series 2003-PWR1
                                                     Certificates" above identifies the approximate total principal balance of each class of series 2003-PWR1 principal balance certificates at initial issuance. The actual total principal balance of any class of series 2003-PWR1 principal balance certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other
                                                     things, the actual size of the initial mortgage pool balance.
                                                     The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement. The total principal balance of each class of series 2003-PWR1 principal balance certificates will be reduced on each distribution date by the amount of any
                                                     distributions of principal actually made on, and any losses actually allocated to, that class of certificates on that
                                                     distribution date.

                                                     The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X
                                                     certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F,
                                                     G, H, J, K, L, M, N and P certificates outstanding from time to time. The respective total initial notional amounts of the class X-1 and X-2 certificates are shown in the table
                                                     appearing under the caption "--Overview of the Series
                                                     2003-PWR1 Certificates" above. The actual total notional
                                                     amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table,
                                                     depending on the actual size of the initial mortgage pool
                                                     balance. The total notional amount of the class X


                                                       S-20

                                                     certificates will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, any one or more classes of the series 2003-PWR1 principal balance certificates on that distribution date.

                                                     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates.
                                                     The holders of the class R certificates are not expected to receive any material distributions.

                                                     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain
                                                     additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates.

PASS-THROUGH RATES.................................  The class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and
                                                     P certificates will be the series 2003-PWR1 certificates that bear interest and are sometimes referred to as the series
                                                     2003-PWR1 interest-bearing certificates. The table appearing under the caption "--Overview of the Series 2003-PWR1
                                                     Certificates" above provides the indicated information
                                                     regarding the pass-through rate at which each of those classes of the series 2003-PWR1 certificates will accrue interest.

                                                     The pass-through rates for the class A-1, A-2, B, C, D, H, J,
                                                     K, L, M, N and P certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table appearing under the caption "--Overview of the
                                                     Series 2003-PWR1 Certificates" above as the initial
                                                     pass-through rate for the subject class.

                                                     The pass-through rate for the class E certificates will be a variable rate that, with respect to any interest accrual
                                                     period, is equal to the lesser of:

                                                     (a) the rate per annum identified in the table appearing under the caption "--Overview of the Series 2003-PWR1 Certificates"
                                                     above as the initial pass-through rate for the class E
                                                     certificates, and

                                                     (b) the weighted average of certain net interest rates on the pooled mortgage loans for the related distribution date.

                                                       S-21

                                                     The pass-through rates for the class F and G certificates
                                                     will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of certain net interest rates on the pooled mortgage loans for the related distribution date minus a
                                                     specified percentage. In the case of the class F certificates that percentage is 0.635% and in the case of the class G
                                                     certificates that percentage is 0.142%.

                                                     The pass-through rate for the class X certificates (in the aggregate) will be a variable rate that, with respect to any interest accrual period, is equal to:

                                                     o   a weighted average of certain net interest rates on the
                                                         pooled mortgage loans for the related distribution date
                                                         over

                                                     o   a weighted average of the respective pass-through rates
                                                         for the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates for that interest accrual period,

                                                     except that, for purposes of calculating the pass-through rate for the class X certificates from time to time, each class of series 2003-PWR1 principal balance certificates with a fixed pass-through rate will instead be deemed to have a
                                                     pass-through rate that is, for any interest accrual period, equal to the lesser of that fixed pass-through rate and the weighted average of certain net interest rates on the pooled mortgage loans for the related distribution date referred to in the first bullet of this sentence.

                                                     The class R and V certificates will not have pass-through
                                                     rates and will not accrue interest.

                                                       S-22

DISTRIBUTIONS

A.  GENERAL........................................  The certificate administrator will make distributions of interest and, if and when applicable, principal to the
                                                     following classes of series 2003-PWR1 certificateholders, in the following order:

                                                               PAYMENT ORDER                   CLASS
                                                               -------------                   -----
                                                                    1st                   A-1, A-2 and X
                                                                    2nd                          B
                                                                    3rd                          C
                                                                    4th                          D
                                                                    5th                          E
                                                                    6th                          F
                                                                    7th                          G
                                                                    8th                          H
                                                                    9th                          J
                                                                    10th                         K
                                                                    11th                         L
                                                                    12th                         M
                                                                    13th                         N
                                                                    14th                         P

                                                     Allocation of interest distributions among the class A-1, A-2 and X certificates will be pro rata based on the respective amounts of interest distributable on each. Allocation of
                                                     principal distributions between the class A-1 and A-2
                                                     certificates is described under "--Distributions of Principal"
                                                     below. The class X certificates do not have principal balances and do not entitle their holders to distributions of
                                                     principal.

                                                     See "Description of the Offered Certificates--Distributions--
                                                     Priority of Distributions" in this prospectus supplement.

B.  DISTRIBUTIONS OF INTEREST......................  Each class of series 2003-PWR1 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                                     o   the pass-through rate for that class and interest accrual
                                                         period;

                                                     o   the total principal balance or notional amount, as the
                                                         case may be, of that class outstanding immediately prior
                                                         to the related distribution date; and

                                                       S-23

                                                     o   the assumption that each year consists of twelve 30-day
                                                         months.

                                                     A whole or partial prepayment on a pooled mortgage loan,
                                                     whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation
                                                     proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent
                                                     described under "Description of the Offered
                                                     Certificates--Distributions--Interest Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2003-PWR1 principal balance
                                                     certificates on a pro rata basis.

                                                     On each distribution date, subject to available funds and the distribution priorities described under "--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                                     See "Description of the Offered Certificates--Distributions--
                                                     Interest Distributions" and "--Priority of Distributions" in
                                                     this prospectus supplement.

C.  DISTRIBUTIONS OF PRINCIPAL.....................  Subject to--

                                                     o   available funds,

                                                     o   the distribution priorities described under "--General"
                                                         above, and

                                                     o   the reductions to principal balances described under
                                                         "--Reductions of Certificate Principal Balances in
                                                         Connection with Losses and Expenses" below,

                                                     the holders of each class of offered certificates will be
                                                     entitled to receive a total amount of principal over time
                                                     equal to the total principal balance of their particular class at initial issuance.

                                                     The certificate administrator must make principal
                                                     distributions in a specified sequential order to ensure that:

                                                     o   no payments of principal will be made to the holders of
                                                         the class B, C, D, E, F, G, H, J, K, L, M, N and P
                                                         certificates until, in the case of each of those classes,
                                                         the total principal balance of all more senior classes


                                                       S-24

                                                         of series 2003-PWR1 certificates is reduced to zero; and

                                                     o   except as described in the following paragraph, no
                                                         payments of principal will be made to the holders of the
                                                         class A-2 certificates until the total principal balance
                                                         of the class A-1 certificates is reduced to zero.

                                                     Because of losses on the pooled mortgage loans and/or
                                                     default-related or other unanticipated expenses of the trust fund, the total principal balance of the class B, C, D, E, F,
                                                     G, H, J, K, L, M, N and P certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those circumstances, any distributions of principal on the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of their respective principal balances at the time of the
                                                     distribution.

                                                     The total distributions of principal to be made on the series
                                                     2003-PWR1 certificates on any distribution date will, in
                                                     general, be a function of--

                                                     o   the amount of scheduled payments of principal due or, in
                                                         cases involving balloon loans that remain unpaid after
                                                         their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on
                                                         behalf of (or partially on behalf of) the trust fund,
                                                         deemed due, on the pooled mortgage loans during the same
                                                         calendar month in which the subject distribution date
                                                         occurs, which payments are either received as of the end
                                                         of the related collection period or advanced by the
                                                         applicable master servicer, the trustee or the fiscal
                                                         agent, as applicable (or, in the case of the 1290 Avenue
                                                         of the Americas pooled mortgage loan, advanced by the
                                                         master servicer under the series 2003-TOP9 pooling and
                                                         servicing agreement), and

                                                     o   the amount of any prepayments and other unscheduled
                                                         collections of previously unadvanced principal with
                                                         respect to the pooled mortgage loans that are received
                                                         during the related collection period;

                                                     provided that, if any insurance proceeds, condemnation
                                                     proceeds or liquidation proceeds are received with respect to any pooled mortgage loan, or any pooled mortgage loan is
                                                     otherwise liquidated (including at a discount), in any


                                                       S-25

                                                     event during the collection period for the subject
                                                     distribution date, then any payment or other collection of principal with respect to that mortgage loan that would
                                                     otherwise be payable to the holders of any class or classes of the series 2003-PWR1 principal balance certificates in
                                                     reduction of the principal balances of those certificates on that distribution date will be subject to reduction -- to not less than zero -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan pursuant to the series 2003-PWR1 pooling and servicing agreement from a source other than related default interest and late payment charges during the collection period for the subject distribution date.

                                                     The class X, R and V certificates do not have principal
                                                     balances. They do not entitle holders to any distributions of principal.

                                                     See "Description of the Offered Certificates--Distributions--
                                                     Principal Distributions" and "--Priority of Distributions" in
                                                     this prospectus supplement.

D.  DISTRIBUTIONS OF YIELD MAINTENANCE
    CHARGES AND OTHER PREPAYMENT
    PREMIUMS.......................................  Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be
                                                     distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates and/or to the holders of any class A-1, A-2, B, C, D, E, F and/or G certificates then entitled to receive distributions of
                                                     principal. See "Description of the Offered
                                                     Certificates--Distributions--Distributions of Yield
                                                     Maintenance Charges and Prepayment Premiums" in this
                                                     prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES................................  Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal
                                                     balance of the series 2003-PWR1 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2003-PWR1 certificates on any distribution date, then the principal
                                                     balances of the following classes of series 2003-


                                                       S-26

                                                     PWR1 certificates, will be sequentially reduced in the
                                                     following order, until that deficit is eliminated:

                                                                REDUCTION ORDER            CLASS
                                                                ---------------            -----
                                                                      1st                    P
                                                                      2nd                    N
                                                                      3rd                    M
                                                                      4th                    L
                                                                      5th                    K
                                                                      6th                    J
                                                                      7th                    H
                                                                      8th                    G
                                                                      9th                    F
                                                                      10th                   E
                                                                      11th                   D
                                                                      12th                   C
                                                                      13th                   B
                                                                      14th              A-1 and A-2

                                                     Any reduction of the principal balances of the class A-1 and
                                                     A-2 certificates will be made on a pro rata basis in
                                                     accordance with the relative sizes of those principal balances at the time of the reduction.

                                                     See "Description of the Offered Certificates--Reductions of
                                                     Certificate Principal Balances in Connection with Realized
                                                     Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS..............................  Except as described below in this "--Advances of Delinquent
                                                     Monthly Debt Service Payments" subsection, each master
                                                     servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon
                                                     payments, of principal and/or interest due on the pooled
                                                     mortgage loans for which it is the applicable master servicer.
                                                     Except as described below in this "--Advances of Delinquent
                                                     Monthly Debt Service Payments" subsection, the applicable
                                                     master servicer will be required to make advances for the
                                                     balloon loans that become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As


                                                       S-27

                                                     described under "Description of the Offered Certificates--
                                                     Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with
                                                     interest at the prime rate described in that section of this prospectus supplement.

                                                     Notwithstanding the foregoing, none of the master servicers, the trustee or the fiscal agent will be required to make any advance that it determines, in its sole discretion exercised in good faith, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan.
                                                     The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master
                                                     servicer.

                                                     In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Series 2003-PWR1
                                                     Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any
                                                     pooled mortgage loan or the related mortgaged property, the special servicer will be obligated to obtain a new appraisal or, in cases involving loans with principal balances of less than $2,000,000, at that special servicer's option, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                                     o   the principal balance of, and other delinquent amounts due under, the pooled mortgage loan, exceed

                                                     o   an amount equal to the excess, if any, of--

                                                         1.   the sum of:

                                                               o   90% of the new estimated value of the mortgaged
                                                                   property, and

                                                               o   the amount of certain related escrow funds,
                                                                   reserve funds and letters of credit,

                                                               minus

                                                         2.   any liens on the mortgaged property that are prior to
                                                              the lien of the subject mortgage loan,

                                                     then the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the pooled


                                                       S-28

                                                     mortgage loan, net of related unreimbursed advances of
                                                     principal. Due to the distribution priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series
                                                     2003-PWR1 certificates then outstanding.

                                                     Furthermore, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1290 Avenue of the Americas, advances of delinquent debt service payments will be made by the master servicer under the series 2003-TOP9 pooling and servicing
                                                     agreement. Those advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2003-TOP9 pooling and servicing agreement.
                                                     The applicable master servicer for the series 2003-PWR1
                                                     transaction, and, if it fails to do so, the trustee, and then the fiscal agent, for the series 2003-PWR1 transaction, will be required, however, to make any advance of a delinquent
                                                     monthly debt service payment with respect to the 1290 Avenue of the Americas pooled mortgage loan that the master servicer under the series 2003-TOP9 pooling and servicing agreement is required but fails to make, unless the master servicer for the series 2003-TOP9 transaction has determined that such advance would not be recoverable from collections on the 1290 Avenue of the Americas pooled mortgage loan and related pari passu loan(s). The master servicer under the series 2003-TOP9
                                                     pooling and servicing agreement will be entitled to
                                                     reimbursement from those collections, with interest at a prime rate, for advances made by it with respect to the 1290 Avenue of the Americas pooled mortgage loan and the related pari
                                                     passu loans, on an equal and pro rata basis. The amount of those advances may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2003-TOP9 pooling and servicing agreement, which
                                                     reduction will be calculated with respect to the 1290 Avenue of the Americas mortgage loan in a manner similar but not
                                                     identical to the calculation described in the preceding
                                                     paragraph.

                                                     See "Description of the Offered Certificates--Advances of
                                                     Delinquent Monthly Debt Service Payments" and "Servicing Under
                                                     the Series 2003-PWR1 Pooling and Servicing Agreement--Required
                                                     Appraisals" in this prospectus supplement. See also
                                                     "Description of the


                                                       S-29

                                                     Certificates--Advances of Delinquent Monthly Debt Service
                                                     Payments" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS......................  On each distribution date, the certificate administrator must, based on information supplied to it by the master servicers and/or the special servicer, provide or make available to the registered holders of certificates a monthly report
                                                     substantially in the form of Appendix E to this prospectus supplement. The certificate administrator's report must
                                                     detail, among other things, the distributions made to the
                                                     series 2003-PWR1 certificateholders on that distribution date and the performance of the pooled mortgage loans and the
                                                     related mortgaged properties.

                                                     Upon reasonable prior notice, you may also review at the
                                                     offices of the trustee, a custodian appointed by the trustee and/or the certificate administrator during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the related mortgaged
                                                     properties. We expect that the available information and
                                                     documents will include loan documents and property inspection reports, to the extent received by the trustee, any such
                                                     custodian or the certificate administrator, as the case may
                                                     be.

                                                     See "Description of the Offered Certificates--Reports to
                                                     Certificateholders; Available Information" in this prospectus supplement.

EARLY TERMINATION..................................  The trust fund may be terminated and therefore the series
                                                     2003-PWR1 certificates may be retired early by certain
                                                     designated entities when the total outstanding principal
                                                     balance of the pooled mortgage loans, net of advances of
                                                     principal, is reduced to 1.0% or less of the initial mortgage pool balance.

                                                   THE TRUST FUND

CREATION OF THE TRUST FUND.........................  We will use the net proceeds from the issuance and sale of the series 2003-PWR1 certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will
                                                     transfer those mortgage loans to the trust fund in exchange for the series 2003-PWR1 certificates. In this prospectus
                                                     supplement, we sometimes refer to those mortgage loans as
                                                     pooled mortgage loans.

                                                       S-30

PROPERTY OF THE TRUST FUND.........................  The trust fund will primarily include the following:

                                                     o   the pooled mortgage loans and collections on those
                                                         mortgage loans due after the cut-off date;

                                                     o   any mortgaged property that has been foreclosed upon by
                                                         the special servicer (or, in the case of the mortgaged
                                                         property identified on Appendix B to the prospectus
                                                         supplement as 1290 Avenue of the Americas, by the special
                                                         servicer under the series 2003-TOP9 pooling and servicing
                                                         agreement) on behalf of the trust fund (but in the case of the mortgaged properties identified on Appendix B to this
                                                         prospectus supplement as 1290 Avenue of the Americas,
                                                         Ballston Common Mall and/or Renaissance Pere Marquette
                                                         Hotel, only to the extent of the trust fund's interest
                                                         therein);

                                                     o   various accounts in which collections on the pooled
                                                         mortgage loans are maintained;

                                                     o   rights to proceeds under certain insurance policies that
                                                         cover the mortgaged properties securing the pooled
                                                         mortgage loans;

                                                     o   rights and remedies for any material breaches of certain
                                                         representations and warranties made by the mortgage loan
                                                         sellers; and

                                                     o   other rights under the documents relating to the pooled
                                                         mortgage loans and the related mortgaged properties.

                                                     The composition of the assets making up the mortgage pool is described in this prospectus supplement and in the schedules to this prospectus supplement, which constitute an integral part of this prospectus supplement.

GENERAL CONSIDERATIONS.............................  When reviewing the  information  that we have included in this prospectus  supplement  with  respect to the  pooled  mortgage loans, please note that--

                                                     o   All numerical information provided with respect to the
                                                         pooled mortgage loans is provided on an approximate basis.

                                                     o   All weighted average information provided with respect to
                                                         the pooled mortgage loans or any sub-group of mortgage
                                                         loans reflects a weighting based on their respective
                                                         cut-off date principal balances. We will transfer the
                                                         cut-off date principal balance for


                                                       S-31

                                                         each of the pooled mortgage loans to the trust fund. We show the cut-off date principal balance for each of the pooled
                                                         mortgage loans on Appendix B to this prospectus supplement.

                                                     o   In presenting the cut-off date principal balances of the
                                                         mortgage loans, we have assumed that all scheduled
                                                         payments of principal and/or interest due on the pooled
                                                         mortgage loans on or before the cut-off date are timely
                                                         made.

                                                     o   When information with respect to the mortgaged properties
                                                         is expressed as a percentage of the initial mortgage pool
                                                         balance, the percentages are based in each case upon--

                                                         1.   if the related pooled mortgage is secured by a single
                                                              mortgaged property, the cut-off date principal
                                                              balance of the related pooled mortgage loan, or

                                                         2.   if the related pooled mortgage loan is secured by
                                                              multiple mortgaged properties, an allocated portion
                                                              of the cut-off date principal balance of the related
                                                              mortgage loan as described below.

                                                     o   Some of the pooled mortgage loans are evidenced by
                                                         multiple promissory notes and/or secured by multiple
                                                         properties.

                                                     o   In some cases, an individual pooled mortgage loan is
                                                         secured by multiple mortgaged properties. For purposes of
                                                         providing property-specific information, an allocated loan amount has been assigned to each of the related mortgaged
                                                         properties based upon--

                                                         1.   relative appraised values,

                                                         2.   relative underwritten net cash flow,

                                                         3.   prior allocations reflected in the related loan
                                                              documents, or

                                                         4.   relative acquisition costs.

                                                     o   If a pooled mortgage loan is secured by multiple parcels
                                                         of real property and the operation or management of those
                                                         parcels so warranted, those parcels may be presented as a
                                                         single parcel of real property.

                                                       S-32

                                                     o   Whenever we refer to a particular mortgaged property by
                                                         name, we mean the property identified by that name on
                                                         Appendix B to this prospectus supplement.

                                                     o   Statistical information regarding the pooled mortgage
                                                         loans may change prior to the date of initial issuance of
                                                         the offered certificates due to changes in the composition of the mortgage pool prior to that date.

PAYMENT AND OTHER TERMS............................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a
                                                     specified sum with interest.

                                                     Repayment of each of the pooled mortgage loans is secured by a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more
                                                     commercial or multifamily real properties. That mortgage lien is a first priority lien, except for certain limited permitted encumbrances, which we refer to under "Description of the
                                                     Mortgage Pool--General" in, and describe in the glossary to, this prospectus supplement.

                                                     All of the pooled mortgage loans are or should be considered to be nonrecourse to the related borrower (except for certain limited exceptions). None of the pooled mortgage loans is
                                                     insured or guaranteed by any governmental agency or
                                                     instrumentality or by any private mortgage insurer.

                                                     Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. Except as otherwise described below with respect to pooled mortgage
                                                     loans that have anticipated repayment dates, the mortgage
                                                     interest rate for each pooled mortgage loan is, in the absence of default, fixed for the remaining term of the loan.

                                                     Subject, in some cases, to a next business day convention, all but one of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. Subject to a next business day convention, the 1290 Avenue of the Americas pooled mortgage loan provides for scheduled payments of principal and interest to be due on the seventh day of each month. Ninety-eight (98) of the pooled mortgage loans, representing 97.5% of the initial mortgage pool balance, provide for a grace period of not more than
                                                     seven (7) days.


                                                       S-33

                                                     Two (2) pooled mortgage loans, representing 2.5% of the
                                                     initial mortgage pool balance, provide for grace periods of more than seven (7) days but not more than fifteen (15) days.

                                                     Eighty-two (82) of the pooled mortgage loans, representing
                                                     77.9% of the initial mortgage pool balance, are balloon
                                                     mortgage loans that provide for:

                                                     o   an amortization schedule that is significantly longer than its original term to stated maturity or, alternatively,
                                                         for no amortization prior to maturity; and

                                                     o   a substantial payment of principal on its maturity date
                                                         generally equal to 5% or more of the original mortgage
                                                         loan amount.

                                                     One (1) of the balloon mortgage loans referred to in the
                                                     preceding paragraph, representing 4.3% of the initial mortgage pool balance, provides for no amortization and for payments of interest only for the entire term of the loan; and one (1) of the balloon mortgage loans referred to in the preceding
                                                     paragraph, representing 2.0% of the initial mortgage pool
                                                     balance, provides for an initial interest only period of 12 months. In addition, the 1290 Avenue of the Americas pooled mortgage loan, which is a balloon mortgage loan, representing
                                                     8.3% of the initial mortgage pool balance, provides for an initial interest-only period of 57 months from its initial payment date as well as an interest-only period of 11 months immediately preceding its maturity date.


                                                       S-34

                                                     Eighteen (18) of the pooled mortgage loans, representing 22.1%
                                                     of the initial mortgage pool balance, provide material
                                                     incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated
                                                     maturity. We consider that date to be the anticipated
                                                     repayment date for the mortgage loan. There can be no
                                                     assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions,
                                                     which in each case will become effective as of the related anticipated repayment date, include:

                                                     o   the accrual of interest in excess of the initial mortgage
                                                         interest rate. The additional interest will--

                                                         1.   be deferred,

                                                         2.   in some cases, compound,

                                                         3.   be payable only after the outstanding principal
                                                              balance of the pooled mortgage loan is paid in full,
                                                              and

                                                         4.   be payable only to the holders of the class V
                                                              certificates, which are not offered by this
                                                              prospectus supplement.

                                                     o   the application of excess cash flow from the mortgaged
                                                         property to pay the principal amount of the pooled
                                                         mortgage loan. The payment of principal will be in
                                                         addition to the principal portion of the scheduled monthly debt service payment.

                                                     Some of the pooled mortgage loans may provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance
                                                     proceeds to pay the related unpaid principal balance. Some of the pooled mortgage loans that are secured by multiple
                                                     mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.


                                                       S-35

DELINQUENCY STATUS.................................  None of the mortgage loans that we intend to include in the trust fund will have been 30 days or more delinquent in
                                                     respect of any monthly debt service payment--

                                                     o   as of the cut-off date, or

                                                     o   at any time during the 12-month period preceding the
                                                         cut-off date.

PREPAYMENT/DEFEASANCE PROVISIONS...................  As of the cut-off date, all of the pooled mortgage loans restricted voluntary principal prepayments as follows:

                                                     o   Ninety-two (92) pooled mortgage loans, representing 92.4%
                                                         of the initial mortgage pool balance, prohibit voluntary
                                                         principal prepayments for a period ending on a date
                                                         determined by the related mortgage loan documents (which
                                                         may be the maturity date), which period is referred to in
                                                         this prospectus supplement as a lock-out period, but
                                                         permit the related borrower, after an initial period of at least two years following the date of issuance of the
                                                         series 2003-PWR1 certificates, to defease the pooled
                                                         mortgage loan by pledging certain government securities
                                                         and obtaining the release of the mortgaged property from
                                                         the lien of the mortgage.

                                                     o   Three (3) pooled mortgage loans, representing 5.1% of the
                                                         initial mortgage pool balance, prohibit voluntary
                                                         principal prepayments during a lock-out period, and
                                                         following the lock-out period provide for prepayment
                                                         premiums or yield maintenance charges calculated on the
                                                         basis of the greater of a yield maintenance formula and at least 1% of the amount prepaid.

                                                     o   Three (3) pooled mortgage loans, representing 1.6% of the
                                                         initial mortgage pool balance, prohibit voluntary
                                                         principal prepayments during a lock-out period, and
                                                         following the lock-out period provide for a prepayment
                                                         premium or yield maintenance charge calculated on the
                                                         basis of the greater of a yield maintenance formula and 1%
                                                         of the amount prepaid, and also permit the related
                                                         borrower, after an initial period of at least two years
                                                         following the date of the issuance of the certificates, to defease the pooled mortgage loan by pledging certain
                                                         government securities and obtaining the release of the
                                                         mortgaged property from the lien of the mortgage.

                                                       S-36

                                                     o   One (1) pooled mortgage loan, representing 0.7% of the
                                                         initial mortgage pool balance, provides for prepayment
                                                         premiums or yield maintenance charges calculated on the
                                                         basis of the greater of (a) a yield maintenance formula
                                                         and (b) a percentage of the amount prepaid (not to exceed
                                                         1% of the amount prepaid).

                                                     o   One (1) pooled mortgage loan, representing 0.3% of the
                                                         initial mortgage pool balance, prohibits voluntary
                                                         principal prepayments during a lock-out period, but
                                                         permits the borrower, after the fourth anniversary of the
                                                         mortgage loan, to defease the mortgage loan and, after the fifth anniversary of the mortgage loan, to prepay the
                                                         mortgage loan with a prepayment premium based on a
                                                         percentage of the amount prepaid (which will not exceed 1%
                                                         of the amount prepaid).

                                                     See, however, "Description of the Mortgage Pool--Certain
                                                     Characteristics of the Mortgage Pool--Releases" in this
                                                     prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS........................  The mortgage pool will have the following general characteristics as of the cut-off date:

                                                     Initial mortgage pool balance (+/-5%)............  $960,034,371
                                                     Number of pooled mortgage loans..................           100
                                                     Number of mortgaged properties...................           135

                                                     Largest cut-off date principal balance...........   $80,000,000
                                                     Smallest cut-off date principal balance..........      $997,044
                                                     Average cut-off date principal balance...........    $9,600,344

                                                     Highest mortgage interest rate...................        7.000%
                                                     Lowest mortgage interest rate....................        5.170%
                                                     Weighted average mortgage interest rate..........        5.979%

                                                     Longest original term to maturity or anticipated
                                                        repayment date................................      123 mos.
                                                     Shortest original term to maturity or
                                                        anticipated repayment date....................       60 mos.
                                                     Weighted average original term to maturity or
                                                        anticipated repayment date....................      115 mos.

                                                       S-37

                                                     Longest remaining term to maturity or
                                                        anticipated repayment date....................  120 mos.
                                                     Shortest remaining term to maturity or
                                                        anticipated repayment date....................   56 mos.
                                                     Weighted average remaining term to maturity or
                                                        anticipated repayment date....................  112 mos.

                                                     Highest debt service coverage ratio, based on
                                                        underwritten net cash flow....................     2.68x
                                                     Lowest debt service coverage ratio, based on
                                                        underwritten net cash flow....................     1.14x
                                                     Weighted average debt service coverage ratio,
                                                        based on underwritten net cash flow...........     1.64x

                                                     Highest cut-off date loan-to-appraised value
                                                        ratio.........................................     79.9%
                                                     Lowest cut-off date loan-to-appraised value ratio     43.3%
                                                     Weighted average cut-off date loan-to-appraised
                                                        value ratio...................................     67.4%

B. STATE CONCENTRATIONS............................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties located in the indicated states or regions:

                                                                                 NUMBER OF         % OF INITIAL
                                                                                 MORTGAGED           MORTGAGE
                                                              STATE/REGION      PROPERTIES         POOL BALANCE
                                                              ------------      ----------         ------------
                                                      CA                              18                17.0%
                                                         Southern CA                  11                11.8%
                                                         Northern CA                   7                 5.2%
                                                      NY                              16                16.8%
                                                      FL                              12                 8.8%
                                                      NC                               6                 8.5%
                                                      VA                               5                 7.4%
                                                      DE                               1                 5.4%
                                                      PA                               8                 5.4%

                                                     The remaining mortgaged properties are located throughout 30 other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other states. Northern California includes areas with zip codes of 94025 and above, and Southern California includes areas with zip codes of 93906 and below.

                                                       S-38

C.  PROPERTY TYPES.................................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties operated primarily for each indicated purpose:

                                                                                        NUMBER OF     % OF INITIAL
                                                                                        MORTGAGED       MORTGAGE
                                                            PROPERTY TYPES             PROPERTIES     POOL BALANCE
                                                            --------------             ----------     ------------
                                                     Retail.......................          46             42.5%
                                                     Office.......................          22             31.0%
                                                     Multifamily..................          20             10.2%
                                                     Industrial...................          31              6.3%
                                                     Mixed Use....................           5              3.8%
                                                     Hotel........................           1              2.6%
                                                     Manufactured Housing
                                                        Community.................           7              2.2%
                                                     Self-Storage.................           2              0.5%
                                                     Other........................           1              0.8%

D.  ENCUMBERED INTERESTS...........................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties for which the encumbered interest is as indicated:

                                                                                          NUMBER OF     % OF INITIAL
                                                                                          MORTGAGED       MORTGAGE
                                                          ENCUMBERED INTEREST            PROPERTIES     POOL BALANCE
                                                          -------------------            ----------     ------------
                                                     Fee...........................          129            88.9%
                                                     Leasehold.....................            5             5.7%
                                                     Fee in part and leasehold in
                                                        part.......................            1             5.4%


                         ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS.................................  Elections will be made to treat designated portions of the trust fund as three separate "real estate mortgage investment conduits" or "REMICs" under Sections 860A through 860G of the
                                                     Internal Revenue Code. Those three REMICs are as follows:

                                                     o   REMIC I, the lowest tier REMIC, which will consist of,
                                                         among other things--

                                                         1.   the pooled mortgage loans, and


                                                       S-39

                                                         2.   any mortgaged properties (or interests therein) that
                                                              may be acquired by or on behalf of the trust fund
                                                              following a borrower default,

                                                        but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                                                     o   REMIC II, which holds the regular interests in REMIC I;
                                                         and

                                                     o   REMIC III, which holds the regular interests in REMIC II.

                                                     Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                                     The offered certificates will constitute "regular interests"
                                                     in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. This means that you will be required to report
                                                     income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of
                                                     accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

                                                     None of the offered certificates will be issued with original issue discount.

                                                     For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see
                                                     "Federal Income Tax Consequences" in this prospectus
                                                     supplement and in the accompanying prospectus.

ERISA..............................................  The offered  certificates are generally  eligible for purchase by employee benefit plans,  subject to certain  considerations discussed in the sections in this  prospectus  supplement  and the accompanying prospectus titled "ERISA Considerations".

                                                     You should refer to sections in this prospectus supplement and the accompanying prospectus titled "ERISA Considerations". If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

                                                       S-40

SMMEA..............................................  The offered certificates will not constitute mortgage-related securities pursuant to the Secondary Mortgage Market
                                                     Enhancement Act of 1984, as amended. For more information, you should refer to sections in this prospectus supplement and the accompanying prospectus titled "Legal Investment".

RATINGS............................................  The ratings for the offered certificates shown in the table appearing under the caption "--Overview of the Series
                                                     2003-PWR1 Certificates" are those of Fitch, Inc. and Standard
                                                     & Poor's Ratings Services, a division of The McGraw-Hill
                                                     Companies, Inc., respectively. It is a condition to their
                                                     issuance that the respective classes of offered certificates receive credit ratings no lower than those shown in that
                                                     table.

                                                     The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                                     For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                                     supplement.

                                  RISK FACTORS

         You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES.

         If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS B AND C CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

         If you purchase class B or C certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2003-PWR1 certificates,

     o the order in which the principal balances of the respective classes of the series 2003-PWR1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

         The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the pooled mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-PWR1 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

         In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

         Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

         Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. See "--Risks Related to the

Mortgage Loans--Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable" below.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY ADVERSELY AFFECT YOUR INVESTMENT.

         If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses are allocable to your class of offered certificates or those losses result in a reduction of the principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of your offered certificates if a portion of the loss is allocable to those certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

         Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2003-PWR1 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

INTEREST ON ADVANCES, SPECIAL SERVICING FEES, OTHER SERVICING EXPENSES AND ADDITIONAL TRUST FUND EXPENSES MAY REDUCE THE AMOUNT OF DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

         The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it at the prime rate from the date of the advance to the date on which the advance is reimbursed to it. Any such party's right to receive these payments of interest precedes your right to receive distributions on the offered certificates. Consequently, this circumstance may result in decreased distributions to you than would otherwise have resulted.

         In addition, certain circumstances, including delinquent payments of principal and interest, will result in a mortgage loan being specially serviced. The special servicer is entitled to additional compensation for special servicing activities, including special servicing fees, liquidation fees and workout fees, which may result in decreased distributions on the offered certificates than would otherwise have resulted. See "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Under the series 2003-PWR1 pooling and servicing agreement, certain unanticipated or extraordinary expenses are deemed to be expenses of the trust fund, and no reimbursement for these expenses from any other party is provided for under the series 2003-PWR1 pooling and servicing agreement. Shortfalls in available funds will result from these expenses of the trust fund and other similar items, and these shortfalls will generally be borne as described under "Description of the Offered Certificates" in this prospectus supplement.

MOST DECISIONS RELATING TO THE TRUST FUND ARE MADE BY A MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR THE SPECIAL SERVICER. THEIR DECISIONS MAY NOT BE REPRESENTATIVE OF THOSE OF THE HOLDERS OF THE OFFERED CERTIFICATES AND MAY ADVERSELY AFFECT THE INTERESTS OF THOSE CERTIFICATEHOLDERS.

         Generally, as a holder of any of the offered certificates, you have only very limited rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2003-PWR1 pooling and servicing agreement. Decisions relating to the administration of the trust fund are generally made, subject to the express terms of the series 2003-PWR1 pooling and servicing agreement, the servicing and administration of the 1290 Avenue of the Americas pooled mortgage loan under a separate pooling and servicing agreement and the rights of the holders of subordinate, B-note loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 1290 Avenue of the Americas, Ballston Common Mall and Renaissance Pere Marquette Hotel, respectively, by a master servicer, the trustee, the certificate administrator, the special servicer or the series 2003-PWR1 controlling class representative, as applicable. Any decision made by one of those parties with respect to the trust fund, even if made in the best interests of the series 2003-PWR1 certificateholders, as determined by that party in its good faith and reasonable judgment, may be contrary to the decision that would have been made by the holders of any particular class or classes of offered certificates and may negatively affect the interests of those holders.

IF A MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2003-PWR1 CERTIFICATES OR IF IT SERVICES NON-TRUST FUND LOANS, A CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2003-PWR1 CERTIFICATES.

         A master servicer or the special servicer or an affiliate thereof may purchase series 2003-PWR1 certificates. The purchase of series 2003-PWR1 certificates by a master servicer or the special servicer could cause a conflict between its duties under the series 2003-PWR1 pooling and servicing agreement and its interest as a holder of a series 2003-PWR1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-PWR1 certificates. Furthermore, the master servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2003-PWR1 pooling and servicing agreement, the master servicers and the special servicer are each required to service the pooled mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties. It is anticipated that an affiliate of the initial special servicer will acquire several non-offered classes of the series 2003-PWR1 certificates, including the class P certificates.

ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE POOLING AND SERVICING AGREEMENT FOR THE SECURITIZATION OF A NON-POOLED MORTGAGE LOAN SECURED BY THE SAME MORTGAGE INSTRUMENT THAT SECURES THE POOLED MORTGAGE LOAN; THEREFORE, THE SERIES 2003-PWR1 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT POOLED MORTGAGE LOAN AND PARTIES WITH CONTROL OVER THE SERVICING OF THAT POOLED MORTGAGE LOAN MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

         The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1290 Avenue of the Americas, which mortgage loan is expected to have, as of the cut-off date, an unpaid principal balance of $80,000,000 and represents 8.3% of the initial mortgage pool balance, is secured by a mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, four (4) other mortgage loans that are not included in the trust fund and, as of the cut-off date, are expected to have unpaid principal balances of $70,000,000, $70,000,000, $130,000,000 and
$35,000,000, respectively. In addition, the mortgage on the 1290 Avenue of the Americas mortgaged property also secures a subordinated mortgage loan which has a current principal balance of $55,000,000, is not an asset of the trust fund and is currently owned by a separate trust, the beneficial ownership interests in which are in turn owned by a third party unaffiliated with the mortgage loan sellers. The intercreditor agreement that governs the relationship between the holders of the 1290 Avenue of the Americas mortgage loans, including the 1290 Avenue of the Americas pooled mortgage loan, generally provides that such mortgage loans will be serviced and administered pursuant to the series 2003-TOP9 pooling and servicing agreement (the governing document for the Morgan Stanley Dean Witter Capital I Trust 2003-TOP9, Commercial Mortgage Pass-Through Certificates, series 2003-TOP9 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2003-PWR1 pooling and servicing agreement. Consequently, the trustee as holder of the 1290 Avenue of the Americas pooled mortgage loan will not have the ability to control the servicing and administration of that pooled mortgage loan. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the 1290 Avenue of the Americas mortgaged property, directly or through representatives, have certain rights under the series 2003-TOP9 pooling and servicing agreement and the related intercreditor agreement that affect the 1290 Avenue of the Americas pooled mortgage loan, including with respect to the servicing thereof and the appointment of a special servicer with respect thereto. Those legal and/or beneficial owners may have interests that conflict with your interests. In addition, the depositor for the series 2003-TOP9 securitization, subject to receipt of rating confirmations, may transfer special servicing of the various 1290 Avenue of the Americas mortgage loans to a servicer under a separate servicing agreement, thereby creating additional conflicts of interest. There can be no assurance as to what extent that new servicing agreement will provide for special servicing comparable to that provided for under the series 2003-PWR1 pooling and servicing agreement and/or the series 2003-TOP9 pooling and servicing agreement.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED CERTIFICATES.

         Conflicts Between Various Classes of Certificateholders and Lenders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The series 2003-PWR1 controlling class representative is entitled to: (a) replace the special servicer; and (b) to direct the actions of the special servicer for the pooled mortgage loans, other than the 1290 Avenue of the Americas pooled mortgage loan and, except under limited circumstances, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Ballston Common Mall and Renaissance Pere Marquette Hotel, respectively. Furthermore, the holder of a non-pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Ballston Common Mall and the holder of a non-pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Pere Marquette Hotel are each entitled to direct certain actions of the applicable master servicer and the special servicer, and to replace any subservicer, with respect to the corresponding pooled mortgage loan secured by the same mortgaged property as the subject non-pooled mortgage loan, in each case subject to the conditions set forth in the series 2003-PWR1 pooling and servicing agreement and an intercreditor agreement between the holders of that corresponding pooled mortgage loan and the subject non-pooled mortgage loan. As we describe below, one or more of the series 2003-PWR1 controlling class representative, the holders of the series 2003-PWR1 controlling class and the holders of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Ballston Common Mall and Renaissance Pere Marquette Hotel, respectively, may have interests that differ, perhaps materially, from yours. For instance, they might desire to mitigate the potential for loss to their investments from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect the series 2003-PWR1 controlling class representative and the holders of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Ballston Common Mall and Renaissance Pere Marquette Hotel, respectively, will each exercise their rights and powers.

         Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

         Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In that case, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

         Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2003-PWR1 CERTIFICATEHOLDERS EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

         In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-PWR1 certificates will be required to direct, consent to or approve certain actions, including amending the series 2003-PWR1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-PWR1 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

         There currently is no secondary market for the offered certificates. Although the underwriters (exclusive of Wells Fargo Brokerage Services, LLC) have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

         Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise your rights as a series 2003-PWR1 certificateholder only indirectly through The Depository Trust Company and its participating organizations.

         In addition, you may suffer delays in the receipt of payments on your offered certificates because the certificate administrator will be required to make payments to the Depository Trust Company as the record holder of your certificates, and the eventual receipt of those payments by you will be governed by rules and agreements applicable to the participating organizations and, if applicable, other financial intermediaries through which you own your offered certificates. Furthermore, your ability to pledge or otherwise take action with respect to your offered certificates may be limited because you will be permitted to exercise the rights of a "certificateholder" only indirectly through the Depository Trust Company as the record holder of your offered certificates and its participating organizations and, if applicable, other financial intermediaries through which you own your offered certificates.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depositary Trust Company and its respective participants or from the certificate administrator, if you have certified to the certificate administrator that you are a beneficial owner of offered certificates using the form annexed to the series 2003-PWR1 pooling and servicing agreement. Upon presentation of evidence satisfactory to the certificate administrator of your beneficial ownership interest in the offered certificates, the certificate administrator will make available to you copies of monthly reports to certificateholders.

         For more detailed information regarding theses risks, you should refer to the section in this prospectus supplement titled "Description of the Offered Certificates--Delivery, Form and Denomination".

RISKS RELATED TO THE MORTGAGE LOANS.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Forty-six (46) of the mortgage loans that we intend to include in the trust fund, which represent 42.5% of the initial mortgage pool balance, are secured by mortgages on fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1) "Risk Factors--Consumer Spending Patterns, Local Competitive Conditions, Alternative Forms of Retailing, and Quality, Attractiveness, Perception of Safety and Physical Conditions of Retail Properties May Adversely Affect the Cash Flows from Those Properties which May Result in Reduced Payments on Your Certificates"; and

          (2)  "The Mortgage Pools--Mortgage Loans Secured by Retail
               Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Twenty-two (22) of the mortgage loans that we intend to include in the trust fund, which represent 31.0% of the initial mortgage pool balance, are secured by mortgages on fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1) "Risk Factors--Changes in Population and Economic Growth, Local Competitive Conditions and Quality of Management, Attractiveness and Physical Conditions of Office Properties May Adversely Affect the Cash Flows and Liquidation Value of Those Properties which May Result in Reduced Payments on Your Certificates"; and

          (2)  "The Mortgage Pools--Mortgage Loans Secured by Office
               Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Twenty (20) of the mortgage loans that we intend to include in the trust fund, which represent 10.2% of the initial mortgage pool balance, are secured by mortgages on fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1) "Risk Factors--Multifamily Rental Properties are Particularly Susceptible to Local, Regional or National Economic Conditions which May Cause Reduced Payments on your Certificates";

          (2) "Risk Factors--Special Low-Income Housing Tax Credits May Not Always be Available to the Borrower Due to Rent Control Laws and Lack of Interested Tenants which May Result in Reduced Payments on Your Certificates"; and

          (3) "The Mortgage Pools--Mortgage Loans Secured by Multifamily Rental Properties".

INDUSTRIAL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

         Thirty-one (31) of the mortgage loans that we intend to include in the trust fund, which represent 6.3% of the initial mortgage pool balance, are secured by mortgages on fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1) "Risk Factors--Changes in a Particular Industry Segment or General Condition of the Economy, Along with Other Factors, May Adversely Affect the Ability of the Owner of an Industrial Property To Make Required Loan Payments Which May Reduce Payments on Your Certificates"; and

          (2) "The Mortgage Pools--Mortgage Loans Secured by Industrial Properties".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

         The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

         Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

         The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. All of the mortgage loans that we intend to include in the trust fund, were originated within twelve months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

         The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o increases in operating expenses at the property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

         Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences; and

     o    retroactive changes in building codes.

         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

     o    rent control laws;

     o    the number and diversity of tenants;

     o    the rate at which new rentals occur; and

     o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

         The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing the subject pooled mortgage loan and any other assets that may have been pledged to secure the subject pooled mortgage loan, which may or may not be sufficient to repay that mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that property.

         When full or partial recourse against the borrower, a guarantor or another entity is permitted by the related loan documents, the ability to collect from that borrower, guarantor or other entity is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally is not within our control or the control of the applicable mortgage loan seller, the applicable master servicer, the special servicer, the trustee, the certificate administrator or any of our or their respective affiliates. Even if the related loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

         No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, the trustee, the certificate administrator, the fiscal agent or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         The effect of mortgage pool loan losses will be more severe:

     o if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

         Seven (7) groups of mortgage loans, together representing 14 individual pooled mortgage loans, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of those seven (7) groups represent 7.4%, 3.7% 1.2%, 1.1%, 1.0%, 0.8% and 0.5%, respectively, of the initial mortgage pool balance.

         The largest pooled mortgage loan represents 8.3% of the initial mortgage pool balance. The ten largest pooled mortgage loans in the aggregate represent 40.9% of the initial mortgage pool balance. Each of the other pooled mortgage loans represents less than 2.2% of the initial mortgage pool balance.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

         The trust fund will include some mortgage loans that, in each case, have multiple borrowers and are secured by multiple properties.

         Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan in the trust fund could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1) was insolvent at the time of the incurrence of the obligation or transfer, or

          (2) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital, or

          (3) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

         Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

     o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan, or any payment thereon, would not be avoided as a fraudulent conveyance.

         In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING OF PAYMENTS ON YOUR CERTIFICATES.

         The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A MORTGAGED PROPERTY.

         Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

     o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning or other restrictions also may prevent alternative uses.

         The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT OPERATING INCOME.

         Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Thirty-five (35) of the mortgaged properties, representing security for 7.8% of the initial mortgage pool balance, are leased to single tenants. One (1) mortgage loan, representing approximately 0.8% of the initial mortgage pool balance, is secured by the borrower's fee interest in a mortgaged property subject to a ground lease under which the borrower is the lessor. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

         Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

         In some cases, the sole or a significant tenant is related to the subject borrower. For example, in the case of one (1) mortgage loan, secured by the portfolio of mortgaged properties identified on Appendix B to this prospectus supplement as the WESCO Portfolio and representing 1.6% of the initial mortgage pool balance, the tenant at all of these mortgaged properties is the parent of the related borrower; and in the case of one (1) mortgage loan, secured by the mortgaged property identified on

Appendix B to this prospectus supplement as 310 State Highway 35, and representing 0.6% of the initial mortgage pool balance, the principals of the single tenant of that mortgaged property own 50% of the ownership interest in the borrower. Under two (2) other mortgage loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Furniture Plaza and Plaza Suites and Maple Office Park and collectively representing 5.3% of the initial mortgage pool balance, an affiliate of the related borrower leases approximately 27% and 22%, respectively, of the rentable area in the subject mortgaged property. Under one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Pere Marquette Hotel and representing 2.6% of the initial mortgage pool balance, the operating tenant under the operating lease for the subject mortgaged property is an affiliate of the borrower.

         For further information with respect to tenant concentrations, see Appendix B.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY ADVERSELY AFFECT YOUR INVESTMENT.

         Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

         We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

         If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

         Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Forty-six (46) of the mortgaged properties, representing security for 51.1% of the initial mortgage pool balance (excluding multifamily, manufactured housing community, parking garages, self storage properties and ground leased land), as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

         If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID IN FULL.

         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the mortgaged properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

         The mortgaged properties are located throughout 37 states. In particular, investors should note that approximately 17.0% of the mortgaged properties, based on the initial mortgage pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

         In addition, mortgaged properties representing security for 16.8%, 8.8%, 8.5%, 7.4%, 5.4%, and 5.4% respectively, of the initial mortgage pool balance, are located in New York, Florida, North Carolina, Virginia, Delaware and Pennsylvania, respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial mortgage pool balance, also exist in several other states.

PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE.

         In the case of two mortgage loans that we intend to include in the trust fund, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as The Landings and Hometown Plaza, representing 2.3% of the initial mortgage pool balance, a principal of the related borrower has been a party to prior bankruptcy proceedings. Both proceedings were concluded at least eight years prior to the cut-off date. There can be no assurance that any borrower, or any other principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed in lieu of foreclosure transactions.

TENANT BANKRUPTCY MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE PROPERTY AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim. In the case of one mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Mandela Parkway Industrial and representing 0.4% of the initial mortgage pool balance, a tenant leasing approximately 29.3% of the mortgaged property is currently subject to bankruptcy proceedings.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED CERTIFICATES.

         The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

         The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

         In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

         Except for mortgaged properties securing mortgage loans that are the subject of a group secured creditor impaired property policy or, in some cases, an individual secured creditor impaired property policy, described below under "Description of the Mortgage Pool--Assessments of Property Value and

Condition-- Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, environmental indemnification or secured creditor impaired property policies. In the case of one (1) mortgaged property, identified on Appendix B to this prospectus supplement as Brandywine and securing 5.4% of the initial mortgage pool balance, the borrower has the benefit of an indemnity from the ground lessor under the ground lease in connection with prior environmental contamination for which a "no-further action" letter was received from the State of Delaware Department of Natural Resources and Environmental Control.

         Forty-eight (48) mortgaged properties, securing 19.5% of the initial mortgage pool balance, are the subject of secured creditor impaired property policies, providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe those policies under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by a group secured creditor impaired property policy and may not have been performed with respect to certain mortgaged properties covered by individual secured creditor impaired property policies.

         We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o future laws, ordinances or regulations will not impose any material environmental liability; or

     o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

         Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

         Before a special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of that mortgaged property, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2003-PWR1 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY IN PAYMENTS ON YOUR CERTIFICATES.

         Eighty-two (82) pooled mortgage loans, representing 77.9% of the initial mortgage pool balance, are balloon loans. In addition, 18 pooled mortgage loans, representing 22.1% of the initial mortgage pool balance, provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

         The availability of funds in the credit markets fluctuates over time.

         None of the mortgage loan sellers, any party to the series 2003-PWR1 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO SUPPORT, A MORTGAGED PROPERTY.

         The mortgaged property identified on Appendix B to this prospectus supplement as 1290 Avenue of the Americas is encumbered by a mortgage instrument that secures:

     o a mortgage loan that we intend to include in the trust fund, which mortgage loan is expected to have a cut-off date principal balance of $80,000,000, representing approximately 8.3% of the initial mortgage pool balance;

     o four (4) other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have an aggregate principal balance as of the cut-off date of approximately $305,000,000, and which are pari passu in right of payment with the subject pooled mortgage loan; and

     o one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have a principal balance as of the cut-off date of approximately $55,000,000, and which is subordinate in right of payment to the mortgage loans referred to in the preceding two bullets.

         The mortgaged property identified on Appendix B to this prospectus supplement as Ballston Common Mall is encumbered by a mortgage instrument that secures:

     o a mortgage loan that we intend to include in the trust fund, which mortgage loan has a cut-off date principal balance of $49,888,644, representing 5.2% of the initial mortgage pool balance; and

     o another subordinate mortgage loan that will not be part of the trust fund, which other mortgage loan has a principal balance as of the cut-off date of approximately $3,995,929.

         The mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Pere Marquette Hotel is encumbered by a mortgage instrument that secures:

     o a mortgage loan that we intend to include in the trust fund, which mortgage loan has a cut-off date principal balance of $25,000,000, representing 2.6% of the initial mortgage pool balance; and

     o another subordinate mortgage loan that will not be part of the trust fund, which other mortgage loan has a principal balance as of the cut-off date of approximately $2,000,000.

         Two (2) mortgage loans, representing 0.7% of the initial mortgage pool balance, permit the related borrower in each such case to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio or other tests are satisfied.

         In the case of some mortgage loans that we intend to include in the trust fund, direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing.

         In the case of five (5) mortgage loans that we intend to include in the trust fund, representing 18.6% of the initial mortgage pool balance, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property and their owners may not be bound by prohibitions on mezzanine financing secured by pledges of their equity interests in those borrower.

         The mortgage loans that we intend to include in the trust fund generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged property.

         We make no representation with respect to the pooled mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         Debt that is incurred by an owner of equity in a borrower and is secured by a guaranty of such borrower or by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

         For further information with respect to subordinate and other financing, see "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Subordinate and Other Financing" in this prospectus supplement and Appendix B to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

         Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

         Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

         As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         Seven (7) groups of mortgage loans, representing 7.4%, 3.7%, 1.2%, 1.1%, 1.0%, 0.8% and 0.5%, respectively, of the initial mortgage pool balance and together representing 14 individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

         A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

         With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

         We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

         Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

         A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

         We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT BE ENFORCEABLE.

         Provisions in the pooled mortgage loans requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

         Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2003-PWR1 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

         Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

         Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

         Some of the mortgaged properties securing the pooled mortgage loans are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

         Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

         After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT REQUIRE REPAIR ON A MORTGAGED PROPERTY.

         Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2003-PWR1 certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

         In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-PWR1 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

         Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

         There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

         Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT TO A RISK OF LOSS UPON A LEASE DEFAULT.

         In the case of one (1) mortgaged property, securing 5.4% of the initial mortgage pool balance, the borrower's mortgaged interest consists of a leasehold interest under a ground lease on a portion of the mortgaged property and a fee interest in another portion of the mortgaged property. In the case of five (5) mortgaged properties, with an allocated loan amount representing 5.7% of the initial mortgage pool balance, the borrower's interest consists solely of a leasehold interest under a ground lease.

         Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

         Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

         The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

         With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2003-PWR1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

OTHER RISKS

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

         In recent months, the United States has asserted that Iraq is in violation of United Nations Security Council resolutions and stated that it may enforce those resolutions by military force, with or without the support of the United Nations Security Council. The United States has amassed a significant number of military assets and troops in the vicinity of Iraq and the President of the United States has indicated that an invasion of Iraq may be imminent. Any military action in Iraq may prompt further terrorist attacks against the United States.

         It is uncertain what effects armed conflict involving the United States, including war between the United States and Iraq or any other country, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets;
(b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the pooled mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investment. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

ADDITIONAL RISKS

         See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

         We, Prudential Securities Secured Financing Corporation, were formerly known as P-B Secured Financing Corporation. We were incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc., which is a wholly-owned indirect subsidiary of Prudential Financial, Inc. Our principal executive offices are located at One New York Plaza, New York, New York 10292. Our telephone number is
(212) 778-1244. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The series 2003-PWR1 certificates will be issued on the Issue Date pursuant to the series 2003-PWR1 pooling and servicing agreement. The series 2003-PWR1 pooling and servicing agreement will be included as an exhibit to the Current Report on Form 8-K to be filed with the SEC within 15 days after the issue date. Some of the provisions of the offered certificates and the series 2003-PWR1 pooling and servicing agreement are described in this "Description of the Offered Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2003-PWR1 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing Under the Series 2003-PWR1 Pooling and Servicing

Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Servicing of the Mortgage Loans".

         The series 2003-PWR1 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o certain rights granted initially to us under the mortgage loan purchase agreements;

     o any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the Ballston Common Mall Loan Pair, the Renaissance Pere Marquette Hotel Loan Pair and the 1290 Avenue of the Americas Mortgage Loan, only to the extent of the trust fund's interest therein); and

     o those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--REO Properties", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below.

         The series 2003-PWR1 certificates will include the following classes:

     o the A-1, A-2, B and C classes, which are the classes of series 2003-PWR1 certificates that are offered by this prospectus supplement, and

     o the X, D, E, F, G, H, J, K, L, M, N, P, R and V classes, which are the classes of series 2003-PWR1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

         The class X certificates described in this prospectus supplement are the aggregation of the class X-1 and X-2 certificates issued under the series 2003-PWR1 pooling and servicing agreement.

         It is expected that ARCap CMBS Fund REIT, Inc., an affiliate of the initial special servicer, will acquire several non-offered classes of the series 2003-PWR1 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

         The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are the only series 2003-PWR1 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time. The total initial notional amount of the class X certificates is shown in the table appearing under the caption "Summary--Overview of the Series 2003-PWR1 Certificates" in this prospectus supplement. The actual total notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance

         The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

         The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

         General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-PWR1 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2. with limited exception involving the 1290 Avenue of the Americas Mortgage Loan, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a) amounts payable to a master servicer or the special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

          4. amounts deposited in that master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement-- Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to the distribution date that occurs during March in any calendar year subsequent to 2003, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

         The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the Glossary to the accompanying prospectus, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to make distributions on the series 2003-PWR1 certificates;

     o to pay itself, the tax administrator, the servicer report administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" and "--Reports to Certificateholders; Available Information" below;

     o to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2003-PWR1 pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--Realization Upon Defaulted Whole Loans" in the accompanying prospectus;

     o to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o to pay for the cost of recording the related pooling and servicing agreement;

     o with respect to each distribution date during February of any year subsequent to 2003 and each distribution date during January of any year subsequent to 2003 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

INTEREST RESERVE ACCOUNT

         The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to the accompanying prospectus, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

         During January, except in a leap year, and February of each calendar year subsequent to 2003, the certificate administrator must, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year subsequent to 2003, the certificate administrator must, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

         General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2003-PWR1 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         Distributions made to a class of series 2003-PWR1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         In order for a series 2003-PWR1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

         If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2003-PWR1 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

         Interest Distributions. All of the classes of the series 2003-PWR1 certificates will bear interest, except for the R and V classes.

         With respect to each interest-bearing class of the series 2003-PWR1 certificates, interest will accrue during each interest accrual period based upon:

     o the pass-through rate for that class and the related distribution date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

         On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2003-PWR1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class of series 2003-PWR1 certificates.

         If the holders of any interest-bearing class of the series 2003-PWR1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under "--Priority of Distributions" below.

         No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2003-PWR1 principal balance certificates will equal the product of--

     o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2003-PWR1 principal balance certificates.

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2003-PWR1 certificates for the initial interest accrual period is shown in the table appearing under the caption "Summary--Overview of the Series 2003-PWR1 Certificates" in this prospectus supplement.

         The pass-through rate applicable to the class A-1, A-2, B, C, D, H, J, K, L, M, N and P certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

         The pass-through rate applicable to the class E certificates for each subsequent interest accrual period will equal the lesser of:

     o the pass-through rate applicable to the class E certificates for the initial interest accrual period, and

     o the Weighted Average Pool Pass Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

         The pass-through rates applicable to the class F and G certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class F certificates, that percentage is 0.635% and in the case of the class G certificates, that percentage is 0.142%.

         The pass-through rate applicable to the class X certificates for each subsequent interest accrual period will equal the excess, if any, of:

     o the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period; over

     o the weighted average of the pass-through rates for the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2003-PWR1 certificates outstanding immediately prior to the distribution date for that interest accrual period;

provided that, for purposes of determining the pass-through rate for the class X certificates for any interest accrual period, each class of series 2003-PWR1 principal balance certificates with a fixed pass-through rate will instead be deemed to have a pass-through rate that is, for any interest accrual period, equal to the lesser of that fixed pass-through rate and the Weighted Average Pool Pass-Through Rate for the related distribution date.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

         The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

         Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2003-PWR1 principal balance certificates on each distribution date, will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

         In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1 and A-2 certificates on each distribution date will equal:

     o    in the case of the class A-1 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that distribution date; and

     o    in the case of the class A-2 certificates, the lesser of--

          1. the entire Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet, and

          2. the total principal balance of the class A-2 certificates immediately prior to that distribution date.

However, if both of those classes are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2003-PWR1 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between the A-1 and A-2 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance.

         While the class A-1 and/or A-2 certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2003-PWR1 certificates.

         Following the retirement of the class A-1 and A-2 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2003-PWR1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the subject class immediately prior to that distribution date.

                    ORDER OF ALLOCATION            CLASS
                    -------------------            -----
                            1st                      B
                            2nd                      C
                            3rd                      D
                            4th                      E
                            5th                      F
                            6th                      G
                            7th                      H
                            8th                      J
                            9th                      K
                           10th                      L
                           11th                      M
                           12th                      N
                           13th                      P

         In no event will the holders of any class of series 2003-PWR1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1 and A-2 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2003-PWR1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2003-PWR1 certificates, if any, listed above it in the foregoing table is reduced to zero.

         Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-PWR1 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-PWR1 principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

         Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:


     ORDER OF               RECIPIENT
   DISTRIBUTION          CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
-------------------- ------------------------- -----------------------------------------------------------------------------
        1st               A-1, A-2 and X       Interest up to the total interest distributable on those classes, pro rata based on the total interest distributable on each such class

        2nd                A-1 and A-2         Principal up to the total principal distributable on those classes, allocable as between those classes as described immediately following this table

        3rd                A-1 and A-2         Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each such class
---------------------------------------------------------------------------------------------------------------------------
        4th                     B              Interest up to the total interest distributable on that class

        5th                     B              Principal up to the total principal distributable on that class

        6th                     B              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
        7th                     C              Interest up to the total interest distributable on that class

        8th                     C              Principal up to the total principal distributable on that class

        9th                     C              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       10th                     D              Interest up to the total interest distributable on that class

       11th                     D              Principal up to the total principal distributable on that class

       12th                     D              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       13th                     E              Interest up to the total interest distributable on that class

       14th                     E              Principal up to the total principal distributable on that class

       15th                     E              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       16th                     F              Interest up to the total interest distributable on that class

       17th                     F              Principal up to the total principal distributable on that class

       18th                     F              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------

     ORDER OF               RECIPIENT
   DISTRIBUTION          CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
-------------------- ------------------------- -----------------------------------------------------------------------------
       19th                     G              Interest up to the total interest distributable on that class

       20th                     G              Principal up to the total principal distributable on that class

       21st                     G              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       22nd                     H              Interest up to the total interest distributable on that class

       23rd                     H              Principal up to the total principal distributable on that class

       24th                     H              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       25th                     J              Interest up to the total interest distributable on that class

       26th                     J              Principal up to the total principal distributable on that class

       27th                     J              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       28th                     K              Interest up to the total interest distributable on that class

       29th                     K              Principal up to the total principal distributable on that class

       30th                     K              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       31st                     L              Interest up to the total interest distributable on that class

       32nd                     L              Principal up to the total principal distributable on that class

       33rd                     L              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       34th                     M              Interest up to the total interest distributable on that class

       35th                     M              Principal up to the total principal distributable on that class

       36th                     M              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------

     ORDER OF               RECIPIENT
   DISTRIBUTION          CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
-------------------- ------------------------- -----------------------------------------------------------------------------
       37th                      N             Interest up to the total interest distributable on that class

       38th                      N             Principal up to the total principal distributable on that class

       39th                      N             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       40th                      P             Interest up to the total interest distributable on that class

       41st                      P             Principal up to the total principal distributable on that class

       42nd                      P             Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------
       43rd                      R             Any remaining portion of the Available Distribution Amount

         In general, no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Class A Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2003-PWR1 certificates, the certificate administrator will make distributions of principal on the class A-1 and A-2 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2003-PWR1 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium to the holders of any class A-1, A-2, B, C, D, E, F or G certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of that Yield Maintenance Charge or Prepayment Premium, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series 2003-PWR1 principal balance certificates on that distribution date.

         The certificate administrator will thereafter pay any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

         The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

     o if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, and

     o if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

         For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

         See "Risk Factors--Provisions Requiring Yield Maintenance Charges or Defeasance Provisions may not be Enforceable" and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2003-PWR1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-PWR1 certificates, and

     o the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2003-PWR1 pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2003-PWR1 certificates. If this occurs following the distributions made to the series 2003-PWR1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2003-PWR1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2003-PWR1 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

     ORDER OF ALLOCATION                    CLASS
     -------------------                    -----
             1st                              P
             2nd                              N
             3rd                              M
             4th                              L
             5th                              K
             6th                              J
             7th                              H
             8th                              G
             9th                              F
            10th                              E
            11th                              D
            12th                              C
            13th                              B
            14th                         A-1 and A-2
                                   pro rata based on total
                                     principal balances


         The above-described reductions in the total principal balances of the respective classes of the series 2003-PWR1 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2003-PWR1 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2003-PWR1 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2003-PWR1 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2003-PWR1 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation;

provided that any Realized Loss with respect to the 1290 Avenue of the Americas Mortgage Loan will equal a pro rata share (based on balance) of the amount of any loss calculated in accordance with the foregoing provisions of this sentence with respect to that pooled mortgage loan and all of the 1290 Avenue of the Americas Pari Passu Companion Loans.

         If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         The following items are some examples of Additional Trust Fund
Expenses:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to a master servicer, a special servicer, the trustee or the fiscal agent with respect to unreimbursed advances, to the extent that interest is not covered out of late payment charges and Default Interest subsequently collected on the related pooled mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the certificate administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" below,

          2. any reimbursements and indemnification to the master servicers, the special servicer and us, as described under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2003-PWR1 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

         Any expenses under the series 2003-TOP9 pooling and servicing agreement that are similar to Additional Trust Fund Expenses and that relate to the 1290 Avenue of the Americas Loan Group are to be paid first out of collections on, and other proceeds of, the 1290 Avenue of the Americas B-Note Loan, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the 1290 Avenue of the Americas Mortgage Loan and the 1290 Avenue of the Americas Pari Passu Companion Loans, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees, that--

     o were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan) as to which it is the applicable master servicer, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Except as provided below, the applicable master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to the 1290 Avenue of the Americas Mortgage Loan. Such advances will be made by the master servicer under the series 2003-TOP9 pooling and servicing agreement. However, subject to a recoverability determination, the applicable master servicer, then the trustee, and then the fiscal agent for the series 2003-PWR1 transaction will be required to make any advance with respect to the 1290 Avenue of the Americas Mortgage Loan that the series 2003-TOP9 master servicer is required but fails to make.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

         The master servicer under the series 2003-TOP9 pooling and servicing agreement will similarly reduce each monthly debt service advance it must make with respect to the 1290 Avenue of the Americas Mortgage Loan in the event any Appraisal Reduction Amount exists with respect to the 1290 Avenue of the Americas Mortgage Loan.

         With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2003-PWR1 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2003-PWR1 certificates on that distribution date.

         If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

         The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it determines, in its sole discretion exercised in good faith, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it subsequently determines, in its sole discretion exercised in good faith, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer. See "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement.

         The master servicers, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the mortgage loan in respect of which the advance was made that are collected subsequent to the accrual of that advance interest, and

     o then, but only if the advance has been or is being reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the respective master servicers' collection accounts.

         Interest so accrued on outstanding monthly debt service advances, including interest on advances made by the master servicer under the series 2003-TOP9 pooling and servicing agreement in respect of the 1290 Avenue of the Americas Mortgage Loan, will result in a reduction in amounts payable on the series 2003-PWR1 certificates, to the extent that interest is not covered by Default Interest and/or late payment charges actually collected on the respective pooled mortgage loan in respect of which the advance was made. Amounts received on the Ballston Common Mall Loan Pair will not be allocable to Default Interest on the Ballston Common Mall Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the Ballston Common Mall B-Note Loan. Amounts received on the Renaissance Pere Marquette Hotel Loan Pair will not be allocable to Default Interest on the Renaissance Pere Marquette Hotel Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the Renaissance Pere Marquette Hotel B-Note Loan. No Default Interest or late payment charges will be available with respect to the 1290 Avenue of the Americas Mortgage Loan under the series 2003-PWR1 pooling and servicing agreement to offset interest on any related monthly debt service advances, although such an offset may occur under the series 2003-TOP9 pooling and servicing agreement with respect to interest on related advances owing thereunder.

         The series 2003-TOP9 pooling and servicing agreement also provides for the payment of interest (at the same prime rate described above) on monthly debt service advances to the party that makes those advances under that agreement.

         A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs (or, in the case of the 1290 Avenue of the Americas Mortgage Loan, beyond its maturity date) and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become a REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

         No advances of monthly debt service payments will be made with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2003-PWR1 certificate, the parties to the series 2003-PWR1 pooling and servicing agreement and any other designee of the depositor, a reporting statement substantially in the form of, and containing the information set forth in, Appendix E to this prospectus supplement. The certificate administrator's reporting statement will detail the distributions on the series 2003-PWR1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged properties. One of the master servicers will be responsible for combining or aggregating its reports with those of the other master servicer and delivering a combined or aggregated report to the certificate administrator.

         However, you should assume that neither master servicer will be required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date that occurs not less than six months following the Issue Date.

         Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the special servicer and the other master servicer. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator in the form attached to the series 2003-PWR1 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in the certificate administrator's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. See "--Delivery, Form and Denomination--General" below. We, the master servicers, the special servicer, the certificate administrator, the trustee, the fiscal agent and the certificate registrar are required to recognize as series 2003-PWR1 certificateholders only those persons in whose names the series 2003-PWR1 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2003-PWR1 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2003-PWR1 certificates via the certificate administrator's internet website. Certain of the foregoing reports will be accessible on a restricted basis after receipt by the certificate administrator or the applicable master servicer, as the case may be, of a certification in the form attached to the series 2003-PWR1 pooling and servicing agreement from the person(s) seeking access while certain other of the foregoing reports will be accessible on an unrestricted basis. The certificate administrator's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2003-PWR1 certificates may call (301) 815-6600.

         The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2003-PWR1 pooling and servicing agreement.

         Other Information. The series 2003-PWR1 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2003-PWR1 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2003-PWR1 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the series 2003-PWR1 pooling and servicing agreement, including exhibits, and any amendments to the series 2003-PWR1 pooling and servicing agreement;

     o all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2003-PWR1 certificateholders since the Issue Date;

     o this prospectus supplement and the accompanying prospectus in the form most recently delivered to the certificate administrator by us;

     o each mortgage loan purchase agreement pursuant to which we purchased any of the pooled mortgage loans, together with all amendments to each mortgage loan purchase agreement, if any;

     o all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the Issue Date, as described under "Servicing of the Mortgage Loans--Evidence of Compliance" in the accompanying prospectus;

     o all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicer since the Issue Date, as described under "Servicing of the Mortgage Loans--Evidence of Compliance" in the accompanying prospectus;

     o the most recent inspection report with respect to each mortgaged property for a pooled mortgage loan prepared by the applicable master servicer or the special servicer and delivered to the trustee pursuant to the series 2003-PWR1 pooling and servicing agreement; and

     o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from one or more of the trustee, the certificate administrator or any document custodian, as applicable, upon request. However, you should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee, the certificate administrator or any document custodian, as the case may be, may require:

     o in the case of a registered holder or beneficial owner of a series 2003-PWR1 certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2003-PWR1 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2003-PWR1 certificate and will keep confidential any of the information that has not been filed with the SEC; and

     o in the case of a prospective purchaser of a series 2003-PWR1 certificate or any interest in a series 2003-PWR1 certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2003-PWR1 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of a series 2003-PWR1 certificate or an interest in a series 2003-PWR1 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

         The voting rights for the series 2003-PWR1 certificates will be allocated as follows:

     o 99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates, in proportion to the respective total principal balances of those classes;

     o 1.0% of the voting rights will be allocated to the holders of the class X certificates (and allocated between the class X-1 and X-2 certificates in proportion to the respective total notional amounts of those classes); and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

         Voting rights allocated to a class of series 2003-PWR1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

         General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1 and A-2 certificates, and $100,000, in the case of the class B and C certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "--Issuance of Definitive Certificates" below. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream. Except under the limited circumstances described under "--Issuance of Definitive Certificates" below, you will hold your offered certificates through DTC.

         DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a member of the Federal Reserve System; and

     o    a registered clearing agency with the Securities and Exchange
          Commission.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

         Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial

Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix F to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related distribution date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the series 2003-PWR1 pooling and servicing agreement need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Beneficial owners of the offered certificates will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the certificate registrar will be required to notify all affected beneficial owners through DTC of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the series 2003-PWR1 certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the certificate registrar or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

         Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

         Wells Fargo Bank Minnesota, National Association ("WFB Minnesota") will serve as the certificate administrator and as the tax administrator. In addition, WFB Minnesota will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2003-PWR1 certificates and of transfers and exchanges of any and all series 2003-PWR1 certificates issued in definitive form, and as authenticating agent of the series 2003-PWR1 certificates. WFB Minnesota's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, except that the relevant office for certificate transfer purposes is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. WFB Minnesota is an affiliate of one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB Minnesota will be paid a portion of the monthly trustee fee as set forth in the series 2003-PWR1 pooling and servicing agreement.

         The information set forth in this prospectus supplement concerning WFB Minnesota has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

         LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2003-PWR1 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Prudential Commercial Mortgage Trust 2003-PWR1. LaSalle is an indirect subsidiary of ABN AMRO Bank N.V., the initial fiscal agent. As of September 30, 2002, LaSalle had assets of approximately $59.2 billion.

         The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2003-PWR1 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Prudential Commercial Mortgage Trust 2003-PWR1. As of June 30, 2002, ABN AMRO had assets of approximately $601.4 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA-" by S&P and "AA-" by Fitch.

         The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE TRUSTEE AND THE FISCAL AGENT

         The certificate administrator and the tax administrator each must at all times be a corporation, bank, trust company or association that:

     o is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         The trustee is at all times required to be a corporation, bank, trust company or association that:

     o is organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia and is authorized under those laws to exercise trust powers;

     o    has a combined capital and surplus of at least $50,000,000; and

     o is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, each master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-PWR1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00270% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

         The certificate administrator, the tax administrator and the trustee each may resign at any time by giving written notice to us, each master servicer, the special servicer and the applicable rating agencies. Upon notice of the resignation, we will appoint a successor certificate administrator, a successor tax administrator or a successor trustee, as the case may be. If no successor certificate administrator, successor tax administrator or a successor trustee, as applicable, is appointed within 30 days after the giving of notice of resignation, the resigning entity may petition any court of competent jurisdiction for appointment of a successor certificate administrator, successor tax administrator or successor trustee, as the case may be.

         We may remove the certificate administrator, the tax administrator or the trustee if, among other things, any of the following events occur:

     1. the certificate administrator, the tax administrator or the trustee, as the case may be, ceases to be eligible to continue in such role under the series 2003-PWR1 pooling and servicing agreement;

     2. the certificate administrator, the tax administrator or the trustee, as the case may be, at any time becomes incapable of acting;

     3. the certificate administrator, the tax administrator or the trustee, as the case may be, is adjudged bankrupt or insolvent;

     4. a receiver of the certificate administrator, the tax administrator or the trustee, as the case may be, or its property is appointed; or

     5. any public officer takes charge or control of the certificate administrator, the tax administrator or the trustee, as the case may be, or its property.

         The holders of series 2003-PWR1 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, each special servicer, us and the trustee.

         No resignation or removal of the certificate administrator, the tax administrator or the trustee, or appointment of a successor thereto, will become effective until the acceptance of the appointment by such successor.

         ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2003-PWR1 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

         The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2003-PWR1 pooling and servicing agreement, the pooled mortgage loans or the series 2003-PWR1 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2003-PWR1 pooling and servicing agreement.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2003-PWR1 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will make any representation as to the validity or sufficiency of the series 2003-PWR1 pooling and servicing agreement, the series 2003-PWR1 certificates or this prospectus supplement or the validity, enforceability or sufficiency of the pooled mortgage loans or related documents. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be accountable for the use or application by us of any series 2003-PWR1 certificates or of the proceeds of those certificates, or for the use or application of any funds paid to us, a master servicer or the special servicer with respect to the pooled mortgage loans, or any funds deposited in or withdrawn from a master servicer's collection account or the certificate administrator's distribution account by us, either master servicer or the special servicer, other than with respect to any funds held by the certificate administrator.

         If no event of default has occurred with respect to a master servicer or the special servicer of which the trustee has actual knowledge or, after the curing of all such events of default that may have occurred, the trustee is required to perform only those duties specifically required under the series 2003-PWR1 pooling and servicing agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the trustee is required to examine those documents and to determine only whether they conform on their face to the requirements of the series 2003-PWR1 pooling and servicing agreement.

AMENDMENT OF THE SERIES 2003-PWR1 POOLING AND SERVICING AGREEMENT

         The circumstances under which the series 2003-PWR1 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Certificates--Amendment". However, notwithstanding that discussion:

     o    no such amendment may--

          (a) significantly change the activities of the trust without the consent of the holders of series 2003-PWR1 certificates entitled to not less than 51% of the series 2003-PWR1 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller; or

          (b) adversely affect the interests of the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder without its consent;

     o that an amendment does not adversely affect in any material respect the interests of any particular holder of a rated series 2003-PWR1 certificate can also be evidenced by written confirmation from each of S&P and Fitch that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o amendments can also be made without certificateholder consent in order to relax or eliminate transfer restrictions and/or requirements imposed by the REMIC provisions; and

     o amendments with certificateholder consent require the consent of the holders of series 2003-PWR1 certificates entitled to not less than 51% of all of the series 2003-PWR1 voting rights.

TERMINATION OF THE SERIES 2003-PWR1 POOLING AND SERVICING AGREEMENT

         The obligations created by the series 2003-PWR1 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2. the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2003-PWR1 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

     3. the exchange by any single holder of all the series 2003-PWR1 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

         Written notice of termination of the series 2003-PWR1 pooling and servicing agreement will be given to each series 2003-PWR1 certificateholder. The final distribution to the registered holder of each series 2003-PWR1 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

         The right of any single holder or group of holders of the series 2003-PWR1 controlling class, each master servicer and the special servicer to make a purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2003-PWR1 pooling and servicing agreement of its election to do so,

     o if more than one holder or group of holders of the series 2003-PWR1 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2003-PWR1 controlling class, and

     o if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the Trust Fund for which it is the applicable master servicer.

         Any purchase by any single holder or group of holders of the series 2003-PWR1 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans generally through the due date in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO Property relating to the 1290 Avenue of the Americas Mortgage Loan, the value of the trust fund's interest therein); minus

     o solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2003-PWR1 pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2003-PWR1 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-PWR1 certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2003-PWR1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         An exchange by any single holder of all of the series 2003-PWR1 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2003-PWR1 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2003-PWR1 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2003-PWR1 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2003-PWR1 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, B and C certificates is reduced to zero.

         The Ballston Common Mall B-Note Holder and the Renaissance Pere Marquette Hotel B-Note Holder have the option to purchase the Ballston Common Mall Mortgage Loan and the Renaissance Pere Marquette Hotel Mortgage Loan, respectively, at the related Purchase Price in connection with any termination of the 2003-PWR1 pooling and servicing agreement. This purchase option is senior to the other rights to purchase the pooled mortgage loans described above.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

         No series 2003-PWR1 certificateholder will have the right under the series 2003-PWR1 pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2003-PWR1 certificateholders entitled to not less than 25% of the series 2003-PWR1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2003-PWR1 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

         The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2003-PWR1 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the series 2003-PWR1 certificateholders, unless in the trustee's opinion, those series 2003-PWR1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     o The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance of that certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance of that certificate or cause shortfalls in interest distributable to that certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund.

         Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

         Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges or Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

         See "Risk Factors", "Description of the Mortgage Pool" and "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

         The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

         We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the pooled mortgage loans.

         Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 20, 2003 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

         As described in this prospectus supplement, the Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1 and/or A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2003-PWR1 principal balance certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. In addition, until the Class A Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal distribution amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2003-PWR1 certificates with principal balances.

         The tables set forth below show, with respect to each class of offered certificates,

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

         The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         Neither we nor any of the underwriters makes any representation that--

     o the pooled mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the pooled mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     o pooled mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations following default or otherwise during that period, or

     o the pooled mortgage loans that are in a period when prepayments must be accompanied by a Yield Maintenance Charge or Prepayment Premium will not voluntarily prepay or will not prepay as a result of involuntary liquidations following default or otherwise during that period.

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
                 --------------------               --           ---          ---          ---          ----
        Issue Date                                 100%         100%         100%         100%          100%
        March 2004                                  96%          96%          96%          96%           96%
        March 2005                                  91%          91%          91%          91%           91%
        March 2006                                  86%          86%          86%          86%           86%
        March 2007                                  81%          81%          81%          81%           81%
        March 2008                                  66%          66%          66%          66%           65%
        March 2009                                  60%          60%          59%          59%           59%
        March 2010                                  17%          17%          17%          17%           17%
        March 2011                                  11%          11%          11%          11%           11%
        March 2012                                   4%           4%           4%           4%            4%
        March 2013                                   0%           0%           0%           0%            0%
        Weighted average life (years)             5.70         5.69         5.69          5.68         5.63


                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
                 --------------------               --           ---          ---          ---          ----
        Issue Date                                 100%         100%         100%         100%          100%
        March 2004                                 100%         100%         100%         100%          100%
        March 2005                                 100%         100%         100%         100%          100%
        March 2006                                 100%         100%         100%         100%          100%
        March 2007                                 100%         100%         100%         100%          100%
        March 2008                                 100%         100%         100%         100%          100%
        March 2009                                 100%         100%         100%         100%          100%
        March 2010                                 100%         100%         100%         100%          100%
        March 2011                                 100%         100%         100%         100%          100%
        March 2012                                 100%         100%         100%         100%          100%
        March 2013                                   0%           0%           0%           0%            0%
        Weighted average life (years)             9.79         9.78         9.76          9.74         9.58

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
                 --------------------               --           ---          ---          ---          ----
        Issue Date                                 100%         100%         100%         100%          100%
        March 2004                                 100%         100%         100%         100%          100%
        March 2005                                 100%         100%         100%         100%          100%
        March 2006                                 100%         100%         100%         100%          100%
        March 2007                                 100%         100%         100%         100%          100%
        March 2008                                 100%         100%         100%         100%          100%
        March 2009                                 100%         100%         100%         100%          100%
        March 2010                                 100%         100%         100%         100%          100%
        March 2011                                 100%         100%         100%         100%          100%
        March 2012                                 100%         100%         100%         100%          100%
        March 2013                                   0%           0%           0%           0%            0%
        Weighted average life (years)             9.89         9.89         9.89          9.87         9.73


                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                       CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                 DISTRIBUTION DATE IN               0%           25%          50%          75%          100%
                 --------------------               --           ---          ---          ---          ----
        Issue Date                                 100%         100%         100%         100%          100%
        March 2004                                 100%         100%         100%         100%          100%
        March 2005                                 100%         100%         100%         100%          100%
        March 2006                                 100%         100%         100%         100%          100%
        March 2007                                 100%         100%         100%         100%          100%
        March 2008                                 100%         100%         100%         100%          100%
        March 2009                                 100%         100%         100%         100%          100%
        March 2010                                 100%         100%         100%         100%          100%
        March 2011                                 100%         100%         100%         100%          100%
        March 2012                                 100%         100%         100%         100%          100%
        March 2013                                   0%           0%           0%           0%            0%
        Weighted average life (years)             9.89         9.89         9.89          9.89         9.73


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         We intend to include the 100 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $960,034,371. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Appendix B to this prospectus supplement. Those cut-off date principal balances range from $997,044 to $80,000,000 and the average of those cut-off date principal balances is $9,600,344.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         Concentration of Mortgage Loans and Borrowers.

         Several of the pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest single pooled mortgage loan has a cut-off date principal balance of $80,000,000, which represents 8.3% of the initial mortgage pool balance. The ten largest pooled mortgage loans have cut-off date principal balances that collectively represent 40.9% of the initial mortgage pool balance. Each of these loans or groups is described on Appendix C to this prospectus supplement.

         Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers.

         The mortgage pool will include nine (9) mortgage loans that are, in each such case, secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

         Five (5) of the pooled mortgage loans referred to in the prior paragraph, representing 8.4% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties, subject to the fulfillment of one or more conditions.

         In the case of each of three (3) multi-property pooled mortgage loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as WESCO Portfolio, Inland Portfolio 2 and WP Carey Industrial Portfolio, respectively, and collectively representing 6.9% of the initial mortgage pool balance, the related borrower may substitute any individual property within the portfolio of properties constituting the mortgaged property upon transfer of such individual property to a third party if the related borrower provides a replacement property of similar use, satisfies certain conditions specified in the related mortgage loan documents, including debt service coverage ratio tests and minimum appraisal value requirements for the replacement property, and obtains written confirmation from each of Fitch and S&P that the substitution will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR1 certificates.

         In the case of each of three (3) multi-property pooled mortgage loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as WP Carey Industrial Portfolio, Kash N Karry Portfolio and WESCO Portfolio, respectively, and collectively representing 3.1% of the initial mortgage pool balance, the related loan documents entitle the related borrower to a release of one or more of the corresponding mortgaged properties through partial defeasance upon payment of a specified release price equal to or greater than 125% of the aggregate loan amount allocated to the property to be released, subject, in some cases, to fulfillment of one or more of the following conditions: (a) the satisfaction of specified debt service coverage ratio requirements for the property or properties that will remain as collateral; (b) the satisfaction of specified loan-to-value ratio requirements for the property or properties that will remain as collateral; (c) written confirmation from each of Fitch and S&P that the partial defeasance will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR1 certificates; and/or (d) the satisfaction of certain other requirements set forth in the related mortgage loan documents.

         One (1) of the multi-property pooled mortgage loans that we intend to include in the trust fund, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Inland Portfolio 2, and representing 4.3% of the initial mortgage pool balance, entitles the related borrower to a release of one or more of the corresponding mortgaged properties upon payment of a specified release price equal to or greater than 115% of the amount of the aggregate loan amount allocated to the property to be released, subject to the fulfillment of one or more of the following conditions: (a) the satisfaction of specified debt service coverage ratio requirements for the property or properties that will remain as collateral; (b) the satisfaction of specified loan-to-value ratio requirements for the property or properties that will remain as collateral; and (c) the satisfaction of certain other requirements set forth in the related mortgage loan documents. Monthly debt service payments are recalculated upon application of the release price to pay the unpaid principal balance.

         The table below identifies each pooled mortgage loan that is secured by multiple mortgaged properties and has a cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                 NUMBER OF
                                                                                STATES WHERE
                                                             NUMBER OF         THE MORTGAGED         % OF INITIAL
                                                             MORTGAGED         PROPERTIES ARE          MORTGAGE
                 MORTGAGE LOAN/PORTFOLIO NAMES              PROPERTIES            LOCATED            POOL BALANCE
                 -----------------------------              ----------            -------            ------------
Inland Portfolio 2                                               6                    4                 4.3%
WESCO Portfolio                                                 20                   17                 1.6%
Barrington Pointe & Copperstone Pointe Portfolio                 2                    1                 1.1%
WP Carey Industrial Portfolio                                    3                    3                 1.0%

         The table below shows each group of two (2) or more pooled mortgage loans that--

          o    have the same or affiliated borrowers/owners, and

          o have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                  NUMBER OF
                                                                                 STATES WHERE
                                                              NUMBER OF         THE MORTGAGED         % OF INITIAL
                                                              MORTGAGED         PROPERTIES ARE          MORTGAGE
             MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES          PROPERTIES            LOCATED            POOL BALANCE
             --------------------------------------          ----------            -------            ------------
Forest City Portfolio                                             2                   2                   7.4%
Scudder Falls Court & Quaker Park                                 2                   2                   3.7%
Sherman Center/Park Place Portfolio                               2                   1                   1.2%
Lincoln Court & Washington Square                                 2                   2                   1.1%
Cross Pointe Centre & East Penn Shopping Center                   2                   2                   1.0%

         Due Dates. Subject, in some cases, to a next business day convention, all but one of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. Subject to a next business day convention, the 1290 Avenue of the Americas Mortgage Loan provides for scheduled payments of principal and interest to be due on the seventh day of each month. Ninety-eight (98) of the pooled mortgage loans, representing 97.5% of the initial mortgage pool balance, provide for a grace period of not more than seven days. Two (2) of the pooled mortgage loans, representing 2.5% of the initial mortgage pool balance, provide for a grace period of more than seven days but not more than fifteen days.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

         Amortization Characteristics.

         Eighty-two (82) of the mortgage loans, representing 77.9% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

     o an amortization schedule that is significantly longer than its remaining term to stated maturity or, alternatively, for no amortization prior to maturity; and

     o    a substantial payment of principal on its maturity date.

         One (1) of the balloon mortgage loans referred to in the preceding paragraph, representing 4.3% of the initial mortgage pool balance, provides for no amortization and for payments of interest only for the entire term of the loan; and one (1) of the balloon mortgage loans referred to in the preceding paragraph, representing 2.0% of the initial mortgage pool balance, provides for an initial interest only period of 12 months. The 1290 Avenue of the Americas Mortgage Loan, which is a balloon mortgage loan representing approximately 8.3% of the initial mortgage pool balance, provides for an initial interest-only period of 57 months as well as an interest-only period of 11 months immediately preceding the maturity date of the mortgage loan.

         Eighteen (18) of the mortgage loans, representing 22.1% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related anticipated repayment date, include:

     o The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to either (a) 2% plus the initial mortgage interest rate or (b) 2% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The additional interest will--

          1.   be deferred,

          2.   in some cases, be compounded,

          3. be payable only after the outstanding principal balance of the mortgage loan is paid in full, and

          4. be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

     o The application of excess cash flow from the mortgaged property to pay the principal amount of the mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

         Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

         Voluntary Prepayment Provisions. As of the cut-off date, the following prepayment restrictions applied to the mortgage loans:

     o Ninety-two (92) of the pooled mortgage loans, representing 92.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the series 2003-PWR1 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o Three (3) of the pooled mortgage loans, representing 5.1% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and at least 1% of the amount prepaid.

     o Three (3) of the pooled mortgage loans, representing 1.6% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o One (1) of the pooled mortgage loans, representing 0.7% of the initial mortgage pool balance, provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of (a) a yield maintenance formula and (b) a percentage of the amount prepaid (not to exceed 1% of the amount prepaid).

     o One (1) pooled mortgage loan, representing 0.3% of the initial mortgage pool balance, prohibits voluntary principal prepayments during a lockout period but permits the borrower, after the fourth anniversary of the mortgage loan, to defease the mortgage loan and, after the fifth anniversary of the mortgage loan, to prepay the mortgage loan with a prepayment premium based on a percentage of the amount prepaid (which will not exceed 1% of the amount prepaid).

         Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         In general, the defeasance collateral will consist of direct, non-callable United States Treasury obligations. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

         Under each pooled mortgage loan that provides for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charges is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding United States Treasury securities described above.

         Releases. As described above under "--Voluntary Prepayment Provisions", some of the pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan, payment of a yield maintenance charge and/or a prepayment premium.

         In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Brandywine Office Building & Garage, representing 5.4% of the initial mortgage pool balance, the related borrower may obtain the release of the garage portion of the corresponding mortgaged property through partial defeasance of the subject mortgage loan, subject to the fulfillment of the following conditions: (a) the aggregate loan amount required to be defeased must equal or exceed $12,500,000;
(b) the satisfaction of specified debt service coverage ratio requirements for the portion of the property that will remain as collateral; (c) the satisfaction of specified loan-to-value ratio requirements for the portion of the property that will remain as collateral; (d) written confirmation from each of Fitch and S&P that the partial defeasance will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR1 certificates; and/or (e) the satisfaction of certain other requirements set forth in the related mortgage loan documents.

         In the case of one (1) mortgage loan, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as O'Connell Square Shopping Center and Gateway Center, and representing 0.9% of the initial mortgage pool balance, the borrower may obtain a release of a portion of the mortgaged property consisting of a restaurant pad and building upon the sale of the pad and building to the existing tenant upon the borrower's satisfaction of the partial defeasance requirements set forth in the related mortgage loan documents, including payment of a stipulated defeasance amount, satisfaction of specified debt service coverage ratio and loan-to-value ratio requirements for the property that will remain as collateral, evidence of compliance with zoning, satisfactory plans for separation of tax parcels and written confirmation from each of Fitch and S&P that the partial defeasance will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR1 certificates.

         In addition, certain pooled mortgage loans permit the release of specified parcels of real estate that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Cash Flow. Such real estate is permitted to be released without reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

         In the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Barrington Pointe and Copperstone Pointe Portfolio, and representing 1.1% of the initial mortgage pool balance, the related borrower may obtain a release of an undeveloped outparcel at the Copperstone Pointe property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including evidence of compliance with zoning and satisfactory plans for separation of tax parcels.

         In the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Colorado Marketplace, and representing 0.4% of the initial mortgage pool balance, the borrower may obtain a release of a vacant 93,062 (approximate) square foot outparcel pad without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the presentation of evidence of compliance with zoning and satisfactory plans for separation of tax parcels.

         In the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1300 East Joppa, and representing 0.8% of the initial mortgage pool balance, the borrower may obtain a release of a portion of the mortgaged property improved with a vacant warehouse building without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the presentation of evidence of compliance with zoning and satisfactory plans for separation of tax parcels.

         In the case of one (1) mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Renaissance Pere Marquette Hotel, and representing 2.6% of the initial mortgage pool balance, a small portion of mortgaged property consisting of the loading area, garage and service driveway will be released, without a partial defeasance or payment of a release price, upon completion of a pending subdivision and subject to the satisfaction of various specified conditions, including (a) the granting of permanent reciprocal easement rights to permit the continued operation of the hotel as it is currently operated, (b) the provision of a stipulated minimum number of parking spaces, (c) compliance with applicable zoning and land use regulations and ordinances, and (d) the receipt of any required use permits.

         Non-Recourse Obligations.

         The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, any private mortgage insurer or any other person.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each rating agency to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current rating of the series 2003-PWR1 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal or (7) other transfers similar in nature to the foregoing.

         The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2003-PWR1 pooling and servicing agreement.

         Subordinate and Other Financing.

         Liens on the 1290 Avenue of the Americas Mortgaged Property, the Ballston Common Mall Mortgaged Property and the Renaissance Pere Marquette Hotel Mortgaged Property, which secure approximately 8.3%, 5.2% and 2.6%, respectively, of the initial mortgage pool balance, also currently secure mortgage loans that are not part of the mortgage pool. See "Summaries of the Ten Largest Mortgage Loans--1290 Avenue of the Americas", "--Ballston Common Mall" and "--Renaissance Pere Marquette Hotel" on Appendix C to this prospectus supplement.

         The 1290 Avenue of the Americas Mortgaged Property is encumbered by a single mortgage instrument securing: (a) the 1290 Avenue of the Americas Mortgage Loan, which has a cut-off date principal balance of $80,000,000; (b) the 1290 Avenue of the Americas Pari Passu Companion Loans, which have an aggregate principal balance as of the cut-off date of $305,000,000; and (c) the 1290 Avenue of the Americas B-Note Loan, which has a principal balance as of the cut-off date of $55,000,000. The 1290 Avenue of the Americas Mortgage Loan and all of the 1290 Avenue of the Americas Pari Passu Companion Loans have the same interest rate (that is, 6.8527% per annum), maturity date (that is, January 7, 2013) and period of scheduled amortization (that is, from August 7, 2007 through November 7, 2012). The 1290 Avenue of the Americas B-Note Loan, which has the same maturity date as the 1290 Avenue of the Americas Mortgage Loan, has an interest rate of 6.5907% per annum. The 1290 Avenue of the Americas Borrower is required to pay monthly installments of interest on the loans in the 1290 Avenue of the Americas Loan Group in arrears for each loan interest accrual period, without any grace period, on the seventh day of each month or, if that day is not a business day, on the next following business day. There are no scheduled principal payments on the 1290 Avenue of the Americas B-Note Loan. The monthly debt service payment thereon consists only of interest. Scheduled principal payments on the 1290 Avenue of the Americas A-Note Loans do not commence until August 7, 2007. Beginning with the due date in August 2007 to and including the due date in January 2012, the 1290 Avenue of the Americas Borrower is required to make equal monthly principal and interest payments on the 1290 Avenue of the Americas A-Note Loans in an amount of $2,723,226.64 per month. Such principal payments are to be applied pro rata among the 1290 Avenue of the Americas A-Note Loans. Except as set forth in the second following sentence, the 1290 Avenue of the Americas Borrower may not make voluntary principal prepayments on any loan in the 1290 Avenue of the Americas Loan Group before the due date in November 2012. The 1290 Avenue of the Americas Borrower may prepay the loans in the 1290 Avenue of the Americas Loan Group in full, but not in part, on any due date on or after November 7, 2012 without payment of prepayment premium or yield maintenance fees. In addition, the 1290 Avenue of the Americas Borrower may prepay the loans in the 1290 Avenue of the Americas B-Note Loan on any due date after September 9, 2006 in an amount not to exceed an amount (the "Maximum Prepayable Amount") equal to the product of $1,250,000 times the number of complete calendar months that have elapsed from October 7, 2006 to the date of prepayment, less any prior prepayments made pursuant to the terms of the loan agreement for the 1290 Avenue of the Americas Loan Group, and excluding any scheduled principal payments made pursuant to the loan agreement. Prepayments are required to be accompanied by a payment of interest accruing for the entire loan interest accrual period during which the prepayment is made. The entire 1290 Avenue of the Americas Mortgage Loan Group is currently being serviced under the series 2003-TOP9 pooling and servicing agreement. The holder of the 1290 Avenue of the Americas B-Note Loan is entitled to purchase the 1290 Avenue of the Americas Mortgage Loan at the purchase price, and upon satisfaction of the conditions, described under "Servicing of the 1290 Avenue of the Americas Loan Group--Rights of the holder of the 1290 Avenue of the Americas B-Note Loan--Option to Purchase 1290 Avenue of the Americas A-Note Loans". In addition, the series 2003-TOP9 pooling and servicing agreement provides for designated parties identified therein to purchase the 1290 Avenue of the Americas Mortgage Loan and the 1290 Avenue of the Americas Pari Passu Companion Loans (subject to the prior purchase right of the holder of the 1290 Avenue of the Americas B-Note Loan described in the

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preceding sentence) at par or, once determined by the special servicer thereunder, at a price equal to "fair value" (which "fair value" may be less than 100% of the unpaid principal balance of, plus accrued interest on, those loans), if and when the 1290 Avenue of the Americas Pari Passu Companion Loan included in the series 2003-TOP9 securitization becomes delinquent with respect to its balloon payment or otherwise becomes 60 days delinquent as to any monthly debt service payment.

         The Ballston Common Mall Mortgage Loan and the Ballston Common Mall B-Note Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Ballston Common Mall Mortgaged Property. The Ballston Common Mall B-Note Loan is not an asset of the trust, but will be serviced under the series 2003-PWR1 pooling and servicing agreement. The Ballston Common Mall B-Note Loan accrues interest through its maturity date (which is the same maturity date as the Ballston Common Mall Mortgage Loan) at a rate of 11.01% per annum with initial monthly debt service payments of $38,123.16, applied first to accrued interest and then to principal amortization on the basis of a 30-year amortization schedule; provided that the holder of the Ballston Common Mall B-Note Loan may, under a conversion agreement with the related borrower and its sole member, convert the Ballston Common Mall B-Note Loan into a self-amortizing loan over its remaining term effective July 20, 2003, unless the Ballston Common Mall B-Note Loan has, prior to that date, been sold or otherwise transferred or participated, in a securitization or otherwise (in which event the interest rate of the portion of the Ballston Common Mall B-Note Loan sold would reduce by up to 50 basis points, if and to the extent the rate at which the portion of the Ballston Common Mall B-Note Loan is sold is less than 11.01%, but more than 10.51%, on a basis point for basis point reduction). In the event of an impending conversion of the Ballston Common Mall B-Note Loan to a self-amortizing loan, the related borrower would have the right, on or prior to July 20, 2003, to either prepay or cause its sponsor, Forest City Enterprises, Inc., or its affiliate to purchase the Ballston Common Mall B-Note Loan, in either case at par plus or minus Treasury hedge unwind costs or gains of the holder of the Ballston Common Mall B-Note Loan, provided that a purchase of the Ballston Common Mall B-Note Loan would only be permitted under the conversion agreement to take the form of a conversion of the Ballston Common Mall B-Note Loan into a mezzanine loan with an intercreditor agreement in form and content satisfactory to the holder of the Ballston Common Mall B-Note Loan and the rating agencies. The Ballston Common Mall B-Note Loan may be prepaid, without a prepayment premium, during the last six months of the loan term. The Ballston Common Mall B-Note Holder is entitled to purchase the Ballston Common Mall Mortgage Loan at the related Purchase Price following the occurrence of an event of default under the Ballston Common Mall Mortgage Loan, once that pooled mortgage loan becomes specially serviced. For so long as there exists and is continuing with respect to the Ballston Common Mall Loan Pair, a monetary event of default or any non-monetary event of default that causes the Ballston Common Mall Mortgage Loan or the Ballston Common Mall Loan Pair to be a specially serviced mortgage loan, the related co-lender agreement requires that all amounts received in respect of those loans be applied: first, to cover, or to reimburse various parties for, servicing advances/expenses relating to the loans; second, to pay principal and interest (other than Default Interest) due on the Ballston Common Mall Mortgage Loan; third, to pay principal and interest (other than Default Interest) due on the Ballston Common Mall B-Note Loan; fourth, to pay Default Interest on the Ballston Common Mall Mortgage Loan; fifth, to pay Default Interest on the Ballston Common Mall B-Note Loan; sixth, to pay any yield maintenance charge or other prepayment premium payable on the Ballston Common Mall Mortgage Loan; seventh, to pay any yield maintenance charge or other prepayment premium payable on the Ballston Common Mall B-Note Loan; eighth, to pay any unreimbursed costs and expenses due on the Ballston Common Mall Mortgage Loan; ninth, to pay any unreimbursed costs and expenses due on the Ballston Common Mall B-Note Loan; and tenth, to allocate any remaining


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amounts between the Ballston Common Mall Mortgage Loan and the Ballston Common
Mall B-Note Loan as provided in the related co-lender agreement.

         The Renaissance Pere Marquette Hotel Mortgage Loan and the Renaissance Pere Marquette Hotel B-Note Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Renaissance Pere Marquette Hotel Mortgaged Property. The Renaissance Pere Marquette Hotel B-Note Loan is not an asset of the trust, but will be serviced under the series 2003-PWR1 pooling and servicing agreement. The Renaissance Pere Marquette Hotel B-Note Loan accrues interest through its maturity date (which is the same maturity date as the Renaissance Pere Marquette Hotel Mortgage Loan) at a rate of 12.15% per annum with monthly debt service payments of $28,867.88, applied first to accrued interest and then to principal amortization on the basis of a 10-year amortization schedule. The Renaissance Pere Marquette Hotel B-Note Loan may be prepaid at any time, with a prepayment premium of 3% if the prepayment occurs prior to March 1, 2004, 2% if the prepayment occurs thereafter and prior to March 1, 2005, 1% if the prepayment occurs thereafter and prior to March 1, 2006, and with no prepayment premium thereafter. The Renaissance Pere Marquette Hotel B-Note Holder is entitled to purchase the Renaissance Pere Marquette Hotel Mortgage Loan at the related Purchase Price following the occurrence of an event of default under the Renaissance Pere Marquette Hotel Mortgage Loan, once that pooled mortgage loan becomes specially serviced. For so long as there exists and is continuing with respect to the Renaissance Pere Marquette Hotel Loan Pair, a monetary event of default or any non-monetary event of default that causes the Renaissance Pere Marquette Hotel Mortgage Loan or the Renaissance Pere Marquette Hotel Loan Pair to be a specially serviced mortgage loan, the related co-lender agreement requires that all amounts received in respect of those loans be applied: first, to cover, or to reimburse various parties for, servicing advances/expenses relating to the loans; second, to pay principal and interest (other than Default Interest) due on the Renaissance Pere Marquette Hotel Mortgage Loan; third, to pay principal and interest (other than Default Interest) due on the Renaissance Pere Marquette Hotel B-Note Loan; fourth, to pay Default Interest on the Renaissance Pere Marquette Hotel Mortgage Loan; fifth, to pay Default Interest on the Renaissance Pere Marquette Hotel B-Note Loan; sixth, to pay any yield maintenance charge or other prepayment premium payable on the Renaissance Pere Marquette Hotel Mortgage Loan; seventh, to pay any yield maintenance charge or other prepayment premium payable on the Renaissance Pere Marquette Hotel B-Note Loan; eighth, to pay any unreimbursed costs and expenses due on the Renaissance Pere Marquette Hotel Mortgage Loan; ninth, to pay any unreimbursed costs and expenses due on the Renaissance Pere Marquette Hotel B-Note Loan; and tenth, to allocate any remaining amounts between the Renaissance Pere Marquette Hotel Mortgage Loan and the Renaissance Pere Marquette Hotel B-Note Loan as provided in the related co-lender agreement.

         Notwithstanding the foregoing, any payments received under the stabilization guaranty for the Renaissance Pere Marquette Hotel Loan Pair described in Appendix C to this prospectus supplement shall be applied in the following order of priority (and payments shall be made at such times as are set forth in the series 2003-PWR1 pooling and servicing agreement):

     o first, to the holder of the Renaissance Pere Marquette Hotel Mortgage Loan, until all amounts due and payable under the related promissory note have been paid;

     o second, to the holder of the Renaissance Pere Marquette Hotel Mortgage Loan, until all other amounts due and payable to that holder under the other related loan documents are paid; and

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     o    third, to the Renaissance Pere Marquette Hotel B-Note Holder.

         In addition, the borrower under the Renaissance Pere Marquette Hotel Mortgage Loan is also obligated under a $7,585,563 unsecured subordinate loan made by Pere Marquette Developers, L.L.C., an affiliate of that borrower. Pere Marquette Developers, L.L.C. has entered into a subordination and standstill agreement pursuant to which it has agreed that its unsecured loan is subordinate to the Renaissance Pere Marquette Hotel Mortgage Loan, that it will not take any enforcement action (including, without limitation, bankruptcy action) against the mortgage loan borrower or the Renaissance Pere Marquette Hotel Mortgaged Property without the senior lender's consent, and that payments on the unsecured subordinate loan will, unless the senior lender otherwise consents, be made only from excess cash flow and only while no event of default exists under the Renaissance Pere Marquette Hotel Mortgage Loan.

         Two (2) mortgage loans that we intend to include in the trust fund, representing 0.7% of the initial mortgage pool balance, permit the borrower to enter into subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio or other tests are satisfied. Those two (2) mortgage loans are described in the next two paragraphs.

         One (1) mortgage loan, representing 0.6% of the initial pool balance, and secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1455 & 1515 E. Tropicana Avenue, expressly permits (i) the borrower to enter into future additional subordinate financing that is secured by the mortgaged property provided that certain debt service coverage ratio or other tests are satisfied and (ii) the owners of the borrower to enter into mezzanine financing that is secured by a pledge of equity interests in the borrower in connection with the purchase by members of the borrower of membership interests of another existing member.

         One (1) mortgage loan, representing 0.2% of the initial pool balance, and secured by the mortgaged property identified on Appendix B to this prospectus supplement as Tempo Plaza, expressly permits, in connection with an assumption, secondary financing provided by the existing borrower in an amount not to exceed $300,000. Such subordinate financing, which will be secured by the subject mortgaged property, must satisfy certain debt service coverage ratio and loan-to-value ratio tests for the combined loans, as set forth in the related mortgage loan documents.

         In the case of one (1) mortgage loan, representing 1.7% of the initial mortgage pool balance and identified on Appendix B to this prospectus supplement as The Landings, certain of the sponsor's ownership interests in the related borrower are pledged to secure mezzanine debt in the amount of approximately $6,330,000. The mezzanine debt may be repaid in the event of a successful syndication sale of tenant in common interests in the related mortgaged property in accordance with the requirements of the related mortgage loan documents. Alternatively, the mezzanine debt may be exchanged for an undivided interest in the related mortgaged property in accordance with the requirements of the related mortgage loan documents in the event the proceeds of the syndication are insufficient to repay the mezzanine debt, which could result in a change of control in the related borrower and management of the related mortgaged property. Under the mezzanine loan documents and the related intercreditor agreement, the mezzanine lender possesses the right to cure a default under the mortgage loan documents and, in addition, if there is a default under the mortgage loan documents the mezzanine lender may purchase the subject pooled mortgage loan at 100% of its outstanding principal balance plus accrued interest. In addition, the related mortgage loan documents may not be amended if



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the amendment increases the interest rate or principal amount of the mortgage loan, modifies the maturity date or otherwise amends specified terms. If the mezzanine debt defaults, the mezzanine lender may foreclose on the pledged equity interests in the related borrower, which could result in a change of control with respect to the borrower and a change in management of the related mortgaged property. Transfer of the mezzanine lender's interest in the mezzanine debt is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless that transfer is to a qualified transferee under the intercreditor agreement or written confirmation is obtained from each of Fitch and S&P that such transfer will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR1 certificates.

         In the case of one (1) of the mortgage loans that we intend to include in the trust fund, which is secured by the mortgaged property identified on Appendix B to this prospectus supplement as Brandywine Office Building & Garage and represents 5.4% of the initial mortgage pool balance, an affiliated party has made a loan to indirect principals of the borrower secured by their ownership interests in the managing member of the borrower's sole member. Additionally, the related borrower may obtain future mezzanine financing from a qualified lender, meeting the criteria in the related loan documents, under certain conditions, including that the mezzanine loan, together with the outstanding principal amount of the subject mortgage loan, may not exceed (a) 80% of the appraised value of the related mortgaged property or (b) if the garage portion of the related mortgaged property has been released pursuant to the terms of the related loan documents, a percentage of that appraised value equal to the sum of (i) 65% and (ii) the difference between 80% and the ratio (expressed as a percentage) of the loan-to-actual appraised value.

         In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing.

         In the case of five (5) mortgage loans that we intend to include in the trust fund, representing 18.6% of the initial mortgage pool balance, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property and their owners may not be bound by prohibitions on mezzanine financing secured by pledges of their equity interests in those borrower.

         The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

         We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in any related borrower. See "Material Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

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         Additional Collateral.

         Ninety-three (93) of the mortgage loans, representing 93.3% of the initial mortgage pool balance, have the benefit of additional collateral in the form of cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance premiums, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

         Cash Management Agreements/Lockboxes.

         Forty-two (42) mortgage loans that we intend to include in the trust fund, representing 67.3% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

         PMCF. Certain cash management arrangements with respect to the pooled mortgage loans for which PMCF is the applicable mortgage loan seller are described below.

     o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. The funds are then applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

     o In-Place Hard (A/B). Revenue from the related mortgaged property is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

     o Springing. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

         BSCMI. Certain cash management arrangements with respect to the pooled mortgage loans for which BSCMI is the applicable mortgage loan seller are described below.

     o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is not made available to the borrower and is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property. The revenue will generally be disbursed first to service the related mortgage loan in the trust fund and any reserve requirements, then, either (a) to fund the operating expenses at the related mortgaged property in accordance with an approved budget, and then, if no default under the related mortgage loan documents or other "trigger" event has occurred, the excess is released to the related borrower or (b) if no default under the related mortgage loan documents or other "trigger" event has occurred, the excess is released to the related borrower.

     o Springing. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the related borrower at a clearing bank generally selected by the borrower. Pursuant to an agreement between the lender and the clearing bank, upon the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, the clearing bank will block the borrower's access to the clearing account and will periodically sweep funds in the clearing account to a cash management account controlled by the applicable master servicer at a bank selected by the applicable master servicer and those funds will be applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

     o Springing Soft. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to the related borrower or is otherwise available to the related borrower and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. After the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is then directly paid by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund, or an account that the applicable master servicer has the right to control, and the revenue from the related mortgaged property is no longer made available to the borrower, but instead is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         WFB. The cash management arrangements with respect to the pooled mortgage loans for which WFB is the applicable mortgage loan seller are described below.

     o In-Place Hard. Revenue from the related mortgaged property is generally paid directly by the tenants and other payees to an account controlled by the applicable master servicer on behalf of the trust fund. The revenue from the related mortgaged property is not made

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          available to the borrower and is forwarded to a cash management account controlled by the applicable master servicer on behalf of the trust fund and applied to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property. The revenue will generally be disbursed first to service the related mortgage loan in the trust fund and any reserve requirements, then, either (a) to fund the operating expenses at the related mortgaged property in accordance with an approved budget, and then, if no default under the related mortgage loan documents has occurred, the excess is released to the related borrower or (b) if no default under the related mortgage loan documents has occurred, the excess is released to the related borrower.

     o Springing Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

     o Springing Soft/Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a DSCR trigger event, to cooperate in the establishment of a soft lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan. Revenue received from the related mortgaged property after a DSCR trigger event is generally paid directly by the tenants and other payors to an account controlled by the applicable master servicer on behalf of the trust fund. Until the occurrence of certain further trigger events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of any further trigger event, the revenue from the related mortgaged property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the applicable master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged property.

         CIBC. The cash management arrangements with respect to the pooled mortgage loans for which CIBC is the applicable mortgage loan seller are described below.

     o Springing Hard. The borrower has generally executed a cash management agreement which requires the borrower, upon the occurrence of a trigger event, to cooperate in the establishment of a hard lockbox under which revenue from the related mortgaged property would be paid to a clearing bank account and periodically applied to amounts due and payable under the related mortgage loan.

         With respect to any pooled mortgage loan for which PMCF or BSCMI is the applicable mortgage loan seller, in connection with any in-place hard or in-place hard (A/B) lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Hazard Insurance.

         See "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Servicing of the Mortgage Loans--Insurance" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

         Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the loan documents generally require flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by the Federal Emergency Management Agency.

         Tenant Matters.

         Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o Thirty-five (35) mortgaged properties, securing 7.8% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     o Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o Certain of the multifamily properties have material tenant concentrations of students or military personnel.

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     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

     o There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o One (1) mortgage loan, representing 0.8% of the initial mortgage pool balance, is secured by the borrower's interest as lessee under a ground lease, and the related ground lessor has a right of first refusal with respect to the mortgaged property which has not been subordinated to the mortgage and may impede the mortgagee's ability to sell the related mortgaged property at foreclosure.

     o With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. For example, tenants at the mortgaged properties identified on Appendix B to this prospectus supplement as Walgreens - Hopkins, Walgreens - Memphis, Walgreens - Smyrna and Walgreens - Murfreesboro each have standard rights of first refusal to purchase the subject property if the related landlord receives a bona fide offer to sell. In each case the right of first refusal does not apply to a voluntary sale by deed-in-lieu of foreclosure or any involuntary sale to the landlord's first mortgagee, whether by sheriff's sale, trustee's sale, deed-in-lieu of foreclosure or other judicial or non-judicial foreclosure proceedings. However, each of the subject tenants will retain its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new owner would be subject to such right. A tenant at the mortgaged property identified on Appendix B to this prospectus supplement as Academy Sports has a similar right of first refusal, which does not apply to sales pursuant to foreclosures.

     o With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

         Appraisals.

         In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the

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amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only.

         Environmental Assessments.

         Except for mortgaged properties securing mortgage loans that are the subject of a group secured creditor impaired property policy, or in some cases, an individual secured creditor impaired property policy, described below under "--Environmental Insurance", all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policies or indemnification. None of these environmental assessments are more than 18 months old as of the cut-off date. See "Risk Factors--Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on Your Offered Certificates" in this prospectus supplement.

         Property Condition Assessments.

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

         Seismic Review Process.

         In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

         Zoning and Building Code Compliance.

         Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

         Environmental Insurance.

         In the case of 48 mortgaged properties, representing 19.5% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of, a group or, in some cases, an individual secured creditor impaired property policy covering selected environmental matters with respect to the subject mortgage loan(s). These policies will be assigned to the trust. The premiums for the secured creditor impaired property policies have been or, as of the date of initial issuance of the series 2003-PWR1 certificates, will have been paid in full.

         In general, each of the secured creditor impaired property policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

     o if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and/or

     o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. There is no deductible under any of the secured creditor impaired property policies.

         Certain site-specific secured creditor impaired property policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

         The secured creditor impaired property policies generally require that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends two to five years beyond the term of each covered mortgage loan. In the case of each of three (3) ARD Loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as WP Carey Industrial Portfolio, 1300 E. Joppa and 310 State Highway 35, respectively, and collectively representing 2.4% of the initial mortgage pool balance, the term of the policy extends five years from the anticipated repayment date rather than the maturity date of the respective mortgage loan.

         Each secured creditor impaired property policy referred to above has been issued or, as of the date of initial issuance of the series 2003-PWR1 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix A sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B hereto, and for a brief summary of the ten (10) largest mortgage loans in the mortgage pool, see Appendix C hereto. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Material Legal Aspects of Mortgage Loans" in the accompanying prospectus.

         For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The debt service coverage ratio information in this prospectus supplement with respect to the 1290 Avenue of the Americas Mortgage Loan reflects the aggregate debt service payable on that pooled mortgage loan and the 1290 Avenue of the Americas Pari Passu Companion Loans.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining Term" are references to "Stated Remaining Term to Maturity or ARD". For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix C, the "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. The loan-to-value information presented in this prospectus supplement with respect to the 1290 Avenue of the Americas Mortgage Loan reflects the aggregate indebtedness of that pooled mortgage loan and the 1290 Avenue of the Americas Pari Passu Companion Loans.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3) References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

         The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the mortgage loans on or before the cut-off date. Before the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

         A Current Report on Form 8-K will be filed, together with the series 2003-PWR1 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from Prudential Mortgage Capital Funding, LLC, Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association and CIBC Inc. on the Issue Date.

                                                                  % OF INITIAL
                                            NUMBER OF POOLED        MORTGAGE
           MORTGAGE LOAN SELLER              MORTGAGE LOANS       POOL BALANCE
           --------------------              --------------       ------------
Prudential Mortgage Capital Funding, LLC            31                30.8%
Bear Stearns Commercial Mortgage, Inc.              27                30.4%
Wells Fargo Bank, National Association              27                27.7%
CIBC Inc.                                           15                11.2%
                                                 -----             --------
TOTAL                                              100               100.0%

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC, which is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in Atlanta, Chicago, San Francisco and Newark, New Jersey. The principal offices of PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of PMCC). Both PMCF and PMCC are our affiliates.

         Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

         Wells Fargo Bank, National Association. A description of Wells Fargo Bank, National Association is set forth under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--The Initial Master Servicers and the Initial Special Servicer--Wells Fargo Bank, National Association" in this prospectus supplement. Except for the 1290 Avenue of the Americas Mortgage Loan, which was acquired from a third party, WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust.

         CIBC Inc. CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the city of Toronto, in the province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. CIBC is an affiliate of CIBC World Markets Corp., which is an underwriter.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

         On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfer, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the pooled mortgage loans that will be sold to us by that mortgage loan seller for deposit into the trust fund:

     o the original promissory note, endorsed without recourse to the order of the trustee, or a copy of that note, together with a lost note affidavit;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

     o except in the case of the 1290 Avenue of the Americas Mortgage Loan, an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o except in the case of the 1290 Avenue of the Americas Mortgage Loan, an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a written commitment "marked-up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy); and

     o in those cases where applicable, the original or a copy of the related ground lease.

         The applicable mortgage loan purchase agreements will require each mortgage loan seller to deliver various other documents to the trustee with respect to each of the pooled mortgage loans that will be sold to us by that mortgage loan seller for deposit into the trust fund.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans for the benefit of the series 2003-PWR1 certificateholders and, to the extent applicable, for the benefit of the Ballston Common Mall B-Note Holder and the Renaissance Pere Marquette Hotel B-Note Holder. Within a specified period of time following the Issue Date, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2003-PWR1 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2003-PWR1 certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The series 2003-PWR1 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2003-PWR1 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

     o    the Issue Date, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording (at the expense of the related mortgage loan seller) in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office. The mortgagee of record with respect to the 1290 Avenue of the Americas Mortgage Loan will be the trustee under the series 2003-TOP9 pooling and servicing agreement.

REPRESENTATIONS AND WARRANTIES

         As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5. the maturity date and the original and remaining term to stated maturity (or, in the case of an ARD Loan, the anticipated repayment date and the original and remaining term to that date).

     o Immediately prior to its transfer and assignment of the mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Subordinate and Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any mortgage loan.

     o There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2. the discussion under "Certain Characteristics of the Mortgage Pool--Subordinate and Other Financing" above.

     o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the mortgage loan.

     o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where
          (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

         The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

         The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2003-PWR1 pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o that breach materially and adversely affects the interests of the series 2003-PWR1 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2003-PWR1 certificates or on the value of those certificates, then that breach will be a material breach of the representation and warranty. The rights of the series 2003-PWR1 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o cure the material breach or the material document defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

          2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan generally through the due date in the collection period of purchase, plus

          3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

          4. all unpaid special servicing fees, liquidation fees and other unpaid Additional Trust Fund Expenses related to that mortgage loan, plus

          5.   any costs incurred in enforcing the repurchase obligation; or

     o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Fitch or S&P to the series 2003-PWR1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced, and

          2. is acceptable to the series 2003-PWR1 controlling class representative.

         If the applicable mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     o the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2003-PWR1 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of the applicable mortgage loan seller.

         A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise. Expenses incurred by the applicable master servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

      SERVICING UNDER THE SERIES 2003-PWR1 POOLING AND SERVICING AGREEMENT

GENERAL

         The servicing and administration of the mortgage loans and any REO Properties in the trust fund (other than the 1290 Avenue of the Americas Mortgage Loan) will be governed by the series 2003-PWR1 pooling and servicing agreement. In this "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2003-PWR1 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. The 1290 Avenue of the Americas Mortgage Loan and the 1290 Avenue of the Americas Non-Trust Loans are currently being serviced on substantially similar terms under the series 2003-TOP9 pooling and servicing agreement. See "Servicing of the 1290 Avenue of the Americas Loan Group" in this prospectus supplement. You should refer to the accompanying prospectus, in particular the sections captioned "Description of the Certificates" and "Servicing of the Mortgage Loans", for additional important information regarding provisions of the series 2003-PWR1 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

         The master servicers and the special servicer must each service and administer the mortgage loans and any REO Properties (other than the 1290 Avenue of the Americas Mortgage Loan and any related REO Property) for which it is responsible, directly or through sub-servicers, in accordance with the Servicing Standard.

         In general, subject to the more specific discussions in the other subsections of this "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o all mortgage loans (other than the 1290 Avenue of the Americas Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any pooled mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan), the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan subject to the series 2003-PWR1 pooling and servicing agreement (other than the 1290 Avenue of the Americas Mortgage Loan) and as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO Property related to the 1290 Avenue of the Americas Mortgage Loan).

         Despite the foregoing, the series 2003-PWR1 pooling and servicing agreement will require each master servicer:

     o to continue to collect information and, subject to that master servicer's timely receipt of information from the special servicer or, in the case of the 1290 Avenue of the Americas Mortgage Loan, from the appropriate party under the series 2003-TOP9 pooling and servicing agreement, prepare all reports to the certificate administrator and the trustee, as applicable, required to be collected or prepared with respect to any specially serviced mortgage loans and REO Properties (other than the 1290 Avenue of the Americas Mortgage Loan) as to which it is the applicable master servicer; and

     o otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties (other than the 1290 Avenue of the Americas Mortgage Loan and any related REO Property) as to which it is the applicable master servicer.

         None of the master servicers or the special servicer will have responsibility for the performance by the other such parties of their respective obligations and duties under the series 2003-PWR1 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

         The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer.

         For so long as the Ballston Common Mall Mortgage Loan or any related REO Property is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering the Ballston Common Mall B-Note Loan and/or will otherwise have duties to the Ballston Common Mall B-Note Holder under the series 2003-PWR1 pooling and servicing agreement. The servicing and administration of the Ballston Common Mall Loan Pair and any related REO Property are to be serviced for the benefit of the series 2003-PWR1 certificateholders and the Ballston Common Mall B-Note Holder, as a collective whole. The Ballston Common Mall B-Note Loan will not be part of the trust fund.

         For so long as the Renaissance Pere Marquette Hotel Mortgage Loan or any related REO Property is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering the Renaissance Pere Marquette Hotel B-Note Loan and/or will otherwise have duties to the Renaissance Pere Marquette Hotel B-Note Holder under the series 2003-PWR1 pooling and servicing agreement. The servicing and administration of the Renaissance Pere Marquette Hotel Loan Pair and any related REO Property are to be serviced for the benefit of the series 2003-PWR1 certificateholders and the Renaissance Pere Marquette Hotel B-Note Holder, as a collective whole. The Renaissance Pere Marquette Hotel B-Note Loan will not be part of the trust fund.

         With respect to the 1290 Avenue of the Americas Mortgage Loan, the series 2003-TOP9 pooling and servicing agreement, the related intercreditor agreements and a letter agreement between the holders of the mortgage loans in the 1290 Avenue of the Americas Loan Group and the master servicer, special servicer, trustee and fiscal agent under the series 2003-TOP9 pooling and servicing agreement will exclusively govern the servicing and administration of the 1290 Avenue of the Americas Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 1290 Avenue of the Americas Mortgage Loan or any of the 1290 Avenue of the Americas Non-Trust Loans will be effected in accordance with the series 2003-TOP9 pooling and servicing agreement, the related intercreditor agreements and a letter agreement between the holders of the mortgage loans in the 1290 Avenue of the Americas Loan Group and the master servicer, special servicer, trustee and fiscal agent under the series 2003-TOP9 pooling and servicing agreement).

         Although the 1290 Avenue of the Americas Mortgage Loan is not serviced under the series 2003-PWR1 pooling and servicing agreement, the applicable master servicer will have certain duties with respect to the 1290 Avenue of the Americas Mortgage Loan under the series 2003-PWR1 pooling and servicing agreement:

     o the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to monitor the performance of the master servicer and the special servicer under the series 2003-TOP9 pooling and servicing agreement, and will promptly notify the trustee and the controlling class representative under the series 2003-PWR1 pooling and servicing agreement of any defaults by the master servicer or the special servicer under the series 2003-TOP9 pooling and servicing agreement of which the applicable series 2003-PWR1 master servicer is aware;

     o if there are at any time amounts due from the trust fund, as holder of the 1290 Avenue of the Americas Mortgage Loan, to any party under the intercreditor agreements for the 1290 Avenue of the Americas Loan Group or the series 2003-TOP9 pooling and servicing agreement, the applicable master servicer will notify the special servicer and the series 2003-PWR1 controlling class representative and will pay such amounts out of its collection account or from its own funds (provided that any such payment from its own funds will be considered a servicing advance); and

     o if the trustee is requested to take any action in its capacity as holder of the 1290 Avenue of the Americas Mortgage Loan under the related intercreditor agreement(s) or the series 2003-TOP9 pooling and servicing agreement or if the trustee receives actual notice of a default or event of default by any other party under the series 2003-TOP9 pooling and servicing agreement, then (subject to the following paragraph) the trustee will notify (in writing), and act in accordance with the instructions of the series 2003-PWR1 controlling class representative; provided that, if those instructions are not provided within a reasonable time period (not to exceed five (5) business days) or if the trustee is not permitted (pursuant to the next paragraph) to follow those instructions, then the trustee will act at the direction of the holders of series 2003-PWR1 certificates entitled to a majority of the series 2003-PWR1 voting rights, or if no such direction is received within a reasonable time period (not to exceed five (5) business days), as it deems to be in the best interests of the series 2003-PWR1 certificateholders (as a collective whole); and provided further that the trustee may not approve the adoption of any successor servicing agreement for the 1290 Avenue of the Americas Loan Group that is in replacement of the series 2003-TOP9 pooling and servicing agreement unless it receives written confirmation from each of Fitch and S&P that the servicing and administration of the 1290 Avenue of the Americas Mortgage Loan or any related REO Property under that new servicing agreement would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates; and provided, further, that if the trustee's consent is sought with respect to any action under the series 2003-TOP9 pooling and servicing agreement or a successor 1290 Avenue of the Americas servicing agreement as to which, if such action were taken under the series 2003-PWR1 pooling and servicing agreement, would require written confirmation from Fitch or S&P that such action would not, in and of itself, result in a qualification, downgrade or withdrawal of any rating assigned by that rating agency to any class of series 2003-PWR1 certificates, then the trustee may not grant that consent without first having obtained that written confirmation, which confirmation will not be at its expense.

         Notwithstanding anything to the contrary, (a) the trustee shall not have any right or obligation to consult with or seek and/or obtain consent or approval from any controlling class representative prior to acting during the period following any resignation or removal of a controlling class representative and before a replacement is selected and (b) the series 2003-PWR1 controlling class representative may not direct the trustee to act, and trustee is to ignore any direction for it to act, in any manner that would--

     o require or cause the trustee to violate applicable law, the terms of any mortgage loan or any other provision of the series 2003-PWR1 pooling and servicing agreement;

     o    result in an adverse tax consequence for the trust fund;

     o expose the trust, the parties to the series 2003-PWR1 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o expand the scope of the trustee's responsibilities under the series 2003-PWR1 pooling and servicing agreement.

         The series 2003-TOP9 pooling and servicing agreement requires the consent of the holders of the series 2003-PWR1 certificates (to the extent set forth in that agreement) or, in certain cases, the consent of the trustee, as holder of the 1290 Avenue of the Americas Mortgage Loan, to certain amendments to that agreement that would adversely affect the rights of those holders or of the trustee in that capacity.

         The section in the accompanying prospectus entitled "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2003-PWR1 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS AND THE INITIAL SPECIAL SERVICER

         General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust, the Ballston Common Mall B-Note Loan and the Renaissance Pere Marquette Hotel B-Note Loan. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, BSCMI and CIBC to us for deposit into the trust. ARCap Servicing, Inc. will act as special servicer with respect to all of the mortgage loans.

         Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR serves as PMCC's mortgage loan servicing vehicle. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of December 31, 2002 PAR was responsible for overseeing the servicing of approximately 6,267 commercial and multifamily loans, with an approximate total principal balance of approximately $34.3 billion.

         Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is an affiliate of WFB Minnesota, the certificate administrator and tax administrator, and Wells Fargo Brokerage Services, LLC, the co-manager. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. As of December 31, 2002, WFB was responsible for servicing approximately 4,683 commercial and multifamily mortgage loans, totaling approximately $29.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. WFB is the master servicer under the series 2003-TOP9 pooling and servicing agreement.

         ARCap Servicing, Inc., formerly ARCap Special Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial series 2003-PWR1 controlling class representative. As of February 27, 2003, ARCap was the named special servicer on 25 CMBS transactions encompassing 4,135 loans with a legal balance of $25.60 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Puerto Rico and Canada. ARCap is the special servicer under the series 2003-TOP9 pooling and servicing agreement.

         The information set forth in this prospectus supplement concerning each of PAR, WFB and ARCap as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan) will be payable to the applicable master servicer for that pooled mortgage loan.

         The master servicing fee:

     o will be earned with respect to each and every pooled mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan), including--

          1. each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

          2. each such pooled mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

          3. each such pooled mortgage loan as to which defeasance has occurred; and

     o    in the case of each such pooled mortgage loan, will--

          1. be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.03% per annum to 0.15% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4. be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

         As of the date of initial issuance of the series 2003-PWR1 certificates, the weighted average servicing fee rate for the mortgage pool (exclusive of the 1290 Avenue of the Americas Mortgage Loan) will be 0.0510% per annum.

         If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan) at a specified number of basis points. Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

         The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to each of the Ballston Common Mall B-Note Loan and the Renaissance Pere Marquette Hotel B-Note Loan, which fees will be payable solely from interest collections on the Ballston Common Mall B-Note Loan and the Renaissance Pere Marquette Hotel B-Note Loan, respectively.

         The master servicer under the series 2003-TOP9 pooling and servicing agreement will be entitled to similar fees (calculated at 0.03% per annum) with respect to the 1290 Avenue of the Americas Mortgage Loan.

         Prepayment Interest Shortfalls. The series 2003-PWR1 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2003-PWR1 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans.

         Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2003-PWR1 principal balance certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

         Special Servicing Fee.  The special servicing fee:

     o    will be earned with respect to--

          1. each specially serviced mortgage loan (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan), if any, and

          2. each mortgage loan (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan), if any, as to which the corresponding mortgaged property has become an REO Property;

     o in the case of each mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

         Notwithstanding the foregoing, any special servicing fees earned with respect to the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan will be payable out of any collections on or with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, as applicable, then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph. Any special servicing fees earned with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan will be payable solely out of collections on those loans.

         Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Any workout fees earned with respect to the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan will be payable out of any collections on or with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, as applicable, then in the possession of the applicable master servicer prior to payment out of any collections on the Ballston Common Mall Mortgage Loan, the Renaissance Pere Marquette Hotel Mortgage Loan or any other pooled mortgage loans. Any workout fees earned with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan will be payable solely out of collections on those loans.

         The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans (other than the 1290 Avenue of the Americas Mortgage Loan) that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has made at least one monthly debt service payment according to that resolution) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2003-PWR1 certificateholders.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest and/or a Yield Maintenance Charge or Prepayment Premium.

         Notwithstanding the foregoing, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

          o the repurchase or replacement of any mortgage loan in the trust fund by the related mortgage loan seller for a material breach of representation or warranty or a material document defect, in accordance with the related mortgage loan purchase agreement, as described under "Description of the Mortgage Pool; Cures, Repurchases and Substitutions" in this prospectus supplement;

          o the purchase of any Specially Designated Defaulted Pooled Mortgage Loan by the special servicer or any single certificateholder or group of certificateholders of the series 2003-PWR1 controlling class as described under "--Fair Value Purchase Option" below;

          o the purchase of the Ballston Common Mall Mortgage Loan by the Ballston Common Mall B-Note Holder, as described under "--The Ballston Common Mall B-Note Holder" below;

          o the purchase of the Renaissance Pere Marquette Hotel Mortgage Loan by the Renaissance Pere Marquette Hotel B-Note Holder, as described under "--The Renaissance Pere Marquette Hotel B-Note Holder" below;

          o the purchase of any specially serviced mortgage loan or related property by any other creditor of the related borrower or any of its affiliates or other equity holders pursuant to a right under the related mortgage loan documents (provided that right is exercised within the period and in the manner required under those mortgage loan documents and the payment of the liquidation fee would not otherwise be covered by the price to be paid by that creditor);

          o the payoff or liquidation of the 1290 Avenue of the Americas Mortgage Loan under the series 2003-PWR1 pooling and servicing agreement; or

          o the purchase of all of the mortgage loans and REO Properties in the trust fund by any single certificateholder or group of certificateholders of the series 2003-PWR1 controlling class, the master servicers or either of them or the special servicer in connection with the termination of the trust fund, as described under "Description of the Offered Certificates--Termination of the Series 2003-PWR1 Pooling and Servicing Agreement" in this prospectus supplement.

         Any liquidation fees earned with respect to the Ballston Common Mall B-Note Loan will be payable out of collections on or with respect to the Ballston Common Mall B-Note Loan and/or the Ballston Common Mall B-Note Holder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the immediately preceding paragraph.

         Any liquidation fees earned with respect to the Renaissance Pere Marquette Hotel B-Note Loan will be payable out of collections on or with respect to the Renaissance Pere Marquette Hotel B-Note Loan and/or the Renaissance Pere Marquette Hotel B-Note Holder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the immediately preceding paragraph.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-PWR1 certificateholders.

         1290 Avenue of the Americas. If the 1290 Avenue of the Americas Mortgage Loan becomes specially serviced under the series 2003-TOP9 pooling and servicing agreement, the special servicer thereunder will be entitled to compensation substantially similar in nature to that described above.

         Additional Servicing Compensation. The following items collected on any mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2003-PWR1 pooling and servicing agreement:

     o any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2003-PWR1 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

     o any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

     o any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

         Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

         Neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal of those investments from its own funds.

         The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account.

         Any additional compensation payable to the applicable master servicer or the special servicer with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan will be payable solely from collections on that loan and interest or other income earned on those collections.

         Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2003-PWR1 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2003-PWR1 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2003-PWR1 pooling and servicing may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

         Notwithstanding any provision of the series 2003-PWR1 pooling and servicing agreement described herein to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

     o the special servicer must make any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance, and

     o the special servicer may not make requests for servicing advances more frequently than once per calendar month.

         If a request for the applicable master servicer to make a servicing advance is timely and properly made, the requesting special servicer shall be relieved of any obligations with respect to that servicing advance (regardless of whether or not the applicable master servicer actually makes the servicing advance). Each master servicer shall be entitled to reimbursement for any servicing advance made by it at the direction of the special servicer, together with interest on that advance, at the same time, in the same manner and to the same extent as that master servicer is entitled with respect to any other servicing advances that it makes.

         If a master servicer or the special servicer is required under the series 2003-PWR1 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it determines, in its sole discretion exercised in good faith, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its sole discretion exercised in good faith, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, neither the applicable master servicer nor the special servicer will be permitted to reimburse itself out of those general collections for any servicing advance related to the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, as applicable, that it has so determined is not recoverable, except to the extent that amounts collected on or in respect of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, as applicable, are insufficient for that reimbursement. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance.

         In general, none of the master servicers, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the 1290 Avenue of the Americas Mortgaged Property or the 1290 Avenue of the Americas Mortgage Loan under the series 2003-PWR1 pooling and servicing agreement. Those advances will be made by the master servicer, the special servicer and/or another party under the series 2003-TOP9 pooling and servicing agreement on generally the same terms and conditions as are applicable under the series 2003-PWR1 pooling and servicing agreement.

         The series 2003-PWR1 pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property (other than the 1290 Avenue of the Americas Mortgage Loan or any related REO Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-PWR1 certificateholders and, if affected, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder (as a collective whole). In addition, if the servicing expense relates to either the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, as applicable, are insufficient for that payment.

         The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of any Default Interest and late payment charges on the pooled mortgage loans in respect of which the advance was made that are collected subsequent to the accrual of that advance interest, and

     o then, but only if the advance has been or is being reimbursed and if and to the extent that the late payment charges and Default Interest referred to in the prior bullet are insufficient to cover the advance interest, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the advance relates to the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, to the maximum extent possible, out of collections on the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, respectively).

         If any servicing advances are made with respect to the 1290 Avenue of the Americas Loan Group under the series 2003-TOP9 pooling and servicing agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate specified above.

         Amounts received on the Ballston Common Mall Loan Pair will not be allocable to Default Interest on the Ballston Common Mall Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the Ballston Common Mall B-Note Loan. Amounts received on the Renaissance Pere Marquette Hotel Loan Pair will not be allocable to Default Interest on the Renaissance Pere Marquette Hotel Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the Renaissance Pere Marquette Hotel B-Note Loan. No Default Interest or late payment charges will be available with respect to the 1290 Avenue of the Americas Mortgage Loan under the series 2003-PWR1 pooling and servicing agreement to offset interest on any related advances, although such an offset may occur under the series 2003-TOP9 pooling and servicing agreement with respect to interest on related advances owing thereunder.

THE SERIES 2003-PWR1 CONTROLLING CLASS REPRESENTATIVE

         Controlling Class. As of any date of determination, the controlling class of series 2003-PWR1 certificateholders will be the holders of the most subordinate class of series 2003-PWR1 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2003-PWR1 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2003-PWR1 certificateholders will be the holders of the most subordinate class of series 2003-PWR1 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series 2003-PWR1 controlling class, the class A-1 and A-2 certificates will represent a single class.

         Election of the Series 2003-PWR1 Controlling Class Representative. The holders of series 2003-PWR1 certificates representing more than 50% of the total principal balance of the series 2003-PWR1 controlling class, will be entitled to--

     o select a representative having the rights and powers described under "--Rights and Powers of the Series 2003-PWR1 Controlling Class Representative" below, or

     o    replace an existing series 2003-PWR1 controlling class representative.

         The certificate administrator will be required to notify promptly all the certificateholders of the series 2003-PWR1 controlling class that they may select a series 2003-PWR1 controlling class representative upon:

     o the receipt by the certificate administrator of written requests for the selection of a series 2003-PWR1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2003-PWR1 controlling class;

     o the resignation or removal of the person acting as series 2003-PWR1 controlling class representative; or

     o a determination by the certificate administrator that the controlling class of series 2003-PWR1 certificateholders has changed.

         The notice will explain the process for selecting a series 2003-PWR1 controlling class representative. The appointment of any person as a series 2003-PWR1 controlling class representative subsequent to ARCap CMBS Fund REIT, Inc. will not be effective until that person provides the certificate administrator with--

     1.   written confirmation of its acceptance of its appointment,

     2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund that has not been filed with the SEC,

     3. an address and telecopy number for the delivery of notices and other correspondence, and

     4. a list of officers or employees of the person with whom the parties to the series 2003-PWR1 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         ARCap CMBS Fund REIT, Inc. is expected to be the initial series 2003-PWR1 controlling class representative.

         Resignation and Removal of the Series 2003-PWR1 Controlling Class Representative. The series 2003-PWR1 controlling class representative may at any time resign by giving written notice to the certificate administrator, the trustee, the special servicer, the master servicers and each certificateholder of the series 2003-PWR1 controlling class. The holders of series 2003-PWR1 certificates representing more than 50% of the total principal balance of the series 2003-PWR1 controlling class will be entitled to remove any existing series 2003-PWR1 controlling class representative by giving written notice to the certificate administrator, the trustee, the special servicer, the master servicers and the existing series 2003-PWR1 controlling class representative.

         Notwithstanding anything to the contrary, the trustee will not be obligated to consult with or to seek and/or obtain consent or approval from the series 2003-PWR1 controlling class representative prior to acting during the period following any resignation or removal of the series 2003-PWR1 controlling class representative and before a replacement is selected.

         Rights and Powers of the Series 2003-PWR1 Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan in the trust fund, the special servicer must, in general, deliver to the series 2003-PWR1 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2003-PWR1 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related the specially serviced mortgage loan and whether outside legal counsel has been retained;

     o the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

     o the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o such other information as the special servicer deems relevant in light of the Servicing Standard.

         The special servicer will be required to implement the recommended action as outlined in that asset status report if--

     o the series 2003-PWR1 controlling class representative affirmatively approves in writing an asset status report,

     o within ten business days after receiving an asset status report, the series 2003-PWR1 controlling class representative does not object to the report in writing, or

     o within ten business days after receiving an asset status report, the series 2003-PWR1 controlling class representative objects to the report in writing and the special servicer makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the certificateholders and, if affected thereby, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as a collective whole.

         The special servicer must revise that asset status report and deliver to the series 2003-PWR1 controlling class representative, among other persons, the revised asset status report if the series 2003-PWR1 controlling class representative objects to the initial version of the asset status report within ten business days after receiving it and the special servicer does not make a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the certificateholders and, if affected thereby, the Ballston Common Mall B-Note Holder and the Renaissance Pere Marquette Hotel B-Note Holder, as a collective whole. That revised asset status report must be delivered as soon as practicable, but in no event later than 30 days after the objection by the series 2003-PWR1 controlling class representative. The special servicer must continue to revise the asset status report until the earliest of:

     o the affirmative approval in writing of the report by the series 2003-PWR1 controlling class representative;

     o the failure of the series 2003-PWR1 controlling class representative to disapprove the report in writing within ten business days of its receipt thereof; and

     o the passage of 90 days from the date of preparation of the initial version of the asset status report.

Following the earliest of these events, the special servicer will implement the recommended action as outlined in the most recent version of the asset status report, provided that the special servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents.

         The special servicer may, from time to time, modify any asset status report it has previously delivered and implement the new action in the revised report so long as the revised report has been prepared, reviewed and either approved or not rejected as described above. In addition, the special servicer may take any action set forth in an asset status report before the expiration of the ten-business day period during which the series 2003-PWR1 controlling class representative may reject the report if--

     o the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2003-PWR1 certificateholders, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, and

     o it has made a reasonable effort to contact the series 2003-PWR1 controlling class representative.

         The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

         In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2003-PWR1 controlling class representative and the series 2003-PWR1 controlling class representative has consented (or failed to object) thereto in writing within ten business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action):

     o any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     o any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD Additional Interest, has an unpaid principal balance of $2,500,000 or more ;

     o any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     o any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series 2003-PWR1 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2003-PWR1 controlling class representative);

     o any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2003-PWR1 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2003-PWR1 controlling class representative,;

     o any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2003-PWR1 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2003-PWR1 controlling class representative);

     o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2003-PWR1 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2003-PWR1 controlling class representative);

     o any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2003-PWR1 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2003-PWR1 controlling class representative); or

     o any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2003-PWR1 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2003-PWR1 controlling class representative).

         However, the special servicer may take any of the actions described above without waiting for the response of the series 2003-PWR1 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2003-PWR1 certificateholders and, if affected thereby, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as a collective whole.

         Furthermore, the series 2003-PWR1 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties (other than the 1290 Avenue of the Americas mortgage loan or any related REO Property) or as to which provision is otherwise made in the series 2003-PWR1 pooling and servicing agreement.

         Notwithstanding the provisions described above, the series 2003-PWR1 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

     o require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2003-PWR1 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o expose the trust, the parties to the series 2003-PWR1 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2003-PWR1 pooling and servicing agreement.

         Also notwithstanding the foregoing, the special servicer will not be obligated to obtain the approval of or accept direction from the series 2003-PWR1 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to either the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, or to even prepare any asset status report with respect to either the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, or otherwise obtain approval of or accept direction from the series 2003-PWR1 controlling class representative with respect to any servicing action involving that pair of mortgage loans, unless a Ballston Common Mall Change of Control Event or a Renaissance Pere Marquette Hotel Change of Control Event, as applicable, has occurred and is continuing. Instead, the special servicer will be required to obtain the approval of or accept direction from the Ballston Common Mall B-Note Holder or a Renaissance Pere Marquette Hotel B-Note Holder, as applicable, unless a Ballston Common Mall Change of Control Event or a Renaissance Pere Marquette Hotel Change of Control Event, as applicable, has occurred and is continuing. However, solely for informational purposes, the special servicer will prepare a report containing information similar to that found in an asset status report for the series 2003-PWR1 controlling class representative with respect to the Ballston Common Mall Loan Pair and the Renaissance Pere Marquette Hotel Loan Pair if, in either case, the subject loans become specially serviced

         The series 2003-PWR1 pooling and servicing agreement may describe potential actions of the special servicer in addition to those described above that would require the consent or deemed consent of or are subject to direction of the series 2003-PWR1 controlling class representative.

         When reviewing the rest of this "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series

2003-PWR1 controlling class representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series 2003-PWR1 controlling class representative are to be borne by the holders of the series 2003-PWR1 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2003-PWR1 controlling class representative by a borrower with respect to the series 2003-PWR1 pooling and servicing agreement or any particular mortgage loan, the series 2003-PWR1 controlling class representative is to notify immediately the trustee, the certificate administrator, the applicable master servicer and the special servicer. Subject to the discussion under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus, the special servicer will assume the defense of the claim on behalf of and at the expense of the trust fund against the series 2003-PWR1 controlling class representative, but only if--

     o the special servicer, a master servicer, the trustee, the certificate administrator, the fiscal agent or the trust fund are also named parties to the same action, and

     o    in the sole judgment of the special servicer,

          1. the series 2003-PWR1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for a special servicer, a master servicer, the certificate administrator, the trustee, the fiscal agent or the trust fund to be an adverse party in the action as regards the series 2003-PWR1 controlling class representative.

         Liability to the Trust Fund and Certificateholders. The series 2003-PWR1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2003-PWR1 certificates, may act solely in the interests of the holders of the controlling class of series 2003-PWR1 certificates, does not have any duty to the holders of any class of series 2003-PWR1 certificates other than the controlling class of series 2003-PWR1 certificates and may take actions that favor the interests of the holders of the controlling class of series 2003-PWR1 certificates over those of other classes of series 2003-PWR1 certificates. It will have no liability to any other series 2003-PWR1 certificateholders for having acted as described above and those other series 2003-PWR1 certificateholders may not take any action against it for having acted as described above.

         Beneficial Owners of the Controlling Class. If the controlling class of series 2003-PWR1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

     o to receive all notices described above under this "--The Series 2003-PWR1 Controlling Class Representative" section, and

     o to exercise directly all rights described above under this "--The Series 2003-PWR1 Controlling Class Representative" section, that it otherwise would if it were the registered holder of certificates of the series 2003-PWR1 controlling class.

THE BALLSTON COMMON MALL B-NOTE HOLDER

         Except under the circumstances described below in this "The Ballston Common Mall B-Note Holder" section, the applicable master servicer and the special servicer will each be required to obtain the prior written consent of the Ballston Common Mall B-Note Holder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

     o any modification, amendment or waiver of the Ballston Common Mall Mortgage Loan or the Ballston Common Mall B-Note Loan that would have a material adverse effect on the interests of the Ballston Common Mall B-Note Holder;

     o any modification, amendment or waiver of a monetary term (including timing of payments or forgiveness of interest or principal, but excluding any term relating to late payment charges) or any material non-monetary term of the Ballston Common Mall Mortgage Loan or the Ballston Common Mall B-Note Loan;

     o any acceptance of a discounted payoff of the Ballston Common Mall Mortgage Loan or the Ballston Common Mall B-Note Loan;

     o any approval of a successor property manager with respect to, or any material alteration of, the Ballston Common Mall Mortgaged Property;

     o any waiver of the requirements under the Ballston Common Mall Loan Pair with respect to property insurers or the manner in which payments or other collections on those loans are held and/or invested;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to the Ballston Common Mall Loan Pair or approval of a transfer of interest in the related borrower or the Ballston Common Mall Mortgaged Property;

     o any material release of collateral for the Ballston Common Mall Loan Pair (other than in accordance with the terms of, or upon satisfaction of, the Ballston Common Mall Loan Pair);

     o any acceptance of substitute or additional collateral for the Ballston Common Mall Loan Pair (other than in accordance with the terms of the Ballston Common Mall Loan Pair);

     o any acceptance of an assumption agreement releasing the related borrower from liability under the Ballston Common Mall Loan Pair; and

     o any appointment or removal of a sub-servicer with respect to the Ballston Common Mall Loan Pair.

         In addition, if and for so long as the Ballston Common Mall Loan Pair is subject to special servicing, except under the circumstances described below in this "--The Ballston Common Mall B-Note Holder" section, the special servicer will be further required to:

     o consult with the Ballston Common Mall B-Note Holder upon the occurrence of any material event of default under the Ballston Common Mall Loan Pair and follow the directions of the Ballston Common Mall B-Note Holder with respect to the resolution of that event of default or the liquidation of the Ballston Common Mall Loan Pair; and

     o obtain the prior written consent of the Ballston Common Mall B-Note Holder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement)--

          1. foreclosure upon or acquisition of any mortgaged property or any other collateral securing the Ballston Common Mall Loan Pair or engage in any other enforcement action under the related mortgage loan documents,

          2. any sale of any REO Property relating to the Ballston Common Mall Loan Pair,

          3. any action to bring any mortgaged property securing the Ballston Common Mall Loan Pair into compliance with applicable environmental laws or otherwise to address hazardous materials located at that property, and

          4. any release of the related borrower or any guarantor from liability under the Ballston Common Mall Loan Pair.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the Ballston Common Mall B-Note Holder, as contemplated by the two preceding paragraphs, may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

     o require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of the Ballston Common Mall Loan Pair or the related intercreditor agreement or any other provision of the series 2003-PWR1 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the series 2003-PWR1 pooling and servicing agreement.

         If any Ballston Common Mall Change of Control Event occurs, then (for so long as it continues) the Ballston Common Mall B-Note Holder will cease to have the rights and powers described above in this "--The Ballston Common Mall B-Note Holder" section, and neither the applicable master servicer nor the special servicer will be required to consult with or seek the consent of the Ballston Common Mall B-Note Holder with respect to any of the matters contemplated above.

         Unless a Ballston Common Mall Change of Control Event exists:

     o neither the applicable master servicer nor the special servicer may enter into any sub-servicing agreement with respect to the Ballston Common Mall Loan Pair without the consent of the Ballston Common Mall B-Note Holder;

     o the Ballston Common Mall B-Note Holder may require the applicable master servicer or the special servicer to terminate any particular sub-servicing agreement with respect to the Ballston Common Mall Loan Pair; and

     o if PAR is no longer a master servicer, the Ballston Common Mall B-Note Holder may require the master servicer to--

          1. appoint a sub-servicer, acceptable to the Ballston Common Mall B-Note Holder in its sole discretion, with respect to the Ballston Common Mall Loan Pair, and

          2. delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the Ballston Common Mall Loan Pair to that sub-servicer.

         For so long as a Ballston Common Mall Change of Control Event exists, the foregoing rights of the Ballston Common Mall B-Note Holder with respect to the Ballston Common Mall Loan Pair will instead be exercisable by the series 2003-PWR1 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

         In all cases, subject to any limitations imposed by the series 2003-PWR1 pooling and servicing agreement, the Ballston Common Mall B-Note Holder will be entitled to cure defaults under the Ballston Common Mall Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or the Ballston Common Mall Mortgaged Property. The Ballston Common Mall B-Note Holder will have an additional five days beyond any grace period for the related borrower to complete any such cure.

         The Ballston Common Mall B-Note Holder will also have the option to purchase the Ballston Common Mall Mortgage Loan if any monthly debt service payment due under the Ballston Common Mall Mortgage Loan becomes 90 days or more delinquent. See "Summaries of the Ten Largest Mortgage Loans--Ballston Common Mall Portfolio--Additional A-Note and B-Note Information" on Appendix C to this prospectus supplement.

         The initial Ballston Common Mall B-Note Holder will be Prudential Mortgage Capital Funding, LLC, an affiliate of PAR, one of the initial master servicers.

         The Ballston Common Mall B-Note Holder may have relationships and interests that conflict with those of the series 2003-PWR1 certificateholders. It has no obligations to the series 2003-PWR1 certificateholders and may act solely in its own interests. No series 2003-PWR1 certificateholder may take any action against the Ballston Common Mall B-Note Holder for acting solely in its own interests.

         The Ballston Common Mall B-Note Holder may appoint a representative to exercise its rights described above.

         When reviewing the rest of this "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the Ballston Common Mall B-Note Holder discussed above could have on the actions of the applicable master servicer or the special servicer.

THE RENAISSANCE PERE MARQUETTE HOTEL B-NOTE HOLDER

         Except under the circumstances described below in this "The Renaissance Pere Marquette Hotel B-Note Holder" section, the applicable master servicer and the special servicer will be required to obtain the prior written consent of the Renaissance Pere Marquette Hotel B-Note Holder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

     o any modification, amendment or waiver of the Renaissance Pere Marquette Hotel Mortgage Loan or the Renaissance Pere Marquette Hotel B-Note Loan that would have a material adverse effect on the interests of the Renaissance Pere Marquette Hotel B-Note Holder;

     o any modification, amendment or waiver of a monetary term (including the timing of payments or forgiveness of interest or principal, but excluding any term relating to late payment charges) or any material non-monetary term of the Renaissance Pere Marquette Hotel Mortgage Loan or the Renaissance Pere Marquette Hotel B-Note Loan;

     o any acceptance of a discounted payoff of the Renaissance Pere Marquette Hotel Mortgage Loan or the Renaissance Pere Marquette Hotel B-Note Loan;

     o any approval of a successor property manager with respect to, or any material alteration of, the Renaissance Pere Marquette Hotel Mortgaged Property;

     o any waiver of the requirements under the Renaissance Pere Marquette Hotel Loan Pair with respect to property insurers or the manner in which payments or other collections on those loans are held and/or invested;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to the Renaissance Pere Marquette Hotel Loan Pair or approval of a transfer of interest in the related borrower or the Renaissance Pere Marquette Hotel Mortgaged Property;

     o any material release of collateral for the Renaissance Pere Marquette Hotel Loan Pair (other than in accordance with the terms of, or upon the satisfaction of, the Renaissance Pere Marquette Hotel Loan Pair);

     o any acceptance of substitute or additional collateral for the Renaissance Pere Marquette Hotel Loan Pair (other than in accordance with the terms of the Renaissance Pere Marquette Hotel Loan Pair);

     o any acceptance of an assumption agreement releasing the related borrower from liability under the Renaissance Pere Marquette Hotel Loan Pair; and

     o any appointment or removal of a sub-servicer with respect to the Renaissance Pere Marquette Hotel Loan Pair.

         In addition, if and for so long as the Renaissance Pere Marquette Hotel Loan Pair is subject to special servicing, except under the circumstances described below in this "--The Renaissance Pere Marquette Hotel B-Note Holder" section, the special servicer will be further required to:

     o consult with the Renaissance Pere Marquette Hotel B-Note Holder upon the occurrence of any material event of default under the Renaissance Pere Marquette Hotel Loan Pair and follow the directions of the Renaissance Pere Marquette Hotel B-Note Holder with respect to the resolution of that event of default or the liquidation of the Renaissance Pere Marquette Hotel Loan Pair; and

     o obtain the prior written consent of the Renaissance Pere Marquette Hotel B-Note Holder prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement)--

          1. foreclosure upon or acquisition of the mortgaged property or any other collateral securing the Renaissance Pere Marquette Hotel Loan Pair or engage in any other enforcement action under the related mortgage loan documents,

          2. any sale of any REO Property relating to the Renaissance Pere Marquette Hotel Loan Pair,

          3. any action to bring any mortgaged property securing the Renaissance Pere Marquette Hotel Loan Pair into compliance with applicable environmental laws or otherwise to address hazardous materials located at that mortgaged property, and

          4. any release of the related borrower or any guarantor from liability under the Renaissance Pere Marquette Hotel Loan Pair.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the Renaissance Pere Marquette Hotel B-Note Holder, as contemplated by the two preceding paragraphs, may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

     o require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of the Renaissance Pere Marquette Hotel Loan Pair or the related intercreditor agreement or any other provision of the series 2003-PWR1 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the series 2003-PWR1 pooling and servicing agreement.

         If any Renaissance Pere Marquette Hotel Change of Control Event occurs, then (for so long as it continues) the Renaissance Pere Marquette Hotel B-Note Holder will cease to have the rights and powers described above in this "--The Renaissance Pere Marquette Hotel B-Note Holder" section, and neither the applicable master servicer nor the special servicer will be required to consult with or seek the consent of the Renaissance Pere Marquette Hotel B-Note Holder with respect to any of the matters contemplated above.

         Unless a Renaissance Pere Marquette Hotel Change of Control Event exists:

     o neither the applicable master servicer nor the special servicer may enter into any sub-servicing agreement with respect to the Renaissance Pere Marquette Hotel Loan Pair without the consent of the Renaissance Pere Marquette Hotel B-Note Holder;

     o the Renaissance Pere Marquette Hotel B-Note Holder may require the applicable master servicer or the special servicer to terminate any particular sub-servicing agreement with respect to the Renaissance Pere Marquette Hotel Loan Pair; and

     o if PAR is no longer a master servicer, the Renaissance Pere Marquette Hotel B-Note Holder may require the master servicer to--

          1. appoint a sub-servicer, acceptable to the Renaissance Pere Marquette Hotel B-Note Holder in its sole discretion, with respect to the Renaissance Pere Marquette Hotel Loan Pair, and

          2. delegate all of its primary servicing responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee that is in excess of a reasonable primary servicing fee), with respect to the Renaissance Pere Marquette Hotel Loan Pair to that sub-servicer.

         For so long as a Renaissance Pere Marquette Hotel Change of Control Event occurs, the foregoing rights of the Renaissance Pere Marquette Hotel B-Note Holder with respect to the Renaissance Pere Marquette Hotel Loan Pair will instead be exercisable by the series 2003-PWR1 controlling class representative. The rights referred to in the last bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

         In all cases, subject to any limitations imposed by the series 2003-PWR1 pooling and servicing agreement, the Renaissance Pere Marquette Hotel B-Note Holder will be entitled to cure defaults under the Renaissance Pere Marquette Hotel Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or the Renaissance Pere Marquette Hotel Mortgaged Property. The Renaissance Pere Marquette Hotel B-Note Holder will have an additional five days beyond any grace period for the related borrower to complete any such cure.

         The Renaissance Pere Marquette Hotel B-Note Holder will also have the option to purchase the Renaissance Pere Marquette Hotel Mortgage Loan if any monthly debt service payment due under the Renaissance Pere Marquette Hotel Mortgage Loan becomes 90 days or more delinquent. See "Summaries of the Ten Largest Mortgage Loans--Renaissance Pere Marquette Hotel --Additional A-Note and B-Note Information" on Appendix C to this prospectus supplement.

         The initial Renaissance Pere Marquette Hotel B-Note Holder will be Prudential Mortgage Capital Funding, LLC, an affiliate of PAR, one of the initial master servicers.

         The Renaissance Pere Marquette Hotel B-Note Holder may have relationships and interests that conflict with those of the series 2003-PWR1 certificateholders. It has no obligations to the series 2003-PWR1 certificateholders and may act solely in its own interests. No series 2003-PWR1 certificateholder may take any action against the Renaissance Pere Marquette Hotel B-Note Holder for acting solely in its own interests.

         The Renaissance Pere Marquette Hotel B-Note Holder may appoint a representative to exercise its rights described above.

         When reviewing the rest of this "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the Renaissance Pere Marquette Hotel B-Note Holder discussed above could have on the actions of the applicable master servicer or the special servicer.

REPLACEMENT OF THE SPECIAL SERVICER

         The series 2003-PWR1 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the series 2003-PWR1 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1. written confirmation from each of Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-PWR1 certificates; and

     2. the written agreement of the proposed successor to be bound by the terms and conditions of the series 2003-PWR1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2003-PWR1 pooling and servicing agreement against the proposed successor.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

     o payment out of the respective master servicers' collection accounts for all accrued and unpaid special servicing fees and additional special servicing compensation;

     o reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest; and

     o continued rights to indemnification as described under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by that successor to the terminated special servicer.

MAINTENANCE OF INSURANCE

         In the case of each mortgage loan (but excluding the 1290 Avenue of the Americas Mortgage Loan, each specially serviced mortgage loan and any mortgage loan as to which the related mortgaged property has become an REO Property), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

     o a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o all other insurance coverage as is required, subject to applicable law, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

     o the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates);

     o if and to the extent that any mortgage loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the applicable master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

     o the applicable master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower;

     o except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually);

     o the reasonable efforts of the applicable master servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to that master servicer on a force-placed basis; and

     o to the extent the applicable master servicer itself is required to maintain insurance that the borrower does not maintain, the applicable master servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in the second preceding bullet).

         Notwithstanding the provision described in the fourth bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2003-PWR1 pooling and servicing agreement described above under "--The Series 2003-PWR1 Controlling Class Representative--Rights and Powers of the Series 2003-PWR1 Controlling Class Representative", "--The Ballston Common Mall B-Note Holder" and "--The Renaissance Pere Marquette Hotel B-Note Holder"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

         With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to itself maintain, subject to the right of the special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

         If (1) a master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties (other than the 1290 Avenue of the Americas Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or the special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, to the extent that the corresponding pooled mortgage loan is affected.

         Subject to the foregoing discussion, see also "Servicing of the Mortgage Loans--Insurance" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

         If the provisions of any mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan):

     o expressly permits the assignment of the related mortgaged property to, and assumption of that mortgage loan by, another person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related borrower requests approval for such an assignment and assumption or enters into a transfer of the related mortgaged property in violation of the related mortgage loan documents, or

     o expressly permits the further encumbrance of the related mortgaged property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the related mortgage loan documents, the applicable master servicer (with respect to a mortgage loan other than a specially serviced mortgage loan) or the special servicer (with respect to a specially serviced mortgage loan) must obtain the relevant information and review and make a determination to either (a) disapprove that request for approval of such assignment and assumption or further encumbrance (in the case of a borrower request for approval thereof) or enforce the due-on-sale or due-on-encumbrance clause if the related mortgaged property is transferred or encumbered in violation of the mortgage loan documents or (b) if in the best economic interest of the trust and, as applicable, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder (as a collective whole), approve the request or waive the effect of the due-on-sale or due-on-encumbrance clause. However, subject to the related loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by either S&P and/or Fitch, then neither that master servicer nor that special servicer may waive its rights or grant its consent under any such due-on-encumbrance clause or any such due-on-sale clause, as applicable, unless it has received written confirmation from S&P and/or Fitch, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series 2003-PWR1 certificates. Furthermore, except in limited circumstances, a master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the special servicer. In addition, the special servicer will not be permitted to consent to a master servicer's request for approval of an assignment and assumption, waiver of the effect of a due-on-sale clause, approval of a further encumbrance or waiver of the effect of a due-on-encumbrance clause unless the special servicer has complied with any applicable provisions of the series 2003-PWR1 pooling and servicing agreement described above under "--The Series 2003-PWR1 Controlling Class Representative--Rights and Powers of the Series 2003-PWR1 Controlling Class Representative", --The Ballston Common Mall B-Note Holder and "--The Renaissance Pere Marquette Hotel B-Note Holder".

TRANSFERS OF INTERESTS IN BORROWERS

         Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance) or has a cut-off date principal balance in excess of $20,000,000, and

     o the transfer is of an interest in the borrower of greater than 49%, then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Fitch and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2003-PWR1 certificates. In addition, the series 2003-PWR1 pooling and servicing agreement will generally require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the 1290 Avenue of the Americas Mortgage Loan, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges on any mortgage loan;

     o defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

         The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series 2003-PWR1 Controlling Class Representative", "--The Ballston Common Mall B-Note Holder", "--The Renaissance Pere Marquette Hotel B-Note Holder" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and aversely affect the security for that mortgage loan, except for waivers of Default Interest, late payment charges and Post-ARD Additional Interest and except with respect to certain routine matters.

     o With limited exception generally involving the waiver of Default Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2003-PWR1 certificateholders and, in the case of the Ballston Common Mall Loan Pair and the Renaissance Pere Marquette Hotel Loan Pair, the Ballston Common Mall B-Note Holder and the Renaissance Pere Marquette Hotel B-Note Holder, respectively, as a collective whole, on a present value basis than would liquidation.

     o As regards modifications, waivers and amendments of the Ballston Common Mall Loan Pair and the Renaissance Pere Marquette Hotel Loan Pair--

          1. any modification, extension, waiver or amendment of the payment terms of the Ballston Common Mall Loan Pair must be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents (including the related intercreditor agreement) such that neither the trust as holder of the Ballston Common Mall Mortgage Loan nor the Ballston Common Mall B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not reflected in the related loan documents (including the related intercreditor agreement);

          2. any modification, extension, waiver or amendment of the payment terms of the Renaissance Pere Marquette Hotel Loan Pair must be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents (including the related intercreditor agreement) such that neither the trust as holder of the Renaissance Pere Marquette Hotel Mortgage Loan nor the Renaissance Pere Marquette Hotel B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not reflected in the related loan documents (including the related intercreditor agreement); and

          3. to the extent consistent with the Servicing Standard, taking into account the extent to which the Ballston Common Mall B-Note Loan is junior to the Ballston Common Mall Mortgage Loan and the Renaissance Pere Marquette Hotel B-Note Loan is junior to the Renaissance Pere Marquette Hotel Mortgage Loan,

               (a) no waiver, reduction or deferral of any amounts due on the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, as applicable, and

               (b) no reduction of the mortgage rate of the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan shall be effected prior to the reduction of the mortgage rate of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, as applicable.

     o The special servicer may not extend or consent to the applicable master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1. with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

          2.   two years prior to the rated final distribution date, and

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

          2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     o Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

     o The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received, at the expense of the related borrower, confirmation from each of Fitch and S&P that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2003-PWR1 certificates.

     o With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

         Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2003-PWR1 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

         All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

REQUIRED APPRAISALS

         Within approximately 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans (other than the 1290 Avenue of the Americas Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2003-PWR1 pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

         As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2003-PWR1 controlling class representative, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the control rights with respect to the 1290 Avenue of the Americas Mortgage Loan, the Ballston Common Mall Mortgage Loan and the Renaissance Pere Marquette Hotel Mortgage Loan and the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund (other than the 1290 Avenue of the Americas Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2003-PWR1 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2003-PWR1 controlling class representative or, in the case of the Ballston Common Mall Loan Pair, the Ballston Common Mall B-Note Holder and, in the case of the Renaissance Pere Marquette Hotel Loan Pair, the Renaissance Pere Marquette Hotel B-Note Holder, will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2003-PWR1 controlling class certificateholders, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

         Also notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 1290 Avenue of the Americas Loan Group will be determined in accordance with the series 2003-TOP9 pooling and servicing agreement, which is similar but not identical to the series 2003-PWR1 pooling and servicing agreement, based upon appraisals obtained thereunder and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the 1290 Avenue of the Americas Mortgage Loan.

COLLECTION ACCOUNTS

         General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above.

         Deposits. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans for which it is the applicable master servicer, or as otherwise required under the series 2003-PWR1 pooling and servicing agreement, the payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans for which it is the applicable master servicer subsequent to the date of initial issuance of the offered certificates that constitute Required Collection Account Deposits.

         Notwithstanding the foregoing requirements, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

         Collections allocable to the Ballston Common Mall B-Note Loan and the Renaissance Pere Marquette Hotel B-Note Loan, other than amounts specifically allocable to reimburse servicing advances and pay liquidation and other servicing expenses for the entire Ballston Common Mall Loan Pair or the entire Renaissance Pere Marquette Hotel Loan Pair, as applicable, must, in the case of each such mortgage loan, be held in an account separate from the applicable master servicer's collection account.

         Withdrawals. The master servicers may make withdrawals from their respective collection accounts for the purpose of making any Authorized Collection Account Withdrawals. In addition, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account, the payment, reimbursement or remittance can be made from any funds on deposit in such collection account and the amounts on deposit in such collection account (after withdrawing any portion of such amounts deposited in such collection account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other master servicer's collection account (after withdrawing any portion of such amounts deposited in such collection account in error) is sufficient to make such payment, reimbursement or remittance, then such other master servicer will generally be required to withdraw funds from its collection account and make such payment, reimbursement or remittance within three business days following a written request therefrom from the first master servicer.

FAIR VALUE PURCHASE OPTION

         If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the special servicer must so notify, among others, the certificate administrator, the trustee, the applicable master servicer, the series 2003-PWR1 controlling class representative and the holder(s) of the series 2003-PWR1 controlling class. In addition, the special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period), and report to, among others, the trustee, the applicable master servicer, the series 2003-PWR1 controlling class representative and the holder(s) of the series 2003-PWR1 controlling class, the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan. The special servicer's determination of the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan should be made as soon as reasonably practicable, but in no event later than 30 days, after it receives the requisite appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the special servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Pooled Mortgage Loan or the related mortgaged property subsequent to and that would, in the special servicer's reasonable judgment, materially affect the special servicer's most recent Fair Value determination with respect to that Specially Designated Defaulted Pooled Mortgage Loan, then the special servicer will be required to redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to that special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged property as reflected in, the most recent appraisal or other valuation obtained or conducted by that special servicer with respect to that property), and report to, among others, the certificate administrator, the trustee, the applicable master servicer and the series 2003-PWR1 controlling class representative, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. In addition, if the special servicer has not accepted a bid at the Fair Value of the mortgage loan, as most recently determined by that special servicer, prior to the expiration of 90 days from that determination, and thereafter receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the mortgage loan, the special servicer must redetermine (generally in the same manner as described above) and report to, among others, the trustee, the certificate administrator, the applicable master servicer and the series 2003-PWR1 controlling class representative, the updated Fair Value of such mortgage loan, provided that the special servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

         Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2003-PWR1 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2003-PWR1 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the sum of--

     o    the Stated Principal Balance of that mortgage loan,

     o to the extent not previously advanced for the benefit of the holders of the series 2003-PWR1 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

     o any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

         The right of certificateholders to purchase a Specially Designated Defaulted Pooled Mortgage Loan described in the preceding paragraph is subject to the prior right of a B-Note Holder, if any, to exercise a purchase option pursuant to the related intercreditor agreement.

         This "Purchase Option" with respect to any Specially Designated Defaulted Pooled Mortgage Loan will remain in effect for the period that commences on the date that the mortgage loan first becomes a Specially Designated Defaulted Pooled Mortgage Loan and ends on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

         The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals.

         The Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will be assignable by the majority holder(s) of the series 2003-PWR1 controlling class to any third party (provided that the parties to the series 2003-PWR1 pooling and servicing agreement are notified in writing of the assignment). If the Purchase Option is not exercised by the majority holder(s) of the series 2003-PWR1 controlling class or any assignee thereof within 60 days after the Fair Value of such Specially Designated Defaulted Pooled Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2003-PWR1 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the special servicer. During the 30-day period following the assignment of the Purchase Option to it, the special servicer shall be entitled to exercise the Purchase Option or assign it to any third party (provided that the parties to the series 2003-PWR1 pooling and servicing agreement are notified in writing of the assignment). If the Purchase Option is not exercised by the special servicer or its assignee within that 30-day period, then the Purchase Option will automatically revert to the majority holder(s) of the series 2003-PWR1 controlling class.

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         Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by providing to the certificate administrator, the trustee, the applicable master servicer and the special servicer--

     o written notice of its intention to purchase that mortgage loan at the relevant option price, and

     o if that party is the assignee of the special servicer or the majority holder(s) of the series 2003-PWR1 controlling class, evidence of its right to exercise the Purchase Option.

The series 2003-PWR1 pooling and servicing agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Pooled Mortgage Loan.

         Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the special servicer or any affiliate or assignee thereof, subject to the following paragraph, the applicable master servicer must confirm and report to the trustee, the certificate administrator and the special servicer (or, if that master servicer and the special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the certificate administrator and the special servicer) that the special servicer's determination of the Fair Value of the mortgage loan is consistent with or greater than what the applicable master servicer (or the trustee) considers to be the fair value of that mortgage loan; provided that the special servicer may revise any such Fair Value determination that is rejected by the applicable master servicer (or, if applicable, the trustee).

         Notwithstanding anything described in the preceding paragraph to the contrary, if the applicable master servicer or the trustee is required to confirm or reject the special servicer's Fair Value determination with respect to any Specially Designated Default Pooled Mortgage Loan as contemplated by the preceding paragraph, that master servicer or the trustee, as the case may be, may at its option (and at the expense of the trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Pooled Mortgage Loan, that has been selected with reasonable care by such master servicer (or, if applicable, the trustee) to confirm that the special servicer's Fair Value determination of such mortgage loan as contemplated by the preceding paragraph is consistent with or greater than what that third party considers to be the Fair Value of such mortgage loan. If the applicable master servicer or the trustee, as the case may be, designates such a third party to make such determination, then that master servicer or the trustee, as the case may be, will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by a master servicer, the trustee or any such third party under the circumstances described in this paragraph or the preceding paragraph are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances.

         We cannot assure you that the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled

Mortgage Loan may be purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

         The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

         Notwithstanding the foregoing, the Purchase Option under the series 2003-PWR1 pooling and servicing agreement will not apply to the 1290 Avenue of the Americas Mortgage Loan. However, the series 2003-TOP9 pooling and servicing agreement provides for a comparable fair value call for the 1290 Avenue of the Americas Pari Passu Companion Loan in that deal, and anyone exercising the right to purchase the 1290 Avenue of the Americas Pari Passu Companion Loan in that deal must also purchase the 1290 Avenue of the Americas Mortgage Loan from the series 2003-PWR1 trust fund.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties (other than any REO Property related to the 1290 Avenue of the Americas Mortgage Loan), in any event generally as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Whole Loans" in the accompanying prospectus. Any REO Property relating to the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair will be held on behalf of the series 2003-PWR1 certificateholders and either the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as applicable.

REO ACCOUNT

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2003-PWR1 pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

         The special servicer may, subject to the limitations described in the series 2003-PWR1 pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

         Notwithstanding the foregoing, amounts received with respect to any REO Property relating to the 1290 Avenue of the Americas Mortgage Loan will not be deposited into the REO account, but rather will be deposited directly into the applicable master servicer's collection account.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

         If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2003-PWR1 certificateholders entitled to not less than 25% of the series 2003-PWR1 voting rights or, in the case of the special servicer, the series 2003-PWR1 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2003-PWR1 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series 2003-PWR1 certificateholder or as holder of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2003-PWR1 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution reasonably acceptable to the series 2003-PWR1 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

         The holders of certificates entitled to a majority of the voting rights or the series 2003-PWR1 controlling class representative may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

         Notwithstanding the foregoing discussion in this "--Rights Upon the Occurrence of an Event of Default" section, if a master servicer is terminated because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement, the master servicer will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

         The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the Occurrence of an Event of Default" section may not occur unless each of S&P and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2003-PWR1 certificates.

         In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2003-PWR1 certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second and last two bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2003-PWR1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2003-PWR1 pooling and servicing agreement.

         If an Event of Default on the part of the master servicer for the Ballston Common Mall Loan Pair occurs and affects the Ballston Common Mall B-Note Loan and such master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2003-PWR1 certificateholders, the Ballston Common Mall B-Note Holder will be entitled to require that such master servicer appoint a sub-servicer that will be responsible for servicing the Ballston Common Mall Loan Pair.

         If an Event of Default on the part of the master servicer for the Renaissance Pere Marquette Hotel Loan Pair occurs and affects the Renaissance Pere Marquette Hotel B-Note Loan and such master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2003-PWR1 certificateholders, the Renaissance Pere Marquette Hotel B-Note Holder will be entitled to require that such master servicer appoint a sub-servicer that will be responsible for servicing the Renaissance Pere Marquette Hotel Loan Pair.

             SERVICING OF THE 1290 AVENUE OF THE AMERICAS LOAN GROUP

GENERAL

         The 1290 Avenue of the Americas Mortgage Loan, the 1290 Avenue of the Americas Non-Trust Loans and any related REO Property are being serviced under the series 2003-TOP9 pooling and servicing agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2003-PWR1 securitization. The servicing arrangements under the series 2003-TOP9 pooling and servicing agreement are generally similar to the servicing arrangements under the series 2003-PWR1 pooling and servicing agreement. There are, however, some differences, including, but not limited to, the following:

         Mortgage Loan Modifications. Subject to the discussion under "--Rights of the Holder of the 1290 Avenue of the Americas B-Note Loan" below, to any restrictions applicable to REMICs and to any limitations imposed by the series 2003-TOP9 pooling and servicing agreement, the series 2003-TOP9 master servicer may amend any term (other than a money term) of any non-specially serviced loan that is part of the 1290 Avenue of the Americas Loan Group and may extend the maturity date of any non-specially serviced loan that is part of the 1290 Avenue of the Americas Loan Group to a date not more than 60 days beyond the original maturity date.

         Subject to the discussion under "--Rights of the Holder of the 1290 Avenue of the Americas B-Note Loan" below and to any restrictions applicable to REMICs, if the 1290 Avenue of the Americas Loan Group is being specially serviced under the series 2003-TOP9 pooling and servicing agreement, then the series 2003-TOP9 special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any loan in the 1290 Avenue of the Americas Loan Group, including any modification, waiver or amendment to:

     o reduce the amounts owing under any such loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge;

     o reduce the amount of the scheduled payment on any such loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any related loan document;

     o    with certain exceptions, extend the maturity date of any such loan;
          and/or

     o    accept a principal prepayment during any lock-out period;

provided in each case that (1) the related borrower is in default with respect to the 1290 Avenue of the Americas Loan Group or, in the reasonable judgment of the series 2003-TOP9 special servicer, a default is reasonably foreseeable and
(2) in the reasonable judgment of the series 2003-TOP9 special servicer, the modification, waiver or amendment would increase the recovery to series 2003-TOP9 certificateholders and the holders of the 1290 Avenue of the Americas Mortgage Loan, the non-series 2003-TOP9 1290 Avenue of the Americas Pari Passu Companion Loans and the 1290 Avenue of the Americas B-Note Loan, as a collective whole, on a net present value basis, as demonstrated in writing by the series 2003-TOP9 special servicer to the series 2003-TOP9 trustee and the series 2003-TOP9 paying agent.

         Sale of Defaulted Mortgage Loans. The series 2003-TOP9 pooling and servicing agreement grants to each of (a) the holder of series 2003-TOP9 certificates representing the greatest percentage interest in the series 2003-TOP9 controlling class (which is defined similarly to the definition of the series 2003-PWR1 controlling class), (b) the series 2003-TOP9 special servicer and (c) any seller (other than WFB) with respect to the mortgage loans it originated, in that order, an option (the "Option") to purchase from the series 2003-TOP9 trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment). As applied to the 1290 Avenue of the Americas A-Note Loan that is in the series 2003-TOP9 trust, the option purchase price would equal the fair value of that loan, as determined by the series 2003-TOP9 special servicer. The series 2003-TOP9 special servicer would be required to recalculate the fair value of the loan if there had been a material change in circumstances or the series 2003-TOP9 special servicer had received new information that had a material effect on value (or otherwise if the time since the last valuation exceeded 60 days). Prior to the exercise of the Option, the series 2003-TOP9 trustee is required to verify that the option purchase price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment the third party will have all of the rights granted to the original holder of the Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan (a) has become a rehabilitated mortgage loan, (b) has been subject to a work-out arrangement, (c) has been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (d) has been purchased by the related mortgage loan seller pursuant to the series 2003-TOP9 pooling and servicing agreement. The Option will also terminate with respect to the 1290 Avenue of the Americas A-Note Loan that is in the series 2003-TOP9 trust, upon exercise by the holder of the 1290 Avenue of the Americas B-Note Loan of the purchase option described under "--Rights of the Holder of the 1290 Avenue of the Americas B-Note Loan--Option to Purchase 1290 Avenue of the Americas A-Note Loans" below. In connection with its purchase of the applicable 1290 Avenue of the Americas A-Note Loan out of the series 2003-TOP9 trust pursuant to the Option, the holder of the Option must also purchase the 1290 Avenue of the Americas Mortgage Loan (as well as all of the other 1290 Avenue of the Americas A-Note Loans).

         Foreclosures. The series 2003-TOP9 special servicer may at any time, with notification to and consent of the series 2003-TOP9 operating adviser or the 1290 Avenue of the Americas B-Note Loan Operating Adviser, as applicable, and in accordance with the series 2003-TOP9 pooling and servicing agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the series 2003-TOP9 servicing standard and a default on the related mortgage loan has occurred, but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If the 1290 Avenue of the Americas Mortgaged Property is acquired as REO Property as described in the preceding paragraph, the series 2003-TOP9 special servicer is required to sell such REO Property as soon as practicable consistent with the requirement to maximize proceeds for all series 2003-TOP9 certificateholders and the holders of the respective loans in the 1290 Avenue of the

Americas Loan Group that were not part of the series 2003-TOP9 securitization, but generally no later than a period of three years after the end of the year in which the subject mortgaged property was acquired, subject to obtaining certain extensions of the period or to obtaining receipt of certain opinions of counsel.

         Events of Default and Termination of Servicers. Events of default and provisions for terminating the series 2003-TOP9 master servicer or the series 2003-TOP9 special servicer pursuant to the series 2003-TOP9 pooling and servicing agreement in connection with such events of default are substantially similar to the corresponding provisions of the series 2003-PWR1 pooling and servicing agreement. However, if an event of default on the part of the series 2003-TOP9 master servicer affects only the 1290 Avenue of the Americas Loan Group, the series 2003-TOP9 master servicer may, at its option, appoint a primary servicer that will be responsible for primary servicing the loans in the 1290 Avenue of the Americas Loan Group, and from and after such appointment and the receipt of the related rating agency confirmation, the series 2003-TOP9 master servicer may not be terminated as a result of that particular event of default; but in that event, the series 2003-TOP9 master servicer will retain its obligations under the series 2003-TOP9 pooling and servicing agreement to supervise the performance of the primary servicer's performance. In connection with such appointment, the series 2003-TOP9 master servicer must obtain written confirmation from the applicable rating agencies that such appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the series 2003-TOP9 certificates, the series 2003-PWR1 certificates or any other securities backed by loans in the 1290 Avenue of the Americas Loan Group (or if such event of default results from the actual or proposed qualification, downgrade or withdrawal of the series 2003-TOP9 certificates, the series 2003-PWR1 certificates or any other securities backed by loans in the 1290 Avenue of the Americas Loan Group, the series 2003-TOP9 master servicer must obtain written confirmation from the applicable rating agencies that such qualification, downgrade or withdrawal has been reversed, or is no longer proposed).

RIGHTS OF THE HOLDER OF THE 1290 AVENUE OF THE AMERICAS B-NOTE LOAN

         The holder of the 1290 Avenue of the Americas B-Note Loan has certain rights under the series 2003-TOP9 pooling and servicing agreement, including, among others, the following:

         Option to Cure Defaults Under 1290 Avenue of the Americas Loan Group. The holder of the 1290 Avenue of the Americas B-Note Loan has the option to cure a default of the 1290 Avenue of the Americas Borrower with respect to the 1290 Avenue of the Americas Mortgage Loan or the 1290 Avenue of the Americas Pari Passu Companion Loans within 20 days after the later of receipt of notice of default or expiration of any grace period, provided that no more than six such cures may be exercised over the life of the loan and no single cure may extend beyond three consecutive months.

         Option to Purchase 1290 Avenue of the Americas A-Note Loans. The holder of the 1290 Avenue of the Americas B-Note Loan has the option of purchasing the 1290 Avenue of the Americas Mortgage Loan and the 1290 Avenue of the Americas Pari Passu Companion Loans (a) during any cure period for which the holder of the 1290 Avenue of the Americas B-Note Loan is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the 1290 Avenue of the Americas Mortgage Loan or any of the 1290 Avenue of the Americas Pari Passu Companion Loans is a specially serviced mortgage loan under the series 2003-TOP9 pooling and servicing agreement. The purchase option will terminate (i) in the case of clause (b) of the preceding sentence (if the holder of the 1290

Avenue of the Americas B-Note Loan has not yet delivered notice of exercise of such option) (A) 60 days after delivery to the holder of the 1290 Avenue of the Americas B-Note Loan by the trustee of a commercial mortgage securitization in which one of the 1290 Avenue of the Americas A-Note Loans is an asset, of notification of such trustee's intention to sell that 1290 Avenue of the Americas A-Note Loan or the 1290 Avenue of the Americas Mortgaged Property, or
(B) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 1290 Avenue of the Americas Mortgaged Property or (ii) in the case of clause (a) of the preceding sentence only, upon the expiration of the cure period. The purchase price will generally equal the outstanding principal balance of the 1290 Avenue of the Americas A-Note Loans, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the 1290 Avenue of the Americas Loan Group; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the 1290 Avenue of the Americas A-Note Loans; expenses of transferring the 1290 Avenue of the Americas A-Note Loans; and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees.

         Right to Serve as 1290 Avenue of the Americas B-Note Loan Operating Adviser. For so long as (x) the 1290 Avenue of the Americas Loan Group is serviced under the series 2003-TOP9 pooling and servicing agreement and (y) the holder of the 1290 Avenue of the Americas B-Note Loan is the "controlling holder" under the 1290 Avenue of the Americas A/B Intercreditor Agreement (meaning that the initial unpaid principal balance of the 1290 Avenue of the Americas B-Note Loan, as reduced by any 1290 Avenue of the Americas B-Note Loan prepayments, any appraisal reductions and any realized losses allocated to the 1290 Avenue of the Americas B-Note Loan, equals at least 25% of the initial unpaid principal balance of the 1290 Avenue of the Americas B-Note Loan, as reduced by any 1290 Avenue of the Americas B-Note Loan prepayments, other than prepayments constituting all or a portion of the "maximum prepayable amount" (as defined in the 1290 Avenue of the Americas loan agreement) allocated to the 1290 Avenue of the Americas B-Note Loan), the 1290 Avenue of the Americas B-Note Loan Operating Adviser will have the right to receive notification from the series 2003-TOP9 special servicer in regard to certain actions relating to the 1290 Avenue of the Americas Loan Group and to advise the series 2003-TOP9 special servicer with respect to actions described in the following sentence that relate to the 1290 Avenue of the Americas Loan Group, and the series 2003-TOP9 special servicer will not be permitted to take any of such actions as to which the 1290 Avenue of the Americas B-Note Loan Operating Adviser has objected in writing (i) within five (5) business days of receiving notice of any such action relating to loans in the 1290 Avenue of the Americas Loan Group that are not specially serviced mortgage loans under the series 2003-TOP9 pooling and servicing agreement and (ii) within ten (10) business days of receiving notice of, and all requested information with respect to, any such action relating to loans in the 1290 Avenue of the Americas Loan Group that are specially serviced mortgage loans under the series 2003-TOP9 pooling and servicing agreement.

         The series 2003-TOP9 special servicer will be required to notify the 1290 Avenue of the Americas B-Note Loan Operating Adviser of, among other things:

     o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a money term of a loan in the 1290 Avenue of the Americas Loan Group or an extension of the original maturity date;

     o any foreclosure or comparable conversion of the ownership of the 1290 Avenue of the Americas Mortgaged Property;

     o any proposed sale of a loan in the 1290 Avenue of the Americas Loan Group that is a specially serviced mortgage loan under the series 2003-TOP9 pooling and servicing agreement, other than in connection with the termination of the series 2003-TOP9 trust;

     o any determination to bring the 1290 Avenue of the Americas Mortgaged Property into compliance with applicable environmental laws if it constitutes an REO Property under the series 2003-TOP9 pooling and servicing agreement;

     o any release of or acceptance of substitute or additional collateral for a loan in the 1290 Avenue of the Americas Loan Group;

     o any acceptance of a discounted payoff of a loan in the 1290 Avenue of the Americas Loan Group;

     o any waiver or consent to a waiver of a "due on sale" or "due on encumbrance" clause in the loan documents relating to the 1290 Avenue of the Americas Loan Group;

     o any acceptance or consent to acceptance of an assumption agreement releasing the 1290 Avenue of the Americas Borrower from liability under a loan in the 1290 Avenue of the Americas Loan Group;

     o any release of collateral for a loan in the 1290 Avenue of the Americas Loan Group that is a specially serviced mortgage loan under the series 2003-TOP9 pooling and servicing agreement (other than in accordance with the terms of, or upon satisfaction of, such loan);

     o any franchise changes or certain management company changes to which the series 2003-TOP9 special servicer is required to consent;

     o certain releases of any escrow accounts, reserve accounts or letters of credit relating to the 1290 Avenue of the Americas Loan Group; and

     o any determination as to whether any type of property-level insurance is required under the terms of any loan in the 1290 Avenue of the Americas Loan Group, is available at commercially reasonable rates, is available for similar properties in the area in which the 1290 Avenue of the Americas Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance.

         At any time that the 1290 Avenue of the Americas B-Note Loan Operating Adviser is no longer the controlling holder under the series 2003-TOP9 pooling and servicing agreement, the rights described in the preceding sentence will shift to an operating adviser under the series 2003-TOP9 pooling and servicing agreement by the holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates issued under the series 2003-TOP9 pooling and servicing agreement and outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates.

         Additional Rights of Holder of 1290 Avenue of the Americas B-Note Loan. Pursuant to the 1290 Avenue of the Americas A/B Intercreditor Agreement, the holder of the 1290 Avenue of the

Americas B-Note Loan may advise the series 2003-TOP9 master servicer with respect to the 1290 Avenue of the Americas Loan Group (if it does not constitute a specially serviced mortgage loan) and may advise the series 2003-TOP9 special servicer with respect to the 1290 Avenue of the Americas Loan Group (if it constitutes a specially serviced mortgage loan), with respect to the following actions of the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, and neither the series 2003-TOP9 master servicer nor the series 2003-TOP9 special servicer will be permitted to take any of the following actions with respect to the 1290 Avenue of the Americas Loan Group unless and until that servicer has notified the holder of the 1290 Avenue of the Americas B-Note Loan in writing and the holder has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information with respect thereto (and if such written objection has not been received by the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, within such ten
(10) business day period, then the holder of the 1290 Avenue of the Americas B-Note Loan will be deemed to have been given its approval):

     (a) any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the 1290 Avenue of the Americas Mortgaged Property and the other collateral securing the 1290 Avenue of the Americas Loan Group;

     (b) any modification, amendment or waiver, or consent to modification, amendment or waiver, of a money term or any material non-monetary term (including any material term relating to insurance) of any loan in the 1290 Avenue of the Americas Loan Group;

     (c) any proposed sale of any 1290 Avenue of the Americas Mortgaged Property after it becomes an REO Property (other than in connection with the termination of the series 2003-TOP9 trust fund);

     (d) any acceptance of a discounted payoff on any loan in the 1290 Avenue of the Americas Loan Group;

     (e) any determination to bring the 1290 Avenue of the Americas Mortgaged Property into compliance with environmental laws or to otherwise address hazardous materials at the 1290 Avenue of the Americas Mortgaged Property;

     (f) any release of collateral for the 1290 Avenue of the Americas Loan Group (other than in accordance with the terms of, or upon satisfaction of, the component loans) other than releases in the nature of a curb cut, a non-material easement, a right-of-way or other non-material portion of the collateral securing the 1290 Avenue of the Americas Loan Group;

     (g) any release of or acceptance of substitute or additional collateral for the 1290 Avenue of the Americas Loan Group (other than in accordance with the terms thereof);

     (h) any waiver or consent to waiver of any rights under a "due-on-sale" or "due-on-encumbrance" clause for the 1290 Avenue of the Americas Loan Group;

     (i) any acceptance of an assumption agreement releasing the 1290 Avenue of the Americas Borrower from liability under the 1290 Avenue of the Americas Loan Group;

     (j) any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related 1290 Avenue

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          of the Americas Loan Group documents) or any waiver, modification or amendment of any insurance requirements under the 1290 Avenue of the Americas Loan Group documents;

     (k)  any approval of a material capital expenditure;

     (l) any application of funds in an escrow account to repay any portion of the principal of the 1290 Avenue of the Americas Loan Group;

     (m)  any replacement of the related property manager;

     (n) any approval of the incurrence of additional indebtedness secured by a 1290 Avenue of the Americas Mortgaged Property, if approval is required by the 1290 Avenue of the Americas Loan Group loan documents;

     (o) any adoption or approval of a plan in bankruptcy of the related 1290 Avenue of the Americas Borrower;

     (p) any franchise changes or certain management company changes for which the series 2003-TOP9 special servicer is required to consent; and

     (q) releases of any escrow accounts, reserve accounts or letters of credit.

         The holder of the 1290 Avenue of the Americas B-Note Loan has agreed pursuant to the 1290 Avenue of the Americas A/B Intercreditor Agreement that it will provide the series 2003-TOP9 master servicer or the series 2003-TOP9 special servicer, as applicable, with its response within ten (10) business days after its receipt of any such proposal and any back-up materials and will be deemed not to have responded if no response is received within such ten (10) business days.

         Notwithstanding the foregoing, if the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, determines that immediate action is necessary to protect the interest of the series 2003-TOP9 certificateholders and the holders of any 1290 Avenue of the Americas A-Note Loans (including the holder of the 1290 Avenue of the Americas Mortgage Loan) (as a collective whole), then the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, may take any such action without waiting for the response of the holder of the 1290 Avenue of the Americas B-Note Loan.

         In addition, with respect to the 1290 Avenue of the Americas Loan Group, the holder of the 1290 Avenue of the Americas B-Note Loan may direct the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the 1290 Avenue of the Americas B-Note Loan may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, will, with respect to the 1290 Avenue of the Americas Loan Group, provide the holder of the 1290 Avenue of the Americas B-Note Loan with any information in the possession of the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, with respect to such matters, including its reasons for determining to take a proposed action.

         Notwithstanding anything stated herein to the contrary, no advice, direction or objection from the holder of the 1290 Avenue of the Americas B-Note Loan, as contemplated by the series 2003-TOP9 pooling and servicing agreement, may (and the series 2003-TOP9 master servicer and series 2003-TOP9 special servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the series 2003-TOP9 master servicer or series 2003-TOP9 special servicer to violate any provision of the series 2003-TOP9 pooling and servicing agreement or the terms of the 1290 Avenue of the Americas Loan Group, including the series 2003-TOP9 master servicer's and series 2003-TOP9 special servicer's obligation to act in accordance with the series 2003-TOP9 servicing standard. The series 2003-TOP9 special servicer will not be obligated to seek approval from the holder of the 1290 Avenue of the Americas B-Note Loan, as contemplated above, for any actions to be taken by the series 2003-TOP9 special servicer with respect to the 1290 Avenue of the Americas Loan Group if (i) the series 2003-TOP9 special servicer has, as described above, notified the holder of the 1290 Avenue of the Americas B-Note Loan in writing of various actions that the series 2003-TOP9 special servicer proposes to take with respect to the workout or liquidation of the 1290 Avenue of the Americas Loan Group and (ii) for 60 days following the first such notice, the holder of the 1290 Avenue of the Americas B-Note Loan has objected to all of those proposed actions and has failed to suggest any alternative actions that the series 2003-TOP9 special servicer considers to be consistent with the series 2003-TOP9 servicing standard. Furthermore, the rights of the holder of the 1290 Avenue of the Americas B-Note Loan under the series 2003-TOP9 pooling and servicing agreement will terminate if (a)(1) the initial unpaid principal of the 1290 Avenue of the Americas B-Note Loan minus (2) the sum of (x) any prepayments allocated to, and received on, the 1290 Avenue of the Americas B-Note Loan, (y) any series 2003-TOP9 B note appraisal reduction and (z) any realized losses allocated to the 1290 Avenue of the Americas B-Note Loan under the series 2003-TOP9 pooling and servicing agreement are less than (b) 25% of the initial unpaid principal of the 1290 Avenue of the Americas B-Note Loan less any prepayments (other than prepayments constituting all or a portion of the Maximum Prepayable Amount) allocated to, and received on, the 1290 Avenue of the Americas B-Note Loan made by the 1290 Avenue of the Americas Borrower. The holder of the 1290 Avenue of the Americas B-Note Loan may exercise any of its rights under the series 2003-TOP9 pooling and servicing agreement, including the provisions described above, through its designated representative, and at the request of the holder of the 1290 Avenue of the Americas B-Note Loan setting forth the name and address of that designated representative, each such notice or other communication sent to the holder of the 1290 Avenue of the Americas B-Note Loan will also be sent to the designated representative.

TRANSFER OF SERVICING

         In addition, the depositor under the series 2003-TOP9 pooling and servicing agreement has retained the right in accordance with the intercreditor agreements for the 1290 Avenue of the Americas Loan Group to transfer, subject to receipt of rating confirmations, the special servicing of the 1290 Avenue of the Americas Loan Group and any related REO Property to the special servicer under a separate servicing agreement. No assurance can be given as to whether or not that separate servicing agreement will provide for special servicing consistent with either the series 2003-PWR1 pooling and servicing agreement or the series 2003-TOP9 pooling and servicing agreement.

APPLICATION OF INSURANCE PROCEEDS

         If a casualty or condemnation occurs and the 1290 Avenue of the Americas Borrower does not meet certain conditions to restoration, the related net proceeds are required to be applied to make mandatory prepayment of the 1290 Avenue of the Americas Loan Group, without a prepayment premium or yield maintenance charge. Under the related loan documents and the intercreditor

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agreement among the holders of the loans in the 1290 Avenue of the Americas Loan
Group, any such mandatory prepayment, before being applied to repay principal of the 1290 Avenue of the Americas B-Note Loan, is to be applied to repay principal of the 1290 Avenue of the Americas Pari Passu Companion Loans and the 1290
Avenue of the Americas Mortgage Loan until those loans are paid in full; except that any proceeds, awards or settlements obtained because of a casualty caused by any "acts of terrorism" or other similar acts or events are, unless required by the related loan documents to be applied to the restoration or repair of the 1290 Avenue of the Americas Mortgaged Property or to be released to the 1290 Avenue of the Americas Borrower, required to be distributed, for purposes of the mandatory prepayment described in the preceding sentence, 11/12 to the holders(s) of the 1290 Avenue of the Americas Pari Passu Companion Loans and the 1290 Avenue of the Americas Mortgage Loan and 1/12 to the holder of the 1290 Avenue of the Americas B-Note Loan.

SUCCESSOR SERVICING AGREEMENTS

         If the 1290 Avenue of the Americas Pari Passu Companion Loan that is currently an asset of the series 2003-TOP9 commercial mortgage securitization is no longer subject to the series 2003-TOP9 pooling and servicing agreement, then the 1290 Avenue of the Americas Mortgage Loan, and, if they are still outstanding, the 1290 Avenue of the Americas Non-Trust Loans, will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") entered into with the series 2003-TOP9 master servicer and, if applicable, the series 2003-TOP9 special servicer on terms substantially similar to those in the series 2003-TOP9 pooling and servicing agreement, unless the series 2003-TOP9 master servicer and special servicer and the holders of the loans in the 1290 Avenue of the Americas Mortgage Loan Group otherwise agree. Entry into any Successor Servicing Agreement is conditioned on receipt from the rating agencies rating the series 2003-PWR1 certificates, the series 2003-TOP9 certificates and any other certificates evidencing a direct beneficial ownership interest in any loans in the 1290 Avenue of the Americas Mortgage Loan Group of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then-current ratings assigned by the rating agencies to any class of those certificates.

         The series 2003-TOP9 trustee, on behalf of (i) itself as holder of the 1290 Avenue of the Americas Pari Passu Companion Loan that is in the series 2003-TOP9 securitization, (ii) the holders of the other 1290 Avenue of the Americas Non-Trust Loans and (iii) the trustee as holder of the 1290 Avenue of the Americas Mortgage Loan (for the benefit of the series 2003-PWR1 certificateholders), is required to negotiate the terms and conditions of any Successor Servicing Agreement with the series 2003-TOP9 master servicer and special servicer. The intercreditor agreement among the holders of the loans in the 1290 Avenue of the Americas Mortgage Loan Group requires that the Successor Servicing Agreement, in any event, (i) not be materially inconsistent with the intercreditor agreement, (ii) provide for the subject servicer(s) to service and administer the loans in the 1290 Avenue of the Americas Mortgage Loan Group and, if applicable, the 1290 Avenue of the Americas Mortgaged Property in accordance with (A) any and all applicable laws, (B) the express terms of the intercreditor agreement, the Successor Servicing Agreement and the terms of those loans and
(C) to the extent consistent with the foregoing, a servicing standard that is to be substantially the same as the servicing standard provided for in the series 2003-TOP9 pooling and servicing agreement, (iii) provide for the establishment of accounts in respect of the loans in the 1290 Avenue of the Americas Mortgage Loan Group and the 1290 Avenue of the Americas Mortgaged Property substantially the same as those provided for in the series 2003-TOP9 pooling and servicing agreement and for the making of deposits to and withdrawals from such

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accounts consistent with the provisions of the series 2003-TOP9 pooling and servicing agreement, (iv) provide for servicing and special servicing compensation no less than that provided for in the series 2003-TOP9 pooling and servicing agreement, (v) provide for standard Commercial Mortgage Securities Association reporting, (vi) provide for "events of default" on the part of the subject servicer(s), and for rights on the part of the holders of the loans in the 1290 Avenue of the Americas Mortgage Loan Group in respect thereof substantially similar to those provided for in the series 2003-TOP9 pooling and servicing agreement, (vii) contain requirements regarding when and what type of appraisals are to be obtained with respect to the 1290 Avenue of the Americas Mortgaged Property and provisions regarding the calculation of appraisal reductions that are substantially similar to the corresponding requirements and provisions in the series 2003-TOP9 pooling and servicing agreement, (viii) provide for the making and reimbursement (with interest) of advances with respect to the loans in the 1290 Avenue of the Americas Mortgage Loan Group and/or the 1290 Avenue of the Americas Mortgaged Property in a manner substantially similar to the making and reimbursement (with interest) of advances with respect thereto in the series 2003-TOP9 pooling and servicing agreement, (ix) provide for the loans in the 1290 Avenue of the Americas Mortgage Loan Group to be specially serviced under circumstances substantially similar to those set forth in the series 2003-TOP9 pooling and servicing agreement, (x) if any loan in the 1290 Avenue of the Americas Loan Group is then in a REMIC, provide for REMIC provisions substantially similar to those provided in the series 2003-TOP9 pooling and servicing agreement and (xi) otherwise recognize the respective rights and obligations of the holders of the loans in the 1290 Avenue of the Americas Mortgage Loan Group under the intercreditor agreement.

         Notwithstanding the foregoing, if, at such time as (i) neither the 1290 Avenue of the Americas Pari Passu Companion Loan that is currently an asset of the series 2003-TOP9 commercial mortgage securitization, nor, following foreclosure or acceptance of a deed in lieu of foreclosure, the 1290 Avenue of the Americas Mortgaged Property, is an asset of the series 2003-TOP9 trust fund and (ii) a separate Successor Servicing Agreement with respect to the loans in the 1290 Avenue of the Americas Mortgage Loan Group has thereafter not been entered into, then, until such time as a separate Successor Servicing Agreement is entered into, and notwithstanding that neither the 1290 Avenue of the Americas Pari Passu Companion Loan referred to in this sentence nor, if applicable, the 1290 Avenue of the Americas Mortgaged Property is at that time an asset of the series 2003-TOP9 securitization, the series 2003-TOP9 master servicer and, if applicable, the series 2003-TOP9 special servicer will be required to continue to service and administer the loans in the 1290 Avenue of the Americas Mortgage Loan Group and/or, if applicable, the 1290 Avenue of the Americas Mortgaged Property, for the benefit of the holders of those loans, under the series 2003-TOP9 pooling and servicing agreement as if it were a separate servicing agreement, with the loans in the 1290 Avenue of the Americas Mortgage Loan Group or, if applicable, the 1290 Avenue of the Americas Mortgaged Property constituting the sole assets thereunder.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

         The following discussion contains summaries of certain legal aspects of mortgage loans in California and New York, which states include properties securing 17.0% and 16.8%, respectively, of the initial mortgage pool balance. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

NEW YORK

         Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2003-PWR1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

         The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2003-PWR1 certificateholders,

     o    the respective master servicers' collection accounts,

     o    the special servicer's REO account, and

     o the certificate administrator's distribution account and interest reserve account.

         However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

         For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

         For federal income tax purposes, each of the X-1 and X-2 classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, none of the offered certificates will be issued with original issue discount.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of market discount and premium, if any, with respect to the series 2003-PWR1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

         For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

          In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in offered certificates, such Plan asset would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

         Prudential Securities Secured Financing Corporation, the underwriters, the master servicers, the special servicer, any party responsible for the servicing and administration of the 1290 Avenue of the Americas Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2003-PWR1 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual

Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and
Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to Bear, Stearns & Co. Inc. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption.

         The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

         The Underwriter Exemption as applicable to the offered certificates set forth the following five general conditions which must be satisfied for exemptive relief:

     o the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's Investors Service, Inc.;

     o the trustee cannot be an affiliate of any other member of the Restricted Group, other than an underwriter;

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2003-PWR1 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

         A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

         Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of series 2003-PWR1 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o no more than 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least "BBB-" by either Fitch or S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and each special servicer that (1) such acquisition and holding is permissible under applicable law, including the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer or the special servicer to any obligation in addition to those undertaken in the series 2003-PWR1 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

         Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table as a percentage, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

               UNDERWRITER                       CLASS A-1          CLASS A-2         CLASS B          CLASS C
               -----------                       ---------          ---------         -------          -------
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated                                  $121,922,000       $234,122,000      $16,200,500      $18,000,500
Bear, Stearns & Co. Inc.                        121,922,000        234,122,000       16,200,500       18,000,500
CIBC World Markets Corp.                         25,000,000         50,000,000                0                0
Wells Fargo Brokerage Services, LLC                       0                  0                0                0
TOTAL                                          $268,984,000       $518,244,000      $32,401,000      $36,001,000

         Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and Wells Fargo Brokerage Services, LLC are the underwriters with respect to this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and CIBC World Markets Corp. will act as co-lead managers. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. will act as joint bookrunning managers. Wells Fargo Brokerage Services, LLC will be the co-manager.

         The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $860,174,282.34 in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2003, before deducting expenses payable by us.

         The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the underwriters when, as and if issued by PSSFC, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 20, 2003.

         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

         The underwriters (exclusive of Wells Fargo Brokerage Services, LLC) currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         We are an affiliate of PMCF, one of the mortgage loan sellers, PAR, one of the master servicers, and PMCC, one of the mortgage loan originators.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS               FITCH              S&P
            -----               -----              ---
             A-1                 AAA               AAA
             A-2                 AAA               AAA
              B                   AA                AA
              C                   A                 A

         The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in February 2036, which is the rated final distribution date.

         The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or S&P.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         "1290 Avenue of the Americas A-Note Loan" means the 1290 Avenue of the Americas Mortgage Loan or any of the 1290 Avenue of the Americas Pari Passu Companion Loans.

         "1290 Avenue of the Americas A/B Intercreditor Agreement" means the Agreement Among Note Holders dated December 1, 2002 among the initial holders of all the loans in the 1290 Avenue of the Americas Loan Group.

         "1290 Avenue of the Americas B-Note Loan" means the 1290 Avenue of the Americas Non-Trust Loan with an original unpaid principal amount of $55,000,000 and that is subordinate in the right of payment to the other mortgage loans in the 1290 Avenue of the Americas Loan Group.

         "1290 Avenue of the Americas B-Note Loan Operating Adviser" means the holder of the 1290 Avenue of the Americas B-Note Loan or its designated representative.

         "1290 Avenue of the Americas Borrower" means the borrower under the 1290 Avenue of the Americas Loan Group.

         "1290 Avenue of the Americas Loan Group" means, collectively, the 1290 Avenue of the Americas Mortgage Loan and all of the other five (5) mortgage loans secured by the 1290 Avenue of the Americas Mortgaged Property pursuant to the 1290 Avenue of the Americas Mortgage.

         "1290 Avenue of the Americas Mortgage" means the mortgage encumbering the 1290 Avenue of the Americas Mortgaged Property for purposes of securing the 1290 Avenue of the Americas Mortgage Loan and five (5) other related mortgage loans.

         "1290 Avenue of the Americas Mortgage Loan" means the pooled mortgage loan secured by the 1290 Avenue of the Americas Mortgaged Property.

         "1290 Avenue of the Americas Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as 1290 Avenue of the Americas.

         "1290 Avenue of the Americas Non-Trust Loans" means the five (5) mortgage loans in the 1290 Avenue of the Americas Loan Group that are not part of the trust fund.

         "1290 Avenue of the Americas Pari Passu Companion Loans" means the four
(4) 1290 Avenue of the Americas Non-Trust Loans that have, as of the cut-off date, an unpaid principal balance of $305,000,000 and are pari passu in right of payment with the 1290 Avenue of the Americas Mortgage Loan.

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "ABN AMRO" means ABN AMRO Bank N.V.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2003-PWR1 pooling and servicing agreement).

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Administrative Fee Rate" means: for the 1290 Avenue of the Americas Mortgage Loan, the sum of 0.03% per annum, the servicer report administrator fee rate and the trustee fee rate; and for any other pooled mortgage loan, the sum of the related master servicing fee rate, the servicer report administrator fee rate and the trustee fee rate. The master servicing fee rate will include any primary servicing fee rate.

         "Appraisal Reduction Amount" means, for any pooled mortgage loan (other than, if applicable, the 1290 Avenue of the Americas Pooled Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of the subject mortgage loan;

               (b) to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the subject mortgage loan through the most recent due date prior to the date of determination;

               (c) all accrued but unpaid special servicing fees with respect to the subject mortgage loan;

               (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer, the trustee or the fiscal agent with respect to the subject mortgage loan, together with interest on those advances;

               (e) any other outstanding Additional Trust Fund Expenses with respect to the subject mortgage loan; and

               (f) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO Property, for which neither the applicable master servicer nor the special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan;

               (b) the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer with respect to the subject mortgage loan that--

                    o are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

                    o are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

                    o may be applied toward the reduction of the principal balance of the mortgage loan; and

               (c) the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan.

         If, however--

     o an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan),

     o the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1. no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

         For purposes of determining whether a Ballston Common Mall Change of Control Event or a Renaissance Pere Marquette Hotel Change of Control Event has occurred, Appraisal Reduction Amounts will be calculated with respect to the Ballston Common Mall Loan Pair and the Renaissance Pere Marquette Hotel Loan Pair, respectively, as if they were each a single pooled mortgage loan. For all other purposes, an Appraisal Reduction Amount will be calculated only with respect to the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan, as the case may be, under the series 2003-PWR1 pooling and servicing agreement.

         An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         Any Appraisal Reduction Amount with respect to the 1290 Avenue of the Americas Mortgage Loan:

     o will be calculated under the Series 2003-TOP9 pooling and servicing agreement; and

     o will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the 1290 Avenue of the Americas Mortgage Loan and the 1290 Avenue of the Americas Pari Passu Companion Loans in a manner similar to, but not exactly the same as, that described in the first sentence of this definition.

         "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the 1290 Avenue of the Americas Pooled Mortgage Loan), any of the following events:

     o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

     o the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

         The Appraisal Trigger Events for the 1290 Avenue of the Americas Mortgage Loan are similar, but not identical, to those identified above.

         "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date.

         "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing, Inc.

         "ARD" means anticipated repayment date.

         "ARD Loan" means any mortgage loan that provides for the accrual of Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

         "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities).

     1. to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs,

          (b) with limited exception involving the 1290 Avenue of the Americas Mortgage Loan, payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from that collection account to any person other than the series 2003-PWR1 certificateholders in accordance with any of clauses 2. through
               19. below;

     2. to reimburse a master servicer, the special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party, as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections or proceeds on or from the pooled mortgage loan or REO Property as to which the advance was made;

     3. to pay a master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund for which it is the applicable master servicer (other than, if applicable, the 1290 Avenue of the Americas Mortgage Loan), with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer or, if and to the extent applicable, a predecessor to that special servicer, earned and unpaid special servicing fees, workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

     5. to reimburse a master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of general collections or proceeds on or from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party, as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     6. to pay the applicable master servicer, the special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on any servicing advance or monthly debt service advance made by that party under the series 2003-PWR1 pooling and servicing agreement, with that payment to be made out of late payment charges and Default Interest received with respect to the particular mortgage loan as to which that advance was made;

     7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay a master servicer, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 6. above;

     8. to pay any outstanding expenses that will likely otherwise become Additional Trust Fund Expenses, with that payment to be made out of proceeds received on the related pooled mortgage loan or REO Property;

     9. to pay a master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in that collection account to which it is entitled as discussed under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" in this prospectus supplement;

     10. to pay any unpaid liquidation expenses incurred with respect to any liquidated pooled mortgage loan or REO Property, with that payment to be made out of proceeds received on the related pooled mortgage loan or REO Property and otherwise out of general collections on the mortgage loans and any REO Properties in the trust fund;

     11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above (but only under the circumstances contemplated under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement);

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged property that secures a defaulted mortgage loan in the trust fund, provided that payment with respect to the Ballston Common Mall Mortgage Loan, the Renaissance Pere Marquette Hotel Mortgage Loan or any related REO Property will be limited to amounts on deposit in that collection account specifically allocable to such payment pursuant to the intercreditor agreement for the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, as applicable;

     13. to pay a master servicer, the special servicer, the trustee, the fiscal agent, the certificate administrator, the tax administrator, us or any of their or our respective directors, members, managers, officers, employees, agents and affiliates, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus and "Description of the Offered Certificates--Matters Regarding the Certificate Administrator, the Tax Administrator, the Trustee and the Fiscal Agent" in this prospectus supplement, provided that payment with respect to the Ballston Common Mall Mortgage Loan, the Renaissance Pere Marquette Hotel Mortgage Loan or any related REO Property will be limited to amounts on deposit in that collection account specifically allocable to such payment pursuant to the intercreditor agreement for the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, as applicable;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel associated with the servicing and administration of any pooled mortgage loan or REO Property, the cost of recording the series 2003-PWR1 pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer and any fees and/or expenses payable or reimbursable to the applicable master servicer, the trustee or any third party in connection with the confirmation of a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage Loan;

     15. to pay any other items described in this prospectus supplement or the accompanying prospectus as being payable out of a collection account or otherwise being at the expense of the trust fund;

     16. to pay to the applicable mortgage loan seller any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before the cut-off date or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

     17. to pay to itself, the special servicer, a controlling class certificateholder, the Ballston Common Mall B-Note Holder, the Renaissance Pere Marquette Hotel B-Note Holder or any other particular person, as the case may be, with respect to any pooled mortgage loan that was previously purchased or otherwise removed from the trust fund by that person pursuant to or as contemplated by the series 2003-PWR1 pooling and servicing agreement all amounts received on that such pooled mortgage loan subsequent to the date of purchase or other removal;

     18. to pay, out of general collections on the mortgage loans or any REO Properties in the trust fund, any amounts payable by the trust fund, as holder of the 1290 Avenue of the Americas Mortgage Loan, under the series 2003-TOP9 pooling and servicing agreement and/or any related intercreditor agreement.

     19.  to withdraw amounts deposited in the collection account in error; and

     20. to clear and terminate the collection account upon the termination of the series 2003-PWR1 pooling and servicing agreement.

         "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1. the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2003-PWR1 certificates as described in this prospectus supplement);

          o any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

          o any amounts that may be withdrawn from the certificate administrator's distribution account, as described under "Description of the Offered Certificates--Distribution

               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2003-PWR1 certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2003, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's interest reserve account; plus

     2. if such distribution date occurs during March of any year subsequent to 2003, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

         The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates-- Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-PWR1 certificates on each distribution date.

         "Ballston Common Mall B-Note Holder" means the holder of the promissory note evidencing the Ballston Common Mall B-Note Loan.

         "Ballston Common Mall B-Note Loan" means the loan in the original principal amount of $4,000,000 that is secured by the same mortgage instrument encumbering the Ballston Common Mall Mortgaged Property as the Ballston Common Mall Mortgage Loan. The Ballston Common Mall B-Note Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Ballston Common Mall Change of Control Event" means that either: (a) the unpaid principal amount of the Ballston Common Mall B-Note Loan, reduced by any Appraisal Reduction Amount for the Ballston Common Mall Loan Pair (calculated as if the Ballston Common Mall Loan Pair was a single pooled mortgage loan), any Realized Loss attributable to the Ballston Common Mall Loan Pair (and not otherwise already reflected in the unpaid principal amount of the Ballston Common Mall B-Note Loan) and any related outstanding Additional Trust Fund Expenses, is less than 25% of the original unpaid principal amount of the Ballston Common Mall B-Note Loan; or (b) the Ballston Common Mall B-Note Holder is the borrower or an affiliate of the borrower under the Ballston Common Mall Loan Pair.

         "Ballston Common Mall Loan Pair" means the Ballston Common Mall Mortgage Loan and the Ballston Common Mall B-Note Loan, together.

         "Ballston Common Mall Mortgage Loan" means the pooled mortgage loan secured by the Ballston Common Mall Mortgaged Property.

         "Ballston Common Mall Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Ballston Common Mall.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "CBD" means, with respect to a particular jurisdiction, its central business district.

         "CIBC" means CIBC Inc.

         "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

     o    the class A-1 and A-2 certificates remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N and P certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any pooled mortgage loan, other than the 1290 Avenue of the Americas Mortgage Loan and other than a mortgage loan secured by multiple real properties, the ratio of--

          1. the cut-off date principal balance of the subject mortgage loan, to

          2.   the Appraised Value of the related mortgaged property;

     o with respect to the 1290 Avenue of the Americas Mortgage Loan, the ratio of--

          1. the sum of the cut-off date principal balance of the 1290 Avenue of the Americas Mortgage Loan and the total cut-off date principal balance of the 1290 Avenue of the Americas Pari Passu Companion Loans, to

          2. the Appraised Value of the 1290 Avenue of the Americas Mortgaged Property; and

     o with respect to any pooled mortgage loan that is secured by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, to

          2. the total Appraised Value for all of the related mortgaged properties.

         "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any pooled mortgage loan, other than the 1290 Avenue of the Americas Mortgage Loan and other than a pooled mortgage loan secured by multiple mortgaged properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2003 (or April 2003 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest);

     o with respect to the 1290 Avenue of the Americas Mortgage Loan, the ratio of--

          1. the Underwritten Net Cash Flow for the 1290 Avenue of the Americas Mortgaged Property, to

          2. twelve times the total monthly debt service payments for the 1290 Avenue of the Americas Mortgage Loan and the 1290 Avenue of the Americas Pari Passu Companion Loans due on the related due date in March 2003; and

     o with respect to any pooled mortgage loan that is secured by multiple mortgaged properties, the ratio of--

          1. the total Underwritten Net Cash Flow for all of the related mortgaged properties, to

          2. twelve times the monthly debt service payment(s) for the subject mortgage loan due on the related due date in March 2003 (or April 2003 if that is the initial month in which a monthly debt service payment is due that includes a full month's interest).

     o The Debt Service Coverage Ratio for pooled mortgage loans with an initial interest only period does not reflect any amortization payment that may be due later in the loan term.

         "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

         "DOL" means the U.S. Department of Labor.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear" means The Euroclear System.

         "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

         "Event of Default" means, notwithstanding the discussion under "Servicing of the Mortgage Loans--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2003-PWR1 pooling and servicing agreement:

     o any failure by a master servicer or the special servicer to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2003-PWR1 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

     o any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2003-PWR1 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or the special servicer, as the case may be, by any other party to the series 2003-PWR1 pooling and servicing agreement or by series 2003-PWR1 certificateholders entitled to not less than 25% of the series 2003-PWR1 voting rights or, if affected by the failure, by the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or the special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or the special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o any breach on the part of a master servicer or the special servicer of any of its representations or warranties contained in the series 2003-PWR1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-PWR1 certificateholders, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or the special servicer, as the case may be, by any other party to the series 2003-PWR1 pooling and servicing agreement, by series 2003-PWR1 certificateholders entitled to not less than 25% of the series 2003-PWR1 voting rights or, if affected by the breach, by the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or the special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or the special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2003-PWR1 pooling and servicing agreement to the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, respectively;

     o a master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2003-PWR1 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

     o a master servicer is downgraded to a servicer rating level below "CMS3" (or its equivalent) by Fitch; the special servicer is downgraded to a special servicer rating level below "CSS3" (or its equivalent) by Fitch; or both (i) the trustee receives notice from Fitch to the effect that the continuation of a master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates and (ii) such notice is not withdrawn, terminated or rescinded within 90 days following the trustee's receipt of such notice.

         When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final three bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

         "Exemption-Favored Party" means any of the following--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated,

     o    Bear, Stearns & Co. Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated or Bear, Stearns & Co. Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

         "FF&E" means furniture, fixtures and equipment.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Fitch" means Fitch, Inc.

         "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Issue Date" means the date of initial issuance of the series 2003-PWR1 certificates.

         "LaSalle" means LaSalle Bank National Association.

         "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

         "LTV Ratio at Maturity or ARD" means:

     o with respect to any balloon mortgage loan or ARD Loan in the trust fund, other than the 1290 Avenue of the Americas Mortgage Loan and other than a mortgage loan secured by multiple real properties, the ratio of--

          1. the unpaid principal balance of the subject mortgage loan on its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions, to

          2.   the Appraised Value of the related mortgaged property;

     o with respect to the 1290 Avenue of the Americas Mortgage Loan, the ratio of--

          1. the unpaid principal balance of the 1290 Avenue of the Americas Mortgage Loan and the total unpaid principal balance of the 1290 Avenue of the Americas Pari Passu Companion Loans, at maturity, according to the payment schedule for those mortgage loans and otherwise assuming no prepayments, defaults or extensions, to

          2. the Appraised Value of the 1290 Avenue of the Americas Mortgaged Property; and

     o with respect to any balloon mortgage loan or ARD Loan in the trust fund that is secured by multiple real properties, the ratio of--

          1. the unpaid principal balance of the subject mortgage loan at maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for those mortgage loans and otherwise assuming no prepayments, defaults or extensions.

          2. the total Appraised Value of all of the related mortgaged properties.

         "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan.

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

     o in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

     o the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

         "NRA" means net rentable area.

         "NRSF" means net rentable square feet.

         "Occupancy Rate" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties, or pads, in the case of mortgaged properties that are manufactured housing communities, of the subject property that were occupied or leased as of the Occupancy Date as reflected in information provided by the related borrower.

         "Occupancy Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

         "OID Regulations" means the rules governing original issue discount set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder.

         "PAR" means Prudential Asset Resources, Inc.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan, and

     o if the related mortgaged property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the United States government securities and other obligations specified in the definition of "Permitted Investments" in the glossary to the accompanying prospectus.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including any individual retirement account or Keogh Plan.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means: (a) with respect to any pooled mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected); and (b) with respect to the 1290 Avenue of the Americas Mortgage Loan, any interest (net of servicing fees payable therefrom under the series 2003-TOP9 pooling and servicing agreement) accompanying a particular principal prepayment that is distributable with respect to that loan on the series 2003-PWR1 certificates on any given distribution date, which interest was intended to cover the period subsequent to the related due date in the same calendar month as such distribution date.

         "Prepayment Interest Shortfall" means: (a) with respect to any pooled mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest or Post-ARD Additional Interest); and (b) with respect to the 1290 Avenue of the Americas Mortgage Loan, any comparable interest shortfalls affecting distributions on the series 2003-PWR1 certificates (which may, in limited circumstances, potentially exceed one month's interest) arising from the timing of (i) any principal prepayment or other early recovery of principal on the 1290 Avenue of the Americas Mortgage Loan and (ii) the distribution of that principal prepayment or other early recovery of principal on the series 2003-PWR1 certificates.

         "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

         "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related pooled mortgage loan in March 2003 or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2. all monthly payments of principal received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due during, the related collection period (or, in the case of the 1290 Avenue of the Americas Mortgage Loan, received by or on behalf of the trust fund prior to the related collection period but due during the calendar month in which the subject distribution date occurs),

     3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related pooled mortgage loan in March 2003, and

     4. all advances of principal made with respect to the pooled mortgage loans for that distribution date (including, with respect to the 1290 Avenue of the Americas Mortgage Loan, under the series 2003-TOP9 pooling and servicing agreement);

provided that, if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1. through 4. above that is attributable to that mortgage loan will be reduced -- to not less than zero -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date.

         For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

         The Ballston Common Mall B-Note Loan and the Renaissance Pere Marquette Hotel B-Note Loan will not be part of the mortgage pool and will not be considered pooled mortgage loans. Accordingly, any amounts applied to the principal of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan will not constitute part of the Principal Distribution Amount for any distribution date.

         "PSF" means per square foot.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of the subject mortgage loan;

     o all accrued and unpaid interest on the subject mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

     o all unreimbursed servicing advances with respect to the subject mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

     o all servicing advances with respect to the subject mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

     o in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, a purchase of the Ballston Common Mall Mortgage Loan by the Ballston Common Mall B-Note Holder as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--The Ballston Common Mall B-Note Holder" in this prospectus supplement or a purchase of the Renaissance Pere Marquette Hotel Mortgage Loan by the Renaissance Pere Marquette Hotel B-Note Holder as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--The Renaissance Pere Marquette Hotel B-Note Holder" in this prospectus supplement, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses, and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of such person to repurchase or replace the mortgage loan.

         "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the 1290 Avenue of the Americas Mortgage Loan, the master servicer and/or the special servicer under the series 2003-TOP9 pooling and servicing agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

         "Renaissance Pere Marquette Hotel B-Note Holder" means the holder of the promissory note evidencing the Renaissance Pere Marquette Hotel B-Note Loan.

         "Renaissance Pere Marquette Hotel B-Note Loan" means the loan in the original principal amount of $2,000,000 that is secured by the same mortgage instrument encumbering the Renaissance Pere Marquette Hotel Mortgaged Property as the Renaissance Pere Marquette Hotel Mortgage Loan. The Renaissance Pere Marquette Hotel B-Note Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

         "Renaissance Pere Marquette Hotel Change of Control Event" means that either: (a) the unpaid principal amount of the Renaissance Pere Marquette Hotel B-Note Loan, reduced by any Appraisal Reduction Amount for the Renaissance Pere Marquette Hotel Loan Pair (calculated as if the Renaissance Pere Marquette Hotel Loan Pair was a single pooled mortgage loan), any Realized Loss attributable to the Renaissance Pere Marquette Hotel Loan Pair (and not otherwise already reflected in the unpaid principal amount of the Renaissance Pere Marquette Hotel B-Note Loan) and any related outstanding Additional Trust Fund Expenses, is less than 25% of the original unpaid principal amount of the

Renaissance Pere Marquette Hotel B-Note Mortgage Loan; or (b) the Renaissance Pere Marquette Hotel B-Note Holder is the borrower or an affiliate of the borrower under the Renaissance Pere Marquette Hotel Loan Pair.

         "Renaissance Pere Marquette Hotel Loan Pair" means the Renaissance Pere Marquette Hotel Mortgage Loan and the Renaissance Pere Marquette Hotel B-Note Loan, together.

         "Renaissance Pere Marquette Hotel Mortgage Loan" means the pooled mortgage loan secured by the Renaissance Pere Marquette Hotel Mortgaged Property.

         "Renaissance Pere Marquette Hotel Mortgaged Property" means the mortgaged properties identified on Appendix B to this prospectus supplement as Renaissance Pere Marquette Hotel.

         "REO Property" means any mortgaged property that is acquired on behalf and in the name of the trustee for the benefit of the certificateholders (and, in the case of the Ballston Common Mall Mortgaged Property or the Renaissance Pere Marquette Hotel Mortgaged Property, also on behalf of the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as applicable) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan; provided that the 1290 Avenue of the Americas Mortgaged Property will, if it becomes an REO Property, be held on behalf of, and in the name of the series 2003-TOP9 trustee for the benefit of, the legal and beneficial owners of the entire 1290 Avenue of the Americas Loan Group, including the trust fund as holder of the 1290 Avenue of the Americas Mortgage Loan.

         "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then-current ratings assigned by that rating agency to any of the certificates.

         "Required Collection Account Deposits" means the following amounts with respect to any pooled mortgage loan, which the applicable master servicer must, to the extent received by it, deposit into its collection account:

     1. all principal payments (from whatever source) collected, including principal prepayments;

     2. all interest payments (from whatever source) collected, including Default Interest and Post-ARD Additional Interest;

     3. any Yield Maintenance Charges, Prepayment Premiums and/or late payment charges collected;

     4. any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to the related mortgaged property or the subject mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of the related mortgaged property, in each case to the extent not required to be applied to the restoration of the related mortgaged property or released to the related borrower; provided that, in the case of each of the Ballston Common Mall Mortgage Loan and the Renaissance Pere Marquette Hotel Mortgage Loan, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire Ballston Common Mall Loan Pair or Renaissance Pere Marquette Hotel Loan Pair, as applicable;

     5. any amounts paid by the applicable mortgage loan seller in connection with the repurchase or replacement of a pooled mortgage loan by that party as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     6. any amounts received in connection with the purchase of any Specially Designated Defaulted Pooled Mortgage Loan by any holder of a Purchase Option as described under "Servicing Under the Series 2003-PWR1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement;

     7. any amounts received in connection with the purchase of the Ballston Common Mall Mortgage Loan by the Ballston Common Mall B-Note Holder following a default under that mortgage loan as described under "Summaries of the Ten Largest Mortgage Loans--Ballston Common Mall" on Appendix C to this prospectus supplement;

     8. any amounts received in connection with the purchase of the Renaissance Pere Marquette Hotel Mortgage Loan by the Renaissance Pere Marquette Hotel B-Note Holder following a default under that mortgage loan as described under "Summaries of the Ten Largest Mortgage Loans--Renaissance Pere Marquette Hotel" on Appendix C to this prospectus supplement;

     9. any amounts received in connection with the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement;

     10. any amounts paid to purchase all the pooled mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "Description of the Offered
          Certificates--Termination of the Series 2003-PWR1 Pooling and Servicing Agreement" in this prospectus supplement;

     11. any amounts required to be deposited by a master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     12. all payments required to be paid by the applicable master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force-placed hazard insurance policy maintained as permitted or required under the series 2003-PWR1 pooling and servicing agreement;

     13. any amount transferred by the special servicer from its REO account, including any amounts relating to the pooled mortgage loans received in connection with the operation or sale of any REO Property; provided that, in the case of an REO Property relating to the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire Ballston Common Mall Loan Pair or Renaissance Pere Marquette Hotel Loan Pair, as applicable; and

     14. payments by a borrower to cover delinquent items for which servicing advances have previously been made; provided that amounts representing interest on and principal of the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan will in no event be deposited into either master servicer's collection account or any other account that is part of the trust fund; and provided, further, that any of the foregoing amounts relating to the 1290 Avenue of the Americas Mortgage Loan or any related REO Property will be deposited into the applicable master servicer's collection account only upon receipt by that master servicer from the appropriate party under the series 2003-TOP9 pooling and servicing agreement.

         Upon receipt of any of the amounts described above (other than those described in clauses 11., 12. and 13.) with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in the applicable master servicer's collection account.

         "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

     o    the special servicer,

     o    any sub-servicers,

     o any person responsible for servicing the 1290 Avenue of the Americas Mortgage Loan or any related REO Property,

     o    the mortgage loan sellers,

     o each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SEC" means the Securities and Exchange Commission.

         "Servicing Standard" means, with respect to either master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the series 2003-PWR1 pooling and servicing agreement:

     o in the best interests and for the benefit of the series 2003-PWR1 certificateholders (or, in the case of (i) the Ballston Common Mall Loan Pair, for the benefit of the series 2003-PWR1 certificateholders and the Ballston Common Mall B-Note Holder and (ii) the Renaissance Pere Marquette Hotel Loan Pair, for the benefit of the series 2003-PWR1 certificateholders and the Renaissance Pere Marquette Hotel B-Note Holder) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

     o in accordance with any and all applicable laws, the terms of the series 2003-PWR1 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of the Ballston Common Mall Mortgage Loan or the Renaissance Pere Marquette Hotel Mortgage Loan, the intercreditor agreement between the trust fund and the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as applicable, and

     o to the extent consistent with the foregoing, in accordance with the following standards:

          o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series 2003-PWR1 pooling and servicing agreement;

          o    with a view to--

               1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

               2. the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to the series 2003-PWR1 certificateholders, as a collective whole (or, in the case of the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, to the series

                    2003-PWR1 certificateholders and the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder, as applicable, as a collective whole), on a present value basis; and

          o    without regard to--

               1. any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the series 2003-PWR1 pooling and servicing agreement,

               2. the ownership of any series 2003-PWR1 certificate or any interest in the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

               3. the obligation of the master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2003-PWR1 pooling and servicing agreement,

               4. the obligation of the special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the series 2003-PWR1 pooling and servicing agreement,

               5. the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2003-PWR1 pooling and servicing agreement or with respect to any particular transaction,

               6. the ownership, servicing and/or management by the applicable master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7. the ownership by the applicable master servicer or the special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

               8. the obligations of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect;

provided that the foregoing standards will apply with respect to the 1290 Avenue of the Americas Mortgage Loan and any related REO Property under the series 2003-PWR1 pooling and servicing agreement only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect thereto pursuant to the series 2003-PWR1 pooling and servicing agreement.

         The servicing standard for the 1290 Avenue of the Americas Mortgage Loan under the series 2003-TOP9 pooling and servicing agreement is generally similar to, but not identical, to the foregoing.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund (other than the 1290 Avenue of the Americas Mortgage Loan) or with respect to the Ballston Common Mall B-Note Loan or the Renaissance Pere Marquette Hotel B-Note Loan, any of the following events:

     1. the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

     2. the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

     3. the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4. the master servicer determines that a non-payment default (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2003-PWR1 certificateholders, the Ballston Common Mall B-Note Holder or the Renaissance Pere Marquette Hotel B-Note Holder and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

         A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     o with respect to the circumstances described in clause 4. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

         If a Servicing Transfer Event exists with respect to either mortgage loan in the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, then it will also be deemed to exist with respect to the other mortgage loan in the Ballston Common Mall Loan Pair or the Renaissance Pere Marquette Hotel Loan Pair, as applicable. Each such pair of mortgage loans is intended to always be serviced or special serviced, as the case may be, together.

         The special servicing transfer events for the 1290 Avenue of the Americas Loan under the series 2003-TOP9 pooling and servicing agreement are generally similar to, but not identical, to the foregoing.

         "SF" means square feet.

         "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan (other than the 1290 Avenue of the Americas Mortgage Loan) that both (A) is a specially serviced mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or delinquent 60 days or more with respect to any other monthly debt service payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Principal Distribution Amount for that distribution date that is attributable to that mortgage loan,

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period, and

          3. any special servicing fees, liquidation fees and/or interest on advances related to that mortgage loan that, in accordance with the definition of "Principal Distribution Amount", were allocated to reduce the portion, if any, of the Principal Distribution Amount for that distribution date that is attributable to that mortgage loan.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

         "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2003-PWR1 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement;

     o the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2003-PWR1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2003-PWR1 certificates is as described in this prospectus supplement;

     o no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans;

     o no Additional Trust Fund Expenses arise, no servicing advances are made and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees and the master servicing fees;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2003-PWR1 certificates remains in effect during the entire term of that mortgage loan;

     o each of the pooled mortgage loans provides for monthly debt service payments to be due on the first (or, in the case of the 1290 Avenue of the Americas Mortgage Loan, the seventh) day of each month, regardless of whether the subject date is a business day or not, and all monthly debt service payments on the pooled mortgage loans are timely received on that day in each month;

     o no involuntary prepayments are received as to any pooled mortgage loan at any time;

     o no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

     o each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and received on the on the first day of the relevant month (even in the case of the 1290 Avenue of the Americas Mortgage Loan) and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

     o no Yield Maintenance Charges or Prepayment Premiums are collected in connection with respect to any of the mortgage loans;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of the series 2003-PWR1 pooling and Servicing Agreement";

     o no mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o payments on the offered certificates are made on the 11th day of each month, commencing in April 2003; and

     o    the offered certificates are settled with investors on March 20, 2003.

         "Underwriter Exemption" means the PTE 90-30 issued to Bear, Stearns & Co. Inc. (if you are purchasing any offered certificates from Bear, Stearns & Co. Inc.) or the PTE 90-29 issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated (if you are purchasing any offered certificates from Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. or Wells Fargo Brokerage Services, LLC) each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

         "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

         "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

         "WFB" means Wells Fargo Bank, National Association.

         "WFB Minnesota" means Wells Fargo Bank Minnesota, National Association.

         "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION


                                                                                                            WEIGHTED     WEIGHTED
                                                          PERCENT BY     WEIGHTED    WEIGHTED                AVERAGE      AVERAGE
                                           AGGREGATE       AGGREGATE     AVERAGE      AVERAGE    WEIGHTED    CUT-OFF   LTV RATIO AT
                            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE   DATE LTV    MATURITY OR
LOAN SELLER              MORTGAGE LOANS   BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)  DSCR (x)   RATIO (%)     ARD (%)
-----------------------------------------------------------------------------------------------------------------------------------
PMCF                           31         295,582,260        30.8          5.903        115        1.56       68.7         58.3
BSCMI                          27         291,669,922        30.4          5.899        102        1.72       68.5         58.7
WFB                            27         265,491,434        27.7          6.150        118        1.70       62.2         51.2
CIBC                           15         107,290,756        11.2          5.981        119        1.48       73.3         61.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       100         960,034,371       100.0          5.979        112        1.64       67.4         56.8

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                             WEIGHTED     WEIGHTED
                                                            PERCENT BY    WEIGHTED   WEIGHTED                AVERAGE      AVERAGE
                                              AGGREGATE      AGGREGATE    AVERAGE     AVERAGE     WEIGHTED    CUT-OFF   LTV RATIO AT
                               NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE    DATE LTV   MATURITY OR
CUT-OFF DATE BALANCES ($)   MORTGAGE LOANS   BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)  DSCR (x)   RATIO (%)    ARD (%)
------------------------------------------------------------------------------------------------------------------------------------
  997,044    -   999,999           1             997,044         0.1        6.250         118       1.41       66.9          52.6
 1,000,000   -  1,999,999          6          10,482,420         1.1        6.131         117       1.49       70.4          57.9
 2,000,000   -  3,999,999         27          80,288,292         8.4        6.081         115       1.60       67.5          56.5
 4,000,000   -  5,999,999         17          83,141,395         8.7        5.952         112       1.57       70.6          60.1
 6,000,000   -  7,999,999         18         125,961,448        13.1        5.972         111       1.48       73.7          62.5
 8,000,000   -  9,999,999          8          70,408,430         7.3        5.821         110       1.64       72.1          60.2
 10,000,000  -  11,999,999         4          43,761,383         4.6        6.074         118       1.44       77.4          66.1
 12,000,000  -  13,999,999         1          12,721,195         1.3        5.730         118       1.59       74.8          63.2
 14,000,000  -  15,999,999         1          15,817,130         1.6        6.500         119       1.63       60.8          44.2
 16,000,000  -  17,999,999         4          66,743,367         7.0        5.944         118       1.50       69.0          58.7
 18,000,000  -  27,999,999         8         179,985,590        18.7        6.041         119       1.49       69.3          57.1
 28,000,000  -  80,000,000         5         269,726,677        28.1        5.928         105       1.92       58.6          50.5
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         100         960,034,371       100.0        5.979         112       1.64       67.4          56.8

Minimum:             $997,044
Maximum:          $80,000,000
Weighted Average:  $9,600,344

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                          WEIGHTED     WEIGHTED
                                                      PERCENT BY     WEIGHTED     WEIGHTED                 AVERAGE      AVERAGE
                          NUMBER OF    AGGREGATE       AGGREGATE      AVERAGE     AVERAGE       WEIGHTED   CUT-OFF   LTV RATIO AT
                           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING      AVERAGE   DATE LTV    MATURITY OR
STATE                       LOANS     BALANCE ($)     BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (x)   RATIO (%)     ARD (%)
---------------------------------------------------------------------------------------------------------------------------------
Southern California          11       113,470,872        11.8          5.814          118       1.56       69.2         58.5
Northern California           7        50,026,406         5.2          6.170          119       1.46       71.1         59.7
New York                     16       161,568,598        16.8          6.489          118       1.70       61.5         52.9
Florida                      12        84,932,138         8.8          5.919          106       1.88       65.2         58.0
North Carolina                6        81,160,133         8.5          5.490          113       1.79       66.8         49.9
Virginia                      5        71,431,248         7.4          5.944          114       1.63       66.9         57.4
Delaware                      1        51,773,030         5.4          5.550           80       1.60       68.5         61.7
Pennsylvania                  8        51,510,696         5.4          6.029          118       1.45       75.4         60.5
New Jersey                    5        30,437,582         3.2          5.849          118       1.79       68.2         56.3
Illinois                      3        26,022,210         2.7          5.913          119       1.50       71.7         60.0
Louisiana                     2        25,339,295         2.6          6.441          120       1.15       54.9         43.3
Texas                         7        20,710,009         2.2          5.590           85       1.75       60.1         52.7
Michigan                      4        20,662,056         2.2          5.989          119       1.49       74.9         63.2
Maryland                      3        19,138,823         2.0          5.999          118       1.42       74.9         61.7
Minnesota                     5        15,812,589         1.6          5.893          119       1.68       72.8         61.0
Nevada                        3        15,163,673         1.6          5.909          117       1.62       67.2         55.9
Ohio                          4        12,369,196         1.3          5.977           77       1.40       72.9         64.7
Indiana                       1        11,725,000         1.2          5.860          120       1.59       73.3         62.1
Washington                    2        11,149,579         1.2          6.025          117       1.48       71.7         61.2
Kentucky                      2        10,685,680         1.1          5.930          119       1.37       79.2         67.2
Iowa                          1         8,523,944         0.9          5.915          117       1.53       78.2         66.5
West Virginia                 1         7,463,590         0.8          6.000          115       1.66       73.2         62.5
Colorado                      3         7,436,245         0.8          6.021          118       1.65       63.1         51.9
South Carolina                2         7,010,000         0.7          5.500           79       2.68       53.9         53.9
Georgia                       3         6,653,776         0.7          5.560          103       2.35       56.4         49.1
Alaska                        1         6,186,664         0.6          6.030          118       1.58       72.8         62.0
Missouri                      1         5,587,265         0.6          5.690           82       1.54       78.7         70.9
Arizona                       2         4,818,192         0.5          6.097           98       1.47       67.1         55.3
Tennessee                     2         4,811,646         0.5          6.280          116       1.56       70.3         60.4
Kansas                        1         3,785,082         0.4          6.110          116       1.65       68.9         59.0
Utah                          2         3,121,047         0.3          6.101          118       2.10       47.5         36.4
Nebraska                      2         2,652,635         0.3          6.500          118       1.49       61.8         48.5
Massachusetts                 1         2,295,033         0.2          6.005          118       1.54       71.7         61.1
Mississippi                   1         2,055,728         0.2          6.500          119       1.63       60.8         44.2
Hawaii                        1         1,167,574         0.1          6.500          119       1.63       60.8         44.2
Connecticut                   2           898,134         0.1          6.500          119       1.63       60.8         44.2
Montana                       1           279,419         0.0          6.500          119       1.63       60.8         44.2
Arkansas                      1           199,585         0.0          6.500          119       1.63       60.8         44.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     135       960,034,371       100.0          5.979          112       1.64       67.4         56.8

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                             WEIGHTED     WEIGHTED
                                                           PERCENT BY    WEIGHTED    WEIGHTED                AVERAGE      AVERAGE
                               NUMBER OF    AGGREGATE      AGGREGATE     AVERAGE     AVERAGE     WEIGHTED    CUT-OFF   LTV RATIO AT
                                MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING     AVERAGE   DATE LTV    MATURITY OR
PROPERTY TYPE                    LOANS     BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (x)   RATIO (%)     ARD (%)
-----------------------------------------------------------------------------------------------------------------------------------
Retail                             46      408,126,779        42.5        5.813         112        1.73       67.8         56.6
Office                             22      297,705,106        31.0        6.165         110        1.63       63.8         55.0
Multifamily                        20       97,981,320        10.2        5.839         111        1.51       76.2         64.9
Industrial                         31       60,505,595         6.3        6.124         114        1.55       69.1         56.9
Mixed Use                           5       36,704,393         3.8        6.123         119        1.55       68.6         57.9
Hotel                               1       25,000,000         2.6        6.440         120        1.14       54.8         43.2
Manufactured Housing Community      7       21,093,165         2.2        5.932         118        1.40       74.5         60.8
Self Storage                        2        5,134,398         0.5        5.988         118        2.28       55.2         45.4
Other                               1        7,783,615         0.8        6.175         118        1.44       76.3         65.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           135      960,034,371       100.0        5.979         112        1.64       67.4         56.8

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION


                                                                                                       WEIGHTED     WEIGHTED
                                                    PERCENT BY     WEIGHTED    WEIGHTED                 AVERAGE     AVERAGE
                        NUMBER OF    AGGREGATE      AGGREGATE      AVERAGE     AVERAGE      WEIGHTED    CUT-OFF   LTV RATIO AT
                         MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE   REMAINING      AVERAGE   DATE LTV   MATURITY OR
MORTGAGE RATE (%)         LOANS     BALANCE ($)    BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (x)   RATIO (%)    ARD (%)
------------------------------------------------------------------------------------------------------------------------------
5.170   -   5.249           2        54,555,937        5.7          5.222        110          1.89       64.4         44.4
5.250   -   5.499           4        21,640,997        2.3          5.386        101          2.09       59.0         51.2
5.500   -   5.749          14       185,911,511       19.4          5.573         95          1.87       64.4         56.7
5.750   -   5.849           6        91,552,789        9.5          5.820        118          1.59       70.5         59.6
5.850   -   5.949          19       199,997,429       20.8          5.899        116          1.48       73.5         61.4
5.950   -   6.049          14        55,673,737        5.8          6.010        116          1.54       72.7         61.3
6.050   -   6.149           9        72,025,512        7.5          6.079        118          1.54       71.3         60.6
6.150   -   6.249          10        47,701,696        5.0          6.178        118          1.48       71.5         60.9
6.250   -   6.349           7        40,872,951        4.3          6.267        118          1.43       73.4         62.6
6.350   -   6.449           6        41,633,591        4.3          6.414        119          1.32       61.9         50.7
6.450   -   6.549           4        46,420,468        4.8          6.513        119          1.55       67.5         52.8
6.550   -   6.649           1        10,654,180        1.1          6.610        115          1.30       78.3         68.0
6.650   -   6.749           1         3,593,012        0.4          6.660        118          1.41       66.5         57.7
6.750   -   6.999           1        80,000,000        8.3          6.853        118          1.91       48.1         44.3
7.000   -   7.000           2         7,800,561        0.8          7.000        119          1.39       64.0         56.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   100       960,034,371      100.0          5.979        112          1.64       67.4         56.8

Minimum:           5.170%
Maximum:           7.000%
Weighted Average:  5.979%

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                            WEIGHTED     WEIGHTED
                                                              PERCENT BY   WEIGHTED   WEIGHTED               AVERAGE     AVERAGE
                                    NUMBER OF   AGGREGATE     AGGREGATE    AVERAGE    AVERAGE     WEIGHTED    CUT-OFF   LTV RATIO AT
REMAINING TERM TO STATED MATURITY    MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE  REMAINING    AVERAGE   DATE LTV   MATURITY OR
(MOS.)                                LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (x)   RATIO (%)     ARD (%)
------------------------------------------------------------------------------------------------------------------------------------
56    -   59                            4       26,967,148        2.8        5.503        57       1.60       66.5         61.5
61    -   84                            5      104,009,208       10.8        5.546        80       2.02       63.5         59.1
85    -   120                          91      829,058,016       86.4        6.049       118       1.59       67.9         56.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               100      960,034,371      100.0        5.979       112       1.64       67.4         56.8

Minimum:           56 mos.
Maximum:          120 mos.
Weighted Average: 112 mos.

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                            WEIGHTED     WEIGHTED
                                                            PERCENT BY    WEIGHTED   WEIGHTED               AVERAGE      AVERAGE
                                 NUMBER OF   AGGREGATE       AGGREGATE    AVERAGE    AVERAGE     WEIGHTED   CUT-OFF    LTV RATIO AT
                                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE   DATE LTV   MATURITY OR
DEBT SERVICE COVERAGE RATIO (x)    LOANS    BALANCE ($)     BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)   RATIO (%)    ARD (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.14   -   1.14                      1        25,000,000        2.6        6.440        120         1.14       54.8        43.2
1.20   -   1.24                      1         1,940,754        0.2        5.940        118         1.24       79.9        67.9
1.25   -   1.29                      3        17,654,267        1.8        5.841        118         1.27       75.5        58.5
1.30   -   1.34                      3        18,586,524        1.9        6.279        116         1.31       78.8        67.7
1.35   -   1.39                      8        62,180,140        6.5        6.178        109         1.39       74.1        63.6
1.40   -   1.44                     15       143,636,955       15.0        5.986        118         1.42       73.8        61.1
1.45   -   1.49                     12        60,921,385        6.3        6.071        118         1.47       75.6        63.4
1.50   -   1.54                     21       136,844,447       14.3        6.017        114         1.53       73.3        62.1
1.55   -   1.59                     12       130,394,973       13.6        5.904        117         1.58       68.8        58.5
1.60   -   1.64                      5        79,491,193        8.3        5.834         93         1.61       67.4        58.1
1.65   -   1.69                      3        35,627,473        3.7        5.906        117         1.68       75.6        64.6
1.75   -   1.79                      5        24,201,204        2.5        5.590        107         1.78       59.0        48.4
1.80   -   1.84                      2        34,598,695        3.6        5.543        106         1.82       58.8        50.3
1.85   -   1.89                      1         2,691,909        0.3        6.150        118         1.87       50.8        39.8
1.90   -   1.94                      2        82,492,603        8.6        6.829        118         1.91       48.7        44.6
1.95   -   1.99                      1        46,875,004        4.9        5.230        119         1.95       62.5        40.1
2.00   -   2.49                      1         2,492,353        0.3        6.000        118         2.21       44.1        34.4
2.50   -   2.68                      4        54,404,491        5.7        5.507         88         2.68       51.9        50.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            100       960,034,371      100.0        5.979        112         1.64       67.4        56.8

Minimum:            1.14x
Maximum:            2.68x
Weighted Average:   1.64x

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                              WEIGHTED   WEIGHTED
                                                                PERCENT BY   WEIGHTED   WEIGHTED              AVERAGE     AVERAGE
                                      NUMBER OF   AGGREGATE      AGGREGATE   AVERAGE    AVERAGE     WEIGHTED   CUT-OFF  LTV RATIO AT
                                      MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE   DATE LTV  MATURITY OR
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)    LOANS    BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)   RATIO (%)   ARD (%)
-----------------------------------------------------------------------------------------------------------------------------------
43.25   -   50.00                         5      95,706,845        10.0        6.648        118     2.02       47.7        43.1
50.01   -   55.00                         7      85,619,306         8.9        5.842         95     2.03       53.8        48.4
60.01   -   65.00                        12     154,001,149        16.0        5.707        117     1.73       62.3        48.0
65.01   -   70.00                        15     160,513,947        16.7        5.852        105     1.58       67.6        58.5
70.01   -   75.00                        30     229,020,735        23.9        6.071        116     1.50       73.0        61.5
75.01   -   79.89                        31     235,172,389        24.5        5.932        115     1.46       77.9        65.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 100     960,034,371       100.0        5.979        112     1.64       67.4        56.8

Minimum:           43.3%
Maximum:           79.9%
Weighted Average:  67.4%

                                                       APPENDIX A
                                               MORTGAGE POOL INFORMATION

                                                                                                            WEIGHTED    WEIGHTED
                                                           PERCENT BY    WEIGHTED    WEIGHTED                AVERAGE     AVERAGE
                               NUMBER OF    AGGREGATE       AGGREGATE    AVERAGE     AVERAGE     WEIGHTED    CUT-OFF   LTV RATIO AT
                               MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING     AVERAGE    DATE LTV  MATURITY OR
LTV RATIO AT MATURITY OR ARD     LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)   RATIO (%)    ARD(%)
------------------------------------------------------------------------------------------------------------------------------------
34.37   -   40.00                  7         25,474,193        2.7         5.694        118        2.28        47.5        38.0
40.01   -   45.00                  5        170,683,063       17.8         6.300        119        1.78        54.3        42.9
45.01   -   50.00                  3         14,377,339        1.5         5.811         89        1.76        58.3        49.3
50.01   -   55.00                 10        123,873,612       12.9         5.726        104        1.97        59.7        53.1
55.01   -   60.00                 22        189,348,329       19.7         6.003        117        1.51        70.0        57.5
60.01   -   65.00                 28        268,563,668       28.0         5.923        111        1.52        72.8        62.3
65.01   -   70.00                 22        151,460,166       15.8         6.018        115        1.46        78.4        67.1
70.01   -   71.42                  3         16,254,003        1.7         5.406         71        1.54        77.7        71.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          100        960,034,371      100.0         5.979        112        1.64        67.4        56.8

Minimum:         34.4%
Maximum:         71.4%
Weighted Average: 56.8%

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


PRUDENTIAL COMMERCIAL MORTGAGE TRUST, SERIES 2003-PWR1
APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES


                                                                   % OF                 MORTGAGE                      CUT-OFF
                                                              INITIAL POOL    # OF       LOAN         ORIGINAL         DATE
     ID                                PROPERTY NAME             BALANCE    PROPERTIES  SELLER(1)      BALANCE        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                   8.33%         1         WFB          80,000,000     80,000,000
     2       Brandywine Office Building & Garage(5)(6)            5.39%         1        BSCMI         52,000,000     51,773,030
     3       Ballston Common Mall                                 5.20%         1        PMCF          49,888,644     49,888,644
     4       The Furniture Plaza and Plaza Suites                 4.88%         1         WFB          47,000,000     46,875,004
     5       Inland Portfolio 2                                   4.29%         6        BSCMI         41,190,000     41,190,000
-----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                    1.38%         1                      13,230,000     13,230,000
    5.2      Hillsboro Square                                     1.26%         1                      12,100,000     12,100,000
    5.3      Chesterfield Crossing                                0.66%         1                       6,380,000      6,380,000
    5.4      Northpoint Marketplace                               0.47%         1                       4,535,000      4,535,000
    5.5      Hampton Point SC                                     0.26%         1                       2,475,000      2,475,000
-----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                   0.26%         1                       2,470,000      2,470,000
     6       North Ranch Mall (7)(8)                              2.91%         1        PMCF          30,000,000     27,927,666
     7       Quaker Park                                          2.83%         1        BSCMI         27,250,000     27,165,796
     8       Renaissance Pere Marquette Hotel (16)                2.60%         1        PMCF          25,000,000     25,000,000
     9       100 Court Street                                     2.24%         1        BSCMI         21,500,000     21,463,607
-----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                         2.18%         1         WFB          21,000,000     20,955,051
     11      10th & Broadway                                      2.13%         1        BSCMI         20,500,000     20,473,470
     12      Mansions at Technology Park Phase I (9)              1.98%         1        PMCF          19,000,000     19,000,000
     13      Promenade at Bonita Bay                              1.87%         1        CIBC          18,000,000     18,000,000
     14      Hawthorne Gateway (14)                               1.82%         1         WFB          17,500,000     17,461,423
-----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                         1.74%         1         WFB          16,700,000     16,677,581
     16      University Tower                                     1.70%         1        CIBC          16,350,000     16,314,135
     17      Pal-Med Medical Office Center                        1.70%         1        PMCF          16,325,000     16,290,228
     18      WESCO Portfolio                                      1.65%         20       BSCMI         15,850,000     15,817,130
   18.01     Warrendale                                           0.54%         1                       5,170,000      5,159,278
-----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                              0.21%         1                       2,060,000      2,055,728
   18.03     Honolulu                                             0.12%         1                       1,170,000      1,167,574
   18.04     Compton                                              0.10%         1                         980,000        977,968
   18.05     Poughkeepsie                                         0.09%         1                         850,000        848,237
   18.06     Richmond                                             0.08%         1                         760,000        758,424
-----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                       0.07%         1                         630,000        628,693
   18.08     East Hartford                                        0.05%         1                         460,000        459,046
   18.09     San Antonio                                          0.05%         1                         450,000        449,067
   18.10     New Haven                                            0.05%         1                         440,000        439,088
   18.11     Akron                                                0.05%         1                         440,000        439,088
-----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                            0.04%         1                         420,000        419,129
   18.13     Fridley                                              0.04%         1                         380,000        379,212
   18.14     Lafayette                                            0.04%         1                         340,000        339,295
   18.15     Lincoln                                              0.03%         1                         300,000        299,378
   18.16     Butte                                                0.03%         1                         280,000        279,419
-----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                               0.02%         1                         230,000        229,523
   18.18     Little Rock                                          0.02%         1                         200,000        199,585
   18.19     Watertown                                            0.02%         1                         160,000        159,668
   18.20     Johnstown                                            0.01%         1                         130,000        129,730
     19      North Ranch Gateway(10)                              1.33%         1        PMCF          12,750,000     12,721,195
-----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                     1.22%         1        PMCF          11,725,000     11,725,000
     21      Bell Gardens Market Place Retail                     1.11%         1        BSCMI         10,720,000     10,696,523
     22      Barrington Pointe & Copperstone Pointe Portfolio     1.11%         2        CIBC          10,700,000     10,685,680
    22.1     Barrington Pointe                                    0.86%         1                       8,300,000      8,288,892
    22.2     Copperstone Pointe                                   0.25%         1                       2,400,000      2,396,788
-----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                1.11%         1        PMCF          10,700,000     10,654,180
     24      Laband Village (14)                                  1.00%         1         WFB           9,600,000      9,570,660
     25      Town Place Shopping Center                           0.99%         1         WFB           9,500,000      9,469,067
     26      WP Carey Industrial Portfolio                        0.95%         3        CIBC           9,200,000      9,163,882
    26.1     1455 Fairchild Road                                  0.49%         1                       4,700,000      4,681,549
-----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                    0.39%         1                       3,800,000      3,785,082
    26.3     2545 Merrell Road                                    0.07%         1                         700,000        697,252
     27      O'Connell Square Shopping Center and Gateway Center  0.94%         2        PMCF           9,000,000      9,000,000
    27.1     O'Connell Square Shopping Center (14)                0.73%         1                       7,026,316      7,026,316
    27.2     Gateway Center (14)                                  0.21%         1                       1,973,684      1,973,684
-----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                    0.89%         1        BSCMI          8,550,000      8,523,944
     29      Essex Mall                                           0.86%         1        BSCMI          8,300,000      8,280,207
     30      Tri-State Crossing                                   0.86%         1        BSCMI          8,275,000      8,225,939
     31      Scudder Falls Court                                  0.85%         1        BSCMI          8,200,000      8,174,731
     32      Sherman Center                                       0.83%         1        PMCF           8,000,000      7,989,423
-----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                0.82%         1        PMCF           7,900,000      7,877,026
     34      Target Ground Lease                                  0.81%         1        BSCMI          7,800,000      7,783,615
     35      Hoffman Manufactured Housing Community               0.80%         4        CIBC           7,750,000      7,715,577
    35.1     Latham Manufactured Housing Community                0.15%         1                       1,400,000      1,393,782
    35.2     Saratoga West Manufactured Housing Community         0.17%         1                       1,650,000      1,642,671
-----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community           0.07%         1                         700,000        696,891


                                                               GENERAL                          DETAILED
                                                               PROPERTY                         PROPERTY
  ID        PROPERTY NAME                                      TYPE                             TYPE
-----------------------------------------------------------------------------------------------------------------------------------

     1       1290 Avenue of The Americas (3)(4)                Office                           Urban
     2       Brandywine Office Building & Garage(5)(6)         Office                           Urban
     3       Ballston Common Mall                              Retail                           Anchored
     4       The Furniture Plaza and Plaza Suites              Retail                           Anchored
     5       Inland Portfolio 2                                Retail                           Anchored
----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                 Retail                           Anchored
    5.2      Hillsboro Square                                  Retail                           Anchored
    5.3      Chesterfield Crossing                             Retail                           Anchored
    5.4      Northpoint Marketplace                            Retail                           Anchored
    5.5      Hampton Point SC                                  Retail                           Anchored
----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                Retail                           Anchored
     6       North Ranch Mall (7)(8)                           Retail                           Anchored
     7       Quaker Park                                       Office                           Suburban
     8       Renaissance Pere Marquette Hotel (16)             Hotel                            Full Service
     9       100 Court Street                                  Retail                           Urban
----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                      Retail                           Unanchored
     11      10th & Broadway                                   Office                           Urban
     12      Mansions at Technology Park Phase I (9)           Multifamily                      Multifamily
     13      Promenade at Bonita Bay                           Mixed Use                        Office/Retail
     14      Hawthorne Gateway (14)                            Retail                           Anchored
----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                      Retail                           Anchored
     16      University Tower                                  Office                           Suburban
     17      Pal-Med Medical Office Center                     Office                           Medical/Office
     18      WESCO Portfolio                                   Industrial                       Warehouse/Distribution
   18.01     Warrendale                                        Industrial                       Warehouse/Distribution
----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                           Industrial                       Warehouse/Distribution
   18.03     Honolulu                                          Industrial                       Warehouse/Distribution
   18.04     Compton                                           Industrial                       Warehouse/Distribution
   18.05     Poughkeepsie                                      Industrial                       Warehouse/Distribution
   18.06     Richmond                                          Industrial                       Warehouse/Distribution
----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                    Industrial                       Warehouse/Distribution
   18.08     East Hartford                                     Industrial                       Warehouse/Distribution
   18.09     San Antonio                                       Industrial                       Warehouse/Distribution
   18.10     New Haven                                         Industrial                       Warehouse/Distribution
   18.11     Akron                                             Industrial                       Warehouse/Distribution
----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                         Industrial                       Warehouse/Distribution
   18.13     Fridley                                           Industrial                       Warehouse/Distribution
   18.14     Lafayette                                         Industrial                       Warehouse/Distribution
   18.15     Lincoln                                           Industrial                       Warehouse/Distribution
   18.16     Butte                                             Industrial                       Warehouse/Distribution
----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                            Industrial                       Warehouse/Distribution
   18.18     Little Rock                                       Industrial                       Warehouse/Distribution
   18.19     Watertown                                         Industrial                       Warehouse/Distribution
   18.20     Johnstown                                         Industrial                       Warehouse/Distribution
     19      North Ranch Gateway(10)                           Retail                           Anchored
----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                  Office                           Urban
     21      Bell Gardens Market Place Retail                  Retail                           Anchored
     22      Barrington Pointe & Copperstone Pointe Portfolio  Manufactured Housing Community   Manufactured Housing Community
    22.1     Barrington Pointe                                 Manufactured Housing Community   Manufactured Housing Community
    22.2     Copperstone Pointe                                Manufactured Housing Community   Manufactured Housing Community
----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                             Multifamily                      Multifamily
     24      Laband Village (14)                               Retail                           Anchored
     25      Town Place Shopping Center                        Retail                           Anchored
     26      WP Carey Industrial Portfolio                     Industrial                       Warehouse
    26.1     1455 Fairchild Road                               Industrial                       Warehouse
----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                 Industrial                       Warehouse
    26.3     2545 Merrell Road                                 Industrial                       Warehouse
     27      O'Connell Square Shopping Center and Gateway CenteVarious                          Various
    27.1     O'Connell Square Shopping Center (14)             Retail                           Anchored
    27.2     Gateway Center (14)                               Retail                           Shadow Anchored
----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                 Retail                           Anchored
     29      Essex Mall                                        Retail                           Anchored
     30      Tri-State Crossing                                Retail                           Anchored
     31      Scudder Falls Court                               Office                           Suburban
     32      Sherman Center                                    Retail                           Shadow Anchored
----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                             Office                           CBD
     34      Target Ground Lease                               Ground Leased Land               Ground Leased Land
     35      Hoffman Manufactured Housing Community            Manufactured Housing Community   Manufactured Housing Community
    35.1     Latham Manufactured Housing Community             Manufactured Housing Community   Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community      Manufactured Housing Community   Manufactured Housing Community
----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community        Manufactured Housing Community   Manufactured Housing Community





                                                                                         INTEREST      ORIGINAL     STATED REMAINING
                                                               INTEREST ADMINISTRATIVE   ACCRUAL  TERM TO MATURITY TERM TO MATURITY
     ID                                PROPERTY NAME           RATE      FEE RATE         BASIS     OR ARD (MOS.)    OR ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                 6.8527%   0.0327%       Actual/360        123           118
     2       Brandywine Office Building & Garage(5)(6)          5.5500%   0.0527%       Actual/360        84             80
     3       Ballston Common Mall                               5.8453%   0.0327%       Actual/360        118           118
     4       The Furniture Plaza and Plaza Suites               5.2300%   0.0327%       Actual/360        120           119
     5       Inland Portfolio 2                                 5.5000%   0.0527%         30/360          84             79
---------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods
    5.2      Hillsboro Square
    5.3      Chesterfield Crossing
    5.4      Northpoint Marketplace
    5.5      Hampton Point SC
---------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)                            5.5300%   0.0727%       Actual/360        120           118
     7       Quaker Park                                        5.9250%   0.0727%       Actual/360        120           118
     8       Renaissance Pere Marquette Hotel (16)              6.4400%   0.0327%       Actual/360        120           120
     9       100 Court Street                                   6.5250%   0.0527%       Actual/360        120           119
---------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                      6.0600%   0.0327%       Actual/360        120            118
     11      10th & Broadway                                    6.2650%   0.0927%       Actual/360        120           119
     12      Mansions at Technology Park Phase I (9)            5.7700%   0.0727%       Actual/360        120           118
     13      Promenade at Bonita Bay                            5.8900%   0.0427%       Actual/360        120           120
     14      Hawthorne Gateway (14)                             5.8800%   0.0327%       Actual/360        120           118
---------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                       5.9000%   0.0327%       Actual/360        120           119
     16      University Tower                                   5.9100%   0.0427%       Actual/360        120           118
     17      Pal-Med Medical Office Center                      6.0900%   0.0327%       Actual/360        120           118
     18      WESCO Portfolio                                    6.5000%   0.0827%       Actual/360        120           119
   18.01     Warrendale
---------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia
   18.03     Honolulu
   18.04     Compton
   18.05     Poughkeepsie
   18.06     Richmond
---------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City
   18.08     East Hartford
   18.09     San Antonio
   18.10     New Haven
   18.11     Akron
---------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville
   18.13     Fridley
   18.14     Lafayette
   18.15     Lincoln
   18.16     Butte
---------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo
   18.18     Little Rock
   18.19     Watertown
   18.20     Johnstown
     19      North Ranch Gateway(10)                            5.7300%   0.0327%       Actual/360        120           118
---------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                   5.8600%   0.0827%       Actual/360        120           120
     21      Bell Gardens Market Place Retail                   5.9200%   0.0527%       Actual/360        120           118
     22      Barrington Pointe & Copperstone Pointe Portfolio   5.9300%   0.0427%       Actual/360        120           119
    22.1     Barrington Pointe
    22.2     Copperstone Pointe
---------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                              6.6100%   0.0327%       Actual/360        120           115
     24      Laband Village (14)                                5.9000%   0.0327%       Actual/360        120           117
     25      Town Place Shopping Center                         5.5400%   0.0327%       Actual/360        120           118
     26      WP Carey Industrial Portfolio                      6.1100%   0.0427%       Actual/360        120           116
    26.1     1455 Fairchild Road
---------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center5.8800%   0.0327%       Actual/360        120           120
    27.1     O'Connell Square Shopping Center (14)
    27.2     Gateway Center (14)
---------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                  5.9150%   0.0727%       Actual/360        120           117
     29      Essex Mall                                         5.4000%   0.0527%       Actual/360        120           118
     30      Tri-State Crossing                                 5.8700%   0.1227%       Actual/360        60             56
     31      Scudder Falls Court                                5.9450%   0.0927%       Actual/360        120           118
     32      Sherman Center                                     6.0500%   0.0827%       Actual/360        120           119
---------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                              6.1600%   0.0827%       Actual/360        120           117
     34      Target Ground Lease                                6.1750%   0.0527%       Actual/360        120           118
     35      Hoffman Manufactured Housing Community             5.8600%   0.0427%       Actual/360        120           117
    35.1     Latham Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community
---------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community





                                                                     ORIGINAL          REMAINING        FIRST          MATURITY
                                                                   AMORTIZATION      AMORTIZATION      PAYMENT           DATE
     ID                                PROPERTY NAME                 TERM (MOS.)       TERM (MOS.)       DATE           OR ARD
----------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                       289               289          11/7/02          1/7/13
     2       Brandywine Office Building & Garage(5)(6)                360               356          12/1/02          11/1/09
     3       Ballston Common Mall                                     358               358           4/1/03          1/1/13
     4       The Furniture Plaza and Plaza Suites                     240               239           3/1/03          2/1/13
     5       Inland Portfolio 2                                        0                 0           11/1/02          10/1/09
----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods
    5.2      Hillsboro Square
    5.3      Chesterfield Crossing
    5.4      Northpoint Marketplace
    5.5      Hampton Point SC
----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)                                  360               358           2/3/03          1/1/13
     7       Quaker Park                                              300               298           2/1/03          1/1/13
     8       Renaissance Pere Marquette Hotel (16)                    300               300           4/1/03          3/1/13
     9       100 Court Street                                         300               299           3/1/03          2/1/13
----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                             360               358           2/1/03          1/1/13
     11      10th & Broadway                                          360               359           3/1/03          2/1/13
     12      Mansions at Technology Park Phase I (9)                  348               348           2/1/03          1/1/13
     13      Promenade at Bonita Bay                                  360               360           4/1/03          3/1/13
     14      Hawthorne Gateway (14)                                   360               358           2/1/03          1/1/13
----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                             360               359           3/1/03          2/1/13
     16      University Tower                                         360               358           2/1/03          1/1/13
     17      Pal-Med Medical Office Center                            360               358           2/1/03          1/1/13
     18      WESCO Portfolio                                          264               263           3/1/03          2/1/13
   18.01     Warrendale
----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia
   18.03     Honolulu
   18.04     Compton
   18.05     Poughkeepsie
   18.06     Richmond
----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City
   18.08     East Hartford
   18.09     San Antonio
   18.10     New Haven
   18.11     Akron
----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville
   18.13     Fridley
   18.14     Lafayette
   18.15     Lincoln
   18.16     Butte
----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo
   18.18     Little Rock
   18.19     Watertown
   18.20     Johnstown
     19      North Ranch Gateway(10)                                  360               358           2/1/03          1/1/13
----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                         360               360           4/1/03          3/1/13
     21      Bell Gardens Market Place Retail                         360               358           2/1/03          1/1/13
     22      Barrington Pointe & Copperstone Pointe Portfolio         360               359           3/1/03          2/1/13
    22.1     Barrington Pointe
    22.2     Copperstone Pointe
----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                    360               355          11/1/02          10/1/12
     24      Laband Village (14)                                      360               357           1/1/03          12/1/12
     25      Town Place Shopping Center                               300               298           2/1/03          1/1/13
     26      WP Carey Industrial Portfolio                            360               356          12/1/02          11/1/12
    26.1     1455 Fairchild Road
----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center      360               360           4/1/03          3/1/13
    27.1     O'Connell Square Shopping Center (14)
    27.2     Gateway Center (14)
----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                        360               357           1/1/03          12/1/12
     29      Essex Mall                                               360               358           2/1/03          1/1/13
     30      Tri-State Crossing                                       300               296          12/1/02          11/1/07
     31      Scudder Falls Court                                      300               298           2/1/03          1/1/13
     32      Sherman Center                                           360               359           3/1/03          2/1/13
----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                    360               357           1/1/03          12/1/12
     34      Target Ground Lease                                      360               358           2/1/03          1/1/13
     35      Hoffman Manufactured Housing Community                   300               297           1/1/03          12/1/12
    35.1     Latham Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community
----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community







                                                             ANNUAL           MONTHLY    REMAINING
                                                              DEBT             DEBT     INTEREST ONLY
     ID                                PROPERTY NAME        SERVICE (2)      SERVICE (2) PERIOD (MOS.) LOCKBOX  LOCKBOX TYPE (13)
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                  558,301      463,191.76  52,12            Yes  In Place, Hard
     2       Brandywine Office Building & Garage(5)(6)           562,603      296,883.62                   Yes  In Place, Hard
     3       Ballston Common Mall                                537,238      294,769.81                   Yes  In-Place, Hard (A/B)
     4       The Furniture Plaza and Plaza Suites                794,183      316,181.88                   Yes  In Place, Hard
     5       Inland Portfolio 2                                  265,450      188,787.50   79              Yes  Springing, Soft/Hard
------------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods
    5.2      Hillsboro Square
    5.3      Chesterfield Crossing
    5.4      Northpoint Marketplace
    5.5      Hampton Point SC
------------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)                             913,330      159,444.16                   Yes  Springing
     7       Quaker Park                                         091,899      174,324.95                   Yes  Springing, Soft/Hard
     8       Renaissance Pere Marquette Hotel (16)               014,388      167,865.69                   Yes  In-Place, Hard
     9       100 Court Street                                    746,067      145,505.58                   Yes  Springing, Hard
------------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                        520,602      126,716.84                   No
     11      10th & Broadway                                     517,065      126,422.09                   Yes  Springing, Hard
     12      Mansions at Technology Park Phase I (9)             111,526       92,627.20   10              No
     13      Promenade at Bonita Bay                             279,793      106,649.42                   Yes  Springing, Hard
     14      Hawthorne Gateway (14)                              242,901      103,575.05                   No
------------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                        188,646       99,053.80                   Yes  In Place, Hard
     16      University Tower                                    164,990       97,082.46                   Yes  Springing, Hard
     17      Pal-Med Medical Office Center                       185,879       98,823.23                   Yes  Springing
     18      WESCO Portfolio                                     356,010      113,000.83                   Yes  In Place, Hard
   18.01     Warrendale
------------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia
   18.03     Honolulu
   18.04     Compton
   18.05     Poughkeepsie
   18.06     Richmond
------------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City
   18.08     East Hartford
   18.09     San Antonio
   18.10     New Haven
   18.11     Akron
------------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville
   18.13     Fridley
   18.14     Lafayette
   18.15     Lincoln
   18.16     Butte
------------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo
   18.18     Little Rock
   18.19     Watertown
   18.20     Johnstown
     19      North Ranch Gateway(10)                             890,924       74,243.63                   Yes  Springing
------------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                    830,945       69,245.44                   No
     21      Bell Gardens Market Place Retail                    764,658       63,721.49                   No
     22      Barrington Pointe & Copperstone Pointe Portfolio    764,054       63,671.15                   Yes  Springing, Hard
    22.1     Barrington Pointe
    22.2     Copperstone Pointe
------------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                               820,886       68,407.18                   No
     24      Laband Village (14)                                 683,293       56,941.10                   Yes  Springing, Hard
     25      Town Place Shopping Center                          702,786       58,565.47                   No
     26      WP Carey Industrial Portfolio                       669,732       55,810.96                   Yes  Springing, Hard
    26.1     1455 Fairchild Road
------------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center 639,206       53,267.16                   No
    27.1     O'Connell Square Shopping Center (14)
    27.2     Gateway Center (14)
------------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                   609,543       50,795.27                   No
     29      Essex Mall                                          559,285       46,607.06                   Yes  Springing, Hard
     30      Tri-State Crossing                                  631,924       52,660.30                   Yes  Springing, Hard
     31      Scudder Falls Court                                 630,688       52,557.37                   Yes  In Place, Soft
     32      Sherman Center                                      578,658       48,221.51                   Yes  In-Place, Hard (A/B)
------------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                               578,162       48,180.18                   No
     34      Target Ground Lease                                 571,753       47,646.12                   Yes  In Place, Hard
     35      Hoffman Manufactured Housing Community              591,267       49,272.23                   Yes  Springing, Hard
    35.1     Latham Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community



                                                              ARD       CROSSED
                                                              LOAN        WITH                 GRACE     PAYMENT        APPRAISED
     ID                                PROPERTY NAME          Y/N)    OTHER LOANS     DSCR    PERIOD       DATE           VALUE
----------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                  No           No         1.91       0          7        800,000,000
     2       Brandywine Office Building & Garage(5)(6)           Yes          No         1.60       0          1         75,600,000
     3       Ballston Common Mall                                No           No         1.59       5          1         76,000,000
     4       The Furniture Plaza and Plaza Suites                No           No         1.95       0          1         75,000,000
     5       Inland Portfolio 2                                  No           No         2.68       0          1         76,475,000
----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                                                                           24,500,000
    5.2      Hillsboro Square                                                                                            22,400,000
    5.3      Chesterfield Crossing                                                                                       11,800,000
    5.4      Northpoint Marketplace                                                                                       8,575,000
    5.5      Hampton Point SC                                                                                             4,600,000
----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                                                                           4,600,000
     6       North Ranch Mall (7)(8)                             Yes          No         1.81       5          1         46,500,000
     7       Quaker Park                                         No           No         1.42       5          1         36,000,000
     8       Renaissance Pere Marquette Hotel (16)               No           No         1.14       5          1         45,600,000
     9       100 Court Street                                    No           No         1.52       5          1         29,800,000
----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                        No           No         1.43       5          1         28,000,000
     11      10th & Broadway                                     No           No         1.40       5          1         28,200,000
     12      Mansions at Technology Park Phase I (9)             No           No         1.69       5          1         23,800,000
     13      Promenade at Bonita Bay                             Yes          No         1.53       7          1         25,750,000
     14      Hawthorne Gateway (14)                              No           No         1.43       5          1         27,250,000
----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                        No           No         1.42       5          1         22,000,000
     16      University Tower                                    Yes          No         1.58      15          1         22,500,000
     17      Pal-Med Medical Office Center                       No           No         1.58       5          1         25,500,000
     18      WESCO Portfolio                                     No           No         1.63       0          1         26,029,000
   18.01     Warrendale                                                                                                   8,300,000
----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                                                                      3,700,000
   18.03     Honolulu                                                                                                     1,800,000
   18.04     Compton                                                                                                      1,810,000
   18.05     Poughkeepsie                                                                                                 1,300,000
   18.06     Richmond                                                                                                     1,187,000
-----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                                                                                 970,000
   18.08     East Hartford                                                                                                  700,000
   18.09     San Antonio                                                                                                    672,000
   18.10     New Haven                                                                                                      670,000
   18.11     Akron                                                                                                          685,000
-----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                                                                      650,000
   18.13     Fridley                                                                                                        975,000
   18.14     Lafayette                                                                                                      525,000
   18.15     Lincoln                                                                                                        460,000
   18.16     Butte                                                                                                          435,000
-----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                                                                         360,000
   18.18     Little Rock                                                                                                    310,000
   18.19     Watertown                                                                                                      300,000
   18.20     Johnstown                                                                                                      220,000
     19      North Ranch Gateway(10)                             Yes          No         1.59       5          1         17,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                    No           No         1.59       5          1         16,000,000
     21      Bell Gardens Market Place Retail                    No           No         1.48       5          1         13,500,000
     22      Barrington Pointe & Copperstone Pointe Portfolio    Yes          No         1.37       7          1         13,500,000
    22.1     Barrington Pointe                                                                                           10,500,000
    22.2     Copperstone Pointe                                                                                           3,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                               No           No         1.30       5          1         13,600,000
     24      Laband Village (14)                                 No           No         1.50       5          1         13,000,000
     25      Town Place Shopping Center                          No           No         1.44       5          1         12,000,000
     26      WP Carey Industrial Portfolio                       Yes          No         1.65       7          1         13,300,000
    26.1     1455 Fairchild Road                                                                                          6,700,000
-----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                                                                            5,600,000
    26.3     2545 Merrell Road                                                                                            1,000,000
     27      O'Connell Square Shopping Center and Gateway Center No           No         1.54       5          1         11,400,000
    27.1     O'Connell Square Shopping Center (14)                                                                        8,900,000
    27.2     Gateway Center (14)                                                                                          2,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                   No           No         1.53       5          1         10,900,000
     29      Essex Mall                                          No           No         2.66       5          1         17,650,000
     30      Tri-State Crossing                                  No           No         1.39       5          1         11,500,000
     31      Scudder Falls Court                                 No           No         1.45       5          1         10,400,000
     32      Sherman Center                                      Yes          No         1.44       5          1         10,000,000
----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                               No           No         1.42       5          1         10,800,000
     34      Target Ground Lease                                 No           No         1.44       5          1         10,200,000
     35      Hoffman Manufactured Housing Community              Yes          No         1.28       7          1         10,100,000
    35.1     Latham Manufactured Housing Community                                                                        1,800,000
    35.2     Saratoga West Manufactured Housing Community                                                                 2,370,000
-----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community                                                                   1,010,000


                                                          CUT-OFF   RATIO AT
                                                          DATE LT   MATURITY
     ID                             PROPERTY NAME        LTV RATIO  OR ARD     ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1   1290 Avenue of The Americas (3)(4)                   48.13%  44.25% 1290 Avenue of The Americas
   2   Brandywine Office Building & Garage(5)(6)            68.48%  61.70% 1007 Tatnall Street & 208 West 12th Street
   3   Ballston Common Mall                                 65.64%  55.66% North Glebe Rd at Wilson Boulevard
   4   The Furniture Plaza and Plaza Suites                 62.50%  40.09% 210 South Main St
   5   Inland Portfolio 2                                   53.86%  53.86% Various
------------------------------------------------------------------------------------------------------------------------------------
  5.1  Walk at Highwoods                                                   18081 Highwoods Preserve
  5.2  Hillsboro Square                                                    200 S. Federal Hwy.
  5.3  Chesterfield Crossing                                               Hull Street Rd. & Warbro Rd.
  5.4  Northpoint Marketplace                                              US Hwy 176 & Springfield Rd.
  5.5  Hampton Point SC                                                    3039 Wade Hampton Blvd.
------------------------------------------------------------------------------------------------------------------------------------
  5.6  Circuit City, Rome                                                  2700 Martha Berry Hwy NE
   6   North Ranch Mall (7)(8)                              60.06%  50.45% 3815 - 3945 E. Thousand Oaks Blvd. & 101 N. Westlake Blvd
   7   Quaker Park                                          75.46%  58.65% 1000 East Hector Street
   8   Renaissance Pere Marquette Hotel (16)                54.82%  43.25% 817 Common Street
   9   100 Court Street                                     72.03%  57.00% 100 Court Street
------------------------------------------------------------------------------------------------------------------------------------
   10  Canyon Plaza Shopping Center                         74.84%  63.84% 5710 - 5791 Santa Ana Canyon Road
   11  10th & Broadway                                      72.60%  62.23% 10th & Broadway
   12  Mansions at Technology Park Phase I (9)              79.83%  68.14% Valley View Boulevard
   13  Promenade at Bonita Bay                              69.90%  59.25% 26795-26911 South Bay Drive
   14  Hawthorne Gateway (14)                               64.08%  54.37% 5310-5378 Rosecrans Ave.; 14351 & 14401 Hindry Ave
------------------------------------------------------------------------------------------------------------------------------------
   15  The Landings                                         75.81%  64.30% 137-161 North Weber Road
   16  University Tower                                     72.51%  61.58% 3100 Tower Boulevard
   17  Pal-Med Medical Office Center                        63.88%  54.54% 7150 West 20th Avenue
   18  WESCO Portfolio                                      60.77%  44.23% Various
 18.01 Warrendale                                                          185 Thorn Hill Drive
------------------------------------------------------------------------------------------------------------------------------------
 18.02 Byhalia                                                             7300 West Highway I-78
 18.03 Honolulu                                                            1030 Mapunapuna Street
 18.04 Compton                                                             801 West Walnut Street
 18.05 Poughkeepsie                                                        331 Mill Street
 18.06 Richmond                                                            2902 North Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 18.07 Salt Lake City                                                      3210 South 900 West
 18.08 East Hartford                                                       62 Village Street
 18.09 San Antonio                                                         306 East Nakoma Drive
 18.10 New Haven                                                           178 Wallace Street
 18.11 Akron                                                               160 East Voris Street
------------------------------------------------------------------------------------------------------------------------------------
 18.12 Asheville                                                           840 Roverside Drive
 18.13 Fridley                                                             5151 Industrial Boulevard
 18.14 Lafayette                                                           721 East Pont des Mouton Road
 18.15 Lincoln                                                             3100 North 33 Street
 18.16 Butte                                                               949 South Montana Street
------------------------------------------------------------------------------------------------------------------------------------
 18.17 Pueblo                                                              115 South Main Street
 18.18 Little Rock                                                         2000 East Washington Avenue
 18.19 Watertown                                                           465 Newell Street
 18.20 Johnstown                                                           209 Broad Street
   19  North Ranch Gateway(10)                              74.83%  63.22% 30805 - 30895 Thousand Oaks Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   20  Twin Towers (11)                                     73.28%  62.06% 1000 East 80th Place
   21  Bell Gardens Market Place Retail                     79.23%  67.31% 6801 Eastern Avenue
   22  Barrington Pointe & Copperstone Pointe Portfolio     79.15%  67.20% Various
  22.1 Barrington Pointe                                                   9631 Buckingham Drive
  22.2 Copperstone Pointe                                                  160 Park Drive
------------------------------------------------------------------------------------------------------------------------------------
   23  Overlook at Stonemill                                78.34%  68.03% 112 Stonemill Drive
   24  Laband Village (14)                                  73.62%  62.58% 14230-14270 Chino Hills Pkwy.
   25  Town Place Shopping Center                           78.91%  60.54% 775 First Street
   26  WP Carey Industrial Portfolio                        68.90%  58.96% Various
  26.1 1455 Fairchild Road                                                  1455 Fairchild Road
------------------------------------------------------------------------------------------------------------------------------------
  26.2 10800 Pflumm Road                                                   10800 Pflumm Road
  26.3 2545 Merrell Road                                                   2545 Merrell Road
  27   O'Connell Square Shopping Center and Gateway Center  78.95%  66.90% Various
  27.1 O'Connell Square Shopping Center (14)                               5715-5813 Egan Drive
  27.2 Gateway Center (14)                                                 7145 E Point Douglas Rd
------------------------------------------------------------------------------------------------------------------------------------
   28  Blackhawk Village Shopping Center                    78.20%  66.50% 2915 McClain Drive
   29  Essex Mall                                           46.91%  39.24% 911 Bloomfield Avenue
   30  Tri-State Crossing                                   71.53%  65.06% 294 County Road - 120 South
   31  Scudder Falls Court                                  78.60%  61.13% 400 Sullivan Way
   32  Sherman Center                                       79.89%  68.06% 1650-1720 Sherman Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   33  Holley Mason Building                                72.94%  62.46% 157 South Howard Street
   34  Target Ground Lease                                  76.31%  65.30% 4 Henry Street
   35  Hoffman Manufactured Housing Community               76.39%  59.34% Various
  35.1 Latham Manufactured Housing Community                               303 MacArthur Road
  35.2 Saratoga West Manufactured Housing Community                        331 Rowland Street
------------------------------------------------------------------------------------------------------------------------------------
    35.3  Shady Acres Manufactured Housing Community                       800 Arnold Street





     ID                                PROPERTY NAME                            CITY                       STATE     ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                                 New York                    NY        10104
     2       Brandywine Office Building & Garage(5)(6)                          Wilmington                  DE        19801
     3       Ballston Common Mall                                               Arlington                   VA        22201
     4       The Furniture Plaza and Plaza Suites                               High Point                  NC        27260
     5       Inland Portfolio 2                                                 Various                   Various    Various
-----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                                  Tampa                       FL        33647
    5.2      Hillsboro Square                                                   Deerfield Beach             FL        33441
    5.3      Chesterfield Crossing                                              Midlothian                  VA        23113
    5.4      Northpoint Marketplace                                             Spartanburg                 SC        29316
    5.5      Hampton Point SC                                                   Taylors                     SC        29687
-----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                                 Rome                        GA        30165
     6       North Ranch Mall (7)(8)                                            Westlake Village            CA        91362
     7       Quaker Park                                                        Conshohocken                PA        19428
     8       Renaissance Pere Marquette Hotel (16)                              New Orleans                 LA        70112
     9       100 Court Street                                                   Brooklyn                    NY        11201
-----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                                       Anaheim                     CA        92807
     11      10th & Broadway                                                    Oakland                     CA        94607
     12      Mansions at Technology Park Phase I (9)                            Rensselaer                  NY        12144
     13      Promenade at Bonita Bay                                            Bonita Springs              FL        34134
     14      Hawthorne Gateway (14)                                             Hawthorne                   CA        90250
-----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                                       Bolingbrook                 IL        60440
     16      University Tower                                                   Durham                      NC        27707
     17      Pal-Med Medical Office Center                                      Hialeah                     FL        33016
     18      WESCO Portfolio                                                    Various                   Various    Various
   18.01     Warrendale                                                         Warrendale                  PA        15086
-----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                            Byhalia                     MS        38611
   18.03     Honolulu                                                           Honolulu                    HI        96819
   18.04     Compton                                                            Compton                     CA        90020
   18.05     Poughkeepsie                                                       Poughkeepsie                NY        12601
   18.06     Richmond                                                           Richmond                    VA        23230
-----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                                     Salt Lake City              UT        84119
   18.08     East Hartford                                                      East Hartford               CT        06108
   18.09     San Antonio                                                        San Antonio                 TX        78216
   18.10     New Haven                                                          New Haven                   CT         6511
   18.11     Akron                                                              Akron                       OH        44311
-----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                          Asheville                   NC        28804
   18.13     Fridley                                                            Fridley                     MN        55421
   18.14     Lafayette                                                          Lafayette                   LA        70507
   18.15     Lincoln                                                            Lincoln                     NE        68504
   18.16     Butte                                                              Butte                       MT        59701
-----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                             Pueblo                      CO        81003
   18.18     Little Rock                                                        North Little Rock           AR        72114
   18.19     Watertown                                                          Watertown                   NY        13601
   18.20     Johnstown                                                          Johnstown                   PA        15906
     19      North Ranch Gateway(10)                                            Westlake Village            CA        91362
-----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                                   Merrillville                IN        46410
     21      Bell Gardens Market Place Retail                                   Bell Gardens                CA        90201
     22      Barrington Pointe & Copperstone Pointe Portfolio                   Various                     KY       Various
    22.1     Barrington Pointe                                                  Fairdale                    KY        40118
    22.2     Copperstone Pointe                                                 La Grange                   KY        40031
-----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                              Lynchburg                   VA        23502
     24      Laband Village (14)                                                Chino Hills                 CA        91709
     25      Town Place Shopping Center                                         Gilroy                      CA        95020
     26      WP Carey Industrial Portfolio                                      Various                   Various    Various
    26.1     1455 Fairchild Road                                                Winston-Salem               NC        27101
-----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                                  Lenexa                      KS        66210
    26.3     2545 Merrell Road                                                  Dallas                      TX        75229
     27      O'Connell Square Shopping Center and Gateway Cent                  Various                   Various    Various
    27.1     O'Connell Square Shopping Center (14)                              Savage                      MN        55378
    27.2     Gateway Center (14)                                                Cottage Grove               MN        55016
-----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                                  Cedar Falls                 IA        50613
     29      Essex Mall                                                         West Caldwell               NJ        07006
     30      Tri-State Crossing                                                 Burlington                  OH        45680
     31      Scudder Falls Court                                                Ewing                       NJ        08628
     32      Sherman Center                                                     Muskegon                    MI        49445
-----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                              Spokane                     WA        99201
     34      Target Ground Lease                                                Commack                     NY        11725
     35      Hoffman Manufactured Housing Community                             Various                     NY       Various
    35.1     Latham Manufactured Housing Community                              Latham                      NY        12110
    35.2     Saratoga West Manufactured Housing Community                       Ballston Spa                NY        12020
-----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community                         Ballston Spa                NY        12020



                                                                                                             NET
                                                                       YEAR            YEAR             RENTABLE
     ID                                PROPERTY NAME                   BUILT          RENOVATED    AREA SF/UNITS
------------------------------------------------------------------------------------------------- --------------
     1       1290 Avenue of The Americas (3)(4)                         1963                           1,978,622
     2       Brandywine Office Building & Garage(5)(6)               1970, 2000         2000             443,632
     3       Ballston Common Mall                                       1986            2000             310,704
     4       The Furniture Plaza and Plaza Suites                  960, 1985, 2001    2000-2001          723,419
     5       Inland Portfolio 2                                       Various          Various           566,945
------------------------------------------------------------------------------------------------- --------------
    5.1      Walk at Highwoods                                          2001                             140,722
    5.2      Hillsboro Square                                           1961         2001, 2002          145,410
    5.3      Chesterfield Crossing                                      2000                              68,894
    5.4      Northpoint Marketplace                                     2001                             120,547
    5.5      Hampton Point SC                                           1993            1999              58,316
------------------------------------------------------------------------------------------------- --------------
    5.6      Circuit City, Rome                                         2000                              33,056
     6       North Ranch Mall (7)(8)                                    1980            1989             184,638
     7       Quaker Park                                                1920            2001             202,754
     8       Renaissance Pere Marquette Hotel (16)                      1926            2001                 280
     9       100 Court Street                                           1999                             102,177
------------------------------------------------------------------------------------------------- --------------
     10      Canyon Plaza Shopping Center                          976-1978, 1980       1999             160,805
     11      10th & Broadway                                         1868-1881        1986-1988          169,538
     12      Mansions at Technology Park Phase I (9)                    2002                                 250
     13      Promenade at Bonita Bay                                 1999, 2001                          105,895
     14      Hawthorne Gateway (14)                                  2001-2002                            90,407
------------------------------------------------------------------------------------------------- --------------
     15      The Landings                                               2001                             112,861
     16      University Tower                                           1986                             181,723
     17      Pal-Med Medical Office Center                              1992                             164,698
     18      WESCO Portfolio                                          Various          Various           729,743
   18.01     Warrendale                                                 1992                             194,200
------------------------------------------------------------------------------------------------- --------------
   18.02     Byhalia                                                    1993                             144,400
   18.03     Honolulu                                                   1970            2002              56,000
   18.04     Compton                                                    1989                              25,588
   18.05     Poughkeepsie                                               1920            1970              58,592
   18.06     Richmond                                                   1975                              35,876
------------------------------------------------------------------------------------------------- --------------
   18.07     Salt Lake City                                             1985            1987              16,384
   18.08     East Hartford                                              1988                              14,400
   18.09     San Antonio                                                1965            1998              16,400
   18.10     New Haven                                                  1962                              19,361
   18.11     Akron                                                      1965                              19,551
------------------------------------------------------------------------------------------------- --------------
   18.12     Asheville                                                  1981                              12,288
   18.13     Fridley                                                    1990                              12,384
   18.14     Lafayette                                                  1970                              30,284
   18.15     Lincoln                                                    1981                              12,288
   18.16     Butte                                                      1948                              19,000
------------------------------------------------------------------------------------------------- --------------
   18.17     Pueblo                                                     1978                               8,300
   18.18     Little Rock                                                1979                              16,075
   18.19     Watertown                                                  1978                              10,750
   18.20     Johnstown                                                  1964                               7,622
     19      North Ranch Gateway(10)                                    1987                              86,975
------------------------------------------------------------------------------------------------- --------------
     20      Twin Towers (11)                                           1972            2002             192,221
     21      Bell Gardens Market Place Retail                           1990                             159,831
     22      Barrington Pointe & Copperstone Pointe Portfolio         Various          Various               607
    22.1     Barrington Pointe                                         1960's        1990's-200              449
    22.2     Copperstone Pointe                                        1970's                                158
------------------------------------------------------------------------------------------------- --------------
     23      Overlook at Stonemill                                      2001                                 216
     24      Laband Village (14)                                        2002                              71,118
     25      Town Place Shopping Center                                 1997                              79,437
     26      WP Carey Industrial Portfolio                            Various          Various           427,000
    26.1     1455 Fairchild Road                                        1964            1985             274,000
------------------------------------------------------------------------------------------------- --------------
    26.2     10800 Pflumm Road                                       1968, 1975                          130,000
    26.3     2545 Merrell Road                                          1983                              23,000
     27      O'Connell Square Shopping Center and Gateway Cent        Various          Various            65,095
    27.1     O'Connell Square Shopping Center (14)                      2002                              52,145
    27.2     Gateway Center (14)                                        2002                              12,950
------------------------------------------------------------------------------------------------- --------------
     28      Blackhawk Village Shopping Center                          1965         2000, 2001          149,852
     29      Essex Mall                                                 1970            1999             182,815
     30      Tri-State Crossing                                         1995                             159,357
     31      Scudder Falls Court                                        2002                              59,000
     32      Sherman Center                                             1996                              85,384
------------------------------------------------------------------------------------------------- --------------
     33      Holley Mason Building                                      1907            2001             107,259
     34      Target Ground Lease                                        2002                             143,592
     35      Hoffman Manufactured Housing Community                   Various          Various               398
    35.1     Latham Manufactured Housing Community                      1960                                  65
    35.2     Saratoga West Manufactured Housing Community               1970                                  92
------------------------------------------------------------------------------------------------- --------------
    35.3     Shady Acres Manufactured Housing Community                 1968                                  41



                                                                      UNITS       LOAN PER NET
                                                                       OF        RENTABLE AREA
     ID                                PROPERTY NAME                 MEASURE          SF/UNITS      ID
-------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                      Sq.Ft.             194.58      1
     2       Brandywine Office Building & Garage(5)(6)               Sq.Ft.             116.70      2
     3       Ballston Common Mall                                    Sq.Ft.             160.57      3
     4       The Furniture Plaza and Plaza Suites                    Sq.Ft.              64.80      4
     5       Inland Portfolio 2                                      Sq.Ft.              72.65      5
-------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                       Sq.Ft.                        5.1
    5.2      Hillsboro Square                                        Sq.Ft.                        5.2
    5.3      Chesterfield Crossing                                   Sq.Ft.                        5.3
    5.4      Northpoint Marketplace                                  Sq.Ft.                        5.4
    5.5      Hampton Point SC                                        Sq.Ft.                        5.5
-------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                      Sq.Ft.                        5.6
     6       North Ranch Mall (7)(8)                                 Sq.Ft.             151.26      6
     7       Quaker Park                                             Sq.Ft.             133.98      7
     8       Renaissance Pere Marquette Hotel (16)                    Units          89,285.71      8
     9       100 Court Street                                        Sq.Ft.             210.06      9
-------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                            Sq.Ft.             130.31      10
     11      10th & Broadway                                         Sq.Ft.             120.76      11
     12      Mansions at Technology Park Phase I (9)                  Units          76,000.00      12
     13      Promenade at Bonita Bay                                 Sq.Ft.             169.98      13
     14      Hawthorne Gateway (14)                                  Sq.Ft.             193.14      14
-------------------------------------------------------------------------------------------------------
     15      The Landings                                            Sq.Ft.             147.77      15
     16      University Tower                                        Sq.Ft.              89.77      16
     17      Pal-Med Medical Office Center                           Sq.Ft.              98.91      17
     18      WESCO Portfolio                                         Sq.Ft.              21.67      18
   18.01     Warrendale                                              Sq.Ft.                       18.01
-------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                 Sq.Ft.                       18.02
   18.03     Honolulu                                                Sq.Ft.                       18.03
   18.04     Compton                                                 Sq.Ft.                       18.04
   18.05     Poughkeepsie                                            Sq.Ft.                       18.05
   18.06     Richmond                                                Sq.Ft.                       18.06
-------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                          Sq.Ft.                       18.07
   18.08     East Hartford                                           Sq.Ft.                       18.08
   18.09     San Antonio                                             Sq.Ft.                       18.09
   18.10     New Haven                                               Sq.Ft.                       18.10
   18.11     Akron                                                   Sq.Ft.                       18.11
-------------------------------------------------------------------------------------------------------
   18.12     Asheville                                               Sq.Ft.                       18.12
   18.13     Fridley                                                 Sq.Ft.                       18.13
   18.14     Lafayette                                               Sq.Ft.                       18.14
   18.15     Lincoln                                                 Sq.Ft.                       18.15
   18.16     Butte                                                   Sq.Ft.                       18.16
-------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                  Sq.Ft.                       18.17
   18.18     Little Rock                                             Sq.Ft.                       18.18
   18.19     Watertown                                               Sq.Ft.                       18.19
   18.20     Johnstown                                               Sq.Ft.                       18.20
     19      North Ranch Gateway(10)                                 Sq.Ft.             146.26      19
-------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                        Sq.Ft.              61.00      20
     21      Bell Gardens Market Place Retail                        Sq.Ft.              66.92      21
     22      Barrington Pointe & Copperstone Pointe Portfolio         Pads           17,604.09      22
    22.1     Barrington Pointe                                        Pads                         22.1
    22.2     Copperstone Pointe                                       Pads                         22.2
-------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                    Units          49,324.91      23
     24      Laband Village (14)                                     Sq.Ft.             134.57      24
     25      Town Place Shopping Center                              Sq.Ft.             119.20      25
     26      WP Carey Industrial Portfolio                           Sq.Ft.              21.46      26
    26.1     1455 Fairchild Road                                     Sq.Ft.              17.09     26.1
-------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                       Sq.Ft.              29.12     26.2
    26.3     2545 Merrell Road                                       Sq.Ft.              30.32     26.3
     27      O'Connell Square Shopping Center and Gateway Cent       Sq.Ft.             138.26      27
    27.1     O'Connell Square Shopping Center (14)                   Sq.Ft.                        27.1
    27.2     Gateway Center (14)                                     Sq.Ft.                        27.2
-------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                       Sq.Ft.              56.88      28
     29      Essex Mall                                              Sq.Ft.              45.29      29
     30      Tri-State Crossing                                      Sq.Ft.              51.62      30
     31      Scudder Falls Court                                     Sq.Ft.             138.55      31
     32      Sherman Center                                          Sq.Ft.              93.57      32
-------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                   Sq.Ft.              73.44      33
     34      Target Ground Lease                                     Sq.Ft.              54.21      34
     35      Hoffman Manufactured Housing Community                   Pads           19,385.87      35
    35.1     Latham Manufactured Housing Community                    Pads                         35.1
    35.2     Saratoga West Manufactured Housing Community             Pads                         35.2
-------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community               Pads                         35.3





                                                                                      PREPAYMENT         THIRD     THIRD MOST
                                                                                      PROVISIONS      MOST RECENT  RECENT NOI
     ID                                PROPERTY NAME                               (# OF PAYMENTS)        NOI         DATE
------------------------------------------------------------------ -----------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                    Lo(29)/Defeasance(91)/Open(3)           58,935,921    12/31/00
     2       Brandywine Office Building & Garage(5)(6)             Lo(28)/Defeasance(54)/Open(2)
     3       Ballston Common Mall                                  Lo(25)/Defeasance(89)/Open(4)            6,043,251     1/31/01
     4       The Furniture Plaza and Plaza Suites                  Lo(25)/Defeasance(92)/Open(3)
     5       Inland Portfolio 2                                    Lo(35)/Grtr1% Or Ym(47)/Open(2)            616,554
------------------------------------------------------------------ -----------------------------------------------------------------
    5.1      Walk at Highwoods
    5.2      Hillsboro Square
    5.3      Chesterfield Crossing                                                                            235,932    12/31/00
    5.4      Northpoint Marketplace
    5.5      Hampton Point SC                                                                                 380,622    12/31/99
------------------------------------------------------------------ -----------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)                               Lo(27)/Defeasance(89)/Open(4)            3,506,509    12/31/00
     7       Quaker Park                                           Lo(47)/Defeasance(72)/Open(1)
     8       Renaissance Pere Marquette Hotel (16)                 Lo(25)/Defeasance(91)/Open(4)
     9       100 Court Street                                      Lo(25)/Defeasance(91)/Open(4)            1,723,593    12/31/01
------------------------------------------------------------------ -----------------------------------------------------------------
     10      Canyon Plaza Shopping Center                          Lo(35)/Defeasance(81)/Open(4)            2,138,818    12/31/00
     11      10th & Broadway                                       Lo(25)/Defeasance(93)/Open(2)            1,857,907    12/31/00
     12      Mansions at Technology Park Phase I (9)               Lo(27)/Defeasance(89)/Open(4)
     13      Promenade at Bonita Bay                               Lo(24)/Defeasance(92)/Open(4)            1,194,714    12/31/00
     14      Hawthorne Gateway (14)                                Lo(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------ -----------------------------------------------------------------
     15      The Landings                                          Lo(36)/Defeasance(80)/Open(4)
     16      University Tower                                      Lo(26)/Defeasance(90)/Open(4)            2,513,255    12/31/00
     17      Pal-Med Medical Office Center                         Lo(27)/Defeasance(89)/Open(4)            1,900,099    12/31/00
     18      WESCO Portfolio                                       Lo(25)/Defeasance(93)/Open(2)
   18.01     Warrendale
------------------------------------------------------------------ -----------------------------------------------------------------
   18.02     Byhalia
   18.03     Honolulu
   18.04     Compton
   18.05     Poughkeepsie
   18.06     Richmond
------------------------------------------------------------------ -----------------------------------------------------------------
   18.07     Salt Lake City
   18.08     East Hartford
   18.09     San Antonio
   18.10     New Haven
   18.11     Akron
------------------------------------------------------------------ -----------------------------------------------------------------
   18.12     Asheville
   18.13     Fridley
   18.14     Lafayette
   18.15     Lincoln
   18.16     Butte
------------------------------------------------------------------ -----------------------------------------------------------------
   18.17     Pueblo
   18.18     Little Rock
   18.19     Watertown
   18.20     Johnstown
     19      North Ranch Gateway(10)                               Lo(27)/Defeasance(89)/Open(4)            1,454,074    12/31/00
------------------------------------------------------------------ -----------------------------------------------------------------
     20      Twin Towers (11)                                      Lo(25)/Defeasance(91)/Open(4)            1,558,510    12/31/00
     21      Bell Gardens Market Place Retail                      Lo(26)/Defeasance(92)/Open(2)
     22      Barrington Pointe & Copperstone Pointe Portfolio      Lo(25)/Defeasance(91)/Open(4)              892,296    12/31/00
    22.1     Barrington Pointe                                                                                892,296    12/31/00
    22.2     Copperstone Pointe
------------------------------------------------------------------ -----------------------------------------------------------------
     23      Overlook at Stonemill                                 Lo(30)/Defeasance(86)/Open(4)
     24      Laband Village (14)                                   Lo(35)/Defeasance(81)/Open(4)
     25      Town Place Shopping Center                            Lo(35)/Flex(81)/Open(4)                  1,038,270    12/31/00
     26      WP Carey Industrial Portfolio                         Lo(28)/Defeasance(89)/Open(3)
    26.1     1455 Fairchild Road
------------------------------------------------------------------ -----------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center   Lo(25)/Defeasance(91)/Open(4)
    27.1     O'Connell Square Shopping Center (14)
    27.2     Gateway Center (14)
------------------------------------------------------------------ -----------------------------------------------------------------
     28      Blackhawk Village Shopping Center                     Lo(47)/Defeasance(72)/Open(1)
     29      Essex Mall                                            Lo(47)/Defeasance(72)/Open(1)            1,213,768    12/31/99
     30      Tri-State Crossing                                    Lo(28)/Defeasance(30)/Open(2)            1,034,418    12/30/00
     31      Scudder Falls Court                                   Lo(47)/Defeasance(72)/Open(1)
     32      Sherman Center                                        Lo(26)/Defeasance(90)/Open(4)              930,722    12/31/00
------------------------------------------------------------------ -----------------------------------------------------------------
     33      Holley Mason Building                                 Lo(28)/Defeasance(88)/Open(4)
     34      Target Ground Lease                                   Lo(47)/Defeasance(72)/Open(1)
     35      Hoffman Manufactured Housing Community                Lo(27)/Defeasance(89)/Open(4)              768,090    12/31/00
    35.1     Latham Manufactured Housing Community                                                            146,839    12/31/00
    35.2     Saratoga West Manufactured Housing Community                                                     192,919    12/31/00
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community                                                        73,755    12/31/00




                                                                 SECOND     SECOND MOST     MOST               MOST RECENT
                                                               MOST RECENT   RECENT NOI    RECENT                   NOI
     ID                                PROPERTY NAME              NOI          DATE          NOI                   DATE
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                 54,311,934     12/31/01  4,555,259     9 Months Annualized 9/30/2002
     2       Brandywine Office Building & Garage(5)(6)           3,960,242     12/31/01  4,906,015                Various
     3       Ballston Common Mall                                6,058,266      1/31/02  6,093,411                12/31/02
     4       The Furniture Plaza and Plaza Suites                5,517,000     12/31/01  7,945,000                12/31/02
     5       Inland Portfolio 2                                  1,138,666               2,264,505
------------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                                             346,944                12/31/01
    5.2      Hillsboro Square
    5.3      Chesterfield Crossing                                 733,476     12/31/01  1,156,545                5/31/02
    5.4      Northpoint Marketplace                                                        340,431                12/31/01
    5.5      Hampton Point SC                                      405,190     12/31/00    420,585                12/31/01
------------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)                             3,676,076     12/31/01  3,716,893                11/30/02
     7       Quaker Park
     8       Renaissance Pere Marquette Hotel (16)                                       3,111,069                 1/3/03
     9       100 Court Street                                    2,691,190     12/31/02  2,828,023                10/31/02
------------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                        2,406,478     12/31/01  2,662,529                7/31/02
     11      10th & Broadway                                     1,894,061     12/31/01  2,451,043                10/31/02
     12      Mansions at Technology Park Phase I (9)                                     1,322,189                10/31/02
     13      Promenade at Bonita Bay                             1,184,071     12/31/01  1,528,891                9/30/02
     14      Hawthorne Gateway (14)
------------------------------------------------------------------------------------------------------------------------------------
     15      The Landings
     16      University Tower                                    2,476,459     12/31/01  2,483,007                9/30/02
     17      Pal-Med Medical Office Center                       2,274,660     12/31/01  2,724,227                10/30/02
     18      WESCO Portfolio
   18.01     Warrendale
------------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia
   18.03     Honolulu
   18.04     Compton
   18.05     Poughkeepsie
   18.06     Richmond
------------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City
   18.08     East Hartford
   18.09     San Antonio
   18.10     New Haven
   18.11     Akron
------------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville
   18.13     Fridley
   18.14     Lafayette
   18.15     Lincoln
   18.16     Butte
------------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo
   18.18     Little Rock
   18.19     Watertown
   18.20     Johnstown
     19      North Ranch Gateway(10)                             1,362,561     12/31/01  1,440,421                10/31/02
------------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                    1,527,437     12/31/01  1,579,254                11/14/02
     21      Bell Gardens Market Place Retail                    1,267,116     12/31/00  1,317,070                12/31/01
     22      Barrington Pointe & Copperstone Pointe Portfolio      980,424     12/31/01  1,182,049                9/30/02
    22.1     Barrington Pointe                                     980,424     12/31/01    956,101                9/30/02
    22.2     Copperstone Pointe                                                            225,948                9/30/02
------------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                 417,432     12/31/01    868,358                11/30/02
     24      Laband Village (14)
     25      Town Place Shopping Center                          1,054,212     12/31/01  1,075,172                9/30/02
     26      WP Carey Industrial Portfolio
    26.1     1455 Fairchild Road
------------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center
    27.1     O'Connell Square Shopping Center (14)
    27.2     Gateway Center (14)
------------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                                             891,575                9/30/02
     29      Essex Mall                                          1,541,943     12/31/00  1,509,989                12/31/01
     30      Tri-State Crossing                                  1,029,003     12/31/01  1,003,719                6/30/02
     31      Scudder Falls Court
     32      Sherman Center                                        904,423     12/31/01    905,830                11/30/02
------------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                 780,890     12/31/01    768,533                6/30/02
     34      Target Ground Lease
     35      Hoffman Manufactured Housing Community                815,319     12/31/01    794,142                7/31/02
    35.1     Latham Manufactured Housing Community                 156,442     12/31/01    156,630                7/31/02
    35.2     Saratoga West Manufactured Housing Community          177,841     12/31/01    172,261                7/31/02
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community             58,948     12/31/01     71,315                7/31/02


                                                                          UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN
     ID                                PROPERTY NAME                           NOI            EGI        EXPENSES    NET CASH FLOW
----------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                           54,731,857     95,362,771    40,630,914     51,041,775
     2       Brandywine Office Building & Garage(5)(6)                     6,232,639     10,152,273     3,919,634      5,705,396
     3       Ballston Common Mall                                          5,975,435     10,504,056     4,528,621      5,631,312
     4       The Furniture Plaza and Plaza Suites                          7,627,451     10,134,845     2,507,394      7,411,849
     5       Inland Portfolio 2                                            6,290,570      8,608,541     2,317,971      6,072,730
----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                             2,104,526      2,872,703       768,177      2,038,490
    5.2      Hillsboro Square                                              1,758,124      2,548,574       790,450      1,694,041
    5.3      Chesterfield Crossing                                           934,154      1,231,009       296,855        911,155
    5.4      Northpoint Marketplace                                          697,683        992,928       295,245        667,221
    5.5      Hampton Point SC                                                399,371        520,835       121,464        379,768
----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                              396,711        442,491        45,780        382,055
     6       North Ranch Mall (7)(8)                                       3,664,779      4,888,482     1,223,703      3,460,521
     7       Quaker Park                                                   3,113,320      4,425,308     1,311,988      2,963,050
     8       Renaissance Pere Marquette Hotel (16)                         2,829,912     13,457,121    10,627,209      2,291,628
     9       100 Court Street                                              2,745,347      3,711,657       966,310      2,653,342
----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                                  2,376,085      3,324,461       948,376      2,179,903
     11      10th & Broadway                                               2,344,017      4,308,079     1,964,062      2,123,689
     12      Mansions at Technology Park Phase I (9)                       1,930,173      3,052,264     1,122,091      1,880,173
     13      Promenade at Bonita Bay                                       2,124,368      3,490,019     1,365,651      1,958,352
     14      Hawthorne Gateway (14)                                        1,828,647      2,381,240       552,593      1,782,711
----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                                  1,737,798      2,251,699       513,901      1,692,469
     16      University Tower                                              2,144,028      3,642,295     1,498,267      1,836,988
     17      Pal-Med Medical Office Center                                 2,147,562      4,173,513     2,025,951      1,872,364
     18      WESCO Portfolio                                               2,501,423      3,070,568       569,148      2,207,404
   18.01     Warrendale                                                      707,635        722,076        14,442        632,521
----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                         304,784        311,004         6,220        249,372
   18.03     Honolulu                                                        350,702        875,682       524,980        331,522
   18.04     Compton                                                         135,136        137,894         2,758        116,669
   18.05     Poughkeepsie                                                    148,954        151,993         3,040        114,348
   18.06     Richmond                                                        110,228        112,478         2,250         97,392
----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                                   83,081         83,920           839         77,559
   18.08     East Hartford                                                    63,205         64,495         1,290         54,750
   18.09     San Antonio                                                      67,758         69,141         1,383         63,214
   18.10     New Haven                                                        61,525         62,780         1,256         55,025
   18.11     Akron                                                            60,642         61,880         1,238         52,280
----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                        58,743         59,941         1,199         54,835
   18.13     Fridley                                                          97,324         99,311         1,986         92,129
   18.14     Lafayette                                                        57,481         58,654         1,173         49,804
   18.15     Lincoln                                                          45,396         46,323           926         38,971
   18.16     Butte                                                            44,277         45,181           904         35,621
----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                           29,539         30,141           603         27,334
   18.18     Little Rock                                                      33,563         34,247           685         29,589
   18.19     Watertown                                                        22,665         23,858         1,193         18,896
   18.20     Johnstown                                                        18,786         19,569           783         15,574
     19      North Ranch Gateway(10)                                       1,485,249      1,889,837       404,588      1,420,049
----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                              1,617,324      3,256,986     1,639,662      1,323,770
     21      Bell Gardens Market Place Retail                              1,231,978      3,368,362     2,154,384      1,133,328
     22      Barrington Pointe & Copperstone Pointe Portfolio              1,080,116      1,357,676       277,560      1,049,766
    22.1     Barrington Pointe                                               859,266      1,056,840       197,574        836,816
    22.2     Copperstone Pointe                                              220,850        300,836        79,986        212,950
----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                         1,113,202      1,673,138       559,936      1,070,002
     24      Laband Village (14)                                           1,070,954      1,525,665       454,711      1,022,086
     25      Town Place Shopping Center                                    1,043,809      1,326,881       283,072      1,014,094
     26      WP Carey Industrial Portfolio                                 1,274,907      1,314,337        39,430      1,107,736
    26.1     1455 Fairchild Road                                             643,828        663,740        19,912        569,515
----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                               530,106        546,501        16,395        445,175
    26.3     2545 Merrell Road                                               100,973        104,095         3,123         93,046
     27      O'Connell Square Shopping Center and Gateway Center           1,035,518      1,620,201       584,683        982,307
    27.1     O'Connell Square Shopping Center (14)                           798,032      1,261,966       463,934        756,719
    27.2     Gateway Center (14)                                             237,486        358,235       120,749        225,588
----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                               988,964      1,356,742       367,777        930,591
     29      Essex Mall                                                    1,601,518      2,497,547       896,030      1,489,651
     30      Tri-State Crossing                                              927,876      1,096,586       168,710        878,849
     31      Scudder Falls Court                                             968,087      1,358,184       390,097        915,547
     32      Sherman Center                                                  874,392      1,261,453       387,061        835,536
----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                           948,541      1,342,636       394,095        819,456
     34      Target Ground Lease                                             825,748        977,070       151,322        825,748
     35      Hoffman Manufactured Housing Community                          775,187      1,450,443       675,256        755,337
    35.1     Latham Manufactured Housing Community                           141,874        250,388       108,514        138,624
    35.2     Saratoga West Manufactured Housing Community                    163,893        334,862       170,970        159,293
----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community                       78,599        142,434        63,835         76,549




                                                                UNDERWRITTEN
     ID                                PROPERTY NAME              RESERVES     LARGEST TENANT                               SF
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                    495,239     Equitable Life Assurance                   676,811
     2       Brandywine Office Building & Garage(5)(6)              97,669     DuPont                                     266,088
     3       Ballston Common Mall                                   80,746     Regal Cinemas                               67,062
     4       The Furniture Plaza and Plaza Suites                  144,684     MMPI                                       190,196
     5       Inland Portfolio 2                                     82,306
----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                      21,111     Linens N Things                             33,000
    5.2      Hillsboro Square                                       21,812     Publix                                      54,379
    5.3      Chesterfield Crossing                                  10,340     Ben Franklin Craft                          20,062
    5.4      Northpoint Marketplace                                 15,338     Ingles                                      83,295
    5.5      Hampton Point SC                                        8,747     Bi-Lo                                       45,116
----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                      4,958     Circuit City                                33,056
     6       North Ranch Mall (7)(8)                                31,546     Ralphs                                      33,823
     7       Quaker Park                                           150,270     Quaker Chemical                             76,672
     8       Renaissance Pere Marquette Hotel (16)                 538,284
     9       100 Court Street                                       15,327     United Artists                              63,010
----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                           30,553     LA Fitness                                  39,896
     11      10th & Broadway                                        33,908     Smart & Final                               19,530
     12      Mansions at Technology Park Phase I (9)                50,000
     13      Promenade at Bonita Bay                                26,474     South Bay Bistro                             6,810
     14      Hawthorne Gateway (14)                                 12,736     Bed Bath & Beyond, Inc.                     40,500
----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                           16,929     Borders                                     25,046
     16      University Tower                                       36,345     Duke University                             58,544
     17      Pal-Med Medical Office Center                          41,184     Lifemark Hospitals of Florida, Inc. (mall)  15,617
     18      WESCO Portfolio                                       208,046
   18.01     Warrendale                                             50,492     Wesco                                      194,200
----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                43,320     Wesco                                      144,400
   18.03     Honolulu                                                8,400     Wesco                                       56,000
   18.04     Compton                                                14,585     Wesco                                       25,588
   18.05     Poughkeepsie                                           28,710     Wesco                                       58,592
   18.06     Richmond                                                8,969     Wesco                                       35,876
----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                          3,113     Wesco                                       16,384
   18.08     East Hartford                                           6,408     Wesco                                       14,400
   18.09     San Antonio                                             2,460     Wesco                                       16,400
   18.10     New Haven                                               4,259     Wesco                                       19,361
   18.11     Akron                                                   6,061     Wesco                                       19,551
----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                               1,843     Wesco                                       12,288
   18.13     Fridley                                                 2,724     Wesco                                       12,384
   18.14     Lafayette                                               5,451     Wesco                                       30,284
   18.15     Lincoln                                                 5,038     Wesco                                       12,288
   18.16     Butte                                                   6,840     Wesco                                       19,000
----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                  1,328     Wesco                                        8,300
   18.18     Little Rock                                             2,733     Wesco                                       16,075
   18.19     Watertown                                               2,795     Wesco                                       10,750
   18.20     Johnstown                                               2,515     Wesco                                        7,622
     19      North Ranch Gateway(10)                                20,004     TJ Maxx                                     32,000
----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                       47,825     Whiteco                                     46,264
     21      Bell Gardens Market Place Retail                       23,975     Food 4 Less                                 52,924
     22      Barrington Pointe & Copperstone Pointe Portfolio       30,350
    22.1     Barrington Pointe                                      22,450
    22.2     Copperstone Pointe                                      7,900
----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                  43,200
     24      Laband Village (14)                                    10,668     Stater Brothers Markets                     40,969
     25      Town Place Shopping Center                             11,916     Nob Hill Foods                              54,645
     26      WP Carey Industrial Portfolio                          84,300     BE Aerospace, Inc.                         427,000
    26.1     1455 Fairchild Road                                    27,400     BE Aerospace, Inc.                         274,000
----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                      54,600     BE Aerospace, Inc.                         130,000
    26.3     2545 Merrell Road                                       2,300     BE Aerospace, Inc.                          23,000
     27      O'Connell Square Shopping Center and Gateway Center     9,763     Various                                    Various
    27.1     O'Connell Square Shopping Center (14)                   7,820     Snyders Drug Store                          12,659
    27.2     Gateway Center (14)                                     1,943     Catch a Tan                                  3,109
----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                      22,478     Kohls                                       86,584
     29      Essex Mall                                             27,422     Stop & Shop                                 54,491
     30      Tri-State Crossing                                     23,904     Lowe's Home Improvement                    125,357
     31      Scudder Falls Court                                    11,800     Horizon Mercy                               59,000
     32      Sherman Center                                         12,808     Circuit City                                27,670
----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                  21,514     INHS                                        38,515
     34      Target Ground Lease                                         -     Target                                     143,592
     35      Hoffman Manufactured Housing Community                 19,850
    35.1     Latham Manufactured Housing Community                   3,250
    35.2     Saratoga West Manufactured Housing Community            4,600
-----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community              2,050




                                                                       LEASE
     ID                                PROPERTY NAME                  EXPIRATION    2ND LARGEST TENANT                     SF
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                       12/31/11     Morrison & Foerster                 182,524
     2       Brandywine Office Building & Garage(5)(6)                 9/1/10      Young Conaway Stargatt & Taylor      72,434
     3       Ballston Common Mall                                      6/30/19     Sport & Health                       32,652
     4       The Furniture Plaza and Plaza Suites                      6/30/16     Robinson & Robinson, Inc.            48,618
     5       Inland Portfolio 2                                                    Various                             Various
------------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                         1/31/17     Circuit City                         32,900
    5.2      Hillsboro Square                                         10/31/22     ML-Deerfield Super Buffet            10,803
    5.3      Chesterfield Crossing                                    10/31/15     Petsmart                             19,500
    5.4      Northpoint Marketplace                                    9/1/21      Dollar City                           3,600
    5.5      Hampton Point SC                                          6/1/18      Advance Auto Stores                   7,200
------------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                        2/28/21
     6       North Ranch Mall (7)(8)                                   7/31/05     Rite Aid/Thrifty                     17,700
     7       Quaker Park                                               2/28/17     Nationwide Insurance                 31,029
     8       Renaissance Pere Marquette Hotel (16)
     9       100 Court Street                                          7/5/11      Barnes & Noble                       21,667
------------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                              4/30/14     Foxfire                              16,044
     11      10th & Broadway                                           4/13/14     Kaiser Foundation Health             16,418
     12      Mansions at Technology Park Phase I (9)
     13      Promenade at Bonita Bay                                   1/31/10     Houlihans                             6,145
     14      Hawthorne Gateway (14)                                    1/31/17     Staples the Office Superstore, Inc.  23,945
------------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                              1/31/22     PETsMART                             20,458
     16      University Tower                                          2/29/04     Wachovia Securities                  11,233
     17      Pal-Med Medical Office Center                             4/4/08      Humana Medical Plan                  14,775
     18      WESCO Portfolio
   18.01     Warrendale                                                1/29/28
------------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                   1/29/28
   18.03     Honolulu                                                  1/29/28
   18.04     Compton                                                   1/29/28
   18.05     Poughkeepsie                                              1/29/28
   18.06     Richmond                                                  1/29/28
------------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                            1/29/28
   18.08     East Hartford                                             1/29/28
   18.09     San Antonio                                               1/29/28
   18.10     New Haven                                                 1/29/28
   18.11     Akron                                                     1/29/28
------------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                 1/29/28
   18.13     Fridley                                                   1/29/28
   18.14     Lafayette                                                 1/29/28
   18.15     Lincoln                                                   1/29/28
   18.16     Butte                                                     1/29/28
------------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                    1/29/28
   18.18     Little Rock                                               1/29/28
   18.19     Watertown                                                 1/29/28
   18.20     Johnstown                                                 1/29/28
     19      North Ranch Gateway(10)                                   11/5/13     Cort Furniture Rental                 4,350
------------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                          Various     Allstate Insurance                   18,890
     21      Bell Gardens Market Place Retail                          8/9/15      Rite Aid                             18,856
     22      Barrington Pointe & Copperstone Pointe Portfolio
    22.1     Barrington Pointe
    22.2     Copperstone Pointe
------------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill
     24      Laband Village (14)                                       5/1/22      Tuesday Morning                       6,213
     25      Town Place Shopping Center                                8/31/22     Hollywood Entertainment               6,000
     26      WP Carey Industrial Portfolio                             9/11/17
    26.1     1455 Fairchild Road                                       9/11/17
------------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                         9/11/17
    26.3     2545 Merrell Road                                         9/11/17
     27      O'Connell Square Shopping Center and Gateway Center       Various     Various                             Various
    27.1     O'Connell Square Shopping Center (14)                     9/1/17      Spectators Grill & Bar                5,715
    27.2     Gateway Center (14)                                       12/1/12     Caribou Coffee                        1,589
------------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                         1/31/22     Leath Furniture                      24,897
     29      Essex Mall                                                8/31/05     Marhsalls                            39,557
     30      Tri-State Crossing                                        2/8/15      Fashion Bug                          12,000
     31      Scudder Falls Court                                       7/31/09
     32      Sherman Center                                            1/31/17     PETsMART                             26,379
------------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                     9/30/06     Dakotah Direct                       33,357
     34      Target Ground Lease                                       9/30/27
     35      Hoffman Manufactured Housing Community
    35.1     Latham Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community


                                                                                 LEASE
     ID                                PROPERTY NAME                          EXPIRATION            3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                                 9/30/12             Warner Communications
     2       Brandywine Office Building & Garage(5)(6)                         11/13/11             Klett Rooney Lieber & Schorling
     3       Ballston Common Mall                                               6/30/10             Rock Bottom Restaurant
     4       The Furniture Plaza and Plaza Suites                               6/30/07             Progressive Furniture, Inc.
     5       Inland Portfolio 2                                                 Various             Various
------------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                                  1/31/17             Michael's
    5.2      Hillsboro Square                                                   5/31/17             Eckerds
    5.3      Chesterfield Crossing                                              7/1/15              Fashion Bug
    5.4      Northpoint Marketplace                                             7/31/06             San Marcos Mexican
    5.5      Hampton Point SC                                                   12/1/03             Curves for Commen
------------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)                                            5/31/13             Neuvie
     7       Quaker Park                                                       12/31/07             TMX Interactive
     8       Renaissance Pere Marquette Hotel (16)
     9       100 Court Street                                                   7/31/15             United Artists
------------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                                       7/31/03             Crown Hardware
     11      10th & Broadway                                                    2/28/05             California Healthcare
     12      Mansions at Technology Park Phase I (9)
     13      Promenade at Bonita Bay                                            7/31/09             Silver Spoon Cafe
     14      Hawthorne Gateway (14)                                            12/31/17             Aaron Brothers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                                       3/31/17             OfficeMax
     16      University Tower                                                  11/30/09             Oak Value Capital Management
     17      Pal-Med Medical Office Center                                     12/28/05             Bio-Medical Applications of Fl
     18      WESCO Portfolio
   18.01     Warrendale
------------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia
   18.03     Honolulu
   18.04     Compton
   18.05     Poughkeepsie
   18.06     Richmond
------------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City
   18.08     East Hartford
   18.09     San Antonio
   18.10     New Haven
   18.11     Akron
------------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville
   18.13     Fridley
   18.14     Lafayette
   18.15     Lincoln
   18.16     Butte
------------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo
   18.18     Little Rock
   18.19     Watertown
   18.20     Johnstown
     19      North Ranch Gateway(10)                                            4/30/04             Lindora Weight Loss Cliniv
------------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                                   12/31/04             Commonwealth
     21      Bell Gardens Market Place Retail                                    5/31/10             Factory 2-U
     22      Barrington Pointe & Copperstone Pointe Portfolio
    22.1     Barrington Pointe
    22.2     Copperstone Pointe
------------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill
     24      Laband Village (14)                                                 1/15/08             Century 21
     25      Town Place Shopping Center                                         10/13/07             Hallmark Gold Crown
     26      WP Carey Industrial Portfolio
    26.1     1455 Fairchild Road
------------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center                 Various             Various
    27.1     O'Connell Square Shopping Center (14)                               11/1/12             Arnolds Intn'l Pannekoeken
    27.2     Gateway Center (14)                                                 12/1/12             Ladies Workout Express
------------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                                   8/15/06             Dollar Tree
     29      Essex Mall                                                          1/31/11             TSI Caldwell (NY Sports Club)
     30      Tri-State Crossing                                                  1/31/06             Matress Warehouse
     31      Scudder Falls Court
     32      Sherman Center                                                      1/31/13             OfficeMax
------------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                               9/30/06             Information Technology Academy
     34      Target Ground Lease
     35      Hoffman Manufactured Housing Community
    35.1     Latham Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community



                                                                                   LEASE                OCCUPANCY      OCCUPANCY
     ID                                PROPERTY NAME                      SF     EXPIRATION                RATE       AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                          158,607   6/30/12                98.70%         12/1/02
     2       Brandywine Office Building & Garage(5)(6)                    16,204   11/1/10                94.76%         9/30/02
     3       Ballston Common Mall                                          9,631   8/31/14                86.01%         12/11/02
     4       The Furniture Plaza and Plaza Suites                         41,620   6/30/07                97.85%         1/24/03
     5       Inland Portfolio 2                                          Various   Various                97.57%         Various
----------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                            22,869   2/29/12                95.82%         11/26/02
    5.2      Hillsboro Square                                             10,800   2/28/05                100.00%        2/12/03
    5.3      Chesterfield Crossing                                         8,072   9/1/05                 100.00%        11/26/02
    5.4      Northpoint Marketplace                                        3,200   7/31/06                90.16%         2/20/03
    5.5      Hampton Point SC                                              3,300   8/1/05                 100.00%        11/26/02
----------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                                                           100.00%        11/26/02
     6       North Ranch Mall (7)(8)                                      11,900   3/16/05                98.10%         12/1/02
     7       Quaker Park                                                  20,165   7/31/08                89.02%          1/1/03
     8       Renaissance Pere Marquette Hotel (16)                                                        70.60%          1/3/03
     9       100 Court Street                                             17,000   9/30/06                100.00%        11/15/02
----------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                                  9,900  10/15/10                98.26%          10/9/02
     11      10th & Broadway                                              12,855  10/31/07                92.44%         10/31/02
     12      Mansions at Technology Park Phase I (9)                                                      98.40%         12/16/02
     13      Promenade at Bonita Bay                                       5,850   2/28/17                92.34%         12/11/02
     14      Hawthorne Gateway (14)                                        6,117   2/28/12                93.49%          10/9/02
----------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                                 20,067   1/31/18                96.35%          12/9/02
     16      University Tower                                             11,233   9/30/08                92.31%         12/16/02
     17      Pal-Med Medical Office Center                                 9,915   6/30/03                98.10%         11/30/02
     18      WESCO Portfolio                                                                              100.00%         Various
   18.01     Warrendale                                                                                   100.00%         1/30/03
----------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                                                      100.00%         1/30/03
   18.03     Honolulu                                                                                     100.00%         1/30/03
   18.04     Compton                                                                                      100.00%         1/30/03
   18.05     Poughkeepsie                                                                                 100.00%         1/30/03
   18.06     Richmond                                                                                     100.00%         1/30/03
----------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                                                               100.00%         1/30/03
   18.08     East Hartford                                                                                100.00%         1/30/03
   18.09     San Antonio                                                                                  100.00%         1/30/03
   18.10     New Haven                                                                                    100.00%         1/30/03
   18.11     Akron                                                                                        100.00%         1/30/03
----------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                                                    100.00%         1/30/03
   18.13     Fridley                                                                                      100.00%         1/30/03
   18.14     Lafayette                                                                                    100.00%         1/30/03
   18.15     Lincoln                                                                                      100.00%         1/30/03
   18.16     Butte                                                                                        100.00%         1/30/03
----------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                                                       100.00%         1/30/03
   18.18     Little Rock                                                                                  100.00%         1/30/03
   18.19     Watertown                                                                                    100.00%         1/30/03
   18.20     Johnstown                                                                                    100.00%         1/30/03
     19      North Ranch Gateway(10)                                       3,000   9/30/04                100.00%        12/16/02
----------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                             12,150   9/30/04                88.30%           1/1/03
     21      Bell Gardens Market Place Retail                             10,700   11/4/07                100.00%         10/1/02
     22      Barrington Pointe & Copperstone Pointe Portfolio                                             81.75%         12/15/02
    22.1     Barrington Pointe                                                                            86.90%         12/15/02
    22.2     Copperstone Pointe                                                                           67.10%         12/15/02
----------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                                                        92.60%         11/30/02
     24      Laband Village (14)                                           5,146   7/17/07                92.58%         11/11/02
     25      Town Place Shopping Center                                    4,000   2/28/08                100.00%         10/1/02
     26      WP Carey Industrial Portfolio                                                                100.00%        10/29/02
    26.1     1455 Fairchild Road                                                                          100.00%        10/29/02
----------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                                                            100.00%        10/29/02
    26.3     2545 Merrell Road                                                                            100.00%        10/29/02
     27      O'Connell Square Shopping Center and Gateway Center         Various   Various                100.00%         Various
    27.1     O'Connell Square Shopping Center (14)                         4,629   2/1/13                 100.00%         10/4/02
    27.2     Gateway Center (14)                                           1,527   9/1/07                 100.00%         4/15/02
----------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                            10,987   7/31/07                97.36%          11/7/02
     29      Essex Mall                                                   28,333   9/30/13                100.00%        12/17/02
     30      Tri-State Crossing                                            4,200   7/31/05                100.00%        10/23/02
     31      Scudder Falls Court                                                                          100.00%         11/1/02
     32      Sherman Center                                               23,335   1/31/12                100.00%          2/1/03
----------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                         7,763   7/31/03                94.40%         10/15/02
     34      Target Ground Lease                                                                          100.00%         9/18/02
     35      Hoffman Manufactured Housing Community                                                       98.99%          10/3/02
    35.1     Latham Manufactured Housing Community                                                        100.00%         10/3/02
    35.2     Saratoga West Manufactured Housing Community                                                 100.00%         10/3/02
----------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community                                                    97.56%         10/3/02



                                                              UPFRONT    ONGOING
                                                              ACTUAL      ACTUAL
                                                             PLACEMENT   PLACEMENT        UPFRONT      UPFRONT         MONTHLY TAX
   ID                           PROPERTY NAME                RESERVES     RESERVES          TI/LC       TI/LC           ESCROW
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                                                   15,000,000              1,641,668
     2       Brandywine Office Building & Garage(5)(6)                  8,139      8,139                                     53,530
     3       Ballston Common Mall                                                  6,667      1,100,000 (LOC)                50,050
     4       The Furniture Plaza and Plaza Suites                                  6,028                                     48,323
     5       Inland Portfolio 2
------------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods
    5.2      Hillsboro Square
    5.3      Chesterfield Crossing
    5.4      Northpoint Marketplace
    5.5      Hampton Point SC
------------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome
     6       North Ranch Mall (7)(8)
     7       Quaker Park                                                3,379      3,379              10,417      10,417     32,333
     8       Renaissance Pere Marquette Hotel (16)
     9       100 Court Street                                           1,277      1,277               6,417       6,417     11,541
------------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                                          2,522                          13,750     24,463
     11      10th & Broadway                                            2,826      2,826              16,667      16,667     32,464
     12      Mansions at Technology Park Phase I (9)                               4,167                                      8,851
     13      Promenade at Bonita Bay                                    1,324      1,324               8,825       8,825     25,000
     14      Hawthorne Gateway (14)                                                1,061             296,007
------------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                                          1,411                           2,367     19,456
     16      University Tower                                           3,033      3,033              25,000      25,000     25,883
     17      Pal-Med Medical Office Center                                         3,428             275,000                 35,977
     18      WESCO Portfolio                                           17,027     17,027                                     35,554
   18.01     Warrendale                                                 4,208      4,208                                     10,682
------------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                    3,610      3,610                                      1,691
   18.03     Honolulu                                                     607        607                                      4,473
   18.04     Compton                                                    1,215      1,215                                      3,440
   18.05     Poughkeepsie                                               2,393      2,393                                        419
   18.06     Richmond                                                     747        747                                      1,511
------------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                               259        259                                        594
   18.08     East Hartford                                                540        540                                      1,419
   18.09     San Antonio                                                   96         96                                      1,083
   18.10     New Haven                                                    355                                                 1,085
   18.11     Akron                                                        505        505                                      1,092
------------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                    143        143                                        515
   18.13     Fridley                                                      475        475                                      2,785
   18.14     Lafayette                                                    454        454                                        680
   18.15     Lincoln                                                      379        379                                        536
   18.16     Butte                                                        491        491                                        530
------------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                       111        111                                        811
   18.18     Little Rock                                                  174        174                                        148
   18.19     Watertown                                                    233        233                                      1,305
   18.20     Johnstown                                                    210        210                                        754
     19      North Ranch Gateway(10)                                               1,663                                     11,692
------------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                                      3,187                           8,334     36,667
     21      Bell Gardens Market Place Retail                           1,998      1,998               4,833       4,833     24,023
     22      Barrington Pointe & Copperstone Pointe Portfolio           2,529      2,529                                      3,458
    22.1     Barrington Pointe
    22.2     Copperstone Pointe
------------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                                 3,600                                      1,998
     24      Laband Village (14)                                                     889                                      2,315
     25      Town Place Shopping Center                                              997                           1,685      8,571
     26      WP Carey Industrial Portfolio
    26.1     1455 Fairchild Road
------------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road
    26.3     2545 Merrell Road
     27      O'Connell Square Shopping Center and Gateway Center                                                   3,750
    27.1     O'Connell Square Shopping Center (14)
    27.2     Gateway Center (14)
------------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                          1,873      1,873               2,500       2,500      4,684
     29      Essex Mall
     30      Tri-State Crossing                                         1,992      1,992                                      2,439
     31      Scudder Falls Court                                          983        983                                     14,833
     32      Sherman Center                                                          886                           2,834
------------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                                   896                           7,500
     34      Target Ground Lease
     35      Hoffman Manufactured Housing Community                     1,658      1,658                                     20,322
    35.1     Latham Manufactured Housing Community
    35.2     Saratoga West Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community


                                                                     MONTHLY
                                                                    INSURANCE    ENVIRONMENTAL    ENGINEERING      APPRAISAL
     ID                                PROPERTY NAME                  ESCROW      REPORT DATE     REPORT DATE     AS-OF DATE      ID
------------------------------------------------------------------------------------------------------------------------------------
     1       1290 Avenue of The Americas (3)(4)                     395,083       3/4/02           5/21/02        12/2/02        1
     2       Brandywine Office Building & Garage(5)(6)               16,085       9/18/02         10/17/02        9/17/02        2
     3       Ballston Common Mall                                     7,021      11/25/02         11/22/02       11/26/02        3
     4       The Furniture Plaza and Plaza Suites                     5,140      12/18/02         12/31/02         1/6/03        4
     5       Inland Portfolio 2                                                   Various          Various        Various        5
------------------------------------------------------------------------------------------------------------------------------------
    5.1      Walk at Highwoods                                                   10/14/02          8/3/02         7/29/02       5.1
    5.2      Hillsboro Square                                                     9/24/02          8/7/02         10/9/02       5.2
    5.3      Chesterfield Crossing                                                9/30/02          8/4/02         7/27/02       5.3
    5.4      Northpoint Marketplace                                               3/18/02          8/8/02         8/19/02       5.4
    5.5      Hampton Point SC                                                     5/22/02          8/8/02          8/1/02       5.5
------------------------------------------------------------------------------------------------------------------------------------
    5.6      Circuit City, Rome                                                    8/8/02          8/6/02          8/5/02        5.6
     6       North Ranch Mall (7)(8)                                              12/4/02         12/5/02        11/27/02        6
     7       Quaker Park                                              3,755       12/3/02         12/6/02        11/19/02        7
     8       Renaissance Pere Marquette Hotel (16)                               10/30/02        10/30/02         10/8/02        8
     9       100 Court Street                                                    11/25/02        12/26/02        11/12/02        9
------------------------------------------------------------------------------------------------------------------------------------
     10      Canyon Plaza Shopping Center                             1,995       11/7/02         11/7/02         11/6/02       10
     11      10th & Broadway                                         28,822      11/18/02        11/18/02        11/15/02       11
     12      Mansions at Technology Park Phase I (9)                  6,043       11/5/02         11/5/02         10/8/02       12
     13      Promenade at Bonita Bay                                 12,754      12/11/02        12/11/02        11/27/02       13
     14      Hawthorne Gateway (14)                                              10/30/02        10/29/02          5/1/03       14
------------------------------------------------------------------------------------------------------------------------------------
     15      The Landings                                             2,625      12/16/02        12/13/02        12/10/02       15
     16      University Tower                                         3,023      12/12/02         12/6/02        11/21/02       16
     17      Pal-Med Medical Office Center                           24,040       6/18/02         6/18/02         6/19/02       17
     18      WESCO Portfolio                                                      Various         Various         Various       18
   18.01     Warrendale                                                           1/17/03         9/27/02         9/13/02      18.01
------------------------------------------------------------------------------------------------------------------------------------
   18.02     Byhalia                                                              1/17/03         9/27/02         9/17/02      18.02
   18.03     Honolulu                                                             1/17/03         9/27/02         9/25/02      18.03
   18.04     Compton                                                              1/17/03         9/27/02         9/24/02      18.04
   18.05     Poughkeepsie                                                         1/17/03         9/27/02         9/13/02      18.05
   18.06     Richmond                                                             1/17/03         9/27/02         9/17/02      18.06
------------------------------------------------------------------------------------------------------------------------------------
   18.07     Salt Lake City                                                       1/17/03         9/27/02         9/13/02      18.07
   18.08     East Hartford                                                        1/17/03         9/27/02         9/24/02      18.08
   18.09     San Antonio                                                          1/17/03         9/27/02         9/13/02      18.09
   18.10     New Haven                                                            1/17/03         9/27/02         9/24/02      18.10
   18.11     Akron                                                                1/17/03         9/27/02         9/19/02      18.11
------------------------------------------------------------------------------------------------------------------------------------
   18.12     Asheville                                                            1/17/03         9/27/02         9/24/02      18.12
   18.13     Fridley                                                              1/17/03         9/27/02         9/26/02      18.13
   18.14     Lafayette                                                            1/17/03         9/27/02         9/24/02      18.14
   18.15     Lincoln                                                              1/17/03         9/27/02         9/20/02      18.15
   18.16     Butte                                                                1/17/03         9/27/02         10/1/02      18.16
------------------------------------------------------------------------------------------------------------------------------------
   18.17     Pueblo                                                               1/17/03         9/27/02         9/25/02      18.17
   18.18     Little Rock                                                          1/17/03         9/27/02         9/19/02      18.18
   18.19     Watertown                                                            1/17/03         9/27/02         9/23/02      18.19
   18.20     Johnstown                                                            1/17/03         9/27/02         10/4/02      18.20
     19      North Ranch Gateway(10)                                  4,456      12/24/02         11/7/02        10/28/02       19
------------------------------------------------------------------------------------------------------------------------------------
     20      Twin Towers (11)                                         4,170       11/7/02         1/15/03        11/26/02       20
     21      Bell Gardens Market Place Retail                         4,211        5/1/02          1/9/03        10/28/02       21
     22      Barrington Pointe & Copperstone Pointe Portfolio           227       Various         Various        11/19/02       22
    22.1     Barrington Pointe                                                   11/26/02         12/5/02        11/19/02      22.1
    22.2     Copperstone Pointe                                                  11/27/02         12/5/02        11/19/02      22.2
------------------------------------------------------------------------------------------------------------------------------------
     23      Overlook at Stonemill                                    3,018        8/7/02          8/7/02         8/6/02        23
     24      Laband Village (14)                                        404       6/19/02         6/14/02         2/1/03        24
     25      Town Place Shopping Center                               1,403      10/25/02        10/25/02       10/18/02        25
     26      WP Carey Industrial Portfolio                                        Various         Various        Various        26
    26.1     1455 Fairchild Road                                                  8/14/02         8/22/02         9/5/02       26.1
------------------------------------------------------------------------------------------------------------------------------------
    26.2     10800 Pflumm Road                                                    8/13/02         8/22/02         9/3/02       26.2
    26.3     2545 Merrell Road                                                     7/9/02         8/22/02         9/3/02       26.3
     27      O'Connell Square Shopping Center and Gateway Center                  Various         Various        Various        27
    27.1     O'Connell Square Shopping Center (14)                               11/14/02        12/11/02         9/1/03       27.1
    27.2     Gateway Center (14)                                                 12/16/02        12/11/02         1/1/03       27.2
------------------------------------------------------------------------------------------------------------------------------------
     28      Blackhawk Village Shopping Center                        3,488        8/7/02          8/7/02         7/9/02        28
     29      Essex Mall                                                          12/13/02         11/8/02       10/28/02        29
     30      Tri-State Crossing                                       2,375       10/8/02         10/7/02        8/26/02        30
     31      Scudder Falls Court                                        540      11/18/02        11/18/02        11/7/02        31
     32      Sherman Center                                           2,792        1/3/03         1/24/03       12/31/02        32
------------------------------------------------------------------------------------------------------------------------------------
     33      Holley Mason Building                                    1,687       7/17/02         7/17/02        5/14/02        33
     34      Target Ground Lease                                                 12/27/02           N/A          10/1/02        34
     35      Hoffman Manufactured Housing Community                   2,021       Various         Various       10/10/02        35
    35.1     Latham Manufactured Housing Community                               10/18/02        10/18/02       10/10/02      35.1
    35.2     Saratoga West Manufactured Housing Community                        10/21/02        10/21/02       10/10/02      35.2
------------------------------------------------------------------------------------------------------------------------------------
    35.3     Shady Acres Manufactured Housing Community                          10/18/02        10/18/02       10/18/02      35.3


                                                                   % OF                           MORTGAGE
                                                               INITIAL POOL        # OF             LOAN         ORIGINAL
     ID              PROPERTY NAME                               BALANCE        PROPERTIES        SELLER(1)      BALANCE
--------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community              0.41%             1                              4,000,000
     36      Sharon Pointe Apartments                             0.80%             1               PMCF           7,700,000
     37      1300 East Joppa Road                                 0.79%             1               CIBC           7,600,000
     38      6006 Executive Boulevard                             0.79%             1               BSCMI          7,600,000
--------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                0.78%             1               PMCF           7,500,000
     40      Linton International Plaza (15)                      0.71%             1                WFB           6,800,000
     41      Arcadia Shopping Center                              0.70%             1               PMCF           6,750,000
     42      San Diego International Center                       0.70%             1               BSCMI          6,700,000
--------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                           0.69%             1               BSCMI          6,700,000
     44      Hidden Lakes Apartments II                           0.68%             1               PMCF           6,500,000
     45      The Shoppes @ Amberly                                0.67%             1               BSCMI          6,400,000
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio     0.64%             2               CIBC           6,200,000
    46.1     14 & 38 Caryl Avenue                                 0.48%             1                              4,636,000
--------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                        0.16%             1                              1,564,000
     47      Fifth Avenue Office Building                         0.64%             1               PMCF           6,200,000
     48      KC Plaza                                             0.64%             1                WFB           6,200,000
     49      310 State Highway 35                                 0.62%             1               CIBC           6,000,000
     50      Woods of Brookhollow and Terrace House               0.62%             2               PMCF           6,000,000
--------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                 0.45%             1                              4,378,378
    50.2     Terrace House                                        0.17%             1                              1,621,622
     51      Lindbergh Plaza                                      0.58%             1               BSCMI          5,600,000
     52      Brick Kiln Office                                    0.57%             1               PMCF           5,500,000
     53      1455 & 1515 E. Tropicana Avenue                      0.57%             1               PMCF           5,500,000
--------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                       0.56%             1                WFB           5,370,000
     55      Flamingo Jones Shopping Center                       0.56%             1               PMCF           5,360,000
     56      Kash N' Karry Portfolio                              0.54%             3               CIBC           5,200,000
    56.1     LaMadera Marketplace                                 0.21%             1                              2,050,000
    56.2     Shoppes at Avon Park                                 0.16%             1                              1,550,000
--------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                               0.17%             1                              1,600,000
     57      Cross Pointe Centre                                  0.54%             1               BSCMI          5,200,000
     58      Oakwood Apartments                                   0.50%             1               PMCF           4,800,000
     59      Price Chopper Plaza (12)                             0.48%             1               PMCF           4,600,000
     60      East Penn Shopping Center                            0.47%             1               BSCMI          4,500,000
--------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                     0.46%             1               PMCF           4,400,000
     62      Whitney Ranch Business Park                          0.45%             1               PMCF           4,350,000
     63      Mandela Parkway Industrial                           0.45%             1               PMCF           4,300,000
     64      2338 Telegraph Avenue                                0.44%             1                WFB           4,275,000
     65      Colorado Marketplace                                 0.44%             1               CIBC           4,225,000
--------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                     0.43%             1               CIBC           4,150,000
     67      Del Ray Office Building                              0.42%             1               PMCF           4,000,000
     68      Weed Street Retail                                   0.42%             1                WFB           4,000,000
     69      Island Breeze Apartments                             0.41%             1               PMCF           3,900,000
--------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                  0.39%             1                WFB           3,800,000
     71      FedEx Ground Facility                                0.39%             1               CIBC           3,750,000
     72      Maple Office Park                                    0.37%             1                WFB           3,600,000
     73      133 Kearney Street                                   0.37%             1                WFB           3,535,000
     74      Mt. Ebo Business Center                              0.36%             1               CIBC           3,500,000
--------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                0.36%             1               PMCF           3,500,000
     76      Southgate Apartments                                 0.34%             1                WFB           3,280,000
     77      Lincoln Court Apartments                             0.32%             1               BSCMI          3,050,000
     78      1740 Platte Street                                   0.31%             1               BSCMI          3,000,000
     79      Amberwood Apartments                                 0.31%             1               PMCF           2,990,000
--------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                       0.28%             1                WFB           2,700,000
     81      Minikahda Mini Storage II                            0.28%             1                WFB           2,650,000
     82      Washington Square                                    0.27%             1               BSCMI          2,600,000
     83      Walgreens - Memphis                                  0.27%             1                WFB           2,580,000
     84      Academy Sports                                       0.26%             1                WFB           2,535,000
--------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                             0.26%             1                WFB           2,500,000
     86      Roy City Centre                                      0.26%             1               CIBC           2,500,000
     87      Village Green Apartments                             0.26%             1               BSCMI          2,500,000
     88      Maitland Springs One                                 0.26%             1               BSCMI          2,475,000
     89      Terminal Building                                    0.25%             1                WFB           2,360,000
--------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                       0.24%             1               CIBC           2,350,000
     91      Hingham Square                                       0.24%             1               BSCMI          2,300,000
     92      Walgreens - Smyrna                                   0.24%             1               PMCF           2,300,000
     93      Walgreens -  Murfreesboro                            0.23%             1                WFB           2,250,000
     94      Roo Commons                                          0.20%             1                WFB           1,945,000
--------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                        0.20%             1               BSCMI          1,900,000
     96      Riverbank Mall                                       0.19%             1               BSCMI          1,800,000
     97      Emerald Lakes Center                                 0.18%             1                WFB           1,770,000
     98      Valley Medical Center                                0.17%             1               PMCF           1,600,000
     99      Tempo Plaza                                          0.16%             1                WFB           1,500,000
--------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                        0.10%             1                WFB           1,000,000



                                                                 CUT-OFF       GENERAL
                                                                   DATE        PROPERTY
     ID              PROPERTY NAME                               BALANCE       TYPE
----------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community               3,982,233   Manufactured Housing Community
     36      Sharon Pointe Apartments                              7,680,933   Multifamily
     37      1300 East Joppa Road                                  7,590,150   Industrial
     38      6006 Executive Boulevard                              7,553,973   Office
----------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                 7,463,590   Multifamily
     40      Linton International Plaza (15)                       6,786,475   Mixed Use
     41      Arcadia Shopping Center                               6,730,632   Retail
     42      San Diego International Center                        6,679,111   Industrial
----------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                            6,671,029   Office
     44      Hidden Lakes Apartments II                            6,491,220   Multifamily
     45      The Shoppes @ Amberly                                 6,387,030   Retail
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio      6,188,691   Multifamily
    46.1     14 & 38 Caryl Avenue                                  4,627,544   Multifamily
----------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                         1,561,147   Multifamily
     47      Fifth Avenue Office Building                          6,186,664   Office
     48      KC Plaza                                              6,186,310   Retail
     49      310 State Highway 35                                  6,000,000   Office
     50      Woods of Brookhollow and Terrace House                5,985,739   Various
----------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                  4,367,972   Multifamily
    50.2     Terrace House                                         1,617,767   Multifamily
     51      Lindbergh Plaza                                       5,587,265   Retail
     52      Brick Kiln Office                                     5,500,000   Office
     53      1455 & 1515 E. Tropicana Avenue                       5,482,237   Office
----------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                        5,353,053   Mixed Use
     55      Flamingo Jones Shopping Center                        5,348,546   Retail
     56      Kash N' Karry Portfolio                               5,193,214   Retail
    56.1     LaMadera Marketplace                                  2,047,325   Retail
    56.2     Shoppes at Avon Park                                  1,547,977   Retail
----------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                1,597,912   Retail
     57      Cross Pointe Centre                                   5,189,384   Retail
     58      Oakwood Apartments                                    4,789,642   Multifamily
     59      Price Chopper Plaza (12)                              4,590,122   Retail
     60      East Penn Shopping Center                             4,482,965   Retail
----------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                      4,389,246   Industrial
     62      Whitney Ranch Business Park                           4,332,890   Industrial
     63      Mandela Parkway Industrial                            4,290,705   Industrial
     64      2338 Telegraph Avenue                                 4,269,833   Mixed Use
     65      Colorado Marketplace                                  4,215,793   Retail
----------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                      4,140,762   Multifamily
     67      Del Ray Office Building                               3,994,701   Office
     68      Weed Street Retail                                    3,991,577   Retail
     69      Island Breeze Apartments                              3,891,029   Multifamily
----------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                   3,791,582   Retail
     71      FedEx Ground Facility                                 3,750,000   Industrial
     72      Maple Office Park                                     3,593,012   Office
     73      133 Kearney Street                                    3,530,728   Office
     74      Mt. Ebo Business Center                               3,495,437   Industrial
----------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                 3,489,505   Multifamily
     76      Southgate Apartments                                  3,272,553   Multifamily
     77      Lincoln Court Apartments                              3,045,961   Multifamily
     78      1740 Platte Street                                    2,990,930   Office
     79      Amberwood Apartments                                  2,985,805   Multifamily
----------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                        2,691,909   Manufactured Housing Community
     81      Minikahda Mini Storage II                             2,641,795   Self Storage
     82      Washington Square                                     2,596,561   Multifamily
     83      Walgreens - Memphis                                   2,570,196   Retail
     84      Academy Sports                                        2,517,676   Retail
----------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                              2,492,603   Self Storage
     86      Roy City Centre                                       2,492,353   Retail
     87      Village Green Apartments                              2,473,108   Multifamily
     88      Maitland Springs One                                  2,461,960   Office
     89      Terminal Building                                     2,353,257   Office
----------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                        2,345,084   Retail
     91      Hingham Square                                        2,295,033   Mixed Use
     92      Walgreens - Smyrna                                    2,292,490   Retail
     93      Walgreens -  Murfreesboro                             2,241,450   Retail
     94      Roo Commons                                           1,940,754   Multifamily
----------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                         1,891,287   Multifamily
     96      Riverbank Mall                                        1,796,334   Retail
     97      Emerald Lakes Center                                  1,763,415   Retail
     98      Valley Medical Center                                 1,593,202   Office
     99      Tempo Plaza                                           1,497,427   Retail
----------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                           997,044   Industrial




                                                                    DETAILED
                                                                    PROPERTY                          INTEREST     ADMINISTRATIVE
     ID              PROPERTY NAME                                  TYPE                                RATE          FEE RATE
-----------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community                Manufactured Housing Community
     36      Sharon Pointe Apartments                               Multifamily                        5.1700%         0.0827%
     37      1300 East Joppa Road                                   Flex                               6.2500%         0.0427%
     38      6006 Executive Boulevard                               Suburban                           5.7300%         0.0927%
-----------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                  Multifamily                        6.0000%         0.0327%
     40      Linton International Plaza (15)                        Retail/Office                      6.5100%         0.0327%
     41      Arcadia Shopping Center                                Anchored                           6.2300%         0.0327%
     42      San Diego International Center                         Light Industrial                   5.7950%         0.0527%
-----------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                             Urban                              5.6000%         0.0827%
     44      Hidden Lakes Apartments II                             Multifamily                        5.8400%         0.0827%
     45      The Shoppes @ Amberly                                  Unanchored                         6.3950%         0.0827%
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio       High-Rise                          5.7200%         0.0427%
    46.1     14 & 38 Caryl Avenue                                   High-Rise
-----------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                          High-Rise
     47      Fifth Avenue Office Building                           CBD                                6.0300%         0.0827%
     48      KC Plaza                                               Specialty                          5.8700%         0.0327%
     49      310 State Highway 35                                   Suburban                           6.1600%         0.0427%
     50      Woods of Brookhollow and Terrace House                 Various                            5.4200%         0.0827%
-----------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                   Multifamily
    50.2     Terrace House                                          Multifamily
     51      Lindbergh Plaza                                        Anchored                           5.6900%         0.0527%
     52      Brick Kiln Office                                      Suburban                           5.9000%         0.0827%
     53      1455 & 1515 E. Tropicana Avenue                        Suburban                           5.6000%         0.0327%
-----------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                         Retail/Office                      5.7700%         0.0327%
     55      Flamingo Jones Shopping Center                         Shadow Anchored                    6.0700%         0.0827%
     56      Kash N' Karry Portfolio                                Anchored                           6.1800%         0.0427%
    56.1     LaMadera Marketplace                                   Anchored
    56.2     Shoppes at Avon Park                                   Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                 Anchored
     57      Cross Pointe Centre                                    Shadow/Weak Anchored               6.3500%         0.0527%
     58      Oakwood Apartments                                     Multifamily                        6.0100%         0.0827%
     59      Price Chopper Plaza (12)                               Anchored                           6.0400%         0.0627%
     60      East Penn Shopping Center                              Anchored                           6.3000%         0.0527%
-----------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                       Flex                               5.2500%         0.0827%
     62      Whitney Ranch Business Park                            Warehouse/Office                   6.1000%         0.0827%
     63      Mandela Parkway Industrial                             Warehouse/Office                   6.0000%         0.0327%
     64      2338 Telegraph Avenue                                  Multifamily/Retail                 7.0000%         0.0327%
     65      Colorado Marketplace                                   Shadow Anchored                    5.9500%         0.0827%
-----------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                       High-Rise                          5.8200%         0.0427%
     67      Del Ray Office Building                                Urban                              6.0300%         0.0327%
     68      Weed Street Retail                                     Shadow Anchored                    6.1600%         0.0327%
     69      Island Breeze Apartments                               Multifamily                        5.6200%         0.0327%
-----------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                    Anchored                           5.8500%         0.0327%
     71      FedEx Ground Facility                                  Warehouse                          6.0000%         0.0427%
     72      Maple Office Park                                      Suburban                           6.6600%         0.0327%
     73      133 Kearney Street                                     Urban                              7.0000%         0.0527%
     74      Mt. Ebo Business Center                                Warehouse                          6.1900%         0.0427%
-----------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                  Multifamily                        6.0000%         0.0827%
     76      Southgate Apartments                                   Low-Rise                           5.7000%         0.0527%
     77      Lincoln Court Apartments                               Garden                             6.0350%         0.0927%
     78      1740 Platte Street                                     Urban                              6.0850%         0.0527%
     79      Amberwood Apartments                                   Multifamily                        5.4800%         0.0327%
-----------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                         Manufactured Housing Community     6.1500%         0.0527%
     81      Minikahda Mini Storage II                              Self Storage                       5.9100%         0.0527%
     82      Washington Square                                      Garden                             6.0450%         0.0927%
     83      Walgreens - Memphis                                    Big Box                            6.2800%         0.0527%
     84      Academy Sports                                         Anchored                           6.2500%         0.0527%
-----------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                               Self Storage                       6.0700%         0.1027%
     86      Roy City Centre                                        Shadow Anchored                    6.0000%         0.0427%
     87      Village Green Apartments                               Garden                             6.0000%         0.0527%
     88      Maitland Springs One                                   Suburban                           6.1350%         0.0527%
     89      Terminal Building                                      Urban                              6.5000%         0.1027%
-----------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                         Unanchored                         6.2000%         0.0927%
     91      Hingham Square                                         Mixed Use                          6.0050%         0.0527%
     92      Walgreens - Smyrna                                     Anchored                           5.5500%         0.0327%
     93      Walgreens -  Murfreesboro                              Big Box                            6.2800%         0.1027%
     94      Roo Commons                                            Garden                             5.9400%         0.1027%
-----------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                          Student Housing                    5.6500%         0.0527%
     96      Riverbank Mall                                         Anchored                           6.3650%         0.0527%
     97      Emerald Lakes Center                                   Unanchored                         6.3900%         0.1027%
     98      Valley Medical Center                                  Medical/Office                     6.1500%         0.0327%
     99      Tempo Plaza                                            Unanchored                         6.3800%         0.1227%
-----------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                          Warehouse                          6.2500%         0.1527%


                                                                       INTEREST        ORIGINAL        STATED REMAINING
                                                                        ACCRUAL    TERM TO MATURITY    TERM TO MATURITY
     ID              PROPERTY NAME                                       BASIS       OR ARD (MOS.)      OR ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments                                 Actual/360          60                  58
     37      1300 East Joppa Road                                     Actual/360          120                119
     38      6006 Executive Boulevard                                 Actual/360          120                116
------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                    Actual/360          120                115
     40      Linton International Plaza (15)                          Actual/360          120                118
     41      Arcadia Shopping Center                                  Actual/360          120                117
     42      San Diego International Center                           Actual/360          120                117
------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                               Actual/360          60                  56
     44      Hidden Lakes Apartments II                               Actual/360          120                119
     45      The Shoppes @ Amberly                                    Actual/360          120                118
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio         Actual/360          120                119
    46.1     14 & 38 Caryl Avenue
------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                             Actual/360          120                118
     48      KC Plaza                                                 Actual/360          120                118
     49      310 State Highway 35                                     Actual/360          120                120
     50      Woods of Brookhollow and Terrace House                   Actual/360          120                118
------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                          Actual/360          84                  82
     52      Brick Kiln Office                                        Actual/360          120                120
     53      1455 & 1515 E. Tropicana Avenue                          Actual/360          120                118
------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                           Actual/360          120                118
     55      Flamingo Jones Shopping Center                           Actual/360          120                118
     56      Kash N' Karry Portfolio                                  Actual/360          120                119
    56.1     LaMadera Marketplace
    56.2     Shoppes at Avon Park
------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid
     57      Cross Pointe Centre                                      Actual/360          120                118
     58      Oakwood Apartments                                       Actual/360          120                118
     59      Price Chopper Plaza (12)                                 Actual/360          120                118
     60      East Penn Shopping Center                                Actual/360          120                116
------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                         Actual/360          60                  58
     62      Whitney Ranch Business Park                              Actual/360          120                116
     63      Mandela Parkway Industrial                               Actual/360          120                118
     64      2338 Telegraph Avenue                                    Actual/360          120                119
     65      Colorado Marketplace                                     Actual/360          120                118
------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                         Actual/360          120                118
     67      Del Ray Office Building                                  Actual/360          120                119
     68      Weed Street Retail                                       Actual/360          120                118
     69      Island Breeze Apartments                                 Actual/360          120                118
------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                      Actual/360          120                118
     71      FedEx Ground Facility                                    Actual/360          120                120
     72      Maple Office Park                                        Actual/360          120                118
     73      133 Kearney Street                                       Actual/360          120                119
     74      Mt. Ebo Business Center                                  Actual/360          120                119
------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                    Actual/360          120                117
     76      Southgate Apartments                                     Actual/360          120                118
     77      Lincoln Court Apartments                                 Actual/360          120                119
     78      1740 Platte Street                                       Actual/360          120                118
     79      Amberwood Apartments                                     Actual/360          84                  83
------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                           Actual/360          120                118
     81      Minikahda Mini Storage II                                Actual/360          120                118
     82      Washington Square                                        Actual/360          120                119
     83      Walgreens - Memphis                                      Actual/360          120                116
     84      Academy Sports                                           Actual/360          120                115
------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                                 Actual/360          120                117
     86      Roy City Centre                                          Actual/360          120                118
     87      Village Green Apartments                                 Actual/360          84                  79
     88      Maitland Springs One                                     Actual/360          120                116
     89      Terminal Building                                        Actual/360          120                118
------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                           Actual/360          120                118
     91      Hingham Square                                           Actual/360          120                118
     92      Walgreens - Smyrna                                       Actual/360          120                117
     93      Walgreens -  Murfreesboro                                Actual/360          120                116
     94      Roo Commons                                              Actual/360          120                118
------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                            Actual/360          120                117
     96      Riverbank Mall                                           Actual/360          120                118
     97      Emerald Lakes Center                                     Actual/360          120                116
     98      Valley Medical Center                                    Actual/360          120                117
     99      Tempo Plaza                                              Actual/360          120                119
------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                            Actual/360          120                118


                                                                     ORIGINAL          REMAINING        FIRST           MATURITY
                                                                   AMORTIZATION      AMORTIZATION      PAYMENT            DATE
     ID              PROPERTY NAME                                  TERM (MOS.)       TERM (MOS.)        DATE            OR ARD
------------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments                                   360               358          2/1/2003         1/1/2008
     37      1300 East Joppa Road                                       360               359          3/1/2003         2/1/2013
     38      6006 Executive Boulevard                                   300               296         12/1/2002         11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                      360               355         11/1/2002         10/1/2012
     40      Linton International Plaza (15)                            360               358          2/1/2003         1/1/2013
     41      Arcadia Shopping Center                                    360               357          1/1/2003         12/1/2012
     42      San Diego International Center                             360               357          1/1/2003         12/1/2012
------------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                                 360               356         12/1/2002         11/1/2007
     44      Hidden Lakes Apartments II                                 360               359          3/1/2003         2/1/2013
     45      The Shoppes @ Amberly                                      360               358          2/1/2003         1/1/2013
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio           300               299          3/1/2003         2/1/2013
    46.1     14 & 38 Caryl Avenue
------------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                               360               358          2/1/2003         1/1/2013
     48      KC Plaza                                                   360               358          2/1/2003         1/1/2013
     49      310 State Highway 35                                       360               360          4/1/2003         3/1/2013
     50      Woods of Brookhollow and Terrace House                     360               358          2/1/2003         1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                            360               358          2/1/2003         1/1/2010
     52      Brick Kiln Office                                          360               360          4/1/2003         3/1/2013
     53      1455 & 1515 E. Tropicana Avenue                            300               298          2/1/2003         1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                             300               298          2/1/2003         1/1/2013
     55      Flamingo Jones Shopping Center                             360               358          2/1/2003         1/1/2013
     56      Kash N' Karry Portfolio                                    360               359          3/1/2003         2/1/2013
    56.1     LaMadera Marketplace
    56.2     Shoppes at Avon Park
------------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid
     57      Cross Pointe Centre                                        360               358          2/1/2003         1/1/2013
     58      Oakwood Apartments                                         360               358          2/1/2003         1/1/2013
     59      Price Chopper Plaza (12)                                   360               358          2/1/2003         1/1/2013
     60      East Penn Shopping Center                                  360               356         12/1/2002         11/1/2012
------------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                           360               358          2/1/2003         1/1/2008
     62      Whitney Ranch Business Park                                360               356         12/1/2002         11/1/2012
     63      Mandela Parkway Industrial                                 360               358          2/1/2003         1/1/2013
     64      2338 Telegraph Avenue                                      360               359          3/1/2003         2/1/2013
     65      Colorado Marketplace                                       360               358          2/1/2003         1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                           360               358          2/1/2003         1/1/2013
     67      Del Ray Office Building                                    360               359          3/1/2003         2/1/2013
     68      Weed Street Retail                                         360               358          2/1/2003         1/1/2013
     69      Island Breeze Apartments                                   360               358          2/1/2003         1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                        360               358          2/1/2003         1/1/2013
     71      FedEx Ground Facility                                      300               300          4/1/2003         3/1/2013
     72      Maple Office Park                                          360               358          2/1/2003         1/1/2013
     73      133 Kearney Street                                         360               359          3/1/2003         2/1/2013
     74      Mt. Ebo Business Center                                    360               359          3/1/2003         2/1/2013
------------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                      360               357          1/1/2003         12/1/2012
     76      Southgate Apartments                                       360               358          2/1/2003         1/1/2013
     77      Lincoln Court Apartments                                   360               359          3/1/2003         2/1/2013
     78      1740 Platte Street                                         300               298          2/1/2003         1/1/2013
     79      Amberwood Apartments                                       360               359          3/1/2003         2/1/2010
------------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                             300               298          2/1/2003         1/1/2013
     81      Minikahda Mini Storage II                                  300               298          2/1/2003         1/1/2013
     82      Washington Square                                          360               359          3/1/2003         2/1/2013
     83      Walgreens - Memphis                                        360               356         12/1/2002         11/1/2012
     84      Academy Sports                                             300               295         11/1/2002         10/1/2012
------------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                                   360               357          1/1/2003         12/1/2012
     86      Roy City Centre                                            300               298          2/1/2003         1/1/2013
     87      Village Green Apartments                                   240               235         11/1/2002         10/1/2009
     88      Maitland Springs One                                       312               308         12/1/2002         11/1/2012
     89      Terminal Building                                          300               298          2/1/2003         1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                             360               358          2/1/2003         1/1/2013
     91      Hingham Square                                             360               358          2/1/2003         1/1/2013
     92      Walgreens - Smyrna                                         360               357          1/1/2003         12/1/2012
     93      Walgreens -  Murfreesboro                                  360               356         12/1/2002         11/1/2012
     94      Roo Commons                                                360               358          2/1/2003         1/1/2013
------------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                              300               297          1/1/2003         12/1/2012
     96      Riverbank Mall                                             360               358          2/1/2003         1/1/2013
     97      Emerald Lakes Center                                       360               356         12/1/2002         11/1/2012
     98      Valley Medical Center                                      300               297          1/1/2003         12/1/2012
     99      Tempo Plaza                                                300               299          3/1/2003         2/1/2013
------------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                              300               298          2/1/2003         1/1/2013


                                                                ANNUAL         MONTHLY       REMAINING
                                                                 DEBT           DEBT       INTEREST ONLY
     ID              PROPERTY NAME                            SERVICE (2)    SERVICE (2)   PERIOD (MOS.)  LOCKBOX LOCKBOX TYPE (13)
------------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments                           505,667       42,138.95                      Yes     Springing
     37      1300 East Joppa Road                               561,534       46,794.51                      Yes     Springing, Hard
     38      6006 Executive Boulevard                           572,643       47,720.28                      Yes     Springing, Hard
------------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                              539,595       44,966.29                      No
     40      Linton International Plaza (15)                    516,304       43,025.35                      No
     41      Arcadia Shopping Center                            497,678       41,473.15                      Yes     Springing
     42      San Diego International Center                     471,493       39,291.12                      No
------------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                         461,559       38,463.29                      No
     44      Hidden Lakes Apartments II                         459,656       38,304.68                      No
     45      The Shoppes @ Amberly                              480,137       40,011.43                      No
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio   466,707       38,892.28                      Yes     Springing, Hard
    46.1     14 & 38 Caryl Avenue
------------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                       447,502       37,291.80                      No
     48      KC Plaza                                           439,866       36,655.53                      Yes     In Place, Hard
     49      310 State Highway 35                               439,110       36,592.54                      Yes     Springing, Hard
     50      Woods of Brookhollow and Terrace House             405,201       33,766.79                      No
------------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                    389,603       32,466.95                      No
     52      Brick Kiln Office                                  391,470       32,622.51                      No
     53      1455 & 1515 E. Tropicana Avenue                    409,249       34,104.06                      No
------------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                     406,175       33,847.94                      No
     55      Flamingo Jones Shopping Center                     388,530       32,377.53                      No
     56      Kash N' Karry Portfolio                            381,371       31,780.93                      Yes     Springing, Hard
    56.1     LaMadera Marketplace
    56.2     Shoppes at Avon Park
------------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid
     57      Cross Pointe Centre                                388,275       32,356.26                      No
     58      Oakwood Apartments                                 345,711       28,809.29                      No
     59      Price Chopper Plaza (12)                           332,373       27,697.73                      Yes     Springing
     60      East Penn Shopping Center                          334,245       27,853.78                      No
------------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                   291,564       24,296.96                      No
     62      Whitney Ranch Business Park                        316,329       26,360.77                      No
     63      Mandela Parkway Industrial                         309,368       25,780.67                      No
     64      2338 Telegraph Avenue                              341,300       28,441.68                      No
     65      Colorado Marketplace                               302,344       25,195.35                      Yes     Springing, Hard
------------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                   292,838       24,403.13                      No
     67      Del Ray Office Building                            288,711       24,059.23                      No
     68      Weed Street Retail                                 292,740       24,395.03                      No
     69      Island Breeze Apartments                           269,259       22,438.29                      No
------------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                269,013       22,417.75                      Yes     In Place, Hard
     71      FedEx Ground Facility                              289,936       24,161.30                      Yes     Springing, Hard
     72      Maple Office Park                                  277,615       23,134.57                      No
     73      133 Kearney Street                                 282,221       23,518.44                      No
     74      Mt. Ebo Business Center                            256,965       21,413.71                      No
------------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                              251,811       20,984.27                      No
     76      Southgate Apartments                               228,446       19,037.13                      No
     77      Lincoln Court Apartments                           220,260       18,354.98                      No
     78      1740 Platte Street                                 233,823       19,485.22                      No
     79      Amberwood Apartments                               203,273       16,939.39                      No
------------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                     211,734       17,644.54                      No
     81      Minikahda Mini Storage II                          203,142       16,928.49                      No
     82      Washington Square                                  187,963       15,663.61                      No
     83      Walgreens - Memphis                                191,231       15,935.88                      Yes     In Place, Hard
     84      Academy Sports                                     200,671       16,722.62                      No
------------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                           181,218       15,101.46                      No
     86      Roy City Centre                                    193,290       16,107.54                      No
     87      Village Green Apartments                           214,929       17,910.78                      No
     88      Maitland Springs One                               190,687       15,890.58                      Yes     Springing, Hard
     89      Terminal Building                                  191,219       15,934.89                      No
------------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                     172,716       14,393.02                      No
     91      Hingham Square                                     165,565       13,797.06                      No
     92      Walgreens - Smyrna                                 157,577       13,131.39                      Yes     Springing
     93      Walgreens -  Murfreesboro                          166,771       13,897.57                      Yes     In Place, Hard
     94      Roo Commons                                        139,036       11,586.34                      No
------------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                      142,062       11,838.47                      No
     96      Riverbank Mall                                     134,615       11,217.89                      Yes     Springing, Hard
     97      Emerald Lakes Center                               132,718       11,059.87                      No
     98      Valley Medical Center                              125,472       10,456.03                      No
     99      Tempo Plaza                                        120,191       10,015.92                      No
------------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                       79,160        6,596.69                      No


                                                                  ARD       CROSSED
                                                                 LOAN         WITH                 GRACE   PAYMENT       APPRAISED
     ID              PROPERTY NAME                               (Y/N)    OTHER LOANS     DSCR    PERIOD     DATE          VALUE
------------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community                                                                     4,920,000
     36      Sharon Pointe Apartments                              No           No         1.54      15        1         10,068,000
     37      1300 East Joppa Road                                  Yes          No         1.38       7        1          9,700,000
     38      6006 Executive Boulevard                              Yes          No         1.41       5        1         10,300,000
------------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                 No           No         1.66       5        1         10,200,000
     40      Linton International Plaza (15)                       No           No         1.51       5        1          9,625,000
     41      Arcadia Shopping Center                               Yes          No         1.48       5        1          9,600,000
     42      San Diego International Center                        No           No         1.53       5        1          8,950,000
------------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                            No           No         1.85       5        1         12,500,000
     44      Hidden Lakes Apartments II                            No           No         1.42       5        1          8,400,000
     45      The Shoppes @ Amberly                                 No           No         1.64       5        1          8,700,000
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio      Yes          No         1.26       7        1          8,300,000
    46.1     14 & 38 Caryl Avenue                                                                                         5,973,000
------------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                                                                                2,327,000
     47      Fifth Avenue Office Building                          No           No         1.58       5        1          8,500,000
     48      KC Plaza                                              No           No         1.51       5        1          8,400,000
     49      310 State Highway 35                                  Yes          No         1.38       7        1          7,700,000
     50      Woods of Brookhollow and Terrace House                No           No         1.79       5        1          9,250,000
------------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                                                                         6,750,000
    50.2     Terrace House                                                                                                2,500,000
     51      Lindbergh Plaza                                       No           No         1.54       5        1          7,100,000
     52      Brick Kiln Office                                     No           No         1.53       5        1          8,700,000
     53      1455 & 1515 E. Tropicana Avenue                       No           No         1.79       5        1         10,910,000
------------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                        No           No         1.78       5        1          8,500,000
     55      Flamingo Jones Shopping Center                        No           No         1.49       5        1          6,710,000
     56      Kash N' Karry Portfolio                               Yes          No         1.50       7        1          6,675,000
    56.1     LaMadera Marketplace                                                                                         2,545,000
    56.2     Shoppes at Avon Park                                                                                         2,100,000
------------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                                                                       2,030,000
     57      Cross Pointe Centre                                   No           No         1.54       5        1          7,120,000
     58      Oakwood Apartments                                    No           No         1.46       5        1          6,000,000
     59      Price Chopper Plaza (12)                              No           No         1.49       5        1          6,100,000
     60      East Penn Shopping Center                             No           No         1.52       5        1          5,700,000
------------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                      No           No         1.75       5        1          7,300,000
     62      Whitney Ranch Business Park                           No           No         1.56       5        1          5,910,000
     63      Mandela Parkway Industrial                            No           No         1.53       5        1          5,900,000
     64      2338 Telegraph Avenue                                 No           No         1.39       5        1          6,500,000
     65      Colorado Marketplace                                  Yes          No         1.55       7        1          6,100,000
------------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                      No           No         1.33       7        1          5,200,000
     67      Del Ray Office Building                               No           No         1.53       5        1          5,600,000
     68      Weed Street Retail                                    No           No         1.46       5        1          6,000,000
     69      Island Breeze Apartments                              No           No         1.52       5        1          5,400,000
------------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                   No           No         1.34       5        1          4,800,000
     71      FedEx Ground Facility                                 Yes          No         1.27       7        1          5,000,000
     72      Maple Office Park                                     No           No         1.41       5        1          5,400,000
     73      133 Kearney Street                                    No           No         1.40       5        1          5,700,000
     74      Mt. Ebo Business Center                               No           No         1.43       7        1          4,800,000
------------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                 No           No         1.46       5        1          4,500,000
     76      Southgate Apartments                                  No           No         1.63       5        1          4,750,000
     77      Lincoln Court Apartments                              No           No         1.47       5        1          3,840,000
     78      1740 Platte Street                                    No           No         1.79       5        1          5,450,000
     79      Amberwood Apartments                                  No           No         1.57       5        1          3,750,000
------------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                        No           No         1.87       5        1          5,300,000
     81      Minikahda Mini Storage II                             No           No         2.63       5        1          5,900,000
     82      Washington Square                                     No           No         1.41       5        1          3,250,000
     83      Walgreens - Memphis                                   No           No         1.53       5        1          3,600,000
     84      Academy Sports                                        No           No         1.46       5        1          3,900,000
------------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                              No           No         1.90       5        1          3,760,000
     86      Roy City Centre                                       No           No         2.21       7        1          5,650,000
     87      Village Green Apartments                              No           No         1.38       5        1          3,800,000
     88      Maitland Springs One                                  No           No         1.38       5        1          3,300,000
     89      Terminal Building                                     No           No         1.47       5        1          3,800,000
------------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                        No           No         1.57       7        1          3,390,000
     91      Hingham Square                                        No           No         1.54       5        1          3,200,000
     92      Walgreens - Smyrna                                    Yes          No         2.67       5        1          5,300,000
     93      Walgreens -  Murfreesboro                             No           No         1.60       5        1          3,250,000
     94      Roo Commons                                           No           No         1.24       5        1          2,430,000
------------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                         No           No         1.52       5        1          2,500,000
     96      Riverbank Mall                                        No           No         1.55       5        1          2,660,000
     97      Emerald Lakes Center                                  No           No         1.54       5        1          2,360,000
     98      Valley Medical Center                                 No           No         1.58       5        1          3,126,000
     99      Tempo Plaza                                           No           No         1.54       5        1          2,130,000
------------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                         No           No         1.41       5        1          1,490,000


                                                                              LTV
                                                                CUT-OFF     RATIO AT
                                                               DATE LTV     MATURITY
     ID              PROPERTY NAME                             LTV RATIO     OR ARD      ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community                                    900 Rock City Road
     36      Sharon Pointe Apartments                           76.29%       70.81%      5625 Sharon Pointe Drive
     37      1300 East Joppa Road                               78.25%       67.04%      1300 East Joppa Road
     38      6006 Executive Boulevard                           73.34%       56.80%      6006 Executive Boulevard
------------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                              73.17%       62.49%      3557 Collins Ferry Road
     40      Linton International Plaza (15)                    70.51%       60.90%      660-950 Linton Boulevard
     41      Arcadia Shopping Center                            70.11%       60.16%      6740 Route 31 East
     42      San Diego International Center                     74.63%       63.24%      8830 Siempre Viva Road
------------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                         53.37%       49.93%      5360 -5372 Fredericksburg Road
     44      Hidden Lakes Apartments II                         77.28%       65.43%      4260 Hidden Lakes Drive
     45      The Shoppes @ Amberly                              73.41%       63.21%      15305-15367 Amberly Drive
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio   74.56%       57.47%      Various
    46.1     14 & 38 Caryl Avenue                                                        14 & 38 Caryl Avenue
------------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                                               1 Post Street
     47      Fifth Avenue Office Building                       72.78%       62.03%      900 West Fifth Avenue
     48      KC Plaza                                           73.65%       62.47%      2438 Route 22 East
     49      310 State Highway 35                               77.92%       66.57%      310 State Highway 35 South
     50      Woods of Brookhollow and Terrace House             64.71%       54.16%      Various
------------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                                        3253 Hillcrest Drive
    50.2     Terrace House                                                               801 Gentleman Road
     51      Lindbergh Plaza                                    78.69%       70.95%      7433-7517 South Lindbergh Boulevard
     52      Brick Kiln Office                                  63.22%       53.60%      125 East Sir Francis Drake Blvd
     53      1455 & 1515 E. Tropicana Avenue                    50.25%       38.63%      1455 & 1515 E. Tropicana Avenue
------------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                     62.98%       48.70%      87th Street & Southwest Hwy.
     55      Flamingo Jones Shopping Center                     79.71%       68.01%      6106-6154 West Flamingo Road
     56      Kash N' Karry Portfolio                            77.80%       66.53%      Various
    56.1     LaMadera Marketplace                                                        8200-8228 State Road 52
    56.2     Shoppes at Avon Park                                                        1517-1583 US Highway 27 North
------------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                                      1503-1519 US Highway 27 South
     57      Cross Pointe Centre                                72.88%       62.68%      5075 Morganton Road
     58      Oakwood Apartments                                 79.83%       67.99%      8723 West Chester Pike
     59      Price Chopper Plaza (12)                           75.25%       64.15%      N/S Route 67
     60      East Penn Shopping Center                          78.65%       67.66%      744 Weitzville Road
------------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                   60.13%       55.87%      5563 De Zavala Road
     62      Whitney Ranch Business Park                        73.31%       62.72%      1010 North Stephanie Street
     63      Mandela Parkway Industrial                         72.72%       61.92%      2855 Mandela Parkway
     64      2338 Telegraph Avenue                              65.69%       57.44%      2338 Telegraph Avenue
     65      Colorado Marketplace                               69.11%       58.76%      East 104th Avenue & Colorado Boulevard
------------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                   79.63%       67.45%      1222 -1226 Arch Street
     67      Del Ray Office Building                            71.33%       60.74%      4905 Del Ray Avenue
     68      Weed Street Retail                                 66.53%       56.91%      1001 W. North Avenue
     69      Island Breeze Apartments                           72.06%       60.68%      1321-1325 Rosecrans Avenue
------------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                78.99%       66.97%      1675 State Highway 7
     71      FedEx Ground Facility                              75.00%       58.31%      1401 Kelland Drive
     72      Maple Office Park                                  66.54%       57.71%      4023-4053 Maple Road
     73      133 Kearney Street                                 61.94%       54.16%      133 Kearney Street
     74      Mt. Ebo Business Center                            72.82%       62.29%      16 Mount Ebo Road South
------------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                              77.54%       66.10%      15529 Plaza South Drive
     76      Southgate Apartments                               68.90%       58.15%      600, 610 & 620 Lincoln Street
     77      Lincoln Court Apartments                           79.32%       67.55%      6367-6373 Lancaster Avenue
     78      1740 Platte Street                                 54.88%       42.88%      1740 Platte Street
     79      Amberwood Apartments                               79.62%       71.42%      3001 McFarlane Avenue
------------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                     50.79%       39.77%      9348 Silver Lake Road
     81      Minikahda Mini Storage II                          44.78%       34.78%      5350 Industrial Blvd. NE
     82      Washington Square                                  79.89%       68.05%      21 West Washington Street
     83      Walgreens - Memphis                                71.39%       61.39%      4015 Austin Peay Hwy
     84      Academy Sports                                     64.56%       50.93%      445 Forest Square Street
------------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                           66.29%       56.62%      3000 Taylor Road
     86      Roy City Centre                                    44.11%       34.37%      5600 South 1900 West
     87      Village Green Apartments                           65.08%       51.64%      1045 S. San Jose Street
     88      Maitland Springs One                               74.60%       59.82%      975 Keller Road
     89      Terminal Building                                  61.93%       49.04%      941 "O" Street
------------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                     69.18%       59.24%      10575 West Indian School Road
     91      Hingham Square                                     71.72%       61.08%      50 South Street
     92      Walgreens - Smyrna                                 43.25%       36.39%      2670 Cobb Parkway
     93      Walgreens -  Murfreesboro                          68.97%       59.30%      3389 Memorial Boulevard
     94      Roo Commons                                        79.87%       67.89%      406 Sumner Street
------------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                      75.65%       58.36%      148 Old Will Hunter Road
     96      Riverbank Mall                                     67.53%       58.10%      596 Market Street
     97      Emerald Lakes Center                               74.72%       64.44%      28112-28292 Chardon Road
     98      Valley Medical Center                              50.97%       39.97%      1414 South Miller Street
     99      Tempo Plaza                                        70.30%       55.38%      9304 - 9324 U.S. Highway 19 North
------------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                      66.92%       52.57%      16238 Raymer St.




                                                                                                                           YEAR
     ID              PROPERTY NAME                              CITY                       STATE     ZIP CODE             BUILT
------------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community            Ballston Spa                NY        12020                1965
     36      Sharon Pointe Apartments                           Charlotte                   NC        28215                2001
     37      1300 East Joppa Road                               Towson                      MD        21286                1966
     38      6006 Executive Boulevard                           Rockville                   MD        20852                1963
------------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                              Morgantown                  WV        26505                1968
     40      Linton International Plaza (15)                    Delray Beach                FL        33444                1986
     41      Arcadia Shopping Center                            Newark                      NY        14513                1971
     42      San Diego International Center                     Otay Mesa                   CA        92173                1999
------------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                         San Antonio                 TX        78229             1972-1983
     44      Hidden Lakes Apartments II                         Kentwood                    MI        49512                1990
     45      The Shoppes @ Amberly                              Tampa                       FL        33647                1990
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio   Yonkers                     NY        10705              Various
    46.1     14 & 38 Caryl Avenue                               Yonkers                     NY        10705             1927, 1924
------------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                      Yonkers                     NY        10705                1917
     47      Fifth Avenue Office Building                       Anchorage                   AK        99501                1979
     48      KC Plaza                                           Union                       NJ        07083                1972
     49      310 State Highway 35                               Middletown                  NJ        07701                2002
     50      Woods of Brookhollow and Terrace House             Various                   Various    Various             Various
------------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                               San Antonio                 TX        78201                1969
    50.2     Terrace House                                      San Antonio                 TX        78201                1969
     51      Lindbergh Plaza                                    St. Louis                   MO        63125                1970
     52      Brick Kiln Office                                  Larkspur                    CA        94939                1895
     53      1455 & 1515 E. Tropicana Avenue                    Las Vegas                   NV        89119                1977
------------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                     Hometown                    IL        60456                1960
     55      Flamingo Jones Shopping Center                     Las Vegas                   NV        89103                1986
     56      Kash N' Karry Portfolio                            Various                     FL       Various             Various
    56.1     LaMadera Marketplace                               Hudson                      FL        34667                1991
    56.2     Shoppes at Avon Park                               Avon Park                   FL        33825                1990
------------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                             Lake Placid                 FL        33852                1990
     57      Cross Pointe Centre                                Fayetteville                NC        28314                1987
     58      Oakwood Apartments                                 Upper Darby                 PA        19082                1963
     59      Price Chopper Plaza (12)                           Mechanicville               NY        12118                1994
     60      East Penn Shopping Center                          Enola                       PA        17025                2000
------------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                   San Antonio                 TX        78249                2000
     62      Whitney Ranch Business Park                        Henderson                   NV        89014                2000
     63      Mandela Parkway Industrial                         Oakland                     CA        94608                1941
     64      2338 Telegraph Avenue                              Berkeley                    CA        94704                1902
     65      Colorado Marketplace                               Thornton                    CO        80233             1998, 2002
------------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                   Philadelphia                PA        19107                1881
     67      Del Ray Office Building                            Bethesda                    MD        20814                1964
     68      Weed Street Retail                                 Chicago                     IL        60622                1991
     69      Island Breeze Apartments                           Gardena                     CA        90247                1963
------------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                Hopkins                     MN        55305                2002
     71      FedEx Ground Facility                              Chesapeake                  VA        23320                2000
     72      Maple Office Park                                  Amherst                     NY        14226                1987
     73      133 Kearney Street                                 San Francisco               CA        94108                1910
     74      Mt. Ebo Business Center                            Southeast                   NY        10509                1983
------------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                              Taylor                      MI        48180                1969
     76      Southgate Apartments                               Bellingham                  WA        98226                2001
     77      Lincoln Court Apartments                           Philadelphia                PA        19151             1940-1950
     78      1740 Platte Street                                 Denver                      CO        80202                1924
     79      Amberwood Apartments                               Lake City                   FL        32025                1981
------------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                     Argentine Township          MI        48451             1987, 1991
     81      Minikahda Mini Storage II                          Fridley                     MN        55421                1986
     82      Washington Square                                  West Chester                PA        19380                1917
     83      Walgreens - Memphis                                Memphis                     TN        38128                2002
     84      Academy Sports                                     Longview                    TX        75605                2001
------------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                           Roseville                   CA        95678                1997
     86      Roy City Centre                                    Roy                         UT        84067             1965, 1992
     87      Village Green Apartments                           Mesa                        AZ        85202                1975
     88      Maitland Springs One                               Altamonte Springs           FL        32714                2001
     89      Terminal Building                                  Lincoln                     NE        68508                1916
------------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                     Avondale                    AZ        85323                2002
     91      Hingham Square                                     Hingham                     MA        02043                1989
     92      Walgreens - Smyrna                                 Smyrna                      GA        30089                2000
     93      Walgreens -  Murfreesboro                          Murfreesboro                TN        37129                2002
     94      Roo Commons                                        Akron                       OH        44304                1994
------------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                      Athens                      GA        30606                2002
     96      Riverbank Mall                                     Newark                      NJ        07105                2002
     97      Emerald Lakes Center                               Willoughby Hills            OH        44092                1992
     98      Valley Medical Center                              Santa Maria                 CA        93454                1962
     99      Tempo Plaza                                        Port Richey                 FL        34668                1982
------------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                      Van Nuys                    CA        91406                1973



                                                                                  NET              UNITS  LOAN PER NET
                                                                  YEAR         RENTABLE             OF    RENTABLE AREA
     ID              PROPERTY NAME                              RENOVATED  AREA SF/UNITS         MEASURE     SF/UNITS      ID
--------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community           1978, 1980           200               Pads                   35.4
     36      Sharon Pointe Apartments                                               190              Units     40,425.96      36
     37      1300 East Joppa Road                                 2002          166,681              Sq.Ft.        45.54      37
     38      6006 Executive Boulevard                         1994-95, 2002      42,366              Sq.Ft.       178.30      38
--------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                                  314              Units     23,769.40      39
     40      Linton International Plaza (15)                    2001-2002        80,237              Sq.Ft.        84.58      40
     41      Arcadia Shopping Center                              1995          178,248              Sq.Ft.        37.76      41
     42      San Diego International Center                                     153,035              Sq.Ft.        43.64      42
---------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                                         223,769              Sq.Ft.        29.81      43
     44      Hidden Lakes Apartments II                                             180              Units     36,062.33      44
     45      The Shoppes @ Amberly                                2000           87,143              Sq.Ft.        73.29      45
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio    Various            111              Units     55,753.97      46
    46.1     14 & 38 Caryl Avenue                               1997-1998            83              Units                   46.1
---------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                      2000-2001            28              Units                   46.2
     47      Fifth Avenue Office Building                                        68,736              Sq.Ft.        90.01      47
     48      KC Plaza                                             1992           47,844              Sq.Ft.       129.30      48
     49      310 State Highway 35                                                41,948              Sq.Ft.       143.03      49
     50      Woods of Brookhollow and Terrace House              Various            321              Units     18,647.16      50
---------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                 2001              235              Units                   50.1
    50.2     Terrace House                                        2001               86              Units                   50.2
     51      Lindbergh Plaza                                      2000          159,554              Sq.Ft.        35.02      51
     52      Brick Kiln Office                                    2001           34,064              Sq.Ft.       161.46      52
     53      1455 & 1515 E. Tropicana Avenue                      1998          100,532              Sq.Ft.        54.53      53
---------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                       1994           74,687              Sq.Ft.        71.67      54
     55      Flamingo Jones Shopping Center                                      37,259              Sq.Ft.       143.55      55
     56      Kash N' Karry Portfolio                                            111,280              Sq.Ft.        46.67      56
    56.1     LaMadera Marketplace                                                40,880              Sq.Ft.                  56.1
    56.2     Shoppes at Avon Park                                                36,200              Sq.Ft.                  56.2
---------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                              34,200              Sq.Ft.                  56.3
     57      Cross Pointe Centre                                  2002          104,155              Sq.Ft.        49.82      57
     58      Oakwood Apartments                                   2002              133              Units     36,012.34      58
     59      Price Chopper Plaza (12)                                            63,351              Sq.Ft.        72.46      59
     60      East Penn Shopping Center                                           39,005              Sq.Ft.       114.93      60
---------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                                    68,400              Sq.Ft.        64.17      61
     62      Whitney Ranch Business Park                                         56,661              Sq.Ft.        76.47      62
     63      Mandela Parkway Industrial                           1999          137,473              Sq.Ft.        31.21      63
     64      2338 Telegraph Avenue                                1998           43,533              Sq.Ft.        98.08      64
     65      Colorado Marketplace                                                36,150              Sq.Ft.       116.62      65
---------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                   2001-2002            40              Units    103,519.04      66
     67      Del Ray Office Building                              2002           33,680              Sq.Ft.       118.61      67
     68      Weed Street Retail                                                  14,998              Sq.Ft.       266.14      68
     69      Island Breeze Apartments                             2002              104              Units     37,413.74      69
---------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                                 14,409              Sq.Ft.       263.14      70
     71      FedEx Ground Facility                                               78,385              Sq.Ft.        47.84      71
     72      Maple Office Park                                    2002           60,231              Sq.Ft.        59.65      72
     73      133 Kearney Street                                   1985           20,995              Sq.Ft.       168.17      73
     74      Mt. Ebo Business Center                              2002           72,000              Sq.Ft.        48.55      74
---------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                1995              112              Units     31,156.30      75
     76      Southgate Apartments                                                    60              Units     54,542.56      76
     77      Lincoln Court Apartments                           1986-1987            59              Units     51,626.46      77
     78      1740 Platte Street                                   1982           45,246              Sq.Ft.        66.10      78
     79      Amberwood Apartments                                 1986               99              Units     30,159.64      79
---------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                       2001              195               Pads     13,804.66      80
     81      Minikahda Mini Storage II                                          101,400              Sq.Ft.        26.05      81
     82      Washington Square                                    1985               35              Units     74,187.45      82
     83      Walgreens - Memphis                                                 14,490              Sq.Ft.       177.38      83
     84      Academy Sports                                                      52,500              Sq.Ft.        47.96      84
---------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                                            61,203              Sq.Ft.        40.73      85
     86      Roy City Centre                                                     49,226              Sq.Ft.        50.63      86
     87      Village Green Apartments                           1999-2002           108              Sq.Ft.    22,899.15      87
     88      Maitland Springs One                                                25,080              Sq.Ft.        98.16      88
     89      Terminal Building                                    1986           79,872              Sq.Ft.        29.46      89
---------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                                      18,000              Sq.Ft.       130.28      90
     91      Hingham Square                                                      14,986              Sq.Ft.       153.15      91
     92      Walgreens - Smyrna                                                  15,120              Sq.Ft.       151.62      92
     93      Walgreens -  Murfreesboro                                           14,490              Sq.Ft.       154.69      93
     94      Roo Commons                                                             42              Units     46,208.44      94
---------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                                           30              Units     63,042.89      95
     96      Riverbank Mall                                                       9,780              Sq.Ft.       183.67      96
     97      Emerald Lakes Center                                                20,478              Sq.Ft.        86.11      97
     98      Valley Medical Center                                2002           33,639              Sq.Ft.        47.36      98
     99      Tempo Plaza                                        2000-2002        20,043              Sq.Ft.        74.71      99
---------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                                       17,061              Sq.Ft.        58.44     100

                                                                        PREPAYMENT                              THIRD
                                                                        PROVISIONS                           MOST RECENT
     ID              PROPERTY NAME                                   (# OF PAYMENTS)                             NOI
----------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community                                                          354,577
     36      Sharon Pointe Apartments                          Lo(27)/Defeasance(29)/Open(4)
     37      1300 East Joppa Road                              Lo(25)/Defeasance(91)/Open(4)
     38      6006 Executive Boulevard                          Lo(47)/Defeasance(72)/Open(1)
----------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                             Lo(30)/Defeasance(86)/Open(4)                1,056,214
     40      Linton International Plaza (15)                   Lo(35)/Defeasance(81)/Open(4)                  555,181
     41      Arcadia Shopping Center                           Lo(28)/Defeasance(88)/Open(4)                  895,358
     42      San Diego International Center                    Lo(47)/Defeasance(72)/Open(1)                  534,344
----------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                        Grtr1% Or Ym(57)/Open(3)                       722,654
     44      Hidden Lakes Apartments II                        Lo(26)/Defeasance(90)/Open(4)                  695,476
     45      The Shoppes @ Amberly                             Lo(47)/Defeasance(72)/Open(1)                  381,095
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio  Lo(25)/Defeasance(91)/Open(4)                  767,454
    46.1     14 & 38 Caryl Avenue                                                                             543,245
----------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                                                                    224,209
     47      Fifth Avenue Office Building                      Lo(27)/Defeasance(89)/Open(4)                  468,093
     48      KC Plaza                                          Lo(26)/Defeasance(90)/Open(4)
     49      310 State Highway 35                              Lo(24)/Defeasance(92)/Open(4)
     50      Woods of Brookhollow and Terrace House            Lo(27)/Defeasance(89)/Open(4)                  630,173
----------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                                                             539,826
    50.2     Terrace House                                                                                     90,347
     51      Lindbergh Plaza                                   Lo(47)/Defeasance(35)/Open(2)                  500,868
     52      Brick Kiln Office                                 Lo(25)/Defeasance(91)/Open(4)                  684,909
     53      1455 & 1515 E. Tropicana Avenue                   Lo(47)/Grtr1% Or Ym(68)/Open(5)                895,308
----------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                    Lo(26)/Defeasance(87)/Open(7)                  655,495
     55      Flamingo Jones Shopping Center                    Lo(27)/Defeasance(89)/Open(4)                  604,777
     56      Kash N' Karry Portfolio                           Lo(25)/Defeasance(91)/Open(4)                  610,426
    56.1     LaMadera Marketplace                                                                             217,379
    56.2     Shoppes at Avon Park                                                                             203,373
----------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                                                           189,674
     57      Cross Pointe Centre                               Lo(26)/Defeasance(93)/Open(1)
     58      Oakwood Apartments                                Lo(27)/Defeasance(89)/Open(4)
     59      Price Chopper Plaza (12)                          Lo(27)/Defeasance(89)/Open(4)                  613,687
     60      East Penn Shopping Center                         Lo(28)/Defeasance(91)/Open(1)
----------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                  Lo(27)/Defeasance(29)/Open(4)
     62      Whitney Ranch Business Park                       Lo(29)/Defeasance(87)/Open(4)
     63      Mandela Parkway Industrial                        Lo(27)/Defeasance(89)/Open(4)                  483,159
     64      2338 Telegraph Avenue                             Lo(35)/Defeasance(81)/Open(4)                  445,847
     65      Colorado Marketplace                              Lo(26)/Defeasance(90)/Open(4)                  268,685
----------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                  Lo(26)/Defeasance(90)/Open(4)
     67      Del Ray Office Building                           Lo(26)/Defeasance(90)/Open(4)                  498,275
     68      Weed Street Retail                                Lo(35)/Defeasance(81)/Open(4)                  393,929
     69      Island Breeze Apartments                          Lo(27)/Defeasance(89)/Open(4)                  395,449
----------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                               Lo(35)/Defeasance(81)/Open(4)
     71      FedEx Ground Facility                             Lo(24)/Defeasance(92)/Open(4)
     72      Maple Office Park                                 Lo(35)/Defeasance(81)/Open(4)                  410,953
     73      133 Kearney Street                                Lo(35)/Defeasance(81)/Open(4)                  425,357
     74      Mt. Ebo Business Center                           Lo(25)/Defeasance(91)/Open(4)
----------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                             Lo(28)/Defeasance(88)/Open(4)                  333,414
     76      Southgate Apartments                              Lo(35)/Flex(81)/Open(4)
     77      Lincoln Court Apartments                          Lo(25)/Defeasance(94)/Open(1)                  253,389
     78      1740 Platte Street                                Lo(26)/Defeasance(93)/Open(1)                  589,890
     79      Amberwood Apartments                              Lo(26)/Defeasance(54)/Open(4)                  319,794
----------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                    Lo(35)/Defeasance(81)/Open(4)                  470,484
     81      Minikahda Mini Storage II                         Lo(35)/Defeasance(81)/Open(4)                  544,255
     82      Washington Square                                 Lo(25)/Defeasance(94)/Open(1)                  236,930
     83      Walgreens - Memphis                               Lo(35)/Defeasance(81)/Open(4)
     84      Academy Sports                                    Lo(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                          Lo(35)/Defeasance(81)/Open(4)                  332,681
     86      Roy City Centre                                   Lo(26)/Defeasance(90)/Open(4)                  491,971
     87      Village Green Apartments                          Lo(47)/Defeasance (12)/1%(12)/0.5%(9)/Open(4)  322,245
     88      Maitland Springs One                              Lo(28)/Defeasance(91)/Open(1)
     89      Terminal Building                                 Lo(35)/Flex(81)/Open(4)                        382,014
----------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                    Lo(26)/Defeasance(90)/Open(4)
     91      Hingham Square                                    Lo(47)/Grtr3% Or Ym(72)/Open(1)                213,310
     92      Walgreens - Smyrna                                Lo(28)/Defeasance(88)/Open(4)
     93      Walgreens -  Murfreesboro                         Lo(35)/Defeasance(81)/Open(4)
     94      Roo Commons                                       Lo(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                     Lo(47)/Defeasance(72)/Open(1)
     96      Riverbank Mall                                    Lo(26)/Defeasance(93)/Open(1)
     97      Emerald Lakes Center                              Lo(35)/Defeasance(81)/Open(4)                  223,441
     98      Valley Medical Center                             Lo(28)/Defeasance(88)/Open(4)                  269,968
     99      Tempo Plaza                                       Lo(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                     Lo(35)/Defeasance(81)/Open(4)                  133,203




                                                             THIRD MOST           SECOND           SECOND MOST         MOST
                                                             RECENT NOI        MOST RECENT         RECENT NOI         RECENT
     ID              PROPERTY NAME                              DATE               NOI                DATE              NOI
---------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community          12/31/2000          422,088           12/31/2001       393,936
     36      Sharon Pointe Apartments                                              96,215           12/31/2001       627,855
     37      1300 East Joppa Road                                                                                    370,143
     38      6006 Executive Boulevard                                                                                736,752
---------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                            12/20/2000        1,098,508           12/20/2001     1,030,524
     40      Linton International Plaza (15)                  12/31/1999          711,646           12/31/2000       690,627
     41      Arcadia Shopping Center                          12/31/2000          926,052           12/31/2001       876,566
     42      San Diego International Center                   12/31/2000          851,436           12/31/2001       766,831
---------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                       12/31/2000          415,036           12/31/2001       683,581
     44      Hidden Lakes Apartments II                       12/31/2000          711,776           12/31/2001       664,482
     45      The Shoppes @ Amberly                            12/31/2001          837,126            9/30/2002       818,916
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio 12/31/2000          792,547           12/31/2001       738,228
    46.1     14 & 38 Caryl Avenue                             12/31/2000          556,818           12/31/2001       544,619
---------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                    12/31/2000          235,729           12/31/2001       193,609
     47      Fifth Avenue Office Building                     12/31/2000          477,790           12/31/2001       847,700
     48      KC Plaza
     49      310 State Highway 35
     50      Woods of Brookhollow and Terrace House            Various            696,572             Various        854,137
---------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                             12/31/2000          544,631           12/31/2001       628,605
    50.2     Terrace House                                    12/31/2000          151,941           12/31/2001       225,532
     51      Lindbergh Plaza                                  12/31/2000          470,991           12/31/2001       631,395
     52      Brick Kiln Office                                12/31/2000          897,542           12/31/2001       932,368
     53      1455 & 1515 E. Tropicana Avenue                  12/31/2000          840,229           12/31/2001       779,118
---------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                   12/31/2000          816,775           12/31/2001       899,425
     55      Flamingo Jones Shopping Center                   12/31/2000          667,989           12/31/2001       605,183
     56      Kash N' Karry Portfolio                          12/31/2000          604,835           12/31/2001       634,246
    56.1     LaMadera Marketplace                             12/31/2000          204,594           12/31/2001       204,623
    56.2     Shoppes at Avon Park                             12/31/2000          212,452           12/31/2001       217,046
---------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                           12/31/2000          187,789           12/31/2001       212,577
     57      Cross Pointe Centre
     58      Oakwood Apartments                                                   498,194           12/31/2001       556,400
     59      Price Chopper Plaza (12)                         12/31/2000          599,800           12/31/2001       573,455
     60      East Penn Shopping Center                                                                               328,125
---------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                                     358,961           12/31/2001       627,896
     62      Whitney Ranch Business Park                                                                             371,589
     63      Mandela Parkway Industrial                       12/31/2000          616,609           12/31/2001       652,510
     64      2338 Telegraph Avenue                            12/31/2000          607,626           12/31/2001       539,046
     65      Colorado Marketplace                             12/31/2000          414,464           12/31/2001       445,950
---------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                                                                        218,847
     67      Del Ray Office Building                          12/31/2000          521,617           12/31/2001       517,204
     68      Weed Street Retail                               12/31/2000          455,795           12/31/2001       486,700
     69      Island Breeze Apartments                         12/31/2000          447,476           12/31/2001       463,688
---------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins
     71      FedEx Ground Facility
     72      Maple Office Park                                12/31/2000          326,443           12/31/2001       323,558
     73      133 Kearney Street                               12/31/2000          479,514           12/31/2001       518,520
     74      Mt. Ebo Business Center                                                                                 275,070
---------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                            12/31/2000          382,789           12/31/2001       454,290
     76      Southgate Apartments                                                                                    404,997
     77      Lincoln Court Apartments                         12/31/2000          338,204           12/31/2001       283,990
     78      1740 Platte Street                               12/31/2000          538,714           12/31/2001       433,873
     79      Amberwood Apartments                             12/31/2000          342,739           12/31/2001       365,888
---------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                   12/31/2000          461,888           12/31/2001       432,573
     81      Minikahda Mini Storage II                        12/31/2000          564,725           12/31/2001       558,701
     82      Washington Square                                12/31/2000          258,106           12/31/2001       269,900
     83      Walgreens - Memphis
     84      Academy Sports
---------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                         12/31/2000          347,754           12/31/2001       388,083
     86      Roy City Centre                                  12/31/2000          492,286           12/31/2001       487,415
     87      Village Green Apartments                         12/31/2000          332,737           12/31/2001       321,474
     88      Maitland Springs One                                                                                    257,995
     89      Terminal Building                                12/31/2000          360,483           12/31/2001       399,638
---------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza
     91      Hingham Square                                   12/31/2000          260,014           12/31/2001       245,688
     92      Walgreens - Smyrna
     93      Walgreens -  Murfreesboro
     94      Roo Commons                                                          178,728           12/31/2001       194,132
---------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II
     96      Riverbank Mall
     97      Emerald Lakes Center                             12/31/2000          214,870           12/31/2001       239,723
     98      Valley Medical Center                            12/31/2000          260,988           12/31/2001       215,936
     99      Tempo Plaza                                                          218,614           12/31/2001       205,448
---------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                    12/31/2000          142,986           12/31/2001       143,383


                                                              MOST RECENT
                                                                  NOI          UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN
     ID              PROPERTY NAME                                DATE             NOI              EGI          EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community           7/31/2002           390,821          722,758      331,937
     36      Sharon Pointe Apartments                          8/31/2002           814,389        1,302,169      487,780
     37      1300 East Joppa Road                              9/30/2002           873,398          900,411       27,012
     38      6006 Executive Boulevard                          12/31/2001          818,628        1,233,049      414,421
-----------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                             6/20/2002         1,005,507        1,862,765      857,258
     40      Linton International Plaza (15)                   9/30/2002           869,771        1,371,822      502,051
     41      Arcadia Shopping Center                           6/30/2002           812,695        1,257,993      445,298
     42      San Diego International Center                    7/31/2002           768,615        1,030,973      262,357
-----------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                        9/30/2002         1,117,208        2,634,440    1,517,232
     44      Hidden Lakes Apartments II                        10/31/2002          695,976        1,281,395      585,419
     45      The Shoppes @ Amberly                             9/30/2002           868,144        1,320,356      452,212
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio  9/30/2002           618,065        1,069,284      451,218
    46.1     14 & 38 Caryl Avenue                              9/30/2002           437,633          756,000      318,367
-----------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                     9/30/2002           180,432          313,284      132,851
     47      Fifth Avenue Office Building                      8/31/2002           814,959        1,427,857      612,898
     48      KC Plaza                                                              724,411        1,059,829      335,418
     49      310 State Highway 35                                                  658,644          679,014       20,370
     50      Woods of Brookhollow and Terrace House             Various            821,388        1,830,581    1,009,193
-----------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                              10/31/2002          607,289        1,305,223      697,934
    50.2     Terrace House                                     10/31/2002          214,099          525,358      311,259
     51      Lindbergh Plaza                                   9/15/2002           616,965          984,659      367,694
     52      Brick Kiln Office                                 10/31/2002          667,500          999,437      331,937
     53      1455 & 1515 E. Tropicana Avenue                   6/30/2002           870,418        1,561,129      690,711
-----------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                    9/30/2002           820,574        1,270,806      450,232
     55      Flamingo Jones Shopping Center                    10/31/2002          622,557          818,629      196,072
     56      Kash N' Karry Portfolio                           9/30/2002           642,939          916,144      273,206
    56.1     LaMadera Marketplace                              9/30/2002           207,056          303,184       96,127
    56.2     Shoppes at Avon Park                              9/30/2002           215,098          311,831       96,733
-----------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                            9/30/2002           220,785          301,130       80,345
     57      Cross Pointe Centre                                                   623,089        1,198,012      574,923
     58      Oakwood Apartments                                10/31/2002          546,188          891,566      345,378
     59      Price Chopper Plaza (12)                          10/31/2002          563,246          763,465      200,219
     60      East Penn Shopping Center                         12/31/2001          519,423          639,498      120,075
-----------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                  6/30/2002           566,613          852,068      285,455
     62      Whitney Ranch Business Park                       12/31/2001          530,788          633,786      102,998
     63      Mandela Parkway Industrial                        8/31/2002           570,390          751,820      181,430
     64      2338 Telegraph Avenue                             11/30/2002          492,143          617,138      124,995
     65      Colorado Marketplace                              8/31/2002           515,347          820,400      305,053
-----------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                  9/30/2002           399,916          553,488      153,572
     67      Del Ray Office Building                           9/30/2002           514,120          776,470      262,350
     68      Weed Street Retail                                8/31/2002           453,219          680,801      227,582
     69      Island Breeze Apartments                          10/31/2002          446,837          736,707      289,870
-----------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                                   364,422          500,693      136,271
     71      FedEx Ground Facility                                                 396,764          409,035       12,271
     72      Maple Office Park                                 9/30/2002           451,994          975,602      523,608
     73      133 Kearney Street                                7/31/2002           447,199          622,153      174,954
     74      Mt. Ebo Business Center                           10/31/2002          431,051          710,147      279,096
-----------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                             8/31/2002           399,088          960,046      560,958
     76      Southgate Apartments                              12/31/2002          387,393          534,478      147,085
     77      Lincoln Court Apartments                          12/31/2002          337,711          525,040      187,329
     78      1740 Platte Street                                9/30/2002           475,218          668,200      192,982
     79      Amberwood Apartments                              10/31/2002          343,272          581,301      238,029
-----------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                    10/31/2002          406,310          705,826      299,515
     81      Minikahda Mini Storage II                         8/31/2002           548,612          864,857      316,244
     82      Washington Square                                 10/31/2002          273,248          439,563      166,315
     83      Walgreens - Memphis                                                   295,205          372,856       77,651
     84      Academy Sports                                                        316,841          454,239      137,398
-----------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                          9/30/2002           354,252          525,125      170,873
     86      Roy City Centre                                   9/30/2002           476,794          633,563      156,769
     87      Village Green Apartments                          6/30/2002           324,353          671,643      347,291
     88      Maitland Springs One                              8/31/2002           284,768          383,401       98,633
     89      Terminal Building                                 8/31/2002           382,561          794,896      412,336
-----------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                                        292,703          394,149      101,446
     91      Hingham Square                                    8/31/2002           273,414          409,329      135,915
     92      Walgreens - Smyrna                                                    423,724          491,858       68,134
     93      Walgreens -  Murfreesboro                                             269,266          317,863       48,597
     94      Roo Commons                                       10/31/2002          187,358          321,498      134,140
-----------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                                         224,294          302,100       77,806
     96      Riverbank Mall                                                        216,793          278,113       61,320
     97      Emerald Lakes Center                              6/30/2002           226,055          347,547      121,492
     98      Valley Medical Center                             7/31/2002           244,753          424,794      180,041
     99      Tempo Plaza                                       10/31/2002          209,146          279,150       70,003
-----------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                     11/30/2002          121,783          146,965       25,182



                                                             UNDERWRITTEN    UNDERWRITTEN
     ID              PROPERTY NAME                           NET CASH FLOW     RESERVES            LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community            380,871        9,950
     36      Sharon Pointe Apartments                           776,389       38,000
     37      1300 East Joppa Road                               773,874       25,002 Raytheon Company
     38      6006 Executive Boulevard                           810,155        8,473 National Institute of Health - Child Care
------------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                              895,607      109,900
     40      Linton International Plaza (15)                    777,860       17,291 Palm Beach Gym
     41      Arcadia Shopping Center                            734,995       26,737 Wal-Mart
     42      San Diego International Center                     719,415       15,304 Hughes Network
------------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                         851,932       33,444 United States of America (EEOC)
     44      Hidden Lakes Apartments II                         650,976       45,000
     45      The Shoppes @ Amberly                              786,483       21,786 Lifestyle Fitness
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio   590,315       27,750
    46.1     14 & 38 Caryl Avenue                               416,883       20,750
------------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                      173,432        7,000
     47      Fifth Avenue Office Building                       708,848       17,184 SOA - Public Defender
     48      KC Plaza                                           664,434        7,177 OfficeMax
     49      310 State Highway 35                               607,569        8,390 Investors Underwriting Managers, Inc.
     50      Woods of Brookhollow and Terrace House             725,088       96,300
------------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                               536,789       70,500
    50.2     Terrace House                                      188,299       25,800
     51      Lindbergh Plaza                                    598,520        3,808 Home Depot
     52      Brick Kiln Office                                  599,235        7,936 Mindjet
     53      1455 & 1515 E. Tropicana Avenue                    733,463       30,160 UNLV- Center for Academic Enrichment & Outreach
------------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                     723,820       15,554 Charter One Bank
     55      Flamingo Jones Shopping Center                     578,294        9,315 Hallmark
     56      Kash N' Karry Portfolio                            571,808       16,692 Kash N' Karry
    56.1     LaMadera Marketplace                               182,838        6,132 Kash N' Karry
    56.2     Shoppes at Avon Park                               191,397        5,430 Kash N' Karry
------------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                             197,573        5,130 Kash N' Karry
     57      Cross Pointe Centre                                598,758       10,416 Circuit City
     58      Oakwood Apartments                                 506,288       39,900
     59      Price Chopper Plaza (12)                           496,009        9,503 Price Chopper Supermarket
     60      East Penn Shopping Center                          507,037        5,870 KinderCare Learning Centers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                   509,257       13,680 GSA
     62      Whitney Ranch Business Park                        492,067        8,499 Premier Autobody
     63      Mandela Parkway Industrial                         473,326       41,242 Allied Box
     64      2338 Telegraph Avenue                              473,230       10,013 Residence Master Lease
     65      Colorado Marketplace                               469,325        5,433 CSK Auto
------------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                   389,256       10,660
     67      Del Ray Office Building                            441,850       10,104 C.G. Coe & Sons, Inc.
     68      Weed Street Retail                                 425,969        4,049 Michael Anthony
     69      Island Breeze Apartments                           410,437       36,400
------------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                360,820        3,602 Walgreen Co.
     71      FedEx Ground Facility                              368,093        7,839 Federal Express Corp.
     72      Maple Office Park                                  392,448       12,046 Frontier Science
     73      133 Kearney Street                                 395,985        6,014 Pacific Book Auction Gallery
     74      Mt. Ebo Business Center                            368,150       17,280 Total Quality Moving
------------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                              368,288       30,800
     76      Southgate Apartments                               372,393       15,000
     77      Lincoln Court Apartments                           322,961       14,750
     78      1740 Platte Street                                 418,579        9,502 Dauel Haswel Architects
     79      Amberwood Apartments                               318,522       24,750
------------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                     396,560        9,750
     81      Minikahda Mini Storage II                          533,402       15,210
     82      Washington Square                                  264,986        8,262
     83      Walgreens - Memphis                                293,032        2,174 Walgreen Co.
     84      Academy Sports                                     292,166        7,875 Academy Sports & Outdoors
------------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                           345,072        9,180
     86      Roy City Centre                                    427,956        9,845 Payless Drug Stores
     87      Village Green Apartments                           297,353       27,000
     88      Maitland Springs One                               262,208        3,762 St. Johns River Water
     89      Terminal Building                                  280,507       28,754 Insurance Department
------------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                     271,005        2,700 Kelly Services
     91      Hingham Square                                     254,921        3,297 Coldwell Banker
     92      Walgreens - Smyrna                                 421,456        2,268 Walgreen Co.
     93      Walgreens -  Murfreesboro                          267,093        2,174 Walgreen Co.
     94      Roo Commons                                        172,658       14,700
------------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                      215,294        9,000
     96      Riverbank Mall                                     209,047        1,467 Super Launderama
     97      Emerald Lakes Center                               203,826        5,529 Fazio's Cafe
     98      Valley Medical Center                              198,700       13,468 Ron Castle - CHCCC
     99      Tempo Plaza                                        185,433        6,414 Golf Apparel Outlet
------------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                      111,683        2,900 Consolidated Electrical



                                                                           LEASE
     ID              PROPERTY NAME                              SF      EXPIRATION     2ND LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments
     37      1300 East Joppa Road                            166,681    6/1/2009
     38      6006 Executive Boulevard                         28,410    4/26/2015     National Institute of Health - Office
----------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments
     40      Linton International Plaza (15)                  13,704    7/30/2006     N.A.B.B.Q., Inc. (Lucille's)
     41      Arcadia Shopping Center                          93,488    7/24/2012     P&C Food Market
     42      San Diego International Center                   63,901    11/1/2004     Border Trader
----------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                       19,110    9/30/2004     Homegold Financial, Inc.
     44      Hidden Lakes Apartments II
     45      The Shoppes @ Amberly                            27,564    4/30/2011     Peabody's Billiards
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio
    46.1     14 & 38 Caryl Avenue
----------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                     13,037   12/31/2006     SOA - Public Advocacy
     48      KC Plaza                                         24,844    1/31/2008     PETsMART
     49      310 State Highway 35                             41,948    3/25/2018
     50      Woods of Brookhollow and Terrace House
----------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                 135,000    3/31/2025     Hooters
     52      Brick Kiln Office                                15,140    9/30/2006     Dodd, Smith, Dann
     53      1455 & 1515 E. Tropicana Avenue                  13,951    8/31/2010     Beasley Broadcast Group
----------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                   12,838    4/30/2007     Womens ' Workout World
     55      Flamingo Jones Shopping Center                    5,095    2/28/2003     Patrick's Restaurant & Saloon
     56      Kash N' Karry Portfolio                                                  Various
    56.1     LaMadera Marketplace                             29,000    9/21/2010     First Southern Mgmt
    56.2     Shoppes at Avon Park                             29,000    10/5/2010     Avon TV Center
----------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                           30,600    10/5/2010     Lake Placid Fashions
     57      Cross Pointe Centre                              82,555   12/31/2005     AC Moore
     58      Oakwood Apartments
     59      Price Chopper Plaza (12)                         41,671    3/31/2019     Rite Aid Drugs
     60      East Penn Shopping Center                        10,500    2/28/2016     CVS Corporation
----------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                 20,950   11/14/2015     The Pacesetter Corp.
     62      Whitney Ranch Business Park                      11,015   11/30/2006     Denver Choppers
     63      Mandela Parkway Industrial                       66,600    7/1/2007      Western MacArthur Company
     64      2338 Telegraph Avenue                            33,821    4/30/2013     Blockbuster Video
     65      Colorado Marketplace                              7,040   12/31/2008     Michael Baudendistel dba Liquor Store
----------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street
     67      Del Ray Office Building                           5,200   12/31/2004     The Barry Group, Inc.
     68      Weed Street Retail                                4,646    2/28/2013     Starbucks Coffee
     69      Island Breeze Apartments
----------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                              14,409   11/30/2077
     71      FedEx Ground Facility                            78,385   12/31/2010
     72      Maple Office Park                                24,499   10/31/2009     Benchmark Management Corp.
     73      133 Kearney Street                                4,547    4/30/2004     Selix Formal Wear
     74      Mt. Ebo Business Center                          20,000    5/31/2005     Letter Perfect Mailers, Inc.
----------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments
     76      Southgate Apartments
     77      Lincoln Court Apartments
     78      1740 Platte Street                                3,324    6/30/2006     Granite Technologies
     79      Amberwood Apartments
----------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC
     81      Minikahda Mini Storage II
     82      Washington Square
     83      Walgreens - Memphis                              14,490    6/30/2027
     84      Academy Sports                                   52,500    9/30/2022
----------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage
     86      Roy City Centre                                  31,800    2/1/2013      Blockbuster Video
     87      Village Green Apartments
     88      Maitland Springs One                             20,800    9/30/2011
     89      Terminal Building                                21,725   12/31/2007     Hudson Bay Company
----------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                    2,400   10/20/2007     Avondale Skate Boards
     91      Hingham Square                                    6,516    8/31/2009     H&H Marketing
     92      Walgreens - Smyrna                               15,120    1/31/2061
     93      Walgreens -  Murfreesboro                        14,490    6/30/2027
     94      Roo Commons
----------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II
     96      Riverbank Mall                                    3,820    8/14/2012     Dunkin Donuts/Baskin Robbins
     97      Emerald Lakes Center                              2,517   10/31/2006     Union Eye Care
     98      Valley Medical Center                             3,753    9/30/2005     Central Coast Pregnancy Center - David Long
     99      Tempo Plaza                                       3,609    1/31/2005     Amscot Corporation
----------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                    17,061    7/31/2007



                                                                          LEASE
     ID              PROPERTY NAME                             SF       EXPIRATION
------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments
     37      1300 East Joppa Road
     38      6006 Executive Boulevard                          13,956  8/22/2014
------------------------------------------------------------------------------------
     39      Timberline Apartments
     40      Linton International Plaza (15)                    5,570  10/31/2010
     41      Arcadia Shopping Center                           42,010  12/31/2013
     42      San Diego International Center                    50,675   2/1/2004
------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                        12,312  11/30/2005
     44      Hidden Lakes Apartments II
     45      The Shoppes @ Amberly                             12,919  1/31/2007
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio
    46.1     14 & 38 Caryl Avenue
------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                      10,764  12/31/2008
     48      KC Plaza                                          23,000  9/17/2004
     49      310 State Highway 35
     50      Woods of Brookhollow and Terrace House
------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                    5,515  9/30/2004
     52      Brick Kiln Office                                  7,691  5/31/2005
     53      1455 & 1515 E. Tropicana Avenue                    8,965   6/1/2004
------------------------------------------------------------------------------------
     54      Hometown Plaza                                    12,000  9/30/2003
     55      Flamingo Jones Shopping Center                     3,770  5/31/2007
     56      Kash N' Karry Portfolio                          Various   Various
    56.1     LaMadera Marketplace                               6,000   1/5/2006
    56.2     Shoppes at Avon Park                               2,400     MTM
------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                             1,320     MTM
     57      Cross Pointe Centre                               21,600  9/30/2007
     58      Oakwood Apartments
     59      Price Chopper Plaza (12)                           7,930  3/31/2004
     60      East Penn Shopping Center                         10,125  1/31/2023
------------------------------------------------------------------------------------
     61      University Heights Business Park                  13,250  8/31/2008
     62      Whitney Ranch Business Park                        4,422  7/31/2004
     63      Mandela Parkway Industrial                        40,273  7/31/2004
     64      2338 Telegraph Avenue                              3,000  10/31/2004
     65      Colorado Marketplace                               3,600  6/27/2004
------------------------------------------------------------------------------------
     66      1222 Arch Street
     67      Del Ray Office Building                            3,537  2/28/2004
     68      Weed Street Retail                                 3,003  2/28/2009
     69      Island Breeze Apartments
------------------------------------------------------------------------------------
     70      Walgreens - Hopkins
     71      FedEx Ground Facility
     72      Maple Office Park                                 13,309  11/30/2015
     73      133 Kearney Street                                 2,339  7/31/2006
     74      Mt. Ebo Business Center                            7,166  11/30/2006
------------------------------------------------------------------------------------
     75      Park Place Apartments
     76      Southgate Apartments
     77      Lincoln Court Apartments
     78      1740 Platte Street                                 2,982  3/31/2003
     79      Amberwood Apartments
------------------------------------------------------------------------------------
     80      Pine Ridge MHC
     81      Minikahda Mini Storage II
     82      Washington Square
     83      Walgreens - Memphis
     84      Academy Sports
------------------------------------------------------------------------------------
     85      Taylor Road Self Storage
     86      Roy City Centre                                    5,018  6/30/2004
     87      Village Green Apartments
     88      Maitland Springs One
     89      Terminal Building                                  6,029  11/30/2004
------------------------------------------------------------------------------------
     90      Westwind Plaza                                     2,400   9/7/2007
     91      Hingham Square                                     1,616  5/31/2004
     92      Walgreens - Smyrna
     93      Walgreens -  Murfreesboro
     94      Roo Commons
------------------------------------------------------------------------------------
     95      River Oaks II
     96      Riverbank Mall                                     2,800  8/31/2017
     97      Emerald Lakes Center                               2,393  4/30/2006
     98      Valley Medical Center                              1,896  8/31/2005
     99      Tempo Plaza                                        3,296  9/30/2005
------------------------------------------------------------------------------------
    100      Raymer Street



     ID              PROPERTY NAME                               3RD LARGEST TENANT                                  SF
-------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments
     37      1300 East Joppa Road
     38      6006 Executive Boulevard
-------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments
     40      Linton International Plaza (15)                    Wachovia Bank                                         3,740
     41      Arcadia Shopping Center                            Fashion Bug                                          11,000
     42      San Diego International Center                     EGL Eagle Trader                                     38,459
-------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                         Vitas Heatlhcare of Texas, LP                        10,535
     44      Hidden Lakes Apartments II
     45      The Shoppes @ Amberly                              CB Tampa Palms LLC                                    6,411
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio
    46.1     14 & 38 Caryl Avenue
-------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                       Winner & Associates                                   8,274
     48      KC Plaza
     49      310 State Highway 35
     50      Woods of Brookhollow and Terrace House
-------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                    C.J. South Inc. Sports Bar                            4,855
     52      Brick Kiln Office                                  Future Brand Coleman                                  5,433
     53      1455 & 1515 E. Tropicana Avenue                    The Giant Golf Company, Inc.                          4,972
-------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                     Christ Medical Center                                10,800
     55      Flamingo Jones Shopping Center                     Citibank                                              3,513
     56      Kash N' Karry Portfolio                            Various                                             Various
    56.1     LaMadera Marketplace                               Anthony Yehl                                          1,200
    56.2     Shoppes at Avon Park                               All Star Video                                        2,400
-------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                             Southern Farms                                        1,080
     57      Cross Pointe Centre
     58      Oakwood Apartments
     59      Price Chopper Plaza (12)                           Yankee Dollar                                         3,140
     60      East Penn Shopping Center                          PA Liquor Control Board                               3,910
-------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                   Computer Express                                      7,600
     62      Whitney Ranch Business Park                        The Bugshack                                          3,900
     63      Mandela Parkway Industrial                         Postscript Press                                     11,400
     64      2338 Telegraph Avenue                              Noah's Bagel                                          1,600
     65      Colorado Marketplace                               Washington Mutual                                     3,427
-------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street
     67      Del Ray Office Building                            In-Sync Corp                                          3,470
     68      Weed Street Retail                                 Areawide Cellular                                     2,650
     69      Island Breeze Apartments
-------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins
     71      FedEx Ground Facility
     72      Maple Office Park                                  Frontier Science                                      6,422
     73      133 Kearney Street                                 Federal Express Corp.                                 2,219
     74      Mt. Ebo Business Center                            Ivy Business Forms                                    6,376
-------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments
     76      Southgate Apartments
     77      Lincoln Court Apartments
     78      1740 Platte Street                                 Graphic Directions                                    2,670
     79      Amberwood Apartments
-------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC
     81      Minikahda Mini Storage II
     82      Washington Square
     83      Walgreens - Memphis
     84      Academy Sports
-------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage
     86      Roy City Centre                                    General Services Administration                       4,532
     87      Village Green Apartments
     88      Maitland Springs One
     89      Terminal Building                                  NE Legal Services                                     4,379
-------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                     Planet Dollar                                         2,400
     91      Hingham Square                                     Brewed Awakenings                                     1,612
     92      Walgreens - Smyrna
     93      Walgreens -  Murfreesboro
     94      Roo Commons
-------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II
     96      Riverbank Mall                                     New York Pizza Factory                                1,800
     97      Emerald Lakes Center                               Household Finance                                     2,112
     98      Valley Medical Center                              George J. Hiaster, MD dba Central Coast Family Care   1,770
     99      Tempo Plaza                                        Music World, Inc.                                     2,320
-------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street


                                                                                                               UPFRONT
                                                                                                                ACTUAL
                                                                      LEASE       OCCUPANCY      OCCUPANCY    REPLACEMENT
     ID              PROPERTY NAME                                 EXPIRATION       RATE         AS-OF DATE     RESERVES
------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community                               98.50%       10/3/2002
     36      Sharon Pointe Apartments                                              80.00%       12/18/2002
     37      1300 East Joppa Road                                                 100.00%       12/1/2002       2,084
     38      6006 Executive Boulevard                                             100.00%       1/30/2003         706
------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                                86.00%        1/24/2003
     40      Linton International Plaza (15)                       1/31/2004      90.95%        1/22/2003
     41      Arcadia Shopping Center                               1/31/2006      100.00%        8/2/2002
     42      San Diego International Center                        3/1/2008       100.00%       9/30/2002       1,275
------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                           10/15/2007      81.59%         1/1/2003       2,793
     44      Hidden Lakes Apartments II                                           92.80%        12/1/2002
     45      The Shoppes @ Amberly                                11/30/2008      97.95%        12/12/2002      1,816
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio                     100.00%       9/28/2002       2,313
    46.1     14 & 38 Caryl Avenue                                                 100.00%       9/28/2002
------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                                        100.00%       9/28/2002
     47      Fifth Avenue Office Building                          8/31/2007      87.60%        12/13/2002     75,500
     48      KC Plaza                                                             100.00%       10/1/2002
     49      310 State Highway 35                                                 100.00%       12/31/2002        524
     50      Woods of Brookhollow and Terrace House                               97.20%         Various
------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                                 96.60%        12/26/2002
    50.2     Terrace House                                                        97.70%        12/26/2002
     51      Lindbergh Plaza                                      12/31/2006      97.27%        10/17/2002        317
     52      Brick Kiln Office                                     9/30/2005      83.00%        11/1/2002
     53      1455 & 1515 E. Tropicana Avenue                       5/31/2005      84.10%        12/4/2002
------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                        8/31/2012      94.34%        12/16/2002
     55      Flamingo Jones Shopping Center                        3/4/2005       100.00%       12/17/2002
     56      Kash N' Karry Portfolio                                Various       96.77%        12/30/2002      1,391
    56.1     LaMadera Marketplace                                 11/30/2004      94.13%        12/30/2002
    56.2     Shoppes at Avon Park                                  4/30/2004      96.69%        12/30/2002
------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                               11/30/2003      100.00%       12/30/2002
     57      Cross Pointe Centre                                                  100.00%       11/1/2002       1,476
     58      Oakwood Apartments                                                   97.70%        12/10/2002     12,447
     59      Price Chopper Plaza (12)                             11/30/2004      100.00%       10/21/2002
     60      East Penn Shopping Center                             10/3/2009      93.85%        1/31/2003         489
------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                     12/31/2006      95.80%        12/1/2002
     62      Whitney Ranch Business Park                           7/31/2005      90.80%        10/1/2002
     63      Mandela Parkway Industrial                            9/30/2007      100.00%       10/4/2002
     64      2338 Telegraph Avenue                                 1/31/2004      100.00%       1/15/2003
     65      Colorado Marketplace                                  3/31/2013      95.22%        12/27/2002        453
------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                                     100.00%       11/18/2002        833
     67      Del Ray Office Building                               5/31/2005      100.00%       12/10/2002
     68      Weed Street Retail                                    9/30/2005      100.00%       12/1/2002
     69      Island Breeze Apartments                                             100.00%       12/12/2002
------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                                  100.00%       11/20/2002
     71      FedEx Ground Facility                                                100.00%       12/1/2002         653
     72      Maple Office Park                                    12/31/2005      96.06%        12/2/2002
     73      133 Kearney Street                                    7/31/2007      91.43%        1/15/2003
     74      Mt. Ebo Business Center                              12/31/2004      98.28%        11/1/2002       1,440
------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                                97.30%        11/4/2002
     76      Southgate Apartments                                                 98.33%        12/11/2002
     77      Lincoln Court Apartments                                             94.92%        12/19/2002      1,278
     78      1740 Platte Street                                    6/30/2005      86.98%         1/6/2003       1,508
     79      Amberwood Apartments                                                 98.00%        1/13/2003
------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                                       96.43%        12/1/2002
     81      Minikahda Mini Storage II                                            89.03%        9/30/2002
     82      Washington Square                                                    100.00%       11/25/2002        729
     83      Walgreens - Memphis                                                  100.00%       8/23/2002
     84      Academy Sports                                                       100.00%        1/6/2003
------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                                             96.89%        11/5/2002
     86      Roy City Centre                                       3/31/2005      95.89%        12/1/2002         820
     87      Village Green Apartments                                             90.74%         9/1/2002      27,000
     88      Maitland Springs One                                                 82.93%        10/11/2002        314
     89      Terminal Building                                    10/31/2004      92.87%        9/10/2002
------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                       10/30/2007      100.00%       12/18/2002        225
     91      Hingham Square                                        1/31/2010      100.00%       12/17/2002        242
     92      Walgreens - Smyrna                                                   100.00%       9/30/2002
     93      Walgreens -  Murfreesboro                                            100.00%       10/17/2002
     94      Roo Commons                                                          100.00%       10/3/2002
------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                                        100.00%       9/17/2002         750
     96      Riverbank Mall                                        8/14/2012      100.00%        9/1/2002         122
     97      Emerald Lakes Center                                 10/31/2003      100.00%       10/10/2002
     98      Valley Medical Center                                 6/30/2004      97.20%        11/18/2002
     99      Tempo Plaza                                           9/30/2007      91.70%        1/10/2003
------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                                        100.00%       12/6/2002      33,750


                                                                       ONGOING
                                                                        ACTUAL
                                                                      REPLACEMENT      UPFRONT       MONTHLY      MONTHLY TAX
     ID              PROPERTY NAME                                     RESERVES         TI/LC         TI/LC          ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community
     36      Sharon Pointe Apartments                                   3,167                                          8,399
     37      1300 East Joppa Road                                       2,084                                          7,627
     38      6006 Executive Boulevard                                     706                                          8,021
-----------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                                      9,158                                          7,400
     40      Linton International Plaza (15)                            1,441          500,000       6,292            12,938
     41      Arcadia Shopping Center                                                                 4,542             8,276
     42      San Diego International Center                             1,275          396,888                        13,338
-----------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                                 2,793          100,000                        25,033
     44      Hidden Lakes Apartments II                                 3,750                                         11,810
     45      The Shoppes @ Amberly                                      1,816            4,250       4,250            14,801
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio           2,313                                          8,243
    46.1     14 & 38 Caryl Avenue
-----------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street
     47      Fifth Avenue Office Building                               1,430           80,000       4,200             9,078
     48      KC Plaza                                                     598                                         15,720
     49      310 State Highway 35                                         524                                          8,854
     50      Woods of Brookhollow and Terrace House                     7,834                                         15,785
-----------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow
    50.2     Terrace House
     51      Lindbergh Plaza                                              317                                          2,242
     52      Brick Kiln Office                                            340          100,000       9,000             5,617
     53      1455 & 1515 E. Tropicana Avenue                                                                           7,181
-----------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                                                                           15,768
     55      Flamingo Jones Shopping Center                               711           65,000                         2,964
     56      Kash N' Karry Portfolio                                    1,391            6,250       6,250            10,063
    56.1     LaMadera Marketplace
    56.2     Shoppes at Avon Park
-----------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid
     57      Cross Pointe Centre                                        1,476                                          4,495
     58      Oakwood Apartments                                         2,771                                         11,217
     59      Price Chopper Plaza (12)
     60      East Penn Shopping Center                                    489              917         917             2,986
-----------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                           1,140                        2,200             8,914
     62      Whitney Ranch Business Park                                  375                        2,700             2,127
     63      Mandela Parkway Industrial                                 1,454           20,000                         5,577
     64      2338 Telegraph Avenue                                        844                          742             4,031
     65      Colorado Marketplace                                         453           46,583       3,583             9,342
-----------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                             833                                          3,306
     67      Del Ray Office Building                                      842                        5,000             3,945
     68      Weed Street Retail                                                                      1,000            10,787
     69      Island Breeze Apartments                                   2,600                                          2,285
-----------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                          300
     71      FedEx Ground Facility                                        653
     72      Maple Office Park                                          1,004                        5,092            13,482
     73      133 Kearney Street                                           493                        3,759             1,008
     74      Mt. Ebo Business Center                                    1,440          102,390       2,390             7,475
-----------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                                      2,361                                          7,337
     76      Southgate Apartments                                                                                      3,208
     77      Lincoln Court Apartments                                   1,278                                          2,910
     78      1740 Platte Street                                           754            9,049       4,525             2,811
     79      Amberwood Apartments                                       1,650                                          3,073
-----------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC
     81      Minikahda Mini Storage II                                                                                 6,022
     82      Washington Square                                            729                                          2,609
     83      Walgreens - Memphis
     84      Academy Sports
-----------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                                     510                                          2,039
     86      Roy City Centre                                              820            3,125       3,125             3,500
     87      Village Green Apartments                                                                                  2,103
     88      Maitland Springs One                                         314          130,000                         4,000
     89      Terminal Building                                          2,393                                          3,706
-----------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                               225            1,667       1,667             4,500
     91      Hingham Square                                               242            1,570       1,083             2,500
     92      Walgreens - Smyrna
     93      Walgreens -  Murfreesboro
     94      Roo Commons                                                1,225                                          2,946
-----------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                                750                                          2,250
     96      Riverbank Mall                                               122              500         500             2,035
     97      Emerald Lakes Center                                         461                        1,392             2,261
     98      Valley Medical Center                                                                                     2,558
     99      Tempo Plaza                                                                                               2,240
-----------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                                213                                            945



                                                               MONTHLY
                                                              INSURANCE         ENVIRONMENTAL   ENGINEERING    APPRAISAL
     ID              PROPERTY NAME                              ESCROW           REPORT DATE    REPORT DATE   AS-OF DATE    ID
--------------------------------------------------------------------------------------------------------------------------------
    35.4     Stockade Manufactured Housing Community                              10/18/2002     10/18/2002   10/10/2002   35.4
     36      Sharon Pointe Apartments                            1,353            11/7/2002      12/12/2002    10/2/2002    36
     37      1300 East Joppa Road                                3,288            1/21/2003      12/6/2002     12/3/2002    37
     38      6006 Executive Boulevard                            1,933           10/16/2002      10/16/2002    9/19/2002    38
--------------------------------------------------------------------------------------------------------------------------------
     39      Timberline Apartments                               6,397            6/27/2002      1/28/2003     8/1/2002     39
     40      Linton International Plaza (15)                     8,803           11/15/2002      11/15/2002    1/1/2003     40
     41      Arcadia Shopping Center                             1,913            8/30/2002      10/15/2002    8/22/2002    41
     42      San Diego International Center                      1,581           10/23/2002      10/22/2002   10/18/2002    42
--------------------------------------------------------------------------------------------------------------------------------
     43      Mockingbird Office Complex                                           8/22/2002      8/21/2002     9/1/2002     43
     44      Hidden Lakes Apartments II                          4,190            1/3/2003        1/6/2003     9/10/2002    44
     45      The Shoppes @ Amberly                               3,363           11/22/2002      11/11/2002   10/21/2002    45
     46      14 & 38 Caryl Avenue and 1 Post Street Portfolio    6,695             Various        Various      11/1/2002    46
    46.1     14 & 38 Caryl Avenue                                                 1/6/2003       10/17/2002    11/1/2002   46.1
--------------------------------------------------------------------------------------------------------------------------------
    46.2     1 Post Street                                                        1/6/2003       10/17/2002    11/1/2002   46.2
     47      Fifth Avenue Office Building                        3,122           10/30/2002      10/29/2002    11/5/2002    47
     48      KC Plaza                                              464            6/28/2002      12/11/2002    8/1/2002     48
     49      310 State Highway 35                                  771            1/8/2003       10/29/2002    9/30/2002    49
     50      Woods of Brookhollow and Terrace House             12,619             Various        Various       Various     50
--------------------------------------------------------------------------------------------------------------------------------
    50.1     Woods of Brookhollow                                                 12/4/2002      12/4/2002    11/25/2002   50.1
    50.2     Terrace House                                                        12/4/2002      12/4/2002    11/25/2002   50.2
     51      Lindbergh Plaza                                                      11/4/2002      11/4/2002    10/30/2002    51
     52      Brick Kiln Office                                   1,586           11/29/2002      12/6/2002    12/12/2002    52
     53      1455 & 1515 E. Tropicana Avenue                     1,529            11/6/2002      11/4/2002    10/22/2002    53
--------------------------------------------------------------------------------------------------------------------------------
     54      Hometown Plaza                                      1,169            11/5/2002      11/4/2002    10/29/2002    54
     55      Flamingo Jones Shopping Center                      1,649            12/4/2002      10/28/2002   10/18/2002    55
     56      Kash N' Karry Portfolio                             2,571             Various        Various     11/11/2002    56
    56.1     LaMadera Marketplace                                                10/31/2002      11/5/2002    11/11/2002   56.1
    56.2     Shoppes at Avon Park                                                10/31/2002      11/5/2002    11/11/2002   56.2
--------------------------------------------------------------------------------------------------------------------------------
    56.3     Shoppes at Lake Placid                                              10/31/2002      11/5/2002    11/11/2002   56.3
     57      Cross Pointe Centre                                 2,188            12/4/2002      12/4/2002     11/7/2002    57
     58      Oakwood Apartments                                  2,348            11/7/2002      11/5/2002    10/22/2002    58
     59      Price Chopper Plaza (12)                                             11/5/2002      11/5/2002    11/13/2002    59
     60      East Penn Shopping Center                             475            11/1/2002      11/1/2002     8/6/2002     60
--------------------------------------------------------------------------------------------------------------------------------
     61      University Heights Business Park                    1,155            8/21/2002      10/18/2002   10/17/2002    61
     62      Whitney Ranch Business Park                           800            9/27/2002      9/27/2002     9/20/2002    62
     63      Mandela Parkway Industrial                          3,220            10/8/2002      10/18/2002    9/30/2002    63
     64      2338 Telegraph Avenue                               4,170            8/19/2002      8/20/2002     8/13/2002    64
     65      Colorado Marketplace                                  987            12/6/2002      11/25/2002   11/12/2002    65
--------------------------------------------------------------------------------------------------------------------------------
     66      1222 Arch Street                                    1,108            12/4/2002      10/29/2002    1/1/2003     66
     67      Del Ray Office Building                             1,067           12/17/2002      12/12/2002    11/8/2002    67
     68      Weed Street Retail                                                  10/17/2002      10/14/2002    10/8/2002    68
     69      Island Breeze Apartments                            1,656           12/13/2002      11/25/2002    11/8/2002    69
--------------------------------------------------------------------------------------------------------------------------------
     70      Walgreens - Hopkins                                                 10/22/2002      10/14/2002    11/9/2002    70
     71      FedEx Ground Facility                                 292            11/4/2002      10/30/2002    11/5/2002    71
     72      Maple Office Park                                   3,500            9/4/2002        9/4/2002     10/1/2002    72
     73      133 Kearney Street                                    758            8/19/2002      8/20/2002     8/23/2002    73
     74      Mt. Ebo Business Center                             2,155           10/30/2002      10/29/2002    11/1/2002    74
--------------------------------------------------------------------------------------------------------------------------------
     75      Park Place Apartments                               9,586            9/12/2002      12/7/2002     9/24/2002    75
     76      Southgate Apartments                                  812                           10/10/2002   10/15/2002    76
     77      Lincoln Court Apartments                            1,657           12/15/2002      12/15/2002    8/20/2002    77
     78      1740 Platte Street                                    573           12/31/2002      12/31/2002    8/19/2002    78
     79      Amberwood Apartments                                1,455           11/21/2002      11/27/2002   11/26/2002    79
--------------------------------------------------------------------------------------------------------------------------------
     80      Pine Ridge MHC                                                                       7/5/2002     7/12/2002    80
     81      Minikahda Mini Storage II                             728                           11/7/2002    11/11/2002    81
     82      Washington Square                                   1,320           12/17/2002      12/17/2002    9/17/2002    82
     83      Walgreens - Memphis                                                                 9/13/2002     9/5/2002     83
     84      Academy Sports                                                                      8/14/2002     8/14/2002    84
--------------------------------------------------------------------------------------------------------------------------------
     85      Taylor Road Self Storage                              335                           10/10/2002   10/10/2002    85
     86      Roy City Centre                                       383           12/10/2002      11/4/2002     11/6/2002    86
     87      Village Green Apartments                            1,116            8/22/2002      8/22/2002     7/30/2002    87
     88      Maitland Springs One                                  236           10/31/2002      10/31/2002    10/9/2002    88
     89      Terminal Building                                     389                           10/14/2002   10/16/2002    89
--------------------------------------------------------------------------------------------------------------------------------
     90      Westwind Plaza                                        390            11/1/2002      10/21/2002   10/31/2002    90
     91      Hingham Square                                                       10/9/2002      12/9/2002     10/4/2002    91
     92      Walgreens - Smyrna                                                   10/8/2002      10/7/2002     9/27/2002    92
     93      Walgreens -  Murfreesboro                                                           9/13/2002     9/12/2002    93
     94      Roo Commons                                           531                           11/1/2002     11/8/2002    94
--------------------------------------------------------------------------------------------------------------------------------
     95      River Oaks II                                       1,682            10/7/2002      10/7/2002     9/26/2002    95
     96      Riverbank Mall                                        667           12/27/2002      9/19/2002     9/5/2002     96
     97      Emerald Lakes Center                                  577                           9/26/2002     9/23/2002    97
     98      Valley Medical Center                                 573           10/15/2002      10/14/2002    10/4/2002    98
     99      Tempo Plaza                                           740                           11/26/2002   11/20/2002    99
--------------------------------------------------------------------------------------------------------------------------------
    100      Raymer Street                                         177                           10/25/2002   10/18/2002    100

         PRUDENTIAL COMMERCIAL MORTGAGE TRUST, SERIES 2003-PWR1

         FOOTNOTES TO APPENDIX B
         -----------------------

(1) PMCF - Prudential Mortgage Capital Funding, LLC, BSCMI - Bear Stearns Commercial Mortgage Inc.,WFB - Wells Fargo Bank, CIBC - CIBC, Inc

(2) Annual Debt Service payments and Monthly Debt Service payments for loans with partial interest-only periods are shown before the expiration of the interest-only period.

(3) The 1290 Avenue of the Americas Mortgage Loan has an initial interest only period until July 7, 2007. Principal and interest of $565,865.28 beginning August 7, 2007 through January 7, 2012. Interest only from February 7, 2012 through maturity. The 1290 Avenue of the Americas Mortgaged Property, also secures four (4) other mortgage loans that have an aggregate principal balance as of the Cut-off Date of approximately $305,000,000 and are pari passu in the right of payment with the 1290 Avenue of the Americas Mortgage Loan; and (b) another mortgage loan that has a principal balance as of the Cut-off Date of approximately $55,000,000 and is subordinate in the right of payment to the 1290 Avenue of the Americas Mortgage Loan.

         The borrower is be required to fund a TI/LC reserve (a) monthly in the amount of $370,000/month during the period from July 7, 2007 through December 7, 2011, (b) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, starting January 7, 2012 and (c) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, at any time that the total funds in the TI/LC reserve account fall below $3,000,000. However, during the period from and after January 7, 2012, the borrower will not be required to fund the TI/LC reserve in excess of amounts that (when added to amounts in the TI/LC reserve that are deemed "Surplus Near Term Rollover Funds") would exceed (y) $50/NRA of space that is vacant or subject to lease expiration in 2011 through 2014 and not extended within target term parameters plus (z) the greater of $50/NRA or the actual cost of future re-leasing costs for space that is subject to a lease within those parameters.

(4) A portion of the administrative cost rate on the 1290 Avenue of the Americas Mortgage Loan is being paid to the Master Servicer on the MSDWC 2003-TOP9 securitizaiton and not the Master Servicer on this securitization.

(5) Net rentable area for the Brandywine Office Building & Garage Mortgage Property includes a 405,855 SF office building and a 37,788 SF parking garage. Occupancy rate, occupancy date, and tenant information are based on the office portion of the loan only.

(6) The Brandywine Office Building & Garage Borrower is required to post a $900,000 LOC by September 1, 2006 to be held until the borrower provides satisfactory evidence that DuPont will not exercise its termination option in 2008. In the event DuPont does terminate its lease, a $1.8 million lease termination fee will be deposited with the borrower anll cash flow will be swept until a reserve of $5.35 million is achieved.

(7) On February 20, 2003, The North Ranch Mall Borrower exercised its option to pay down the loan by $2,000,000. Effective on February 20,2003, the interest rate decreased from 5.65% to 5.53%. Effective as of the April 1, 2003 payment date, the monthly debt service decreased from $173,170.74 to $159,444.16. In addition, the loan was recast with the balance as of March 1, 2003 of $27,927,666.43 to amortize over the remaining 358 months of the original amortization term.

(8) The North Ranch Mall Borrower posted a letter of credit in the amount of $225,000 in lieu of monthly tax and insurance reserves.

(9) The Mansions at Technology Park Phase I Mortgage Loan has interest only payments up to and including the February 1, 2004 payment date. The loan will then begin to amortize over a 348 month schedule with payments of $112,563.05 being made over the remaining term of the loan.

(10) The North Ranch Gateway Mortgage Loan's replacement reserve monthly deposits decrease to $1,087 after partial roof replacement and related work is after partial roof replacement and related work is completed.

(11) The Twin Tower Mortgaged Property's tenant Whiteco space expires as follows: 18,377 SF on April 10, 2010, 12,591 SF October 31, 2004 14,946
         SF December 31, 2003, 350 SF on January 1, 2031 18,377 SF on April 30, 2010, 12,591 SF October 31, 2004, 14,946 SF December 31, 2003, 350 SF
         on January 31, 2003.

(12) The Price Chopper Plaza Borrower posted a letter of credit in the amount of $73,055 in lieu of monthly tax reserves, a letter of credit in the amount of $12,000 in lieu of monthly insurance reserves, a letter of credit in the amount of $19,008 in lieu of monthly replacement reserves, and a letter of credit in the amount of $62,500 in lieu of monthly leasing reserves. All initial cash deposits were returned to the borrower upon the posting of the letters of credits.

(13) Lockbox types are defined in the section entitled "Description of the Mortgage Pool - Cash Management Agreements/Lockboxes" of the Prospectus Supplement

(14)     Appraised Value is based on the Stabilized Value.

(15)     Apprasied Value is based on the As Completed and Stabilized Value.

(16) Renaissance Pere Marquette Hotel Loan Borrower posted a $130,000 LOC at closing, in lieu of a monthly insurance reserve.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX C


--------------------------------------------------------------------------------

                MORTGAGE LOAN NO. 1-- 1290 AVENUE OF THE AMERICAS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:         WFB

ORIGINAL BALANCE:             $80,000,000(1)

CUT-OFF DATE BALANCE:         $80,000,000(1)

FIRST PAYMENT DATE:           11/07/2002

INTEREST RATE:                6.8527%

AMORTIZATION TERM:            Interest only through July 7,
                              2007. Principal and interest
                              payments of $565,865.28 beginning
                              August 7, 2007 through January 7,
                              2012. Interest only from
                              February 7, 2012 through maturity.

ARD:                          No

MATURITY DATE:                01/07/2013

EXPECTED MATURITY BALANCE:    $73,558,442

SPONSOR(S):                   Jamestown and Apollo Real Estate

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              September 9, 2006 and 2 years
                              after the REMIC "start-up" day
                              with respect to the last portion
                              of the loan to be securitized,
                              with U.S. government obligations
                              defeasance thereafter.  The "A"
                              notes are open to prepayment
                              without premium from and after
                              November 7, 2012.

CUT-OFF DATE BALANCE PER SF:  $194.58

UP-FRONT RESERVES:(2)         TI/LC:             $15,000,000
                              RE Tax:            $4,925,000
                              Insurance:         $395,083

ONGOING RESERVES:             TI/LC:             (2)
                              RE Tax:            $1,641,668/month(2)
                              Insurance:         $395,083/month(2)
                              Operating Expense: (3)

LOCKBOX:                      In Place, Hard
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING: (4)        A/AA-

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Urban

LOCATION:                 New York, NY

YEAR BUILT/RENOVATED:     1963

OCCUPANCY RATE: (5)       98.7%

SQUARE FOOTAGE:           1,978,622

THE COLLATERAL:           43-story class A office building

OWNERSHIP INTEREST:       Fee

                                                  LEASE
MAJOR TENANTS               % NRA    RENT PSF   EXPIRATION
-------------               -----    --------   ----------
Equitable Life              39.3%     $37.83   09/30/2004,
Assurance(6)                                   12/31/2008
                                               and
                                               12/31/2011

Warner Communications(6)    11.4%     $41.72   09/30/2004
                                               and
                                               06/30/2012

Morrison & Foerster (7)     10.1%     $25.47   09/30/2012

PROPERTY MANAGEMENT:      Jamestown 1290 Management, L.P.

U/W NET CASH FLOW:        $51,041,775

APPRAISED VALUE: (8)      $800,000,000

CUT-OFF DATE LTV RATIO:   48.1%

LTV RATIO AT MATURITY:    44.3%

U/W DSCR: (9)             1.91x

--------------------------------------------------------------------------------


(1) The subject $80,000,000 loan represents a 20.78% pari passu interest in the senior ("A") $385,000,000 portion of a $440,000,000 total mortgage debt. All aggregate loan-to-value and debt service coverage numbers in this table are based on the total $385,000,000 senior financing.

(2) The borrower is required to escrow 1/12 of annual insurance premiums and real estate taxes monthly. The amounts shown above as "up-front reserves" are the monthly collections as of December 31, 2002. The borrower is required to fund a TI/LC reserve (a) monthly in the amount of $370,000/month during the period from July 7, 2007 through December 7, 2011, (b) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, starting January 7, 2012 and (c) monthly in the amount of 100% of cash flow after the payment of debt service, real estate tax and insurance escrows and operating expenses, at any time that the total funds in the TI/LC reserve account fall below $3,000,000. However, during the period from and after January 7, 2012, the borrower will not be required to fund the TI/LC reserve in excess of amounts that (when added to amounts in the TI/LC reserve that are deemed "Surplus Near Term Rollover Funds") would exceed
     (y) $50/NRA of space that is vacant or subject to lease expiration in 2011 through 2014 and not extended within target term parameters plus (z) the greater of $50/NRA or the actual cost of future re-leasing costs for space that is subject to a lease within those parameters.

(3) Upon the rollover account equaling less than $3,000,000 or on the maturity date of the December 7, 2011 the borrower is required to deposit monthly the amount of operating expenses as set forth in the budget.

(4) Fitch Ratings and Standard & Poor's have affirmed that the 1290 Avenue of the Americas Mortgage Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "AA--" by Fitch Ratings and Standard and Poor's, respectively.

(5) Occupancy is based on the rent roll dated December 1, 2002. [FOOTNOTES CONTINUED ON THE NEXT PAGE]

(6) Rent PSF is calculated based on the total annual gross rent (excluding recoveries) paid by the applicable tenant divided by their total leased square footage.

(7) Morrison Foerster has leased four floors, totaling 104,468 SF. The rent commencement dates are between January 29, 2003 and March 31, 2003 with two floors leased at $56 PSF and two floors at $74 PSF. However, as of December 1, 2002 the contract rent for all of the Morrison Foerster spaces averaged $25.47 PSF since rent had not commenced for four floors. As of April 1, 2003, after the return of a 17,468 SF space on floor 39, Morrison Foerster will lease a total of 182,524 SF with an average rent of $59.76 PSF.

(8)  As of December 2, 2002.

(9) This U/W DSCR is for the initial IO period of the loan. Based on amortization beginning August 7, 2007, the U/W DSCR for the loan would be 1.56x



THE 1290 AVENUE OF THE AMERICAS MORTGAGE LOAN

         THE LOAN. The largest loan (the "1290 Avenue of the Americas Mortgage Loan") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "1290 Avenue of the Americas Mortgage") encumbering the 1,978,622 square foot office tower known as 1290 Avenue of the Americas, located in New York, NY (the "1290 Avenue of the Americas Mortgaged Property"). The 1290 Avenue of the Americas Mortgaged Property, also secures (a) four (4) other mortgage loans that have an aggregate principal balance as of the Cut-off Date of approximately $305,000,000 and are pari passu in the right of payment with the 1290 Avenue of the Americas Mortgage Loan; and (b) another mortgage loan that has a principal balance as of the Cut-off Date of approximately $55,000,000 and is subordinate in the right of payment to the 1290 Avenue of the Americas Mortgage Loan. None of the mortgage loans described in clauses (a) and (b) above will back the series 2003-PWR1 Certificates.

         THE BORROWER. The borrower is Jamestown 1290, L.P., a Delaware limited partnership (the "1290 Avenue of the Americas Borrower") that owns no material assets other than the 1290 Avenue of the Americas Mortgaged Property and related interests. The 1290 Avenue of the Americas Borrower is sponsored by Jamestown, a real estate investment and management company that was founded in 1983 and that buys American property on behalf of large groups of individual German investors through the vehicle of American limited partnerships that it sponsors. An affiliate of Apollo Real Estate, which was a major shareholder in the seller of the 1290 Avenue of the Americas Mortgaged Property, retained a subordinated equity interest in the project.

         THE PROPERTY. The 1290 Avenue of the Americas Mortgaged Property, located in the midtown neighborhood of New York City on the blockfront between 51st St. and 52nd St., was originally constructed in 1963. The 1290 Avenue of the Americas Mortgaged Property consists of a 1,978,622 square foot, 43-story office tower with ground floor retail. The building is structural steel encased in concrete. The 1290 Avenue of the Americas Mortgaged Property is situated on an approximately 89,775 SF parcel and contains 29 underground parking spaces.

         PROPERTY MANAGEMENT. The 1290 Avenue of the Americas Mortgaged Property is managed by Jamestown 1290 Management, L.P., which is affiliated with the 1290 Avenue of the Americas Borrower. Jamestown 1290 Management, L.P. has hired Tishman Speyer Properties, L.P. to manage the 1290 Avenue of the Americas Mortgaged Property on its behalf. The management agreement and the sub-management agreement are subordinate to the 1290 Avenue of the Americas Mortgage Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed, except for (a) unsecured trade payables and operational debt not evidenced by a note, not more than 60 days past due, incurred in the ordinary course of business and not in the excess of $8,800,000 in the aggregate at any one time, and (b) unsecured financing for tenant work letter obligations, improvement allowances and leasing commissions, incurred in the ordinary course of business and not in excess of $10,000,000, when combined with indebtedness under (a) above.

         RELEASE OF PARCELS. None permitted.

--------------------------------------------------------------------------------

           MORTGAGE LOAN NO. 2 -- BRANDYWINE OFFICE BUILDING & GARAGE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:      BSCMI

ORIGINAL BALANCE:          $52,000,000

CUT-OFF DATE BALANCE:      $51,773,030

FIRST PAYMENT DATE:        12/01/2002

INTEREST RATE:             5.5500%(1)

AMORTIZATION TERM          360 months

ARD:                       Yes

ANTICIPATED REPAYMENT
DATE:                      11/01/2009

EXPECTED BALANCE AT ARD:   $46,644,740

FINAL MATURITY DATE:       November 1, 2023

SPONSOR(S):                Christopher Buccini, Robert
                           Buccini, David Pollin

INTEREST CALCULATION:      Actual/360

CALL PROTECTION:           28 payment lockout from date of
                           origination, with U.S. Treasury
                           defeasance on the entire loan for
                           following 54 payments and on the
                           garage portion until 10/01/2007,
                           and open to prepayment without
                           premium thereafter until final
                           maturity.

CUT-OFF DATE BALANCE PER
SF:                        $116.70

UP-FRONT RESERVES:         RE Tax:        $140,724

                           Insurance:     $32,170

                           Replacement:   $8,139

                           Other: (2)     $392,640

ONGOING RESERVES:          RE Tax:        $53,530/month

                           Insurance:     $16,085/month

                           Replacement:   $8,139/month

                           Other:         (3)

LOCKBOX:                   In-place, Hard
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:          NAP

SINGLE                  Single Asset

ASSET/PORTFOLIO:        (4)

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               Wilmington, DE

YEAR BUILT/RENOVATED:   1970 & 2000 / 2000

OCCUPANCY RATE: (5)     94.8%

SQUARE FOOTAGE: (6)     443,632

THE COLLATERAL:         A Class A office building and
                        parking garage

OWNERSHIP INTEREST:     Fee/Leasehold

                                                 LEASE
MAJOR TENANTS           % NRA(7)   RENT PSF    EXPIRATION
-------------           -----      --------    ----------
DuPont                    65.6%     $20.33     09/01/2010

Young Conaway             18.3%     $22.03     11/13/2011
Stargatt & Taylor(8)                              and
                                               12/18/2011
Klett Rooney Lieber &
Schorling                 4.0%      $24.00     11/01/2010

PROPERTY MANAGEMENT:    Supervisory: BPG Real Estate
                        Services, LLC

                        Building: Cushman & Wakefield of
                        Delaware, Inc.

                        Garage: Central Parking System of
                        Pennsylvania, Inc.

U/W NET CASH FLOW:      $5,705,396

APPRAISED VALUE: (9)    $75,600,000

CUT-OFF DATE LTV        68.5%
RATIO:

LTV RATIO AT ARD:       61.7%

U/W DSCR:               1.60x
--------------------------------------------------------------------------------

(1) After the anticipated repayment date, interest rate increases to 7.550% per annum. Payment of additional interest is deferred.

(2) $392,640 was deposited at closing; a $248,640 letter of credit for the Young Conaway Stargatt & Taylor expansion space and $144,000 for the Greenberg Traurig expansion space, to be released when each tenant has taken occupancy, opened for business, and commenced payment of rent.

(3) On or before September 1, 2006, the borrower must deposit a $900,000 letter of credit to be held until the borrower provides satisfactory evidence that DuPont will not exercise its termination option. If DuPont terminates its lease, borrower must deposit $1,800,000 termination fee in addition to a cash flow sweep until $5,350,000 has been escrowed. In the event that Klett Rooney Lieber & Schorling does not waive or renegotiate its termination options in 2005 or 2008, the borrower shall deliver $285,000 if the termination date occurs in 2005 or $70,000 if the termination date occurs in 2008.

(4)  Collateral includes two buildings attached by an underground tunnel.

(5)  Occupancy based on rent roll for office property dated September 30, 2002.

(6) Office property is 405,844 SF and garage property is 37,788 SF or 660 spaces.

(7)  NRA percentage is based on the office property only.

(8) Rent PSF is calculated based on the total annual gross rent paid by the applicable tenant divided by their total leased square footage.

(9)  As of September 17, 2002.

THE BRANDYWINE OFFICE BUILDING AND GARAGE MORTGAGE LOAN.

     THE LOAN. The second largest loan (the "Brandywine Office Building and Garage Mortgage Loan") is secured by a first priority fee mortgage on the Brandywine Office portion and a leasehold mortgage on the Garage portion in Wilmington, Delaware.

     THE BORROWERS. The borrowers are Brandywine Office Investment LLC and Tatnall Garage Investments LLC, two separate single purpose entities. The borrowers own no material assets other than the property and related interests. The borrowers are sponsored by the Buccini/Pollin Group ("BPG") and Wafra Investment Advisory Group. BPG is a full service real estate development, acquisition, and management company with offices in Alexandria, Virginia, Wilmington, Delaware, and New York, New York. BPG has acquired and developed over 2.4 million SF of office, industrial, residential, and retail properties, 1,750 hotel rooms, 365 residential units, and 1,200 covered parking spaces. Wafra Investment Advisory Group is beneficially owned by the Public Institution of Social Security of Kuwait. The Real Estate Division of Wafra Investment Advisory Group has approximately $169 million in assets under management.

     THE PROPERTY. The Brandywine Office Building and Garage is a class A, 405,844 SF office building and a 660 stall parking garage located in the core of the Wilmington, Delaware central business district. The two structures are joined by an underground tunnel. The 18-story office portion of the collateral was constructed in 1970, with a complete renovation in 2000 at a cost of approximately $17 million, including a full lobby and exterior plaza restoration. The garage portion was constructed in 2000, with an electronic speedpass entry system and a state of the art security system that is connected to a citywide video monitoring system.

     The subject property is located in the Rodney Square area of the Wilmington central business district. Office tenants in the area include Wilmington Trust, JP Morgan Chase, Hercules, Juniper, and various law firms and financial sector tenants. The Hotel DuPont, a luxury hotel, is one block from the property. Similar class A properties in the Rodney Square submarket have historically outperformed the market vacancy rates of approximately 3.5% and average rents of approximately $26 PSF.

     Wilmington has been DuPont's world-wide headquarters since the company was founded in 1802. DuPont currently occupies approximately 1 million SF in the Wilmington market and 7 million SF of R&D space in the surrounding suburbs.

     SIGNIFICANT TENANTS: The office portion is currently 94.8% occupied by 7 tenants.

     DuPont (NYSE: DD), rated AA- by S&P and Aa3 by Moody's, occupies 266,088 SF (65.6% of the total NRA) under a lease for $20.33 PSF expiring in 2010. DuPont has three five year renewal options, the first of which stipulates a rent of $22.48 PSF which is below today's local market rent. Founded in 1802, DuPont is a leader in science and technology in high performance materials, synthetic fibers, electronics, specialty chemicals, agriculture, and biotechnology. Its products are manufactured for distribution and sale to many different markets, including the transportation, textile, construction, motor vehicle, agricultural, home furnishings, medical, packaging, electronics, and nutrition and health markets. The company and its subsidiaries have operations in approximately 75 countries and employs approximately 79,000 people worldwide. The company had revenues of approximately $24.7 billion in 2001.

     DuPont may terminate the lease in 2008 upon payment of a $1.8 million termination fee. On or before September 1, 2006, the borrower must deposit a $900,000 letter of credit to be held until the borrowers provide satisfactory evidence that DuPont will not exercise its termination option.

In the event DuPont does terminate, the $1.8 million lease termination fee will be deposited with the borrowers and all excess cash flow will be swept until a reserve of $5.35 million for a re-leasing is achieved, which equates to approximately $20.11 PSF on the DuPont space. Alternatively, the borrowers may deposit a $5.35 million letter of credit. If DuPont does not terminate early, but does not renew their lease, a cash flow sweep will also be triggered prior to lease expiration.

Young Conaway Stargatt & Taylor occupies 74,272 SF (18.3% of the total NRA) under a lease for $22.03 PSF expiring in 2011. The law firm currently employs 75 lawyers with main offices in Georgetown and Wilmington. The firm's area of expertise includes bankruptcy, commercial, corporate, banking, intellectual property litigation, and real estate and tax litigation.

     PROPERTY MANAGEMENT. BPG Real Estate Services, LLC, an affiliate of the borrowers, manages the property in a supervisory role. Cushman & Wakefield of Delaware, Inc. manages the office portion of the collateral. The garage portion is operated by Central Parking System of Pennsylvania, Inc.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrowers may obtain future mezzanine financing from a qualified lender as defined in the loan documents under certain conditions, including that the mezzanine loan together with the outstanding principal amount of the Brandywine Office Building and Garage Mortgage Loan shall not exceed (a) eighty percent (80%) of the appraised value of the subject property or (b) if the garage has been released, a percentage of that appraised value equal to the sum of (i) sixty-five percent (65%) and (ii) the difference between 80% and the ratio (expressed as a percentage) of the loan to actual appraised value. The final capital structure of any mezzanine financing is subject in all respects to lender's and the rating agencies' approval.

     GROUND LEASE. The garage portion is subject to a ground lease from DuPont for an annual rent of $1 per year expiring in 2098.

     RELEASE OF PARCELS. The borrowers may obtain the release of the parking garage portion of the loan through defeasance of $12.5 million of the loan amount, subject to certain conditions, including satisfaction of a 1.50x debt service coverage ratio test based on a 7.06% debt service constant and a loan-to-value ratio not greater than 65%.

--------------------------------------------------------------------------------

                   MORTGAGE LOAN NO. 3-- BALLSTON COMMON MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

ORIGINAL BALANCE:              $49,888,644(1)

CUT-OFF DATE BALANCE:          $49,888,644(1)

FIRST PAYMENT DATE:            04/01/2003

INTEREST RATE:                 5.8453%

AMORTIZATION TERM:             358 months

ARD:                           No

MATURITY DATE:                 01/01/2013

EXPECTED MATURITY BALANCE:     $42,297,825

SPONSOR:                       Forest City Enterprises, Inc.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               25 payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance for the following 89
                               payments, and open to prepayment
                               without premium thereafter until
                               loan maturity.

CUT-OFF DATE BALANCE PER SF:   $160.57

UP-FRONT RESERVES:             RE Tax:         $200,200

                               Insurance:      $21,062

                               TI/LC: (2)      $1,100,000

ONGOING RESERVES:              RE Tax:         $50,050/month

                               Insurance       $7,021/month

                               Replacement:    $6,667/month

LOCKBOX:                       In-Place, Hard (A/B)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 Arlington, VA

YEAR BUILT/RENOVATED:     1986/2000

OCCUPANCY RATE: (3)       86.0%

SQUARE FOOTAGE:           310,704

THE COLLATERAL:           An anchored shopping center

OWNERSHIP INTEREST:       Fee


       ANCHORS(4)
       ----------
Hecht's Department Store
Hecht's Furniture Store

                                                  LEASE
MAJOR TENANTS               % NRA    RENT PSF   EXPIRATION
-------------               -----    --------   ----------
Regal Cinemas               21.6%     $13.21    06/30/2019
Sport & Health              10.5%     $17.00    06/30/2010
Rock Bottom Restaurant       3.1%     $24.50    08/31/2014

PROPERTY MANAGEMENT:      Forest City Commercial Management, Inc.

U/W NET CASH FLOW:        $5,631,312

APPRAISED VALUE: (5)      $76,000,000

LTV RATIO AT MATURITY:    55.7%

CUT-OFF DATE LTV RATIO:   65.6%

U/W DSCR:                 1.59x

--------------------------------------------------------------------------------

(1)  Represents the senior A-Note portion of a $53,888,644 total mortgage debt.

(2) The borrower posted a $1,100,000 evergreen Letter of Credit for payments in connection with re-leasing the property pursuant to leases currently contemplated with Medina Bistro, Charbroil Steakhouse, and KFC/Taco Bell (or replacement lease with similar terms, economic and otherwise, approved by lender).

(3)  Occupancy is based on the rent roll dated December 11, 2002.

(4) Hecht's Department Store and Hecht's Furniture Store are anchor tenants for the shopping center, and while these parcels are part of the shopping center they are not part of the collateral for the Ballston Common Mall Mortgage Loan.

(5)  As of November 26, 2002.

THE BALLSTON COMMON MALL MORTGAGE LOAN

     THE LOAN. The third largest loan (the "Ballston Common Mall Mortgage Loan") is secured by a first priority mortgage on the Ballston Common Mall located in Arlington, Virginia, which mortgage on the subject property also secures a subordinate $4,000,000 B-note mortgage loan (the "Ballston Common Mall B-Note Loan").

     THE BORROWER. The borrower is FC Ballston Common, LLC, a Delaware limited liability company. The borrower owns no material assets other than the subject property and related interests. The sponsor for this transaction is Forest City Enterprises, Inc., which had approximately $4.9 billion in total assets, with $3.8 billion in net real estate assets as of October 31, 2002. As of January 2002, the company owned approximately 18.5 million SF of retail space, 8.8 million SF of office space, and more than 35,000 residential units.

     THE PROPERTY. Ballston Common Mall is a 310,704 SF retail center located in Arlington, Virginia. Arlington is located approximately four miles west of Washington, D.C. The subject property was constructed in 1986 and was renovated in 1999 and 2000. The mall is anchored by a Hecht's Department Store and a Hecht's Furniture Store, neither of which are collateral for the Ballston Common Mall Mortgage Loan. The subject property is approximately 86.0% occupied with a mixture of various in-line stores, restaurants and a cinema.

     The subject property is situated on Glebe Road, a primary north/south artery that runs through Arlington. Also, the subject property is accessible by the Metrorail transit system, with a station located two blocks away, which is connected to the subject property by an enclosed skywalk. According to the appraiser, occupancies for the nine most competitive centers in the area range from 80% to 98%. The site is approximately 3.53 acres. Parking is provided by the Ballston Public Parking Garage, which is attached to the subject property.

     SIGNIFICANT TENANTS: The subject property is approximately 86.0% occupied by a total of 86 tenants. In addition, three tenants totaling 7,332 SF have leases out for signature and are expected to take occupancy in the near future. This represents additional lease-up of 2.4% not included in the stated occupancy.

     Regal Cinemas occupies 67,062 SF (21.6% of the total NRA) under a lease for $13.21 PSF expiring in 2019. Regal Cinemas operates a 12-screen movie theater featuring stadium-style seating and has been in occupancy since 1999.

      Sport & Health occupies 32,652 SF (10.5% of the total NRA) under a lease for $17.00 PSF expiring in 2010. Sport & Health is a regional health club operator with 29 facilities in the DC, Maryland, and Virginia area. The company was founded in 1973 and employs approximately 2,110 persons. The facility at the subject property is a full-service health and fitness club.

     While no other tenant occupies more than 3.1% of the subject property's NRA, additional tenants include CVS (rated A by S&P and A2 by Moody's), occupying 8,736 SF (2.8% of the total NRA), Victoria's Secret (owned by Limited Brands with a parent rating of BBB+ by S&P and Baa1 by Moody's), occupying 4,968 SF (1.6% of the total NRA), and Radio Shack (rated A- by S&P and A- by Fitch), occupying 2,669 SF (0.9% of the total NRA).

     PROPERTY MANAGEMENT. The subject property is managed by Forest City Commercial Management, Inc., an affiliate of the borrowing entity.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Ballston Common Mall Mortgage Loan and the Ballston Common Mall B-Note Loan are subject to a co-lender agreement that provides, among other things that payments of interest and principal will be made on both loans, based on their respective interest rates and amortization terms until an event of default under the Ballston Common Mall Mortgage Loan. For as long as a monetary event of default or other material event of default exists with respect to the loans, after any grace period or cure period, or the loans are being specially serviced, payment of principal and interest due on the Ballston Common Mall B-Note Loan will be subordinate to the payment of principal and interest due on the Ballston Common Mall Mortgage Loan. In the event that there exists an event of default under the Ballston Common Mall Mortgage Loan and the Ballston Common Mall Mortgage Loan becomes specially serviced, the holder of the Boston Common Mall B-Note Loan will be entitled to purchase the Ballston Common Mall Mortgage Loan from the trust at a price generally equal to the principal balance plus accrued interest without any prepayment premium. Under certain circumstances the amortization schedule for the Ballston Common Mall B-Note Loan may be adjusted, effective as of July 20, 2003, to cause the Ballston Common Mall B-Note Loan to become a self-amortizing loan over its remaining Term; provided that, prior to such adjustment an affiliate of the borrower may elect to acquire the Ballston Common Mall B-Note Loan, and if the affiliate so elects, the Ballston Common Mall B-Note Loan shall be converted into a mezzanine loan and the borrower affiliate purchasing the loan must execute an intercreditor agreement in a form acceptable to the rating agencies.



     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS.  None Permitted.

--------------------------------------------------------------------------------

              MORTGAGE LOAN NO. 4-- FURNITURE PLAZA & PLAZA SUITES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:         WFB

ORIGINAL BALANCE:             $47,000,000

CUT-OFF DATE BALANCE:         $46,875,004

FIRST PAYMENT DATE:           03/01/2003

INTEREST RATE:                5.2300%

AMORTIZATION TERM:            240 months

ARD:                          No

MATURITY DATE:                02/01/2013

EXPECTED MATURITY BALANCE:    $30,070,702

SPONSOR:                      Vornado Realty Trust

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              25 payment lockout from date of
                              origination, with U.S. Treasury
                              defeasance for the following 92
                              payments, and open to prepayment
                              without premium thereafter until
                              loan maturity.

CUT-OFF DATE BALANCE PER SF:  $ 64.80

UP-FRONT RESERVES:            RE Tax:              $144,969

                              Insurance:           $51,400

                              Advance Rent: (1)    $1,504,793

ONGOING RESERVES:             RE Tax:              $48,323/month

                              Insurance:           $5,140/month

                              Replacement:         $6,028/month

                              Advance Rent:        (2)

                              TI/LC:               (3)

                              Operating Expense:   (4)

LOCKBOX:                      In-Place, Hard
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:(5)            BBB-/BBB-

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    High Point, NC

YEAR BUILT/RENOVATED:        1960/2001

OCCUPANCY RATE:(6)           97.9%

SQUARE FOOTAGE:              723,419

THE COLLATERAL:              Two anchored retail buildings

OWNERSHIP INTEREST:          Fee

                                                   LEASE
MAJOR TENANTS                % NRA    RENT PSF   EXPIRATION
-------------                -----    --------   ----------
MMPI(7)                      26.5%     $13.50    06/30/2011
                                                     and
                                                 06/30/2016

Robinson & Robinson, Inc.    6.7%      $12.50    06/30/2007

Progressive Furniture, Inc.  5.8%      $13.50    06/30/2007

PROPERTY MANAGEMENT:      Merchandise Mart Properties, Inc. (MMPI)

U/W NET CASH FLOW:        $7,411,849

APPRAISED VALUE: (8)      $75,000,000

CUT-OFF DATE LTV RATIO:   62.5%

LTV RATIO AT MATURITY:    40.1%

U/W DSCR:                 1.95x

--------------------------------------------------------------------------------

(1) The advance rent escrow account includes approximately four months of debt service, real estate taxes, insurance and replacement reserves.

(2) Due to the nature of the semi-annual rent payments (June 1 and December 1) from the permanent tenants (the master lease pays monthly), an amount equal to the difference between five months worth of debt service, real estate taxes, insurance, replacement reserves and other amounts due under the loan documents, and the payments of five months of rent from all leases other than the master lease is deposited into the advance rent escrow semi-annually in advance (July 1 and January 1). Transfers from the advance rent escrow will be made monthly for the payment of debt service and the funding of the monthly reserves for taxes, insurance and replacement reserves.

(3) A TI/LC reserve of $5,910/month is springing upon (a) an event of default or (b) an assignment of the loan due to a sale of the property.

(4)  An operating expense reserve is springing upon (a) an event of default or
     (b) the actual debt service coverage ratio falling below 1.50x. The debt service coverage ratio is tested quarterly based on the lender's determination of underwritable net operating income using applicable rating agency criteria. Excess cash that is held by the lender will be retained as additional collateral and only released to the borrower after achievement of a debt service ratio coverage equal to or greater than 1.50x for four consecutive quarters.

(5) Fitch Ratings and Standard and Poor's have confirmed that the Furniture Plaza and Plaza Suites Mortgage Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB-" by Fitch Ratings and Standard and Poor's, respectively.

(6)  Occupancy is based on the rent roll dated January 24, 2003.

(7) Rent PSF is calculated based on the total annual gross rent paid by the applicable tenant divided by their total leased square footage.

(8)  As of January 6, 2003.

THE FURNITURE PLAZA AND PLAZA SUITES MORTGAGE LOAN


     THE LOAN. The fourth largest loan (the "Furniture Plaza and Plaza Suites Mortgage Loan") is evidenced by a promissory note secured by a Deed of Trust in the original principal amount of $47,000,000 and by an Assignment of Leases and Rents (and Fixture Filing) encumbering the 723,419 SF wholesale furniture showroom complex in High Point, North Carolina (the "Furniture Plaza and Plaza Suites Mortgaged Property").

     THE BORROWER. The borrower is Market Square-Furniture Plaza, L.P. (the "Furniture Plaza and Plaza Suites Borrower"), which owns no material assets other than the Furniture Plaza and Plaza Suites Mortgaged Property and related interests. The Furniture Plaza and Plaza Suites Borrower is a single purpose entity, with an independent director. The Furniture Plaza and Plaza Suites Borrower is sponsored by Vornado Realty Trust ("VNO"), a publicly traded REIT (NYSE - VNO) that has investment grade ratings of Baa3/BBB+ from Moody's and S&P, respectively. VNO is a fully integrated REIT, which owns and manages approximately 68 million SF of real estate properties. VNO conducts its business through Vornado Realty L.P. ("Vornado"), a Delaware limited partnership that is the operating partnership for the REIT. VNO is the sole GP and owner of approximately 79% of the common limited partnership interests in Vornado. At September 30, 2002, VNO had total assets of $9.1 billion mainly comprised of investment in real estate (at cost) of $6.8 billion. Liabilities totaled $4.3 billion comprised mainly of a combination of unsecured and secured borrowings. Additional liabilities totalling $2.1 billion are reflected as minority interests for the unitholders in the operating partnership. Total net worth is $2.7 billion. For the nine months ended September 30, 2002, VNO generated total revenues of $1,061 million and net income of $181 million. This compares to the 2001 year end results of $986 million of total revenues and $264 million of net income.

     THE PROPERTY. The Furniture Plaza and Plaza Suites Mortgaged Property is located on the west side of Main Street (US Highway 311) between West Commerce Avenue and West Green Drive in downtown High Point, North Carolina. The property is located in High Point furniture market and sits directly across Main Street from the International Home Furnishings Center ("IHFC"), the largest building in High Point at 3.4 million SF. The Furniture Plaza and Plaza Suites Mortgaged Property consists of the Furniture Plaza building of six-stories plus a full lower level (the Club Level) totaling 302,966 NRA and the Plaza Suites building of four-stories plus a full lower level totaling 420,452 NRA. Furniture Plaza was originally constructed in 1960 and was essentially doubled in size with a 1987 expansion, and later renovated as part of the Plaza Suites new construction. Plaza Suites represents new construction completed in 2001. The property is leased to a combination of long-term tenants with lease terms ranging from 2 to 5 years, and temporary tenants under a long-term master lease to a wholly owned subsidiary of Vornado. These temporary tenants lease their space on terms ranging from 6 months to 2 years and pay a significantly higher rental rate to the master lessor (not reflected in lenders U/W Net Cash Flow). Temporary tenants are a mainstream part of the High Point real estate market. The site is 3.47 acres, irregular in shape and has adequate frontage along Main Street, the primary thoroughfare within the neighborhood.

     SIGNIFICANT TENANTS. Merchandise Mart Properties, Inc. ("MMPI") occupies 191,768 SF (26.5% of the total NRA) under two leases for 190,196 SF and 1,572 SF, respectively, each for $13.50 PSF gross and modified gross, respectively. The first lease expires in June 2016, the second in June 2011. MMPI is a borrower related tenant and a wholly owned subsidiary of VNO (the REIT operating partnership) and represents the entity that manages all of Vornado's mart properties (nearly 8 million SF) as well as manages a number of merchandise shows in North America. MMPI generates over $80 million in revenue that is mainly from trade shows and expense reimbursement (primarily labor) from the properties it manages. Expenses are a combination of various payroll related items and the rent expense under the Plaza Suites and Suites at Market Square master leases in High Point. Recurring net income before taxes for MMPI is roughly $3 million.

Robinson & Robinson, Inc. occupies 48,618 SF (6.7% of the total NRA) under a lease for $12.50 PSF modified gross expiring in June 2007. A California based manufacturer of mid-priced leather upholstered furniture manufactured in Mexico, Robinson & Robinson, Inc. started in the 1980's and sells to department stores and major and regional furniture retailers. This is its first lease in High Point.

Progressive Furniture, Inc. occupies 41,620 SF (5.8% of the total NRA) under a lease for $13.50 PSF modified gross expiring in June 2007. Based in Ohio, Progressive Furniture, Inc. started in the 1980's manufacturing bedroom, dining room and occasional tables and has been in High Point since inception. It sells to major and regional furniture retailers.

     PROPERTY MANAGEMENT. The Furniture Plaza and Plaza Suites Mortgaged Property is managed by Merchandise Mart Properties, Inc., which is an affiliate of the Furniture Plaza and Plaza Suites Borrower and the largest tenant of the property.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. None permitted.

--------------------------------------------------------------------------------

                    MORTGAGE LOAN NO. 5 -- INLAND PORTFOLIO 2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $41,190,000

CUT-OFF DATE BALANCE:          $41,190,000

FIRST PAYMENT DATE:            11/01/2002

INTEREST RATE:                 5.5000%

AMORTIZATION TERM:             Interest Only

ARD:                           No

MATURITY DATE:                 10/01/2009

EXPECTED MATURITY BALANCE:     $41,190,000

SPONSOR:                       Inland Retail Real Estate Trust, Inc.

INTEREST CALCULATION:          30/360

CALL PROTECTION:               35 payment lockout from date of
                               origination, subject to a
                               prepayment  with a prepayment
                               premium equal to the greater of
                               1% and yield maintenance for the
                               following 47 payments, and open
                               to prepayment without premium
                               thereafter until loan maturity.

CUT-OFF DATE BALANCE PER SF:   $72.65

UP-FRONT RESERVES:             None

ONGOING RESERVES:              (1)

LOCKBOX:                       Springing,
                               Soft/Hard(2)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:(3)         A/BBB

SINGLE ASSET/PORTFOLIO:   Portfolio

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 See table below

YEAR BUILT/RENOVATED:     See table below

OCCUPANCY RATE:           See table below

SQUARE FOOTAGE:           566,945

THE COLLATERAL:           Five community retail centers and
                          one single tenant retail property

OWNERSHIP INTEREST:       Fee

                                                 LEASE
MAJOR TENANTS             % NRA    RENT PSF    EXPIRATION
-------------             -----    --------    ----------
See table below



PROPERTY MANAGEMENT:    Inland Southeast Property
                        Management Corp and Inland
                        Southern Management, LLC.

U/W NET CASH FLOW:      $6,072,730

APPRAISED VALUE: (4)    $76,475,000

CUT-OFF DATE LTV RATIO  53.9%

LTV RATIO AT MATURITY:  53.9%

U/W DSCR:               2.68x

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                            YEAR
                                           BUILT/     SQUARE  APPRAISED                                         RENT      LEASE
   PROPERTY NAME        CITY      STATE  RENOVATED     FEET   VALUE(4)   OCCUPANCY(5)  MAJOR TENANT   % NRA(6)  PSF     EXPIRATION
   -------------        ----      -----  ---------    -----   -----      ---------     -------------  -----     ----    ----------
                                                                                       Linens N
Walk at Highwoods    Tampa         FL       2001     140,722  $24,500,00      95.8%    Things          23.5%   $12.00   01/31/2017

                     Deerfield
Hillsboro Square     Beach         FL    1961/2002   145,410  $22,400,000    100.0%    Publix          37.4%   $12.99   10/31/2022

Chesterfield                                                                           Ben Franklin
Crossing             Midlothian    VA       2000      68,894  $11,800,000    100.0%    Craft           29.1%   $11.22   10/31/2015

Northpoint
Marketplace          Spartanburg   SC       2001     120,547  $8,575,000      90.1%    Ingles          69.1%   $4.95    09/01/2021

Hampton Point SC     Taylors       SC    1993/1999    58,316  $4,600,000     100.0%    Bi-Lo           77.4%   $7.51    06/01/2018

Circuit City, Rome   Rome          GA       2000      33,056  4,600,000      100.0%    Circuit City   100.0%   $12.71   02/28/2021
-----------------------------------------------------------------------------------------------------------------------------------

(1) Tax and insurance reserves spring if the borrower fails to provide evidence of payment or evidence that the property that the property is under and insurance blanket policy. Replacement reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(2) Springing lockbox is triggered upon the debt service coverage ratio falling below 1.75x. Thereafter, if the debt service coverage ratio falls below 1.15x, or an event of default or a bankruptcy or insolvency of the borrower or the property manager, then the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(3) Fitch Ratings and Standard and Poor's have confirmed that the Inland Portfolio 2 Mortgage Loan has, in context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "BBB" by Fitch Ratings and Standard and Poor's, respectively.

(4) Appraised value for the Walk at Highwoods, Hillsborough Square, Chesterfield Crossing, Northpoint Marketplace, Hampton Point SC and Circuit City Rome properties are as of July 29, 2002, October 9, 2002, July 27, 2002, August 19, 2002, August 1, 2002 and August 5, 2002, respectively.

(5) Occupancy is based on rent rolls dated November 26, 2002, February 12, 2003 and February 20, 2003.

(6)  Based on the net rentable area for the appropriate property only.

THE INLAND PORTFOLIO 2 MORTGAGE LOAN

     THE LOAN. The fifth largest loan (the "Inland Portfolio 2 Mortgage Loan") is evidenced by six promissory notes, secured by six cross-collateralized and cross-defaulted first priority mortgage on six anchored retail properties (the "Inland Portfolio 2 Mortgaged Properties") located in Rome, GA, Taylors, SC, Tampa, FL, Deerfield Beach, FL, Spartanburg, SC, and Midlothian, VA.

     THE BORROWERS. The Inland Portfolio 2 Mortgage Loan was made to six borrowers, each a single purpose entity which owns no material assets other than a particular Inland Portfolio 2 Mortgaged Property and related interests. Each borrower is wholly owned by Inland Retail Real Estate Limited Partnership, which is an affiliate of Inland Southeast Real Estate Trust, Inc. which had total assets of $1.386 billion as of September 30, 2002. The Inland Group, Inc. is the parent company whose principals formed Inland Retail Real Estate Trust, Inc, as well as many affiliated and advisory groups involved in various real estate activities. As of July 2002, the Inland Group employed over 700 people, managed over $3 billion in assets, and managed over 22 million SF of retail and other commercial property. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     THE PROPERTIES.

     Walk at Highwoods, located in Tampa, Florida, is a 140,722 SF community power center. The property is anchored by Circuit City, Linens N Things and Michael's. Freestanding tenants in the center include Bennigan's, Dunkin Donuts, and Panera Bread Company. Built in 2001, the center is located on Bruce Downs Road, a primary 4-lane road. The property has easy access to I-75 and is accessible to all parts of Tampa and Hillsborough County. The property is currently 95.8% occupied.

     Hillsboro Square, located in Deerfield Beach, Florida, is a 145,410 SF community shopping center anchored by Publix and Eckerd. The property has been recently renovated and redeveloped at an estimated cost of $3.7 million, including all new facades, new landscaping, parking surfaces and signage. The former 38,000 SF Publix was expanded and replaced with a new 54,379 SF store. The property is currently 100% occupied.

     Chesterfield Crossing, located in Midlothian, Virginia, is a 68,894 SF community shopping center anchored by a PetsMart and a Ben Franklin Craft Store. The center is shadow anchored by Wal-Mart and Home Depot. There are four outparcels, including Payless Shoes & Great Clips, Chick-Fil-A, IHOP, and Mattress Outlet. The property is located on the six-lane Hull Street Road in a suburb approximately 15 miles from Richmond. The center was built in 2000 and is currently 100% occupied.

     Northpoint Marketplace, located in Spartanburg, South Carolina, is a 120,547 SF community shopping center anchored by an Ingles Market. Constructed in 2001, Northpoint Marketplace is located near the intersection of Highway 176 with Interstates 85 to the south and 26 to the north and has a traffic count of approximately 19,000 cars daily. The property is located approximately 6 miles Northwest from Spartanburg's central business district. Northpoint Marketplace is currently 90.1% occupied.

     Hampton Point SC, located in Taylors, South Carolina is a 58,316 SF center anchored by Bi-Lo. Built in 1993 and renovated in 1999, the property is 100% occupied by five tenants. The property is located at the intersection of Highway 29 and Tappan Road in the northeast area of Greenville. The property is currently 100% occupied.

     Circuit City Rome, located in Rome, Georgia is a 33,056 SF free standing Circuit City. The property is an out parcel on the southeast corner of Mount Berry Square Mall, which is anchored by JC Penney and Belks. The property was built in 2000 and has access to and visibility from Martha Berry Highway. The property is currently 100% occupied.

     PROPERTY MANAGEMENT. The Inland Portfolio 2 Mortgaged Properties are managed by Inland Southeast Property Management Corp, and Inland Southern Management, LLC, affiliates of the borrowers.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE PROVISIONS. After the lockout period, subject to satisfaction of certain conditions including that the debt service coverage ratio on the remaining properties being not less than 2.70x and the loan to value ratio on the remaining properties not exceeding 60%, the borrowers can obtain a release of any one or more of the Inland Portfolio 2 Properties by prepaying, together with the required prepayment premium, 115% of the promissory note executed by the applicable borrower.

     PROPERTY SUBSTITUTION. Subject to the satisfaction of certain conditions, including rating agency confirmation, the borrowers can substitute a replacement property for an Inland Portfolio 2 Mortgaged Property as collateral for the Inland Portfolio 2 Mortgage Loan.

--------------------------------------------------------------------------------

                     MORTGAGE LOAN NO. 6 - NORTH RANCH MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PMCF

ORIGINAL BALANCE:              $30,000,000

CUT-OFF DATE BALANCE:          $27,927,666(1)

FIRST PAYMENT DATE:            02/03/2003

INTEREST RATE:                 5.5300%(2)

AMORTIZATION TERM:             360 months

ARD:                           Yes

ANTICIPATED REPAYMENT DATE:    01/01/2013

EXPECTED BALANCE AT ARD:       $23,457,059

FINAL MATURITY DATE:           01/01/2033

SPONSOR:                       Meyer Nugit

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               27 payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance for the following 89
                               payments, and open to prepayment
                               without premium thereafter until
                               loan maturity.

CUT-OFF DATE BALANCE PER SF:   $151.26

UP-FRONT RESERVES:             RE Tax:           (3)

                               Insurance:        (3)

ONGOING RESERVES:              RE Tax:           (3)

                               Insurance:        (3)

                               Environmental:    (4)

                               Other:            (5)

LOCKBOX:                       Springing
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:              NAP

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Westlake Village, CA

YEAR BUILT/RENOVATED:       1980/1989

OCCUPANCY RATE:(6)          98.1%

SQUARE FOOTAGE:             184,638

THE COLLATERAL:             An anchored shopping center

OWNERSHIP INTEREST:         Fee

                                                   LEASE
MAJOR TENANTS                % NRA    RENT PSF   EXPIRATION
-------------                -----    --------   ----------
Ralphs                       18.3%      $4.47    07/31/2005
Rite Aid                     9.6%       $2.39    05/31/2013
Neuvie                       6.4%      $24.39    03/16/2005

PROPERTY MANAGEMENT:       DSB Properties, Inc.

U/W NET CASH FLOW:         $3,460,521

APPRAISED VALUE: (7)       $46,500,000

CUT-OFF DATE LTV RATIO:    60.1%

LTV RATIO AT ARD:          50.4%

U/W DSCR:                  1.81x

--------------------------------------------------------------------------------

(1) On February 20, 2003, the borrower exercised a one-time option to pay down the loan by $2,000,000.

(2) After the ARD, the interest rate steps up to the greater of 5.5300% plus two hundred (200) basis points or the Treasury Rate plus two hundred (200) basis points. Payment of the additional interest is deferred.

(3) Borrower has posted a letter of credit for $225,000, which represents one-half of the annual tax and insurance payments, in lieu of funding a monthly tax and insurance escrow account. Borrower may continue to pay taxes and insurance premiums directly so long as no continuing event of default exists under the loan.

(4) Borrower has posted a letter of credit for $185,000, which will be released to the borrower upon receipt of a new Phase II environmental report reasonably acceptable to lender confirming that at least one of the following conditions has been satisfied: (i) the residual concentration of Perchlorethylene ("PCE") in the soil has been reduced by 90% from the current levels as described in the existing Phase II report dated December 2002, (ii) the residual PCE in the soil is below 100 parts per billion, or
     (iii) the residual PCE in the soil is below the current California and regulatory action levels and guidelines, if published.

(5) On the date occurring six months prior to each of the Ralphs lease expiration and the Trader Joe's lease expiration, the borrower is required to establish a leasing reserve in the form of either cash or a letter of credit in the amount of $200,000 for the Ralphs space and $95,000 for the Trader Joe's space.

(6)  Occupancy is based on the rent roll dated December 1, 2002.

(7)  As of November 27, 2002.

THE NORTH RANCH MALL MORTGAGE LOAN

     THE LOAN. The sixth largest loan (the "North Ranch Mall Mortgage Loan") is secured by a first priority mortgage on the North Ranch Mall located in Westlake Village, California.

     THE BORROWER. The borrower is North Ranch Properties, LP, a California limited partnership. The borrower owns no material assets other than the subject property and related interests. The sponsor for this transaction is Meyer Nugit.

     THE PROPERTY. North Ranch Mall is a 184,638 SF retail center located in Westlake Village, California. Westlake Village is located approximately 10 miles north of the Malibu coast. The subject property was constructed in 1980 and renovated in 1989. Approximately 20% of the total NRA is utilized as office space.

     The Ventura Freeway and the Moorpark Freeway provide access to the subject property. According to the appraiser, occupancies for the six most competitive centers in the area range from 94% - 100% with an average occupancy of 96.5%. The site is approximately 18.27 acres and contains approximately 903 parking spaces (4.89 per 1,000 SF).

     SIGNIFICANT TENANTS: The subject property is 98.1% occupied by a total of 44 tenants.

     Ralphs occupies 33,823 SF (18.3% of the total NRA) under a lease for $4.47 PSF expiring in 2005. Ralphs has one remaining extension option for five years, which will take its lease expiration to July 2010 if exercised. Ralphs is a wholly owned subsidiary of Kroger (rated BBB- by S&P, BBB by Fitch and Baa3 by Moody's) and has been in continuous occupancy since the subject property's development in 1980.

     Rite Aid occupies 17,700 SF (9.6% of the total NRA) under a lease for $2.39 PSF expiring in 2013 after recently exercising a 10-year extension option. Rite Aid has been in continuous occupancy since the subject property's development in 1980, but originally opened as a Thrifty Drug Store in 1980. Rite Aid acquired Thrifty in 1997.

     Neuvie occupies 11,900 SF (6.4% of the total NRA) under a lease for $24.39 PSF expiring in 2005. Neuvie has been in continuous occupancy since 1990. Neuvie is an independent furniture store specializing in Scandinavian style high end home furnishings.

     While no other tenant occupies more than 5.5% of the subject property's NRA, Trader Joe's occupies 9,922 SF (5.4% of the total NRA) under a lease for $16.24 PSF expiring in 2004. Trailer Joe's has one remaining extension option for five years, which will take its lease expiration to 2009 if exercised. Trader Joe's has been in continuous occupancy since 1989.

     PROPERTY MANAGEMENT. The subject property is managed by DSB Properties, Inc. which is not an affiliate of the borrowing entity.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. None permitted.

--------------------------------------------------------------------------------

                       MORTGAGE LOAN NO. 7 -- QUAKER PARK

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $27,250,000

CUT-OFF DATE BALANCE:          $27,165,796

FIRST PAYMENT DATE:            02/01/2003

INTEREST RATE:                 5.9250%

AMORTIZATION TERM:             300 months

ARD:                           No

MATURITY DATE:                 01/01/2013

EXPECTED MATURITY BALANCE:     $21,114,456

SPONSOR(S):                    Michael O'Neill; Erik Kolar

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               47 payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance thereafter until loan
                               maturity.

CUT-OFF DATE BALANCE PER SF:   $133.98

UP-FRONT RESERVES:             RE Tax:             $291,000

                               Insurance:          $32,712

                               Replacement:        $3,379

                               TI/LC:              $10,417

ONGOING RESERVES:              RE Tax:             $32,333/month

                               Insurance           $3,755/month

                               Replacement:        $3,379/month

                               TI/LC:              $10,417/month

LOCKBOX:                       Springing, Soft/Hard(1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Suburban

LOCATION:                 Conshohocken, PA

YEAR BUILT/RENOVATED:     1920/2001

OCCUPANCY RATE: (2)       89.0%

SQUARE FOOTAGE:           202,754

THE COLLATERAL:           A suburban office building

OWNERSHIP INTEREST:       Fee

                                                  LEASE
MAJOR TENANTS               % NRA    RENT PSF   EXPIRATION
-------------               -----    --------   ----------
Quaker Chemical             37.8%      $15.57   02/28/2017

Nationwide Insurance(3)     18.9%     $25.69    11/10/2006
                                                    and
                                                12/31/2007

TMX Interactive             9.9%      $27.03    07/31/2008


PROPERTY MANAGEMENT:      Preferred Asset Management, LLC.

U/W NET CASH FLOW:        $2,963,050

APPRAISED VALUE: (4)      $36,000,000

CUT-OFF DATE LTV RATIO:   75.5%

LTV RATIO AT MATURITY:    58.7%

U/W DSCR:                 1.42x

--------------------------------------------------------------------------------

(1) Springing lockbox is triggered upon an event of default, the insolvency of borrower or property manager, or if the debt service coverage ratio for the preceding twelve months falls below a 1.10x.

(2)  Occupancy is based on rent roll dated January 1, 2003.

(3) Rent PSF is calculated based on the total annual gross rent paid by the applicable tenant divided by their total leased square footage.

(4)  As of November 19, 2002.

THE QUAKER PARK MORTGAGE LOAN

     THE LOAN. The seventh largest loan (the "Quaker Park Mortgage Loan") is secured by a first priority mortgage on the Quaker Park building in Conshohocken, Pennsylvania.

     THE BORROWER. The borrower is Quaker Park Associates, LP, a single purpose entity which owns no material assets other than the subject property and related interests. One of the borrower's general partners is Quaker Park, Inc., also a single purpose entity. The principal's of the borrower are Preferred Real Estate Developers, LP and Quaker Chemical Corporation. The borrower is controlled by Preferred Real Estate Developers, LP, a real estate investment and development company specializing in office and industrial properties. Its principals, Michael O'Neill and Erik Kolar, have over 50 years of combined real estate management experience. The company currently owns more than 8 million SF of commercial space and was ranked by the Philadelphia Business journal as the second largest commercial developer in the Philadelphia metropolitan area.

     THE PROPERTY. Quaker Park is a newly redeveloped and expanded, 202,754 SF office building completed in 2001. The building consists of two joined buildings connected by a central atrium. The property has unique finishes, including exposed brick walls, exposed wood beams, and wooden floors and ceilings. Care was taken during the redevelopment to preserve many of the historical touches of the original early 1900's design. Amenities include an onsite gym and cafeteria in the Quaker Chemical space.

     The subject property is located in Conshohocken, Pennsylvania, approximately 20 minutes from the Philadelphia central business district. The subject property is located near the interchange of Interstates 76 and 476 with PA Route 23. Interstate 76 is the primary east/west interstate highway servicing the Philadelphia region and Interstate 476 is the primary north/south interstate highway in the western suburbs of the Philadelphia region.

     Tenants at the subject property include insurance companies, a chemical company, a law firm, and the headquarters for Preferred Real Estate Investments, Inc. Approximately 40% of the rental income at the property is attributed to three investment grade tenants, Nationwide Insurance, John Hancock, and Sunoco. Leases for approximately 37.8% of the NRA expire beyond the loan term.

     SIGNIFICANT TENANTS. The property is currently 89.0% occupied by 7 tenants.

     Quaker Chemical (NYSE: KWR) occupies 76,672 SF (37.8% of the total NRA) under a lease for $15.57 PSF expiring in 2017. Quaker Chemical develops, produces & markets formulated chemical specialty products for heavy industrial and manufacturing applications.

     Nationwide Insurance, a mutual insurance company rated A- by S&P and A3 by Moody's, occupies 38,224 SF (18.9% of the total NRA) under two leases for $25.50 PSF for 31,029 SF and $26.50 PSF for 7,195 SF. The leases expire in 2007 and 2006, respectively. Nationwide provides a full range of insurance and financial services and has more than 16 million policies in force. It is one of the top financial services companies in the world, with more than $113 billion in assets. It is currently ranked 136 on the Fortune 500.

     PROPERTY MANAGEMENT. The property is managed by Preferred Asset Management, LLC, an affiliate of the Preferred Real Estate Investments, Inc.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     RELEASE OF PARCELS. None permitted.

--------------------------------------------------------------------------------

             MORTGAGE LOAN NO. 8 -- RENAISSANCE PERE MARQUETTE HOTEL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           PMCF

ORIGINAL BALANCE:               $25,000,000(1)

CUT-OFF DATE BALANCE:           $25,000,000(1)

FIRST PAYMENT DATE:             04/01/2003

INTEREST RATE:                  6.4400%

AMORTIZATION TERM:              300 months

ARD:                            No

MATURITY DATE:                  03/01/2013

EXPECTED MATURITY BALANCE:      $19,721,874

SPONSOR(S):                     Kimberly-Clark Corporation and
                                H. Hunter White, III

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                25 payment lockout from date of
                                origination with U.S. Treasury
                                defeasance for the following 91
                                payments and open thereafter to
                                prepayment without premium until
                                loan maturity.

CUT-OFF DATE BALANCE PER UNIT:  $89,285.71

UP-FRONT RESERVES:              Debt Service:  $196,734 (3)

                                Insurance:     $130,000 (2)

ONGOING RESERVES:               Debt Service:  (3)

                                Replacement:   (4)

LOCKBOX:                        In-Place, Hard

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                NAP

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Hotel

PROPERTY SUB-TYPE:            Full Service

LOCATION:                     New Orleans, LA

YEAR BUILT/RENOVATED:         1926/2001

OCCUPANCY RATE:(5)            70.6%

UNITS:                        280

THE COLLATERAL:               A 280 room full service hotel

OWNERSHIP INTEREST:           Fee


PROPERTY MANAGEMENT:          Renaissance Hotel Operating Company

U/W NET CASH FLOW:            $2,291,628

APPRAISED VALUE:(6)           $45,600,000

CUT-OFF DATE LTV RATIO:       54.8%

LTV RATIO AT MATURITY:        43.3%

U/W DSCR: (7)                 1.14x

--------------------------------------------------------------------------------

(1)  Represents the senior A-Note portion of a $27,000,000 total mortgage debt.

(2) The borrower posted a $130,000 letter of credit, which represents one-half of the annual insurance payments.

(3) The Up-front Debt Service Reserve amount represents one month's debt service. Payments in the amount of excess cash flow (after payment of debt service and operating expenses) will be deposited into the reserve until the balance equals three times the monthly debt service (the "Debt Service Reserve Cap") due under the loan. If the balance falls below the cap, payments from excess cash flow (after debt service and operating expenses) will resume until the Debt Service Reserve Cap is reached. In the event that, on any given payment date, insufficient funds are on deposit in the deposit account to pay the aggregate monthly payment amount due, then, to the extent funds are on deposit in the debt service reserve, and provided no event of default has occurred and is continuing, mortgagee shall apply funds in the debt service reserve to the payment of the aggregate monthly payment amount. The reserve shall be held as additional security for the debt.

(4) The loan documents require that the borrower shall make monthly payments to a replacement reserve based on the amounts required as follows: (i) 1% of gross revenue for year one of the loan term, (ii) 2% for year two of the loan term, (iii) 3% for years three through year five of the loan term and
     (iv) thereafter, the amount funded to the reserve shall be the greater of 4% of gross revenue or the amount required under the management agreement. Not withstanding the foregoing, for so long as the management agreement with Renaissance Hotel Operating Company is in full force and effect, and the agreement provides for the allocation of funds for an FF&E reserve (provided such funds are deposited by Renaissance Hotel Operating Company into the designated account), borrower will not be obligated to make deposits into the reserve. However, to the extent the amounts deposited into the designated account are not at least equal to the amounts required under the loan documents, the borrower will be obligated to deposit such difference into the reserve.

(5)  Occupancy is based on the occupancy report dated January 3, 2003.

(6)  As of October 8, 2002.

(7)  See "Stabilization Guaranty" below.


THE RENAISSANCE PERE MARQUETTE HOTEL MORTGAGE LOAN

     THE LOAN. The eighth largest loan (the "Renaissance Pere Marquette Hotel Mortgage Loan") is secured by a first priority mortgage on the Renaissance Pere Marquette Hotel located in New Orleans, Louisiana, which mortgage on the subject property also secures a subordinate $2,000,000 B-Note mortgage loan (the "Renaissance Pere Marquette Hotel B-Note Loan").

     THE BORROWER. The borrower is Pere Marquette Hotel Partners, L.L.C., a Louisiana limited liability company. The borrower owns no material assets other than the subject property and related assets. The sponsors for this transaction are Kimberly-Clark Corporation and H. Hunter White, III.

     THE PROPERTY. The Renaissance Pere Marquette Hotel is a 18-story, 280 room, full service hotel located in the New Orleans financial district, one block from the French Quarter. Local surface arteries and the interstate and state highway systems provide access to the subject property. Valet parking for guests is available through the hotel at a parking garage located immediately adjacent to the subject property.

     Originally developed as an office building in 1926, the property was completely renovated and converted into a hotel in 2001. A portion of the renovations was paid for by historic rehabilitation tax credits. The hotel maintains certain architectural features of the original building, including marble entry floors, an original staircase and open bi-level lobby.

     The hotel consists of 128 king-size rooms, 26 queen-size rooms, five parlor rooms, and 121 double rooms. In addition, the property features the 90-seat Rene' Bistro and Bar restaurant, a fitness center, an outdoor heated swimming pool, a gift shop and approximately 6,676 feet of flexible meeting space.

     PROPERTY MANAGEMENT. Management of the subject property is provided by Renaissance Hotel Operating Company, pursuant to a 20-year hotel management agreement.

     Through its affiliation with Marriott International, the hotel is entitled to access to the worldwide marketing and reservations programs of the Marriott group, which supports over 2,300 hotels and resorts, vacation timeshare resorts and senior living communities around the world. The management agreement incorporates the terms of the standalone franchise agreement customarily utilized by Marriott, particularly as it relates to brand maintenance, central reservations, marketing and allocation of costs.

     OPERATING LEASE. In order to take advantage of the historic tax credit rehabilitation associated with the subject property, the borrower leased the hotel to an affiliated operator pursuant to a 35-year net lease including taxes, insurance and other operating expenses. The operator, Pere Marquette Hotel Operating Company, L.L.C., pays monthly rent to the borrower.

      MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Renaissance Pere Marquette Hotel Mortgage Loan and the Renaissance Pere Marquette Hotel B-Note Loan are subject to a co-lender agreement that provides, among other things that, payments of interest and principal will be made on both loans, based on their respective interest rates and amortization terms. For as long as a monetary event of default or other material event of default exists with respect to the loans, after any grace period or cure period, or the loans are being specially serviced payments of principal and interest due on The Renaissance Pere Marquette Hotel B-Note Loan will be subordinate to the payment of principal and interest due on The Renaissance Pere Marquette Hotel Mortgage Loan. In the event that there exists an event of default under the Renaissance Pere Marquette Hotel Mortgage Loan and the Renaissance Pere Marquette Hotel Mortgage Loan becomes specially serviced, the holder of the Renaissance Pere Marquette Hotel B-Note Loan will be entitled to purchase the Renaissance Pere Marquette Hotel Mortgage Loan from the trust at a price generally equal to the principal balance plus accrued interest without any prepayment premium.

     ADDITIONAL INDEBTEDNESS. No additional indebtedness is allowed under the loan documents. However, an outstanding deferred developer fee obligation to Pere Marquette Developers, L.L.C., an affiliate of the borrower, in the amount of $7,585,563, is and will remain outstanding during the term of the loan. This unsecured obligation of the borrower, which arose in connection with the renovation of the hotel, is subject to a subordination and standstill agreement entered into by Pere Marquette Developers, L.L.C., for the benefit of the lender. In addition, equipment leases required in the ordinary course of business for a hotel of similar size and quality (in an amount not to exceed $200,000 in the aggregate) are permitted.

     RELEASE OF PARCELS. The subject property presently includes a small parcel of land adjacent to the hotel that provides loading access to the hotel as well as the parking garage used to valet park hotel guests and service driveway. The loading area, garage and service driveway will be released following a pending subdivision that will occur subsequent to the loan closing, subject to permanent easement rights that will permit the continued operation of the hotel as it is currently operated.

     STABILIZATION GUARANTY. Kimberly-Clark Corporation, rated AA by S&P, AA by Fitch and Aa2 by Moody's, has provided an additional guaranty of $7 million as a Stabilization Guaranty for the benefit of both the first mortgage financing as well as the additional financing (additional debt position is subordinate). Such guaranty may be reduced in stages, such that a portion of the guaranty will remain in effect until the subject property performs at a level of underwritten net cash flow, based on trailing 12-month actual results, that yields a debt service coverage ratio of at least 1.65x, assuming that the Renaissance Pere Marquette Hotel Mortgage Loan had originally been made with a principal balance of $27 million, with the same amortization term and interest rate as provided under Renaissance Pere Marquette Hotel Mortgage Loan (i.e., without regard to the terms of or amounts due under Renaissance Pere Marquette Hotel B-Note Loan). No stepdown of the guaranty may occur earlier than 12 months after the opening of the Arts Hotel, a Renaissance flagged hotel, currently owned by a subsidiary of Kimberly-Clark Corporation. In the event that the credit rating of Kimberly-Clark Corporation is reduced to BBB or lower (or its equivalent), borrower will be required to post a letter of credit in an amount equal to the then-current recourse amount due under the Stabilization Guaranty.

--------------------------------------------------------------------------------

                     MORTGAGE LOAN NO. 9 -- 100 COURT STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          BSCMI

ORIGINAL BALANCE:              $21,500,000

CUT-OFF DATE BALANCE:          $21,463,607

FIRST PAYMENT DATE:            03/01/2003

INTEREST RATE:                 6.5250%

AMORTIZATION TERM:             300 months

ARD:                           No

MATURITY DATE:                 02/01/2013

EXPECTED MATURITY BALANCE:     $16,987,451


SPONSOR:                       Forest City Enterprises, Inc.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               25 payment lockout from date of
                               origination, with U.S. Treasury
                               defeasance for the following 91
                               payments, and open to prepayment
                               without premium thereafter until
                               loan maturity.

CUT-OFF DATE BALANCE PER SF:   $210.06

UP-FRONT RESERVES:             RE Tax:         $22,802

                               Replacement:    $1,277

                               Ground rent:    $29,583

                               TI/LC           $6,417

ONGOING RESERVES:              RE Tax:         $11,541/month

                               Replacement:    $1,277/month

                               Ground rent:    $29,583/month

                               TI/LC           $6,417/month

LOCKBOX:                       Springing,Hard(1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Urban

LOCATION:                 Brooklyn, NY

YEAR BUILT/RENOVATED:     1999

OCCUPANCY RATE: (2)       100.0%

SQUARE FOOTAGE:           102,177

THE COLLATERAL:           An urban retail center with a
                          12-screen stadium seating
                          theater and two story retail.

OWNERSHIP INTEREST:       Leasehold

                                                  LEASE
MAJOR TENANTS               % NRA    RENT PSF   EXPIRATION
-------------               -----    --------   ----------
United Artists(3)           78.3%     $34.52    09/30/2006
                                                    and
                                                07/05/2011

Barnes & Noble              21.7%     $32.67    07/31/2015


PROPERTY MANAGEMENT:      First New York Partners




U/W NET CASH FLOW:        $2,653,342

APPRAISED VALUE: (4)      $29,800,000

CUT-OFF DATE LTV RATIO:   72.0%

LTV RATIO AT MATURITY:    57.0%

U/W DSCR:                 1.52x

--------------------------------------------------------------------------------

(1) Springing lockbox is triggered upon an event of default, insolvency of the borrower or property manager, or if the tenant, United Artists, goes dark.

(2)  Occupancy is based on the rent roll dated November 15, 2002.

(3) Rent PSF is calculated based on the total annual gross rent paid by the applicable tenant divided by their total leased square footage.

(4)  As of November 12, 2002.

THE 100 COURT STREET MORTGAGE LOAN

     THE LOAN. The ninth largest loan (the "100 Court Street Mortgage Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the borrower's leasehold interest in a retail property (the "100 Court Street Mortgaged Property") located at 100 Court Street in Brooklyn, New York.

     THE BORROWER. The borrower is FC Court Street Associates, LLC, a single purpose entity that owns no material assets other than the property and related interests. The borrower is controlled by Forest City Enterprises, Inc, which had approximately $4.9 billion in total assets, with $3.8 billion in net real estate assets as of October 31, 2002. As of January 2002, the company owned approximately 18.5 million SF of retail space, 8.8 million SF of office space, and more than 35,000 residential units. In addition, Forest City Enterprises, Inc. owns five theaters in the New York City area.

     THE PROPERTY. The 100 Court Street Mortgaged Property is a 102,177 SF, 7-story multiplex movie theater and retail building. Constructed in 1999, the building is 100.0% occupied by a twelve-screen United Artists theater with stadium seating and a 22,217 SF Barnes & Noble Bookstore. The property has access to various subway and bus lines, the Brooklyn-Queens Expressway, and the Brooklyn Bridge.

     The 100 Court Street Mortgaged Property is located in the Brooklyn Heights section of Brooklyn, NY, four blocks south of Montague Street, a growing residential neighborhood with various restaurants and shops. 100 Court Street is a few blocks from Downtown Brooklyn. It is also in close proximity to Brooklyn Law School, Brooklyn Polytechnic University, and the residential areas of Cobble Hill, Boerum Hill, and Park Slope. Within a 1/2 mile and 1 mile ring, the population is 33,612 and 99,855, respectively, with average household income within the same respective distance of $116,152 and $89,625.

     Due to the density of real estate development, few new theaters have been built in Brooklyn in the last 20 years. There are a total of 12 movie theaters and 75 screens, averaging 6.25 screens per theater.

     SIGNIFICANT TENANTS: The 100 Court Street Mortgaged Property is 100.0% occupied by 2 tenants.

     United Artists occupies 80,010 SF (78.3% of the total NRA) under two leases for $35.50 PSF and $30.88 PSF expiring in 2011 and 2006. United Artists is part of the Regal Entertainment Group (NYSE: RGC), which is the largest motion picture exhibitor, with 543 theater locations and 5,776 screens. The current company, a result of the combination of Regal Cinemas, Edwards Theatres, and United Artists, is roughly twice the size of its nearest competitor and accounts for approximately 17% of the domestic screen count and 23% of the domestic box office.

     The UA Court Street 12 theater has recently been ranked #44 in the country based on box office sales, according to Nielson EDI, Inc. The theater reported total sales of $9.7 million or $810,000 per screen for the trailing 12 month period ended October, 2002, which is significantly above the national average of $300,000 per screen and the chain's national average of $379,000.

     Barnes & Noble, Inc. (NYSE:BKS) occupies 22,217 SF (21.7% of the total NRA) under a lease for $32.67 PSF expiring in 2015. Barnes & Noble is the currently one of the largest booksellers in the United States, with approximately 900 stores in 49 states under the Barnes & Noble and B. Dalton names. The store reported sales of approximately $333 PSF based on seven months of 2002 annualized and $310 PSF in 2001.

     PROPERTY MANAGEMENT. First New York Partners, an affiliate of the borrower.

     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     RELEASE OF PARCELS. None Permitted.

--------------------------------------------------------------------------------

              MORTGAGE LOAN NO. 10 -- CANYON PLAZA SHOPPING CENTER

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          WFB

ORIGINAL BALANCE:              $21,000,000

CUT-OFF DATE BALANCE:          $20,955,051

FIRST PAYMENT DATE:            02/01/2003

INTEREST RATE:                 6.0600%

AMORTIZATION TERM:             360 months

ARD:                           No

MATURITY DATE:                 01/01/2013

EXPECTED MATURITY BALANCE:     $17,874,076

SPONSOR(S):                    Jack J. Jakosky and Terry Hackett

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               35 payment lockout from the date
                               of origination, with U.S.
                               treasury defeasance for the
                               following 81 payments, and open
                               to prepayment without premium
                               thereafter until loan maturity.

CUT-OFF DATE BALANCE PER SF:   $130.31

UP-FRONT RESERVES:             RE Tax:         $97,852

                               Insurance:      $15,960

ONGOING RESERVES:              RE Tax:         $24,463/month

                               Insurance:      $1,995/month

                               Replacement:    $2,522/month

                               TI/LC: (1)      $13,750/month

                               Other:          (2)

LOCKBOX:                       NAP

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:            NAP

SINGLE ASSET/PORTFOLIO:   Single Asset

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Unanchored

LOCATION:                 Anaheim Hills, CA

YEAR BUILT/RENOVATED:     1976-78/1999

OCCUPANCY RATE:(3)        98.3%

SQUARE FOOTAGE:           160,805

THE COLLATERAL:           Nine building retail center

OWNERSHIP INTEREST:       Fee

                                                  LEASE
MAJOR TENANTS               % NRA    RENT PSF   EXPIRATION
-------------               -----    --------   ----------
LA Fitness                  24.8%     $16.20     4/30/2014

Foxfire                     10.0%      $6.61     7/31/2003

Crown Hardware               6.2%     $12.36    10/15/2010


PROPERTY MANAGEMENT:      Jakosky Properties, Inc.

U/W NET CASH FLOW:        $2,179,903

APPRAISED VALUE: (4)      $28,000,000

CUT-OFF DATE LTV RATIO:   74.8%

LTV RATIO AT MATURITY:    63.8%

U/W DSCR:                 1.43x

--------------------------------------------------------------------------------

(1)  Monthly TI/LC reserve is capped at $216,600.

(2) At the earlier to occur of (a) LA Fitness goes dark or (b) LA Fitness defaults on its lease, borrower to immediately commence funding property's excess cash flow (after payment of debt service and operating expenses approved by lender) into a TI/LC account specific to the LA Fitness lease space. The impound will be suspended when the account reaches a balance of $1,158,979 ($29.05 PSF).

(3)  Occupancy is based on the rent roll dated October 9, 2002.

(4)  As of November 6, 2002.



THE CANYON PLAZA SHOPPING CENTER MORTGAGE LOAN

     THE LOAN. The tenth largest loan (the "Canyon Plaza Shopping Center Mortgage Loan") is evidenced by a promissory note secured by a Deed of Trust and Absolute Assignment of Rents and Leases (and Fixture Filing) encumbering the 160,805 SF retail center in Anaheim Hills, California (the "Canyon Plaza Shopping Center Mortgaged Property").

     THE BORROWER. The borrower is Canyon Plaza, LLC (the "Canyon Plaza Shopping Center Borrower"), a Delaware limited liability company that owns no material assets other than the Canyon Plaza Shopping Center Mortgaged Property and related interests. The Canyon Plaza Shopping Center Borrower is a Single Purpose Entity. The principals of the borrower are Terry Hackett (through the Hackett Family Trust) and Jack J. Jakosky who jointly hold a 36% managing member interest in the borrowing entity. The remaining 64% member interests are held by numerous investors, none with an interest greater than 10%.

     THE PROPERTY. The Canyon Plaza Shopping Center Mortgaged Property is located on the northeast corner intersection of Imperial Highway and Santa Ana Canyon Road, immediately south of the Riverside (91) Freeway, in Anaheim Hills, California. The Canyon Plaza Shopping Center Mortgaged Property is situated on
15.33 acres and is improved with a neighborhood shopping center totaling 160,805 SF. Anchored by LA Fitness and Crown Hardware, building improvements include two in-line shop buildings, two anchor stores, and five freestanding pad buildings. The Canyon Plaza Shopping Center Mortgaged Property was originally constructed in 1976-78 and was remodeled in 1999 and contains 865 parking spaces.

     SIGNIFICANT TENANTS. LA Fitness occupies 39,896 SF (24.8% of the total NRA) under a triple net lease for $16.20 PSF which lease expires in April 2014 with two five-year and one thirty-month extension options. As of year-end 2001, LA Fitness operated a total of 78 health and/or sports clubs, including 35 in California, 20 in Georgia, 11 in Arizona, 8 in Florida, 2 in Pennsylvania, and 2 in New Jersey. As of year-end 2001, the company had executed 25 leases on future facility sites, which are currently under construction or in the planning stages.

Foxfire Restaurant occupies a single 16,044 SF building (10.0% of the total NRA) under a triple net lease for $6.61 PSF which lease expires in July 2003 with one ten-year extension option. The current lease commenced in August 1993.

Crown Hardware occupies 9,900 SF (6.2% of the total NRA) under a triple net lease for $12.36 PSF which lease expires in October 2010 with two five-year extension options. Crown Hardware has been in the Anaheim Hills area for 16 years.

     PROPERTY MANAGEMENT. The Canyon Plaza Shopping Center Mortgaged Property is managed by Jakosky Properties, Inc. which is an affiliate of the Canyon Plaza Shopping Center Borrower. The management agreement is subordinate and subject to the Canyon Plaza Shopping Center Mortgage Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. None permitted.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX D


--------------------------------------------------------------------------------

[MERRILL LYNCH LOGO            BEAR STEARNS LOGO        CIBC WORLD MARKETS LOGO]

--------------------------------------------------------------------------------


                      CMBS NEW ISSUE COLLATERAL TERM SHEET

                            ------------------------

                                  $855,630,000
                                  (APPROXIMATE)

                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1

         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            ------------------------

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    CIBC INC.

                            AS MORTGAGE LOAN SELLERS

                            ------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                                                            WEIGHTED                  ASSUMED
                       APPROX. INITIAL      INITIAL                          APPROX. %      AVERAGE     PRINCIPAL      FINAL
                       TOTAL PRINCIPAL    PASS-THROUGH      RATINGS        TOTAL CREDIT      LIFE         WINDOW    DISTRIBUTION
       CLASS               BALANCE            RATE        (FITCH/S&P)         SUPPORT       (YEARS)        (MO.)        DATE
-------------------- -------------------- ------------- ----------------- ---------------- ----------- ----------- -------------
        A-1                 $268,984,000     3.669%         AAA/AAA           18.000%         5.70       1-115       10/2012
-------------------- -------------------- ------------- ----------------- ---------------- ----------- ----------- -------------
        A-2                 $518,244,000     4.493%         AAA/AAA           18.000%         9.79      115-119      02/2013
-------------------- -------------------- ------------- ----------------- ---------------- ----------- ----------- -------------
         B                   $32,401,000     4.607%          AA/AA            14.625%         9.89      119-119      02/2013
-------------------- -------------------- ------------- ----------------- ---------------- ----------- ----------- -------------
         C                   $36,001,000     4.706%           A/A             10.875%         9.89      119-119      02/2013
--------------------------------------------------------------------------------------------------------------------------------



MERRILL LYNCH & CO.                                     BEAR, STEARNS & CO. INC.

                               CIBC WORLD MARKETS

                       WELLS FARGO BROKERAGE SERVICES, LLC


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                           $855,630,000 (APPROXIMATE)
                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


TRANSACTION FEATURES
--------------------

o    Sellers:

     --------------------------------------------------------------------------
                                               NO. OF  CUT-OFF DATE      % OF
                        SELLERS                 LOANS  BALANCE ($)(1)    POOL
     ----------------------------------------- ------ ---------------- --------
     Prudential Mortgage Capital Funding, LLC     31    $295,582,260     30.8%
     Bear Stearns Commercial Mortgage, Inc.       27     291,669,922     30.4%
     Wells Fargo Bank, National Association       27     265,491,434     27.7%
     CIBC Inc.                                    15     107,290,756     11.2%
     ----------------------------------------- ------ --------------- ---------
     TOTAL:                                      100    $960,034,371    100.0%
     --------------------------------------------------------------------------
     (1) With respect to any underlying mortgage loan, the unpaid principal balance thereof as of the Cut-off Date (as described below), after application of all payments due on or before that date, whether or not received, is its "Cut-off Date Balance."


o    Loan Pool:

     o    Average Cut-off Date Balance: $9,600,344

     o    Largest mortgage loan by Cut-off Date Balance: $80,000,000

     o    Five largest and ten largest mortgage loans by Cut-off Date Balance:
          28.1% and 40.9% of pool, respectively


o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.64x

     o Weighted average cut-off date loan-to-value ratio of 67.4%; weighted average balloon loan-to-value ratio of 56.8%


o    Property Types:

                               [GRAPHIC OMITTED]

                     Retail                         42.5%
                     Office                         31.0%
                     Multifamily                    10.2%
                     Industrial                      6.3%
                     Mixed Use                       3.8%
                     Hotel                           2.6%
                     Manufactured Housing            2.2%
                     Other                           0.8%
                     Self Storage                    0.5%


o    Call Protection:

     o 92.4% of the pool (92 loans) have a lockout period ranging 24 to 47 payments from origination, then defeasance provisions.

     o 5.1% of the pool (3 loans) have a lockout period ranging 35 to 47 payments from origination, then yield maintenance.

     o 1.6% of the pool (3 loans) have a lockout period of 35 payments from origination, then either yield maintenance or defeasance.

     o 0.7% of the pool (1 loan) has yield maintenance with no lockout period.

     o 0.3% of the pool (1 loan) has a lockout period of 47 payments from origination, then defeasance then declining percent prepayment.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                           $855,630,000 (APPROXIMATE)
                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


OFFERED CERTIFICATES
--------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       APPROX.
                                                    INITIAL TOTAL
                                                      PRINCIPAL       WEIGHTED    PRINCIPAL/
                                                     BALANCE OR       AVERAGE      NOTIONAL      ASSUMED FINAL       INITIAL
                RATINGS        APPROX. % TOTAL        NOTIONAL          LIFE        WINDOW       DISTRIBUTION     PASS-THROUGH
  CLASS      (FITCH/S & P)      CREDIT SUPPORT        AMOUNT(1)      (YEARS)(2)    (MO.)(2)         DATE(2)          RATE(3)
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 A-1           AAA / AAA           18.000%           $268,984,000      5.70         1-115           10/2012          3.669%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 A-2           AAA / AAA           18.000%           $518,244,000      9.79        115-119          02/2013          4.493%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 B              AA / AA            14.625%            $32,401,000      9.89        119-119          02/2013          4.607%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 C               A / A             10.875%            $36,001,000      9.89        119-119          02/2013          4.706%
---------------------------------------------------------------------------------------------------------------------------------


PRIVATE CERTIFICATES (4)
------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       APPROX.
                                                    INITIAL TOTAL
                                                      PRINCIPAL       WEIGHTED    PRINCIPAL/
                                                     BALANCE OR       AVERAGE      NOTIONAL      ASSUMED FINAL       INITIAL
                RATINGS        APPROX. % TOTAL        NOTIONAL          LIFE        WINDOW       DISTRIBUTION     PASS-THROUGH
  CLASS      (FITCH/S & P)      CREDIT SUPPORT        AMOUNT(1)      (YEARS)(2)    (MO.)(2)         DATE(2)          RATE(3)
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 X-1          AAA / AAA               N/A            $960,034,371       8.67           1-120        03/2013          0.214%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 X-2          AAA / AAA               N/A            $875,599,000       6.40           24-96        03/2011          1.732%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 D             A- / A-              9.375%            $14,401,000       9.89         119-119        02/2013          4.775%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 E           BBB+ / BBB+            8.375%             $9,600,000       9.89         119-119        02/2013          5.259%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 F            BBB / BBB             7.250%            $10,800,000       9.89         119-119        02/2013          5.482%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 G           BBB- / BBB-            6.000%            $12,001,000       9.94         119-120        03/2013          5.975%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 H            BB+ / BB+             4.250%            $16,800,000       9.98         120-120        03/2013          4.615%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 J             BB / BB              3.500%             $7,201,000       9.98         120-120        03/2013          4.615%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 K            BB- / BB-             3.000%             $4,800,000       9.98         120-120        03/2013          4.615%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 L             B+ / B+              2.250%             $7,200,000       9.98         120-120        03/2013          4.615%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 M              B / B               1.875%             $3,600,000       9.98         120-120        03/2013          4.615%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 N             B- / B-              1.500%             $3,600,000       9.98         120-120        03/2013          4.615%
---------- ------------------- ----------------- ------------------ ----------- --------------- ---------------- ----------------
 P                NR                  NR              $14,401,371       9.98         120-120        03/2013          4.615%
---------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)  Subject to a permitted variance of plus or minus 5%.

            (2) Based on the structuring assumptions, including that ARD loans are paid off on their respective anticipated repayment dates and otherwise a 0% CPR, described in the Prospectus Supplement.

            (3) The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates will, in the case of each of those classes, bear interest at either a fixed rate per annum or at a variable rate equal to or based upon a weighted average of certain net interest rates on the pooled mortgaged loans from time to time.

            (4)  Certificates to be offered privately pursuant to Rule 144A.

            (5) The notional amount of the Class X-1 certificates is equal to the total certificate principal balance of the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding from time to time.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                           $855,630,000 (APPROXIMATE)
                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


I.  ISSUE CHARACTERISTICS
    ---------------------
Issue Type:                       Public:  Classes A-1, A-2, B and C.
                                  Private (Rule 144A):  Classes X-1, X-2, D, E, F, G, H, J, K, L, M, N and P.

Securities Offered:               $855,630,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, consisting of four principal and interest classes
                                  (Classes A-1, A-2, B and C) ("offered certificates").

Mortgage Loan Sellers:            Prudential Mortgage Capital Funding, LLC ("PMCF"); Bear Stearns Commercial
                                  Mortgage, Inc. ("BSCMI"); Wells Fargo Bank, National Association ("WFB"); CIBC
                                  Inc. ("CIBC")

Co-lead Bookrunning Managers:     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc.

Co-lead Manager:                  CIBC World Markets Corp.

Co-Manager:                       Wells Fargo Brokerage Services, LLC

Master Servicers:                 Prudential Asset Resources, Inc. (with respect to the mortgage loans sold by PMCF)
                                  Wells Fargo Bank,  National  Association (with respect to the loans sold by BSCMI,
                                  WFB and CIBC)(1)

Special Servicer:                 ARCap Special Servicing, Inc.(1)

Certificate Administrator:        Wells Fargo Bank Minnesota, National Association

Trustee:                          LaSalle Bank National Association

Fiscal Agent:                     ABN AMRO Bank N.V.

Cut-off Date:                     March 1, 2003.(2)

Expected Closing Date:            On or about March 20, 2003.

Distribution Dates:               The 11th of each month, commencing in April 2003 (or if the 11th is not a business day, the next business day).

Minimum Denominations:            $25,000 for the Class A-1 and A-2 certificates, $100,000 for other offered certificates, and in multiples of $1 thereafter.

Delivery:                         DTC, Euroclear and Clearstream

ERISA/SMMEA Status:               Classes A-1, A-2, B, and C are expected to be ERISA eligible. No class of certificates is SMMEA eligible.

Rating Agencies:                  The offered certificates will be rated by Fitch, Inc. and Standard & Poor's
                                  Ratings Services, a division of The McGraw-Hill Companies, Inc.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL
                                  INVESTORS. SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS.


(1) Currently Wells Fargo Bank, National Association is the master servicer, and (to the extent necessary) ARCap Special Servicing, Inc. is the special servicer, with respect to the underlying mortgage loan secured by 1290 Avenue of the Americas, but under a separate pooling and servicing agreement.

(2) The Cut-off Date is March 1, 2003 with respect to all mortgage loans except for the underlying mortgage secured by 1290 Avenue of the Americas which will have a Cut-off Date of March 7, 2003.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                           $855,630,000 (APPROXIMATE)
                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


II. STRUCTURAL CHARACTERISTICS
    --------------------------

The Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and P certificates are monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The X-1 and X-2 certificates will accrue interest at a variable rate. All classes of certificates derive their cash flows from the entire pool of Mortgage Loans.


In the aggregate, the Class X-1 and Class X-2 certificates will have a pass-through rate generally equal to the positive difference between (a) the weighted average net mortgage rate of the pooled mortgage loans and (b) the weighted average pass-through rates of the principal paying certificates.






THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.



This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                           $855,630,000 (APPROXIMATE)
                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



III. COLLATERAL CHARACTERISTICS
     --------------------------


CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
     997,044 - 999,999                      1            997,044          0.1
   1,000,000 - 1,999,999                    6         10,482,420          1.1
   2,000,000 - 3,999,999                   27         80,288,292          8.4
   4,000,000 - 5,999,999                   17         83,141,395          8.7
   6,000,000 - 7,999,999                   18        125,961,448         13.1
   8,000,000 - 9,999,999                    8         70,408,430          7.3
  10,000,000 - 11,999,999                   4         43,761,383          4.6
  12,000,000 - 13,999,999                   1         12,721,195          1.3
  14,000,000 - 15,999,999                   1         15,817,130          1.6
  16,000,000 - 17,999,999                   4         66,743,367          7.0
  18,000,000 - 27,999,999                   8        179,985,590         18.7
  28,000,000 - 80,000,000                   5        269,726,677         28.1
--------------------------------------------------------------------------------
TOTAL:                                    100        960,034,371        100.0
--------------------------------------------------------------------------------
Min: $997,044                Max: $80,000,000             Average: $9,600,344
--------------------------------------------------------------------------------



STATE
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGED         DATE            % OF
                                      PROPERTIES       BALANCE ($)       POOL
--------------------------------------------------------------------------------
California                                 18        163,497,278        17.0
   Southern California                     11        113,470,872        11.8
   Northern California                      7         50,026,406         5.2
New York                                   16        161,568,598        16.8
Florida                                    12         84,932,138         8.8
North Carolina                              6         81,160,133         8.5
Virginia                                    5         71,431,248         7.4
Delaware                                    1         51,773,030         5.4
Pennsylvania                                8         51,510,696         5.4
New Jersey                                  5         30,437,582         3.2
Illinois                                    3         26,022,210         2.7
Louisiana                                   2         25,339,295         2.6
Other States                               59        212,362,163        22.1
--------------------------------------------------------------------------------
 TOTAL:                                   135        960,034,371       100.0
--------------------------------------------------------------------------------



PROPERTY TYPE
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGED         DATE            % OF
                                      PROPERTIES       BALANCE ($)       POOL
--------------------------------------------------------------------------------
Retail                                    46          408,126,779       42.5
Office                                    22          297,705,106       31.0
Multifamily                               20           97,981,320       10.2
Industrial                                31           60,505,595        6.3
Mixed Use                                  5           36,704,393        3.8
Hotel                                      1           25,000,000        2.6
Manufactured Housing                       7           21,093,165        2.2
Self Storage                               2            5,134,398        0.5
Other                                      1            7,783,615        0.8
--------------------------------------------------------------------------------
TOTAL:                                   135          960,034,371      100.0
--------------------------------------------------------------------------------



MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
5.170 - 5.249                              2          54,555,937          5.7
5.250 - 5.499                              4          21,640,997          2.3
5.500 - 5.749                             14         185,911,511         19.4
5.750 - 5.849                              6          91,552,789          9.5
5.850 - 5.949                             19         199,997,429         20.8
5.950 - 6.049                             14          55,673,737          5.8
6.050 - 6.149                              9          72,025,512          7.5
6.150 - 6.249                             10          47,701,696          5.0
6.250 - 6.349                              7          40,872,951          4.3
6.350 - 6.449                              6          41,633,591          4.3
6.450 - 6.549                              4          46,420,468          4.8
6.550 - 6.649                              1          10,654,180          1.1
6.650 - 6.749                              1           3,593,012          0.4
6.750 - 6.999                              1          80,000,000          8.3
7.000 - 7.000                              2           7,800,561          0.8
--------------------------------------------------------------------------------
TOTAL:                                   100         960,034,371        100.0
--------------------------------------------------------------------------------
  Min: 5.170%                    Max: 7.000%                  Wtd Avg: 5.979%
--------------------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
60                                         4          26,967,148         2.8
61 - 84                                    5         104,009,208        10.8
85 - 120                                  90         749,058,016        78.0
121 - 123                                  1          80,000,000         8.3
--------------------------------------------------------------------------------
TOTAL:                                   100         960,034,371       100.0
--------------------------------------------------------------------------------
 Min: 60                            Max: 123                    Wtd Avg: 115
--------------------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
56 - 60                                    4          26,967,148         2.8
61 - 84                                    5         104,009,208        10.8
85 - 120                                  91         829,058,016        86.4
--------------------------------------------------------------------------------
 TOTAL:                                  100         960,034,371       100.0
--------------------------------------------------------------------------------
 Min: 56                            Max: 120                    Wtd Avg: 112
--------------------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
43.25 - 50.00                              5           95,706,845        10.0
50.01 - 55.00                              7           85,619,306         8.9
60.01 - 65.00                             12          154,001,149        16.0
65.01 - 70.00                             15          160,513,947        16.7
70.01 - 75.00                             30          229,020,735        23.9
75.01 - 79.89                             31          235,172,389        24.5
--------------------------------------------------------------------------------
TOTAL:                                   100          960,034,371       100.0
--------------------------------------------------------------------------------
 Min:  43.25%                    Max: 79.89%                  Wtd Avg: 67.35%
--------------------------------------------------------------------------------



LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
   34.37 - 40.00                          7           25,474,193         2.7
   40.01 - 45.00                          5          170,683,063        17.8
   45.01 - 50.00                          3           14,377,339         1.5
   50.01 - 55.00                         10          123,873,612        12.9
   55.01 - 60.00                         22          189,348,329        19.7
   60.01 - 65.00                         28          268,563,668        28.0
   65.01 - 70.00                         22          151,460,166        15.8
   70.01 - 71.42                          3           16,254,003         1.7
--------------------------------------------------------------------------------
   TOTAL:                               100          960,034,371       100.0
--------------------------------------------------------------------------------
     Min: 34.37%                Max: 71.42%                 Wtd Avg:  56.78%
--------------------------------------------------------------------------------




DEBT SERVICE COVERAGE RATIOS (x)
--------------------------------------------------------------------------------
                                                       AGGREGATE
                                        NO. OF          CUT-OFF
                                       MORTGAGE          DATE            % OF
                                         LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
 1.14 - 1.19                                1          25,000,000         2.6
 1.20 - 1.24                                1           1,940,754         0.2
 1.25 - 1.29                                3          17,654,267         1.8
 1.30 - 1.34                                3          18,586,524         1.9
 1.35 - 1.39                                8          62,180,140         6.5
 1.40 - 1.44                               15         143,636,955        15.0
 1.45 - 1.49                               12          60,921,385         6.3
 1.50 - 1.54                               21         136,844,447        14.3
 1.55 - 1.59                               12         130,394,973        13.6
 1.60 - 1.64                                5          79,491,193         8.3
 1.65 - 1.69                                3          35,627,473         3.7
 1.75 - 1.79                                5          24,201,204         2.5
 1.80 - 1.84                                2          34,598,695         3.6
 1.85 - 1.89                                1           2,691,909         0.3
 1.90 - 1.94                                2          82,492,603         8.6
 1.95 - 1.99                                1          46,875,004         4.9
 2.00 - 2.49                                1           2,492,353         0.3
 2.50 - 2.68                                4          54,404,491         5.7
--------------------------------------------------------------------------------
   TOTAL:                                 100         960,034,371       100.0
--------------------------------------------------------------------------------
  Min: 1.14x                        Max: 2.68x                Wtd Avg:  1.64x
--------------------------------------------------------------------------------

All numerical information and statistical data concerning the mortgage loan is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their scheduled principal balances as of the cut-off date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. Sum of columns may not match "Total" due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                           $855,630,000 (APPROXIMATE)
                 PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1
         SERIES 2003-PWR1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


IV.   LARGE LOAN DESCRIPTION
      ----------------------

                                TEN LARGEST LOANS
                                -----------------

---------------------------------------------------------------------------------------------------------------------


                                                                                            CUT-OFF DATE    % OF
  NO.              PROPERTY NAME                   CITY          STATE     PROPERTY TYPE       BALANCE        POOL
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    1.  1290 Avenue of the Americas          New York              NY         Office         $80,000,000      8.3%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    2.  Brandywine Office Building & Garage  Wilmington            DE         Office         51,773,030       5.4%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    3.  Ballston Common Mall                 Arlington             VA         Retail         49,888,644       5.2%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    4.  The Furniture Plaza and Plaza        High Point            NC         Retail         46,875,004       4.9%
        Suites
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    5.  Inland Portfolio 2                   Various            Various       Retail         41,190,000       4.3%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    6.  North Ranch Mall                     Westlake Village      CA         Retail         27,927,666       2.9%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    7.  Quaker Park                          Conshohocken          PA         Office         27,165,796       2.8%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    8.  Renaissance Pere Marquette Hotel     New Orleans           LA          Hotel         25,000,000       2.6%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
    9.  100 Court Street                     Brooklyn              NY         Retail         21,463,607       2.2%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
   10.  Canyon Plaza Shopping Center         Anaheim Hills         CA         Retail         20,955,051       2.2%
------- ------------------------------------ ------------------ --------- ---------------- ---------------- ---------
        TOTAL/WEIGHTED AVERAGE                                                              $392,238,797     40.9%
---------------------------------------------------------------------------------------------------------------------



-------- ---------------------------------------------------------
                                             CUT-OFF      LTV
                                             DATE      RATIO AT
            UNITS/     LOAN PER              LTV       MATURITY
  NO.         SF       UNIT/SF    U/W DSCR    RATIO      OR ARD
-------   ----------- ----------- ---------- --------- -----------
    1.     1,978,622        $195    1.91x     48.1%      44.3%
-------   ----------- ----------- ---------- --------- -----------
    2.       444,177         117    1.60x     68.5%      61.7%
-------   ----------- ----------- ---------- --------- -----------
    3.       310,704         161    1.59x     65.6%      55.6%
-------   ----------- ----------- ---------- --------- -----------
    4.       723,419          65    1.95x     62.5%      40.1%

-------   ----------- ----------- ---------- --------- -----------
    5.       548,409          75    2.68x     53.9%      53.9%
-------   ----------- ----------- ---------- --------- -----------
    6.       184,638         151    1.81x     60.1%      50.4%
-------   ----------- ----------- ---------- --------- -----------
    7.       202,754         134    1.42x     75.5%      58.7%
-------   ----------- ----------- ---------- --------- -----------
    8.           280      89,286    1.14x     54.8%      43.2%
-------   ----------- ----------- ---------- --------- -----------
    9.       102,777         210    1.52x     72.0%      57.0%
-------   ----------- ----------- ---------- --------- -----------
   10.       160,805         130    1.43x     74.8%      63.8%
-------   ----------- ----------- ---------- --------- -----------
                                    1.78X     61.3%      51.6%
-------- ---------------------------------------------------------



This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the mortgage loan sellers with respect to the expected characteristics of the mortgage loans ("the Mortgage Loans") in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. THESE MATERIALS SUPERSEDE ANY PRIOR TERM SHEETS RELATING TO THE MORTGAGE LOANS. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                                                          Appendix E
                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                                                     DISTRIBUTION DATE STATEMENT

                                                          TABLE OF CONTENTS

                                =====================================================================
                                STATEMENT SECTIONS                                            PAGE(S)
                                ------------------                                            -------
                                Certificate Distribution Detail                                  2
                                Certificate Factor Detail                                        3
                                Reconciliation Detail                                            4
                                Other Required Information                                       5
                                Cash Reconciliation Detail                                       6
                                Ratings Detail                                                   7
                                Current Mortgage Loan and Property Stratification Tables       8-10
                                Mortgage Loan Detail                                            11
                                Principal Prepayment Detail                                     12
                                Historical Detail                                               13
                                Delinquency Loan Detail                                        14-15
                                Specially Serviced Loan Detail                                  16
                                Modified Loan Detail                                            17
                                Liquidated Loan Detail                                          18
                                =====================================================================

             ISSUER                        MASTER SERVICER                  MASTER SERVICER                  SPECIAL SERVICER
================================  ===============================  ================================  ===============================
Prudential Commercial Mortgage    Wells Fargo Bank, N.A.           Prudential Asset Resources, Inc.  ARCap Special Servicing, Inc.
  Trust 2003-PWR1                 45 Fremont Street, 2nd Floor     2200 Ross Avenue, Suite 4900E     5605 N. MacArthur Blvd.
One New York Plaza                San Francisco, CA 94105          Dallas, TX 75201                  Irving, TX 75038
New York, NY 10292
                                  Contact: Matilde Sanchez         Contact: Hal Collett              Contact: Chris Crouch
Contact:  Kevin Guidera           Phone Number:  (415) 222-2364    Phone Number:  (214) 721-6032     Phone Number: (972) 580-1688
Phone Number:  (212) 778-1244                                                                                      Ext. 30
================================  ===============================  ================================  ===============================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the master servicers, special servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 1 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                                                     Realized Loss/
                         Pass-Through     Original      Beginning      Principal       Interest       Prepayment    Additional Trust
 Class       CUSIP           Rate          Balance       Balance     Distribution    Distribution       Premium       Fund Expenses
====================================================================================================================================
  A-1                      0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
  A-2                      0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   B                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   C                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   D                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   E                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   F                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   G                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   H                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   J                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   K                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   L                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   M                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   N                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   P                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   V                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
   R                       0.000000%         0.00          0.00          0.00             0.00            0.00             0.00
====================================================================================================================================
Totals                                       0.00          0.00          0.00             0.00            0.00             0.00
====================================================================================================================================

================================================================
                                                      Current
                            Total       Ending     Subordination
 Class       CUSIP      Distribution    Balance      Level (1)
================================================================
  A-1                       0.00          0.00          0.00
  A-2                       0.00          0.00          0.00
   B                        0.00          0.00          0.00
   C                        0.00          0.00          0.00
   D                        0.00          0.00          0.00
   E                        0.00          0.00          0.00
   F                        0.00          0.00          0.00
   G                        0.00          0.00          0.00
   H                        0.00          0.00          0.00
   J                        0.00          0.00          0.00
   K                        0.00          0.00          0.00
   L                        0.00          0.00          0.00
   M                        0.00          0.00          0.00
   N                        0.00          0.00          0.00
   P                        0.00          0.00          0.00
   V                        0.00          0.00          0.00
   R                        0.00          0.00          0.00
================================================================
Totals                      0.00          0.00          0.00
================================================================

====================================================================================================================================
                                          Original      Beginning                                                         Ending
                         Pass-Through     Notional      Notional       Interest        Prepayment         Total          Notional
 Class       CUSIP           Rate          Amount        Amount      Distribution       Premium       Distribution        Amount
====================================================================================================================================
  X-1                    0.000000            0.00          0.00          0.00             0.00            0.00             0.00
  X-2                    0.000000            0.00          0.00          0.00             0.00            0.00             0.00
====================================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 2 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                                                      CERTIFICATE FACTOR DETAIL

====================================================================================================================================
                                                                                                    Realized Loss/
                     Beginning            Principal           Interest            Prepayment       Additional Trust        Ending
Class    CUSIP        Balance           Distribution        Distribution            Premium          Fund Expenses         Balance
====================================================================================================================================
 A-1                 0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
 A-2                 0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  B                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  C                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  D                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  E                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  F                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  G                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  H                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  J                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  K                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  L                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  M                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  N                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  P                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  V                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
  R                  0.00000000          0.00000000          0.00000000           0.00000000          0.00000000          0.00000000
====================================================================================================================================

============================================================================================
                     Beginning                                                      Ending
                      Notional             Interest           Prepayment           Notional
Class    CUSIP         Amount            Distribution          Premium              Amount
============================================================================================
 X-1                 0.00000000          0.00000000          0.00000000           0.00000000
 X-2                 0.00000000          0.00000000          0.00000000           0.00000000
============================================================================================

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 3 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY                                                MASTER SERVICING FEE SUMMARY

    P&I Advances Outstanding                    0.00        Current Period Accrued Master Servicing Fees                     0.00
    Servicing Advances Outstanding              0.00        Less Master Servicing Fees on Delinquent Payments                0.00
    Reimbursements for Interest on P&I          0.00        Less Reductions to Master Servicing Fees                         0.00
    Advances paid from general collections                  Plus Master Servicing Fees on Delinquent Payments Received       0.00
    Reimbursements for Interest on Servicing    0.00        Plus Adjustments for Prior Master Servicing Calculation          0.00
    Advances paid from general collections                  Total Master Servicing Fees Collected                            0.00

   CERTIFICATE INTEREST RECONCILIATION

   ============================================================================================================  ===============
                                                                                                                     Remaining
                                    Net Aggregate                   Distributable                                     Unpaid
                       Accrued       Prepayment     Distributable    Certificate    Additional                     Distributable
                     Certificate      Interest       Certificate      Interest      Trust Fund      Interest        Certificate
    Class             Interest        Shortfall       Interest       Adjustment      Expenses     Distribution       Interest
   ============================================================================================================  ===============
     A-1                0.00            0.00            0.00            0.00           0.00           0.00             0.00
     A-2                0.00            0.00            0.00            0.00           0.00           0.00             0.00
     X-1                0.00            0.00            0.00            0.00           0.00           0.00             0.00
     X-2                0.00            0.00            0.00            0.00           0.00           0.00             0.00
      B                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      C                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      D                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      E                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      F                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      G                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      H                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      J                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      K                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      L                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      M                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      N                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      P                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      V                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
      R                 0.00            0.00            0.00            0.00           0.00           0.00             0.00
   ============================================================================================================  ===============
   Totals               0.00            0.00            0.00            0.00           0.00           0.00             0.00
   ============================================================================================================  ===============

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 4 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                           OTHER REQUIRED INFORMATION

                                                                        Appraisal Reduction Amount

                                                                        ==========================================================
                                                                                           Appraisal     Cumulative    Most Recent
Available Distribution Amount                           0.00            Loan               Reduction        ASER        App. Red.
                                                                        Number             Effected        Amount          Date
                                                                        ==========================================================



Aggregate Number of Outstanding Loans                      0
Aggregate Unpaid Principal Balance of Loans             0.00
Aggregate Stated Principal Balance of Loans             0.00







Aggregate Amount of Servicing Fee                       0.00
Aggregate Amount of Special Servicing Fee               0.00
Aggregate Amount of Trustee Fee                         0.00
Aggregate Certificate Administrator Fee                 0.00
                                                                        ==========================================================
Aggregate Trust Fund Expenses                           0.00            Total
                                                                        ==========================================================

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 5 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                0.00
      Interest reductions due to Nonrecoverability
        Determinations                                         0.00
      Interest Adjustments                                     0.00
      Deferred Interest                                        0.00
      Net Prepayment Interest Shortfall                        0.00
      Net Prepayment Interest Excess                           0.00
      Extension Interest                                       0.00
      Interest Reserve Withdrawal                              0.00
                                                                        ----
           TOTAL INTEREST COLLECTED                                     0.00

  PRINCIPAL:

      Scheduled Principal                                      0.00
      Unscheduled Principal                                    0.00
           Principal Prepayments                               0.00
           Collection of Principal after Maturity Date         0.00
           Recoveries from Liquidation and Insurance Proceeds  0.00
           Excess of Prior Principal Amounts paid              0.00
           Curtailments                                        0.00
      Negative Amortization                                    0.00
      Principal Adjustments                                    0.00
                                                                        ----
           TOTAL PRINCIPAL COLLECTED                                    0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                   0.00
      Repayment Fees                                           0.00
      Borrower Option Extension Fees                           0.00
      Equity Payments Received                                 0.00
      Net Swap Counterparty Payments Received                  0.00
                                                                        ----
           TOTAL OTHER COLLECTED                                        0.00
                                                                        ----
TOTAL FUNDS COLLECTED                                                   0.00
                                                                        ====


TOTAL FUNDS DISTRIBUTED
  FEES:
    Master Servicing Fee                                 0.00
    Trustee Fee                                          0.00
    Certificate Administration Fee                       0.00
    Insurer Fee                                          0.00
    Miscellaneous Fee                                    0.00
                                                                        ----
          TOTAL FEES                                                    0.00
  ADDITIONAL TRUST FUND EXPENSES:
    Reimbursement for Interest on Advances               0.00
    ASER Amount                                          0.00
    Special Servicing Fee                                0.00
    Reduction of funds due to Non Recoverability
      Determination                                      0.00
    Rating Agency Expenses                               0.00
    Attorney Fees & Expenses                             0.00
    Bankruptcy Expense                                   0.00
    Taxes Imposed on Trust Fund                          0.00
    Non-Recoverable Advances                             0.00
    Other Expenses                                       0.00
                                                                        ----
          TOTAL ADDITIONAL TRUST FUND EXPENSES                          0.00

  INTEREST RESERVE DEPOSIT                               0.00

  PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
    Interest Distribution                                0.00
    Principal Distribution                               0.00
    Prepayment Penalties/Yield Maintenance               0.00
    Borrower Option Extension Fees                       0.00
     Equity Payments Paid                                0.00
    Net Swap Counterparty Payments Paid                  0.00
                                                                        ----
        TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                   0.00
                                                                        ----
TOTAL FUNDS DISTRIBUTED                                                 0.00
                                                                        ====

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 6 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                                                           RATINGS DETAIL

                  ================================================================================================
                                                        Original Ratings                 Current Ratings  (1)
                  Class             CUSIP         -----------------------------      -----------------------------
                                                  Fitch      Moody's      S & P      Fitch      Moody's      S & P
                  ================================================================================================
                   A-1
                   A-2
                   X-1
                   X-2
                    B
                    C
                    D
                    E
                    F
                    G
                    H
                    J
                    K
                    L
                    M
                    N
                    P
                    V
                    R
                  ================================================================================================

NR - Designates that the class was not rated by the above agency at the time of original issuance.
X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                       Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                            99 Church Street                                 55 Water Street
New York, New York 10004                          New York, New York 10007                         New York, New York 10041
(212) 908-0500                                    (212) 553-0300                                   (212) 438-2430

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 7 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         SCHEDULED BALANCE                                                      STATE (3)

===================================================================  ===============================================================
                                   % of                                                             % of
Scheduled     # of    Scheduled    Agg.   WAM           Weighted               # of    Scheduled    Agg.   WAM           Weighted
 Balance     loans     Balance     Bal.   (2)   WAC   Avg. DSCR (1)  State    Props.    Balance     Bal.   (2)   WAC   Avg. DSCR (1)
===================================================================  ===============================================================



















===================================================================  ===============================================================
Totals                                                               Totals
===================================================================  ===============================================================

See footnotes on last page of this section.

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 8 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                    DEBT SERVICE COVERAGE RATIO                                            PROPERTY TYPE (3)

  ===============================================================   ===============================================================
                                      % of               Weighted                                       % of               Weighted
   Debt Service    # of   Scheduled   Agg.   WAM           Avg.                      # of   Scheduled   Agg.   WAM           Avg.
  Coverage Ratio  loans    Balance    Bal.   (2)   WAC   DSCR (1)   Property Type   loans    Balance    Bal.   (2)   WAC   DSCR (1)
  ===============================================================   ===============================================================




  ===============================================================   ===============================================================
  Totals                                                            Totals
  ===============================================================   ===============================================================


                             NOTE RATE                                                         SEASONING

  ===============================================================   ===============================================================
                                      % of               Weighted                                       % of               Weighted
                   # of   Scheduled   Agg.   WAM           Avg.                      # of   Scheduled   Agg.   WAM           Avg.
    Note Rate     loans    Balance    Bal.   (2)   WAC   DSCR (1)    Seasoning      loans    Balance    Bal.   (2)   WAC   DSCR (1)
  ===============================================================   ===============================================================





  ===============================================================   ===============================================================
  Totals                                                            Totals
  ===============================================================   ===============================================================

  See footnotes on last page of this section.

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 9 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

  ==============================================================   ==============================================================
  Anticipated                        % of               Weighted   Remaining                          % of               Weighted
   Remaining      # of   Scheduled   Agg.   WAM           Avg.      Stated         # of   Scheduled   Agg.   WAM           Avg.
   Term (2)      loans    Balance    Bal.   (2)   WAC   DSCR (1)     Term         loans    Balance    Bal.   (2)   WAC   DSCR (1)
  ==============================================================   ==============================================================





  ==============================================================   ==============================================================
  Totals                                                           Totals
  ==============================================================   ==============================================================


        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                            AGE OF MOST RECENT NOI

  ==============================================================   ==============================================================
    Remaining                        % of               Weighted     Age of                           % of               Weighted
  Amortization    # of   Scheduled   Agg.   WAM           Avg.        Most         # of   Scheduled   Agg.   WAM           Avg.
      Term       loans    Balance    Bal.   (2)   WAC   DSCR (1)   Recent NOI     loans    Balance    Bal.   (2)   WAC   DSCR (1)
  ==============================================================   ==============================================================





  ==============================================================   ==============================================================
  Totals                                                           Totals
  ==============================================================   ==============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 10 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                              MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                            Anticipated             Neg.    Beginning     Ending
Loan           Property                    Interest    Principal    Gross   Repayment    Maturity   Amort   Scheduled    Scheduled
Number  ODCR   Type (1)   City    State    Payment     Payment      Coupon     Date       Date      (Y/N)    Balance     Balance
====================================================================================================================================

















====================================================================================================================================
Totals
====================================================================================================================================

=======================================================
          Paid     Appraisal  Appraisal    Res.    Mod.
Loan      Thru    Reduction   Reduction    Strat.  Code
Number    Date      Date       Amount       (2)     (3)
=======================================================

















=======================================================
Totals
=======================================================

(1) Property Type Code                                 (2) Resolution Strategy Code                   (3) Modification Code
----------------------                                 ----------------------------                   ---------------------
MF - Multi-Family                               1 - Modification                                   1 - Maturity Date Extension
RT - Retail                                     2 - Foreclosure                                    2 - Authorization Change
HC - Health Care                                3 - Bankruptcy                                     3 - Principal Write-Off
IN - Industrial                                 4 - Extension                                      4 - Combination
WH - Warehouse                                  5 - Note Sale
MH - Mobile Home Park                           6 - DPO
OF - Office                                     7 - REO
MU - Mixed Use                                  8 - Resolved
LO - Lodging                                    9 - Pending Return to Master Servicer
SS - Self Storage                              10 - Deed In Lieu Of Foreclosure
OT - Other                                     11 - Full Payoff
                                               12 - Reps and Warranties
                                               13 - Other or TBD

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                           PRINCIPAL PREPAYMENT DETAIL

        =====================================================================================================================
                                                 Principal Prepayment Amount               Prepayment Penalties
        Loan Number      Offering Document    ---------------------------------  --------------------------------------------
                          Cross-Reference     Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Charge
        =====================================================================================================================






















        =====================================================================================================================
        Totals
        =====================================================================================================================

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                                HISTORICAL DETAIL

===============================================================================================================================
                                                      Delinquencies
-------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days     60-89 Days        90 Days or More        Foreclosure            REO            Modifications
   Date             #  Balance     #  Balance          #  Balance           #   Balance        #   Balance        #     Balance
===============================================================================================================================







===============================================================================================================================

===============================================================================
                         Prepayments                    Rate and Maturities
-------------------------------------------------------------------------------
Distribution    Curtailments        Payoff          Next Weighted Avg.
   Date         #    Balance     #   Balance         Coupon     Remit       WAM
===============================================================================







===============================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 13 of 18


                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                             DELINQUENCY LOAN DETAIL

====================================================================================================================================
               Offering          # of                         Current     Outstanding     Status of     Resolution
Loan           Document         Months       Paid Through      P & I         P & I         Mortgage      Strategy       Servicing
Number     Cross-Reference      Delinq.          Date         Advances      Advances       Loan (1)      Code (2)     Transfer Date
====================================================================================================================================









====================================================================================================================================
Totals
====================================================================================================================================

====================================================================
                       Actual      Outstanding
Loan    Foreclosure     Loan        Servicing     Bankruptcy    REO
Number     Date        Balance      Advances         Date       Date
====================================================================









====================================================================
Totals
====================================================================

                 (1) Status of Mortgage Loan                                       (2) Resolution Strategy Code
                 ---------------------------                                       ----------------------------

A - Payments Not Received      2 - Two Months Delinquent             1 - Modification  6 - DPO              10 - Deed in Lieu of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure   7 - REO              11 - Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy    8 - Resolved         12 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension     9 - Pending Return   13 - Reps and Warranties
0 - Current                    7 - Foreclosure                       5 - Note Sale         to Master           - Other or TBD
1 - One Month                  9 - REO                                                     Servicer
    Delinquent

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 14 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                        (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                              Offering         Servicing     Resolution
 Distribution     Loan        Document         Transfer       Strategy      Scheduled    Property             Interest    Actual
     Date        Number    Cross-Reference       Date         Code (1)       Balance     Type (2)     State     Rate      Balance
====================================================================================================================================









====================================================================================================================================

================================================================================
                   Net                                               Remaining
 Distribution   Operating    NOI              Note     Maturity     Amortization
     Date        Income      Date    DSCR     Date      Date            Term
================================================================================









================================================================================

                  (1) Resolution Strategy Code                                              (2) Property Type Code
                  ----------------------------                                              ----------------------
1 - Modification     6 - DPO                  10 - Deed In Lieu Of                  MF - Multi-Family      OF - Office
2 - Foreclosure      7 - REO                       Foreclosure                      RT - Retail            MU - Mixed use
3 - Bankruptcy       8 - Resolved             11 - Full Payoff                      HC - Health Care       LO - Lodging
4 - Extension        9 - Pending Return       12 - Reps and Warranties              IN - Industrial        SS - Self Storage
5 - Note Sale            to Master Servicer   13 - Other or TBD                     WH - Warehouse         OT - Other
                                                                                    MH - Mobile Home Park

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                          Offering     Resolution      Site
Distribution   Loan       Document      Strategy    Inspection  Phase 1  Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)       Date      Date       Date       Value   Property Revenue        Comment
====================================================================================================================================


















====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------
                               1 - Modification           6 - DPO                    10 - Deed In Lieu Of
                                2 - Foreclosure           7 - REO                         Foreclosure
                                3 - Bankruptcy            8 - Resolved               11 - Full Payoff
                                4 - Extension             9 - Pending Return         12 - Reps and Warranties
                                5 - Note Sale                 to Master Servicer     13 - Other or TBD

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                              MODIFIED LOAN DETAIL

====================================================================================================================================
              Offering
 Loan         Document        Pre-Modification
Number    Cross-Reference          Balance          Modification Date                  Modification  Description
====================================================================================================================================



























====================================================================================================================================
Totals
====================================================================================================================================

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 18

                                                                                           -----------------------------------------
[WELLS FARGO LOGO OMITTED]                                                                 For Additional Information please contact
                                      PRUDENTIAL COMMERCIAL MORTGAGE TRUST 2003-PWR1               CTSLink Customer Service
WELLS FARGO BANK MINNESOTA, N.A.                                                                       (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2003-PWR1, COMMERCIAL MORTGAGE            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                          PASS-THROUGH CERTIFICATES                          @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                    -----------------------------------------
                                                                                                   PAYMENT DATE:    04/11/2003
                                                                                                   RECORD DATE:     03/31/2003

====================================================================================================================================

                             LIQUIDATED LOAN DETAIL

====================================================================================================================================
            Final Recovery         Offering                                                         Gross Proceeds      Aggregate
   Loan     Determination          Document       Appraisal     Appraisal     Actual     Gross         as a % of       Liquidation
  Number         Date          Cross-Reference      Date          Value      Balance    Proceeds    Actual Balance      Expenses*
====================================================================================================================================










====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================


====================================================================
               Net         Net Proceeds                  Repurchased
   Loan    Liquidation      as a % of       Realized     by Seller
  Number    Proceeds      Actual Balance      Loss         (Y/N)
====================================================================










====================================================================
Current Total
====================================================================
Cumulative Total
====================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
  Copyright 2003, Wells Fargo Bank Minnesota, N.A.                 Page 18 of 18

                                   APPENDIX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES 1

         Except in limited circumstances, the globally offered series 2003-PWR1 Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class B and Class C, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

              (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

              (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

              (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

              (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

              (ii) certifying that the nonqualified intermediary is not acting for its own account,

              (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

              (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                   PROSPECTUS
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                              --------------------

THE TRUST FUNDS--

         (1) A new trust fund will be established to issue each series of certificates.

         (2) Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial or multifamily residential properties.

         (3) Retail properties, office properties, multifamily rental properties and industrial properties will, in the case of each such property type, represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time the related series of certificates is issued.

THE CERTIFICATES--

         (1) will represent interests in the related trust fund and will be paid only from the related trust fund assets; and

         (2) will be issued as part of a designated series that may include one or more classes.

     BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE OF THE TRANSACTION AND THE RISKS. SEE ESPECIALLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The securities to be issued are asset backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Prudential Securities Secured Financing Corporation or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person. This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                                February 27, 2003

                                TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
Important Notice about Information Presented in this Prospectus and the Applicable
  Prospectus Supplement...................................................................3
Where You Can Find More Information.......................................................4
Reports...................................................................................4
Summary...................................................................................6
Risk Factors..............................................................................8
Capitalized Terms........................................................................28
The Depositor............................................................................28
Use of Proceeds..........................................................................28
Description of the Certificates..........................................................28
The Mortgage Pools.......................................................................35
Servicing of the Mortgage Loans..........................................................44
Credit Enhancement.......................................................................58
Material Legal Aspects of the Mortgage Loans.............................................63
Federal Income Tax Consequences..........................................................85
State and Other Tax Consequences........................................................130
ERISA Considerations....................................................................130
Legal Investment........................................................................134
Plan of Distribution....................................................................137
Legal Matters...........................................................................138
Financial Information...................................................................138
Rating..................................................................................138
Glossary................................................................................139

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                    AND THE APPLICABLE PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates in two separate documents: this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and the applicable prospectus supplement, which will describe the specific terms of the offered certificates.

         IF WE DESCRIBE THE TERMS OF A SERIES OF OFFERED CERTIFICATES DIFFERENTLY IN THIS PROSPECTUS THAN WE DO IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

         We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The Table of Contents of this prospectus and the Table of Contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the Table of Contents on the preceding page.

         We have started with several introductory sections describing the trust funds and the certificates in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

         o Summary of Prospectus--gives a brief introduction to the certificates to be offered; and

         o Risk Factors--describes briefly some of the risks to investors of a purchase of the certificates.

         You can find the definitions of capitalized terms that are used in this prospectus under the caption "Glossary" beginning on page 139 in this prospectus.

         Whenever we use words like "intends," anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement (including this prospectus and the prospectus supplement). This prospectus and the applicable prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement.

         The registration statement and the exhibits to the registration statement can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials electronically through the SEC's website (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the certificates. We have determined that our financial statements are not material to the offering of any of the certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless those exhibits are specifically incorporated by reference, at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Kevin Guidera, Senior Vice President, (212) 778-1244.

                                     REPORTS

         You will receive statements containing information regarding principal and interest payments and the related trust fund, as described in this prospectus and the applicable prospectus supplement for each series of certificates, in connection with each payment of principal or interest and annually. Any financial information in those reports will most likely not have been examined or reported upon by an independent public accountant. For more information, you should refer to the section in this prospectus titled "Description of the Certificates--Reports to Certificateholders." The master servicer for each series of certificates will deliver periodic statements containing information relating to the mortgage loans to the related trustee, and, in addition, will deliver to the trustee on a yearly basis a statement from a firm of independent public accountants regarding the examination of documents and records relating to the servicing of the mortgage loans in the related trust fund. For more information, you should refer to the section in this prospectus titled "Servicing of the Mortgage Loans--Evidence of Compliance." Copies of the monthly and annual statements provided by the master servicer to the trustee will be delivered to certificateholders of each series of certificates upon request addressed to our principal executive offices located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Kevin Guidera, Senior Vice President, (212) 778-1244.

                                     SUMMARY

         This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES...........................   Commercial Mortgage Pass-Through Certificates, issuable in series.

DEPOSITOR.......................................   Prudential Securities Secured Financing Corporation. Our principal executive offices are located at One New York Plaza, New York, New
                                                   York 10292. Our telephone number is (212) 778-1244.

ISSUER..........................................   A separate trust fund to be established by the depositor with respect to each series of certificates.

DESCRIPTION OF CERTIFICATES;
RATING..........................................   The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent an interest in the property of the related trust fund, consisting primarily of commercial mortgage loans and collections and proceeds on those loans. Each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

                                                   The applicable prospectus supplement includes important information on the trust funds, certificates, and risks, including information on the following:

                                                   (1)  the name of the master servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations, if any, to make advances to cover
                                                        delinquent payments on the mortgage loans, taxes, assessments or insurance premiums;

                                                   (2)  the assets in the trust fund, including a description of the pool of commercial mortgage loans which are secured by commercial and multifamily residential property;

                                       6


                                                   (3)  the identity and attributes of each class within a series of certificates, including whether any credit enhancement benefits any class of a series of certificates;

                                                   (4)  the tax treatment of the certificates; and

                                                   (5)  whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                                        1984, as amended.

                                  RISK FACTORS

         You should carefully consider the following risks and those in the applicable prospectus supplement in the section titled "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

LACK OF OR NATURE OF SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT TO RESELL YOUR CERTIFICATES AT ALL OR AT THE PRICE YOU WANT

         The absence of a secondary market for the certificates could limit your ability to resell them. There have been times in the past where there have been very few buyers of asset backed certificates--that is, there has been a lack of liquidity--and there may be those times in the future. This means that if in the future you want to sell any of the certificates, before they mature, you may not be able to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed for the certificates.

ANY SERIES OF CERTIFICATES MAY RELY ONLY ON THE ASSETS IN ITS RELATED TRUST FUND FOR PAYMENTS OF PRINCIPAL AND INTEREST AND INSUFFICIENT AMOUNT OF ASSETS IN THE TRUST FUND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The certificates will not be guaranteed by us or any of our affiliates. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. A portion of the amounts remaining in some funds or accounts may be withdrawn under conditions described in the applicable prospectus supplement. A series of certificates will have a claim against or security interest in the trust funds for another series only if specified in the applicable prospectus supplement. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates.

SUBORDINATED CERTIFICATES MAY NOT RECEIVE FULL PAYMENT IF LOSSES OCCUR ON THE RELATED MORTGAGE LOANS

         If provided in the applicable prospectus supplement, distributions of interest and principal on one or more classes of a series of certificates may be subordinated in priority of payment to distributions of interest and principal due on one or more other classes of that series of certificates. Subordination has the effect of increasing the likelihood of payment on the senior classes of that series of certificates and decreasing the likelihood of payment on the subordinated classes of certificates. If there are losses in the collection of principal of or interest on mortgage loans or shortfalls upon foreclosure on the security for the mortgage loans, the amount of those losses or shortfalls will be borne first by one or more classes of the subordinated certificates. The remaining amount of those losses or shortfalls, if any, will be borne by the remaining classes of certificates in the priority and subject to the limitations specified in the applicable prospectus supplement. In addition, any credit enhancement may be used by the certificates of a higher priority class before the principal of the lower priority classes of certificates of that series has been repaid. Therefore, the impact of significant losses in the collection of the mortgage loans and shortfalls upon foreclosure on the security for the mortgage loans may fall primarily upon those classes of certificates with a lower payment priority.

CREDIT ENHANCEMENT WILL NOT BE PROVIDED FOR ALL CERTIFICATES; CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES SO YOU MAY NOT RECEIVE FULL PAYMENT EVEN WHERE THERE IS CREDIT ENHANCEMENT

         The prospectus supplement for a series of certificates will describe any credit enhancement in the related trust fund, such as letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support. Credit enhancement will be subject to the conditions and limitations described in this prospectus and in the applicable prospectus supplement and is not expected to cover all potential losses or risks or guarantee repayment of principal of and interest on the certificates. Credit enhancement cannot guarantee that losses will not be incurred on the certificates, particularly for classes of a series of certificates that may have a lower priority of payments, be subordinated to other classes, or share a limited amount of one form of credit enhancement with other series of certificates.

SINCE MORTGAGE LOANS ARE NOT GUARANTEED, IF THERE ARE ANY SHORTFALLS IN THE PAYMENTS UNDER THE MORTGAGE LOANS, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

         No mortgage loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality or any private mortgage insurer. No mortgage loan is insured or guaranteed by us, the transferor, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any of their respective affiliates. As a result, if one or more borrowers default on their payment obligations on the mortgage loans, there may not be sufficient funds to make payments on the certificates and you may suffer losses on your investment.

THE ACTUAL PREPAYMENT RATE AND ANY REPURCHASES OF MORTGAGE LOANS MAY REDUCE THE YIELD ON YOUR INVESTMENT

         In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

         The rate of return of principal is uncertain. The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or another party purchases the underlying mortgage loans.

         Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

         In addition, the master servicer or the special servicer, under the circumstances described in the prospectus supplement, may have the option to extend the maturity of the mortgage loans following a default, which would have the effect of extending the life of the certificates.

         We will be required to repurchase a mortgage loan from the trust if we breach our representations and warranties with respect to that mortgage loan. In addition, the master servicer or special servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

         You bear reinvestment risk. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield. If you receive a payment of principal of the certificates prior to when you expect, you may not be able to reinvest that amount at a rate of interest equal to the interest rate on the certificates. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The certificates are thus likely to produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce fewer returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates.

         For more information on principal prepayments and their effect on the average life of related certificates, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations."

RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY PROVE INEFFECTIVE AND MAY REDUCE THE YIELD ON YOUR INVESTMENT

         The restrictions on voluntary prepayments contained in a promissory note, including lockout periods, yield maintenance charges and prepayment premiums, affect the rate and timing of principal payments made on the related mortgage loan. Some of the mortgage loans provide that, with limited exceptions, a voluntary prepayment of principal must be accompanied by a yield maintenance charge or other prepayment premium. The existence of yield maintenance charges or other prepayment premiums generally will result in the mortgage loans prepaying at a lower rate. However, the requirement that a prepayment of principal be accompanied by a yield maintenance charge or other prepayment premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate--if, for example, interest rates fall. An obligation to pay a yield maintenance charge or other prepayment premium may potentially be unenforceable under applicable state or federal law, including federal bankruptcy law. Even if a yield maintenance charge or other prepayment premium is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to provide the yield you expect. If either event were to occur, the yield on your investment may be reduced.

         For more information about restrictions on voluntary prepayments, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions."

RATINGS ON THE CERTIFICATES DO NOT GUARANTEE THE TIMING OR PAYMENT IN FULL OF THE CERTIFICATES

         The rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of certificates of that class will, with limited exception to be discussed in the applicable prospectus supplement, receive all payments to which the holders of those certificates are entitled under the certificates. The ratings will be based on the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of any credit enhancer. The rating does not constitute an assessment of the likelihood of principal prepayments by borrowers of the loans underlying the certificates. A rating will not address the possibility of prepayment at higher rates than anticipated by an investor which may cause the investor to experience a lower than anticipated yield. In extreme cases, holders of stripped interest certificates may fail to recoup their initial investments.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO SPECIAL RISKS WHICH MAY CAUSE REDUCTION IN PAYMENTS ON YOUR CERTIFICATES

         Your investment decision should take into account that commercial and multifamily mortgage lending generally involves risks that are different than those faced in connection with other types of lending. The following factors, among others, contribute to these risks:

         (1) larger loans provide lenders with less diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

         (2) many of the mortgage loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related mortgaged properties;

         (3) commercial and multifamily property values and net operating income can be volatile;

         (4) many of the mortgage loans are balloon loans, which principal amounts do not fully amortize but instead provide for a substantial principal payment at their stated maturity, so your investment may be exposed to additional risks associated with both the value of the related mortgaged property and the borrower's ability to obtain new financing when the balloon payment is due;

         (5) an increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

         (6) changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a mortgaged property; and

         (7) government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.

CONSUMER SPENDING PATTERNS, LOCAL COMPETITIVE CONDITIONS, ALTERNATIVE FORMS OF RETAILING, AND QUALITY, ATTRACTIVENESS, PERCEPTION OF SAFETY AND PHYSICAL CONDITIONS OF RETAIL PROPERTIES MAY ADVERSELY AFFECT THE CASH FLOWS FROM THOSE PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, cash flows from mortgage loans secured by retail properties are also significantly affected by the following factors:

         (1)      adverse changes in consumer spending patterns;

         (2) local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

         (3) alternative forms of retailing, such as direct mail, video shopping networks and selling through the Internet, which reduce demand for retail space by retail companies;

         (4)      the quality and philosophy of the management;

         (5) the attractiveness of the properties and surrounding neighborhood to tenants and their customers;

         (6) the public perception of the safety of customers (at shopping malls and shopping centers, for example); and

         (7) the necessity of major repairs or improvements to satisfy the needs of tenants.

         Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at those locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

CHANGES IN POPULATION AND ECONOMIC GROWTH, LOCAL COMPETITIVE CONDITIONS AND QUALITY OF MANAGEMENT, ATTRACTIVENESS AND PHYSICAL CONDITIONS OF OFFICE PROPERTIES MAY ADVERSELY AFFECT THE CASH FLOW AND LIQUIDATION VALUE OF THOSE PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENT ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, cash flows from mortgage loans secured by office properties are also significantly affected by the following factors:

         (1) adverse changes in population and economic growth, which generally create demand for office space;

         (2) local competitive conditions, including the supply of office space or construction of new competitive office buildings;

         (3)   the quality and philosophy of the management;

         (4) the attractiveness of the properties and the surrounding neighborhood to tenants and their customers or clients; and

         (5) the necessity of major repairs or improvements to satisfy the needs of tenants.

         Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, an economic decline in the businesses operated by their tenants may reduce the office property's value and cash flows therefrom. An economic decline may result in one or more significant tenants ceasing operations at those locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of those tenants, the tenants' general cessation of business activities or for other reasons). The risk of an economic decline increases if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

MULTIFAMILY RENTAL PROPERTIES ARE PARTICULARLY SUSCEPTIBLE TO LOCAL, REGIONAL OR NATIONAL ECONOMIC CONDITIONS WHICH MAY CAUSE REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, adverse economic conditions, either local, regional or national, (1) may limit the amount of rent that can be charged for rental units, (2) may adversely affect tenants' ability to pay rent and (3) may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Since multifamily rental property is typically leased on a short-term basis, its occupancy rate may be subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and the cash flow therefrom. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of those properties.

SPECIAL LOW-INCOME HOUSING TAX CREDITS MAY NOT ALWAYS BE AVAILABLE TO THE BORROWER DUE TO RENT CONTROL LAWS AND LACK OF INTERESTED TENANTS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986. However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain those mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties. In addition, the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code of 1986 may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the rental properties eligible to receive tax credits under Section 42 of the Internal Revenue Code of 1986 and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

CHANGES IN A PARTICULAR INDUSTRY SEGMENT OR GENERAL CONDITION OF THE ECONOMY, ALONG WITH OTHER FACTORS, MAY ADVERSELY AFFECT THE ABILITY OF THE OWNER OF AN INDUSTRIAL PROPERTY TO MAKE REQUIRED LOAN PAYMENTS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any industrial property is heavily dependent on the success of the tenant's business.

AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY OF MORTGAGED PROPERTIES MAY SUBJECT BORROWERS TO ADDITIONAL EXPENSES WHICH MAY ADVERSELY AFFECT THEIR ABILITY TO PAY THEIR LOANS AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Old or poorly constructed mortgaged properties are likely to require more expenditures for maintenance, repairs and improvements. Even mortgaged properties that were well constructed and have been well maintained will require improvements in order for them to maintain their value and retain tenants and other occupants. Therefore, borrowers may from time to time be required to incur significant expenses to improve their mortgaged properties, which may adversely affect their ability to meet their obligations on the related mortgage loans. If borrowers default on their payment obligations, you may suffer losses on your certificates.

LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE VALUE OF SOME MORTGAGED PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the mortgaged properties would require substantial capital expenditures to convert to an alternative use. If the operation of a mortgaged property with this characteristic becomes unprofitable due to, among other factors,

         (1)      competition;

         (2)      age of the improvements;

         (3)      decreased demand; or

         (4)      zoning restrictions,

and as a result the borrower becomes unable to meet its obligations, the liquidation value of that mortgaged property may be substantially less than would be the case if that property were more readily adaptable to other uses.

IF A LEASE EXPIRES OR IS OTHERWISE TERMINATED, IT MAY NOT BE RENEWED IN A TIMELY MANNER OR AT ALL OR IT MAY BE RENEWED FOR LOWER LEASE PAYMENTS, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         We cannot assure you that:

         (1)      leases that expire can be renewed;

         (2) the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms; or

         (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.

         If vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected, income from and the market value of the mortgaged properties would be adversely affected. If a tenant defaults, delays and costs in enforcing the lessor's rights could occur. In addition, tenants at the mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions. For example, some leases provide that tenants may terminate or reduce their rents if an important tenant known as an "anchor tenant" ceases operations at the related mortgaged property. A tenant's lease may also be terminated or otherwise affected if the tenant becomes the subject of a bankruptcy proceeding.

THE MORTGAGED PROPERTIES FACE COMPETITION FROM VARIOUS SOURCES, WHICH COULD ADVERSELY AFFECT THE NET OPERATING INCOME AND MARKET VALUES OF THE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Factors affecting the competitive position of the mortgaged properties include:

         (1) the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

         (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the mortgaged properties; and

         (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants, such as the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use.

POOR MANAGEMENT OF THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THE OPERATION OF THOSE PROPERTIES, WHICH COULD LOWER THE CASH FLOW AND MARKET VALUE OF THOSE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The successful operation of the mortgaged properties also depends on the performance of the respective property managers of the mortgaged properties. The property managers may be responsible for:

         (1) responding to changes in local market factors such as competition and patterns of demand;

          (2) managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

          (3) ensuring that maintenance and capital improvements can be carried out in a timely fashion.

         To the extent the property managers do not properly perform these duties, the cash flow and market value for the related mortgaged properties could suffer, which could have an adverse affect on the certificates.

IF TENANT LEASES DO NOT CONTAIN ATTORNMENT PROVISIONS OR IF LEASES ARE SUBORDINATED TO MORTGAGE LOANS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY CAN BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Some of the tenant leases, including some of the anchor tenant leases, may not contain provisions that require the tenant to attorn to, or recognize as landlord under the lease, a successor owner of the property following foreclosure. In some states, if tenant leases do not contain attornment provisions, those leases may be terminated under certain circumstances upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

         In addition, some of the tenant leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or contain a provision that requires the tenant to subordinate the lease if the lender agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans, those leases may be terminated under certain circumstances upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

         If a foreclosure of a mortgaged property occurs in a state where leases may terminate as described above, the property could experience a further decline in value if those leases are terminated--for example, if those tenants were paying above-market rents. The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

         If any lease not subordinate to the lien and subject to the provisions of the mortgage contains provisions inconsistent with the mortgage, such as provisions relating to application of insurance proceeds or condemnation awards, the provisions of the lease will take precedence over the provisions of the mortgage.

IF TENANT LEASES ARE NOT SUBORDINATE TO MORTGAGE LIENS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY COULD BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         If a mortgage loan is subordinate to a lease, the lender of that loan will not, unless it has otherwise agreed with the tenant, possess the right to dispossess the tenant upon foreclosure of the property, which may reduce the value of the property. The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

REGIONAL FACTORS MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF MORTGAGED PROPERTIES, WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Repayments by borrowers and the market values of the mortgaged properties could be affected by:

         (1) economic conditions generally or in the regions where the borrowers and the mortgaged properties are located;

         (2) conditions in the real estate markets where the mortgaged properties are located;

         (3)  changes in governmental rules and fiscal policies;

         (4)  natural disasters; and

         (5)  other factors that are beyond the control of the borrowers.

The economy of any state or region in which a mortgaged property is located may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in that state or region.

IF A BORROWER USES THE MORTGAGED PROPERTY AS SECURITY FOR ANOTHER LOAN, THE VALUE OF THE MORTGAGED PROPERTY MAY BE REDUCED, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In general, the borrowers are prohibited from using the mortgaged property to secure other loans without the lender's approval. A violation of these prohibitions may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

         (1) the borrower may defer necessary maintenance of the mortgaged property in order to pay the required debt service on the subordinate or unsecured loan, and the value of the mortgaged property may decline as a result;

         (2) the borrower may have an incentive--for example, because the interest rate is higher--to repay the subordinate or unsecured loan before the mortgage loan, which would reduce payments to the trust fund;

         (3) it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for the purpose of making any balloon payment upon the maturity of the mortgage loan or for the purpose of making a prepayment in full on or about the anticipated repayment date in the case of any mortgage loan structured so that, after the anticipated repayment date, the loan bears interest at a markedly higher interest rate; and

         (4) additional debt increases the risks that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings, delaying foreclosure on the mortgaged property.

The pooling and servicing agreement will permit the master servicer and the special servicer to approve another loan if specified conditions are met, including approval by each rating agency rating the certificates.

APPRAISALS AND ENGINEERING REPORTS ARE OF LIMITED VALUE SINCE THE ACTUAL VALUE OF THE PROPERTIES MAY BE DIFFERENT FROM THEIR APPRAISED VALUE

         In making your investment decision, you should not rely on appraisals and engineering reports on mortgaged properties as your only indicator of the actual value or physical characteristics of the mortgaged properties. In general, an appraisal represents the analysis and opinion of the particular appraiser and is not a guarantee of present or future value. Moreover, an appraisal seeks to establish the amount a willing buyer would pay a willing seller. That amount could be significantly higher than the amount received upon the sale of a mortgaged property under a distressed or liquidation sale.

         The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

CHANGES IN ZONING LAWS MAY REDUCE THE VALUE AND INCOME OF THE RELATED MORTGAGED PROPERTIES AND COULD LOWER THE CASH FLOW OF THOSE PROPERTIES, WHICH MAY REDUCE THE PAYMENTS ON THE CERTIFICATES

         The mortgaged properties are typically subject to applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a mortgaged property, including density, use, parking and set back requirements, are generally subject to change at any time, some improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, rebuild or utilize the premises "as is." These changes may reduce the value and income of the mortgaged property.

A BORROWER'S COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY REDUCE ITS ABILITY TO REPAY THE MORTGAGE LOAN, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. These costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

         For more detailed information about regulatory compliance costs, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans--Americans With Disabilities Act."

A TENANT'S DEFAULT ON ITS LEASE OF A SINGLE TENANT PROPERTY COULD ADVERSELY AFFECT THE BORROWER'S ABILITY TO PAY ITS LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the mortgaged properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. If a single tenant failed to perform its obligations under its lease or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents, that failure could reduce the mortgaged property's value and the cash flow and adversely affect the related borrower's ability to make payments on its mortgage loan.

         If a significant portion of a mortgaged property is leased to a single tenant who vacates or fails to perform its lease obligations, the failure of the borrower to re-lease that portion of the mortgaged property will have a greater adverse effect on your investment than if the mortgaged property were leased to a larger number of tenants.

         For more information on risks associated with default of single tenant properties, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Tenant Matters" and in the schedules and annexes to the applicable prospectus supplement.

MANY OF THE MORTGAGE LOANS ARE BALLOON LOANS THAT ARE SUBJECT TO A GREATER RISK OF DEFAULT, AND THE FAILURE OF ANY BORROWER TO MAKE THE BALLOON PAYMENT COULD RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Many of the mortgage loans are balloon loans. Balloon loans involve a greater risk of default than self-amortizing loans. A borrower's ability to make a balloon payment typically will depend upon its ability either to refinance the related mortgaged property or to sell the mortgaged property at a price sufficient to allow it to make the balloon payment. A number of factors will affect the borrower's ability to sell or refinance the mortgaged property, including:

         (1)      available mortgage rate levels;

         (2)      the related mortgaged property's fair market value;

         (3)      the borrower's equity in the related mortgaged property;

         (4)      the borrower's financial condition;

         (5)      the related mortgaged property's operating history;

         (6)      tax laws;

         (7)      prevailing economic conditions; and

         (8) the availability of credit for multifamily or commercial properties.

         For more information about risks of default of balloon payments, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations."

DELINQUENT MORTGAGE LOANS, BY CAUSING DEFAULTS AND PREPAYMENTS, MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         If so provided in the applicable prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due and would be serviced by a special servicer. The inclusion of delinquent mortgage loans in a trust fund may increase the risk of defaults and prepayments on mortgage loans and consequently adversely affect the yield on that series of certificates. Certificates may benefit from credit enhancement if provided in the applicable prospectus supplement. However, any credit enhancement may not cover all losses related to delinquent mortgage loans.

EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS WILL NOT ASSURE INCREASE IN THE AMOUNT OF RECEIPTS FROM THE DEFAULTED MORTGAGE LOANS AND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         To maximize recoveries on defaulted mortgage loans, a master servicer or special servicer may extend and modify mortgage loans that are in default or are likely to be in default, particularly with respect to balloon payments, within the parameters specified in the applicable prospectus supplement. A master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of those mortgage loans. Although a master servicer or special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that any extensions or modifications will increase the amount of receipts from mortgage loans that are in default or are likely to be in default.

LOANS MADE TO NONINDIVIDUALS MAY POSE GREATER RISKS OF REDUCED CASH FLOW WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES BECAUSE THOSE BORROWERS MAY HAVE LIMITED ASSETS, MAY SEEK PROTECTION UNDER THE BANKRUPTCY LAWS AND MAY ENGAGE IN PROTRACTED LITIGATION DUE TO THEIR SOPHISTICATION

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as the trust fund, under the bankruptcy laws. Many of these entities do not have personal assets and creditworthiness at stake, unlike individuals involved in bankruptcies. The borrower's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations because a sophisticated borrower will be aware of its rights against the lender and may have more resources to make effective use of all of its defenses to payment, including filing for bankruptcy.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENTS ON MORTGAGE LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the borrowers may have businesses and liabilities unrelated to the mortgaged property which may make the borrower more likely to become insolvent or the subject of a bankruptcy proceeding. In addition, a borrower, as an owner of real estate, will be subject to potential liabilities and risks which may or may not be related to ownership of the mortgaged property. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding with respect to that borrower. If this happens, the cash flow associated with the mortgage loan could be delayed, reduced or eliminated.

         For more information about risks of bankruptcy, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Bankruptcy Laws."

LITIGATION AGAINST A BORROWER MAY REDUCE ITS ABILITY TO MEET ITS MORTGAGE OBLIGATIONS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         From time to time, legal proceedings may be threatened or instituted against a borrower and its affiliates relating to their business. Litigation may reduce a borrower's ability to meet its obligations under the related mortgage loan and therefore reduce the trust fund's cash flow.

CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOU WILL NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

         In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than if the aggregate balance of the mortgage loans in the pool was more evenly distributed. In all cases, you should carefully consider all aspects of any mortgage loan representing a significant percentage of the initial pool balance to ensure it is subject to risks acceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions, such as a bankruptcy, in order to alleviate those difficulties. If this occurs, it could adversely affect payments on the mortgage loans or the value of the mortgage properties and therefore your investment.

         For more information concerning the mortgage pool and the exposure to concentration risks, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers."

LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE AFTER A DEFAULT ON A CROSS-COLLATERALIZED MORTGAGE LOAN, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Arrangements by which some of the mortgage loans are cross-collateralized and cross-defaulted with one or more related mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the granting of a mortgage lien by a person may be voided if a court were to determine that:

         (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging mortgaged property for the equal benefit of the other related borrowers, and

         (2) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         A lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of an affiliated borrower, or any payment on a loan of an affiliated borrower, could potentially be avoided as a fraudulent conveyance. If this were to occur, the trust fund's security in the mortgage loan and resulting cash flows may be reduced.

NATURE OF NON-RECOURSE LOANS MAY RESULT IN INSUFFICIENT AMOUNTS TO PAY OFF THE RELATED MORTGAGE LOAN UPON DEFAULT WHICH COULD REDUCE THE PAYMENTS ON YOUR CERTIFICATES

         The majority of the mortgage loans are non-recourse loans. Under these non-recourse loans, if a borrower defaults, the trust fund may recover amounts due generally only against the specific mortgaged property securing the mortgage loan and any other assets pledged to secure the mortgage loan. As a result, the payment of each non-recourse mortgage loan depends primarily upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

         For a more detailed description of the mortgage pool, you should refer to the applicable prospectus supplement, including the section titled "Description of the Mortgage Pool--General."

         In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within our control or the control of any of the mortgage loan sellers, the transferor, the master servicer, the special servicer, the trustee or any of their affiliates. Therefore, even if there is recourse, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default or any mortgage loan.

FORECLOSURE OF ANY MORTGAGED PROPERTY MAY SUBJECT THE TRUST FUND TO TAXES, WHICH COULD LOWER THE CASH FLOW FROM THAT PROPERTY, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         If the trust fund acquires a mortgaged property in a foreclosure or deed-in-lieu of foreclosure, the trust fund may become subject to federal--and possibly state or local--tax, at the highest marginal corporate rate, on a portion of its net income from the operation and management of that mortgaged property. As a consequence, the net proceeds available for distribution to certificateholders would be reduced.

COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The mortgage loans will generally contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property in violation of the mortgage. The mortgage loans will also generally include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

         The courts of a state, however, may refuse to permit the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the breach or default is immaterial or does not materially adversely affect the lender's security, or if enforcement of the clause would be inequitable, unjust, or unconscionable. In that case, the lender will not be able to exercise its remedies under the mortgage loan and there may be insufficient funds to make payments on your certificates.

TRUST FUNDS MAY NOT HAVE A PERFECTED SECURITY INTEREST IN ALL ASSIGNMENTS OF LEASES AND RENTS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED LOANS, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The applicable prospectus supplement will describe whether and to what extent the mortgage loans will be secured by an assignment of leases and rents. Under an assignment of leases and rents, the borrower typically assigns its rights as landlord under the leases on the related mortgaged property and the related income to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests until the lender takes possession of the related mortgaged property or a receiver is appointed. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

         For a more detailed description of these issues, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans--Leases and Rents."

THE ENVIRONMENTAL CONDITION OF MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS WHICH MAY REDUCE THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTY, POSSIBLY RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Tenants and occupants may affect the environmental condition of a mortgaged property. Current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

         Adverse environmental conditions subject to the trust fund to the following risks:

         (1) a diminution in the value of a mortgaged property or the inability to foreclose against that mortgaged property;

         (2)     inability to lease the mortgaged property to potential tenants;

         (3) the potential that the related borrower may default on a mortgage loan due to the borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; and

          (4) liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property.

         Under federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. That statutory lien over a mortgage property would adversely affect its value and could make foreclosure upon it following default by the related borrower impractical. Under various federal, state and local laws, ordinances and regulations, the trust fund may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in that property. Liability for the cost of any required remediation generally is not limited under applicable laws, and could exceed the value of the property.

         For more information on the trust fund's potential environmental risks, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks" and the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool."

         Under federal and state laws, it is possible that the trust fund may be held liable for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property.

         For more information on the trust fund's potential liability for releases of hazardous substances, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks."

JUNIOR MORTGAGE LOANS WILL BE PAID ONLY AFTER THE SENIOR CLAIMS ARE PAID IN FULL, SO THERE MAY NOT BE ADEQUATE FUNDS LEFT TO PAY THE JUNIOR CLAIMS IN FULL, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the mortgage loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with the foreclosure to pay the debt held by the holder of the junior mortgage loan after satisfaction of all related senior liens.

         For more detailed information on the risks to holder of mortgage loans secured by junior liens, you should refer to the sections in this prospectus titled "Material Legal Aspects of The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure."

BANKRUPTCY OF THE DEPOSITOR COULD RESULT IN REDUCED PAYMENTS ON YOUR
CERTIFICATES

         If we become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. We will sell the mortgage loans to the trust. However, if we become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that we effectively still own the mortgage loans by concluding that the sale to any trust fund was not a "true sale" for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the certificates as a result of, among other things:

         (1) the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States bankruptcy code that permit substitution for collateral in certain circumstances;

         (2) certain tax or government liens on the our property that arose prior to the transfer of mortgage loans to the trust funds having a prior claim on collections before the collections are used to make payments on your certificates; and

         (3)      the trust funds not having a perfected security interest in
                  (a) one or more of the properties securing the related mortgage loans or (b) any cash collections held by the master servicer at the time the master servicer becomes the subject of a bankruptcy proceeding.

         See "Material Legal Aspects of the Mortgage Loans--Bankruptcy Considerations relating to the Depositor" in this prospectus.

THE INTERESTS OF THE MASTER SERVICER OR THE SPECIAL SERVICER MAY CONFLICT WITH THOSE OF THE TRUST FUND REGARDING THE MASTER SERVICER OR SPECIAL SERVICER'S PURCHASE OF CERTIFICATES AND SERVICING OF NON-TRUST FUND LOANS, WHICH MAY ADVERSELY AFFECT THEIR PERFORMANCE IN RESPECT OF THE TRUST FUND AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The master servicer and/or special servicer may purchase and own certificates, including subordinate certificates. Under those circumstances, it is possible that the interests of the master servicer or special servicer, as a holder of the certificates of any class, may differ from those of the holders of certificates of any other class. The master servicer and special servicer may continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans owned by the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, borrowers and/or property managers in common with, some of the mortgage loans owned by the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and the special servicer are required, however, to service the mortgage loans owned by the trust fund in accordance with the servicing standard contained in the related pooling and servicing agreement.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; NONCOMPLIANCE MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Generally, Title I of the Employee Retirement Income Security Act, as amended, and various sections of the Internal Revenue Code of 1986 apply to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, prospective benefit plan investors that are subject to the Employee Retirement Income Security Act, as amended, or the Internal Revenue Code of 1986 are urged to consult their own counsel regarding consequences of acquisition, ownership and disposition of the certificates of any series.

         For more detailed information, you should refer to the section in this prospectus titled "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any residual interest certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates that are residual interests may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero.

         Some Taxable Income of a Residual Interest Cannot be Offset under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual interest certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, excess inclusions--

         o    generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Certain Entities Should Not Invest in REMIC Residual Interest Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

         o    individuals,

         o    estates,

         o    trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         Transfer Limitations. In addition, the REMIC residual interest certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a residual interest. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a residual interest certificate to a foreign person under the Internal

Revenue Code of 1986, to a U.S. person classified as partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons or to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a U.S. person.

                                CAPITALIZED TERMS

         You can find the definitions of capitalized terms that are used in the remainder of this prospectus under the caption "Glossary" beginning on page 139 in this prospectus.

                                  THE DEPOSITOR

         The Depositor will deposit the Mortgage Loans into the Trust Fund. The Depositor was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group Inc. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention: Kevin Guidera, Senior Vice President, and its telephone number is (212) 778-1244.

         The Depositor will have no servicing obligations or responsibilities with respect to any series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, and does not expect to have, any significant assets. The Depositor was organized for the purposes of establishing trusts, selling interests in the trusts and acquiring and selling mortgage assets to those trusts. Neither the Depositor, its parent nor any of its affiliates will insure or guarantee collections on the Mortgage Loans or distributions on the Certificates. Unless otherwise specified in the applicable prospectus supplement, the assets of a Trust Fund will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each series of Offered Certificates to:

         (1)  purchase the Mortgage Loans relating to that series;

         (2)  repay debt that was incurred to acquire Mortgage Loans;

         (3)  obtain credit enhancement, if any, for the series; and

         (4) pay costs of structuring, issuing and underwriting the Certificates.

         Certificates may be exchanged by the Depositor for Mortgage Loans if so specified in the applicable prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series of Certificates and any other parties described in the applicable prospectus supplement, substantially in the form filed as an exhibit to the Registration

Statement of which this prospectus is a part or in another form as may be described in the applicable prospectus supplement. The following summaries describe general provisions of the Certificates and the Pooling and Servicing Agreement. However, the prospectus supplement for each series of Certificates will more fully describe the Certificates and the provisions of the related Pooling and Servicing Agreement, which may be different from the following summaries.

         At the time of issuance, the Offered Certificates of each series will be rated in one of the four highest generic rating categories by a nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

         Each series of Certificates will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund for that series. The Trust Fund for each series will primarily include, to the extent provided in the related Pooling and Servicing Agreement:

         (1) the Mortgage Loans conveyed to the Trustee pursuant to the Pooling and Servicing Agreement;

         (2) all payments on or collections from the Mortgage Loans due after the Cut-off Date;

         (3) all REO property, as defined in the applicable prospectus supplement;

         (4)      all revenue received in respect of any REO Property;

         (5)      all insurance policies with respect to the Mortgage Loans;

         (6) all assignments of leases, rents and profits and security agreements;

         (7) all indemnities or guaranties given as additional security for the Mortgage Loans;

         (8)      the Trustee's interest in all Reserve Accounts;

         (9)      the Collection Account;

         (10)     the Distribution Account and the REO Account;

         (11)     all environmental indemnities relating to the Mortgaged
                  Properties;

         (12) all rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and

         (13) all proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent that interest belongs to the related borrower).

         In addition, the Trust Fund for a series may include mortgage pass-through certificates not issued by the Depositor, including certificates issued or guaranteed by the FHLMC, Fannie Mae and GNMA, as well as various forms of Credit Enhancement. See "Credit Enhancement."

         If so specified in the applicable prospectus supplement, Certificates of a given series may be issued in several classes. The classes may:

         (1)      pay interest at different rates;

         (2) represent different allocations of the right to receive principal and interest payments, such as subordination;

         (3) be structured to receive principal payments in sequence by class (each class in a group of sequential pay classes would be entitled to be paid in full before the next class in the group is entitled to receive any principal payments); or

         (4) provide for payments of principal only or interest only or for disproportionate payments of principal and interest.

         Subordinate Certificates of a given series of Certificates may be offered in the same prospectus supplement as the senior Certificates of that series or may be offered in a separate offering document.

         Each class of Offered Certificates will be issued in the minimum denominations specified in the applicable prospectus supplement.

         The prospectus supplement for each series will contain a description of their characteristics and specific risk factors, including, as applicable, the following:

         (1) the effects of mortgage principal prepayment on the weighted average lives of classes;

         (2) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

         (3) the degree to which an investor's yield is sensitive to principal prepayments.

         The Offered Certificates of each series will be freely transferable and exchangeable at the office specified in the related Pooling and Servicing Agreement and prospectus supplement. Some classes of Offered Certificates, however, may be subject to transfer restrictions described in the applicable prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

         The Trustee, or a paying agent that may be identified in the applicable prospectus supplement, will distribute to the Certificateholders amounts described in the applicable prospectus supplement on the related Distribution Date. These distributions will begin on the date specified in the applicable prospectus supplement following the establishment of the related Trust Fund. In general, the distributions will include previously undistributed payments of principal, including any principal prepayments, and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer after the related Cut-off Date and prior to the date specified in the applicable prospectus supplement for each Distribution Date. The Trustee shall mail checks for the distributions to the address of the person entitled to the payment as it appears on the certificate register maintained by the Trustee (or wire transfer those funds if so specified in the applicable prospectus supplement). The final distribution in retirement of the Certificates of each series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of the final distribution.

ACCOUNTS

         The Master Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to withdraw amounts from the Collection Account to, among other things:

         (1) transfer designated amounts for the related Distribution Date into the Distribution Account;

         (2) pay Property Protection Expenses, taxes, assessments and insurance premiums and designated third-party expenses;

         (3) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and

         (4) reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for designated expenses and indemnify the Depositor, the Master Servicer and the Special Servicer.

         The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

         The Trustee will establish a Distribution Account in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to transfer to the Distribution Account amounts held in the Collection Account to make distributions to Certificateholders for a given Distribution Date. On each Distribution Date, the Trustee will use amounts on deposit in the Distribution Account to distribute interest and principal to the Certificateholders in the manner described in the applicable prospectus supplement.

         The amount in the Collection Account or the Distribution Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the next Master Servicer Remittance Date, in the case of the Collection Account, or the business day before the next Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit to the Distribution Account on or before the Master Servicer Remittance Date amounts on deposit in the Collection Account that are required for distribution to Certificateholders. The income from the investment of funds in the Collection Account and, if so specified in the applicable prospectus supplement, the Distribution Account, in Permitted Investments will be paid to the Master Servicer as additional servicing compensation, and the Master Servicer will bear the risk of loss of funds in the Collection Account and, if so specified in the applicable prospectus supplement, the Distribution Account resulting from these investments. The Master Servicer will be required to deposit the amount of any loss in the Collection Account or, if so specified in the applicable prospectus supplement, the Distribution Account, promptly as realized.

         The Master Servicer or the Special Servicer generally will establish and maintain a REO Account to be used in connection with REO Properties and other Mortgaged Properties specified in the applicable prospectus supplement, if any. To the extent set forth in the Pooling and Servicing Agreement, withdrawals from the REO Account will be made to, among other things:

         (1)      make remittances to the Collection Account;

         (2) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and those Mortgaged Properties and designated third-party expenses; and

         (3) provide for the reimbursement of specific expenses in respect of the REO Properties and those Mortgaged Properties.

         The amount in the REO Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the day on which those amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be paid to the Master Servicer, or the Special Servicer, if applicable, as additional servicing compensation, and the Master Servicer or the Special Servicer, as applicable, will bear the risk of loss of funds in the REO Account resulting from those investments. The Master Servicer or the Special Servicer, as applicable, will be required to deposit the amount of any loss in the REO Account promptly as realized.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

         Generally, the Pooling and Servicing Agreement for each series may be amended from time to time by the parties thereto without the consent of any of the Certificateholders to:

         (1)      cure any ambiguity;

         (2) correct, modify or supplement any provisions that may be inconsistent with any other provisions or to correct any error;

         (3) amend any provision to the extent necessary or desirable to maintain the rating or ratings assigned to each of the classes of Certificates by each Rating Agency; or

         (4) address other matters or questions arising under the Pooling and Servicing Agreement that will not (a) be inconsistent with the provisions of the Pooling and Servicing Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

         Each Pooling and Servicing Agreement may be amended from time to time by the parties thereto with the consent of the holders of Certificates representing at least 51% (or such greater percentage specified in the related Pooling and Servicing Agreement) of the Voting Rights allocated to the respective classes of Certificates of the subject series materially affected by the amendment. However, no amendment shall:

         (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate, without the consent of each affected Certificateholder;

         (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in the immediately preceding clause (1) above, without the consent of the holders of all Certificates of that class; or

         (3) change the provisions of the related Pooling and Servicing Agreement relating to amendments thereof, without the consent of the holders of all outstanding Certificates.

         Further, the Pooling and Servicing Agreement for each series may provide that the parties, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to the extent necessary or helpful to maintain the qualification of any REMIC related to the series or to prevent the imposition of any additional material state or local taxes, while any of the Certificates are outstanding. However, those actions, as evidenced by an opinion of counsel, must not adversely affect in any material respect the interest of any Certificateholder.

         The applicable prospectus supplement will specify the method for allocating Voting Rights among holders of Certificates of a class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates will be deemed not to be outstanding for purposes of consenting to any amendment of the related Pooling and Servicing Agreement that, in any such case, specifically relates to the rights, duties and obligations of the Depositor, the Master Servicer, the Special Servicer or the Trustee, as the case may be, in that capacity, under the related Pooling and Servicing Agreement. However, Certificates beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, or any of their respective affiliates will be deemed to be outstanding in connection with any required consent to an amendment of the related Pooling and Servicing Agreement that relates to an action that would adversely affect in any material respect the interests of the Certificateholders of any class while the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates owns at least a percentage of that class specified in the related Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement relating to each series may provide that no amendment to the Pooling and Servicing Agreement will be made unless there has been delivered in accordance with the Pooling and Servicing Agreement an opinion of counsel to the effect that that amendment will not cause the related Trust Fund or any portion thereof to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Pooling and Servicing Agreement required by the Rating Agencies rating Certificates of that series.

TERMINATION OF POOLING AND SERVICING AGREEMENT

         The obligations of the parties to the Pooling and Servicing Agreement for each series will terminate upon:

         (1) the purchase of all of the assets of the related Trust Fund, as described in the applicable prospectus supplement;

         (2) the later of (a) the distribution to Certificateholders of that series of the final payment on the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Pooling and Servicing Agreement;

         (3) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Pooling and Servicing Agreement; or

         (4)      the mutual consent of the parties and all Certificateholders.

         For each series, the Trustee will give or cause to be given written notice of termination of the Pooling and Servicing Agreement to each Certificateholder and the final distribution under the Pooling and Servicing Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution for each series, the Trustee (or a paying agent identified in the applicable prospectus supplement) will forward to each Certificateholder a statement setting forth information relating to the distribution as specified in the Pooling and Servicing Agreement and described in the applicable prospectus supplement.

THE TRUSTEE

         The Depositor will select a bank or trust company to act as Trustee under the Pooling and Servicing Agreement for each series and the Trustee will be identified, and its obligations under that Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. The Rating Agencies rating Certificates of a series may require the appointment of a fiscal agent to guarantee one or more obligations of the Trustee who would be a party to the Pooling and Servicing Agreement. In that event, the fiscal agent will be identified, and its obligations under the Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. See "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in this prospectus.

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

                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist of mortgage loans secured by first or junior Mortgages on, or Installment Contracts for the sale of, fee simple or leasehold interests in Mortgaged Properties consisting of properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties.

         All mortgage loans will be of one or more of the following types:

         (1)      mortgage loans with fixed interest rates;

         (2)      mortgage loans with adjustable interest rates;

         (3) mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

         (4) mortgage loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan--commonly known as balloon loans;

         (5) mortgage loans that provide for recourse against only the Mortgaged Properties; and

         (6) mortgage loans that provide for recourse against the other assets of the related borrowers.

         Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related Note assigns its right, title and interest as landlord under each lease and the income derived from that lease to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. For more detailed information, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Leases and Rents."

         If specified in the applicable prospectus supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors, however, the principal balance of mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a series. If the Mortgage Pool backing Certificates for any series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of related obligors representing 10% or more, but less than 45%, of the principal amount of those Certificates, the prospectus supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

         Unless otherwise specified in the prospectus supplement, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

         The applicable prospectus supplement relating to each series will specify (1) the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include REITs, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and
(2) the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from series to series. The prospectus supplement relating to each series also will provide specific information regarding the characteristics of the Mortgage Loans as of the Cut-off Date, including:

         (1)  the aggregate principal balance of the Mortgage Loans;

         (2) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property;

         (3)  the interest rate or range of interest rates of the Mortgage
              Loans;

         (4) the origination dates and the original and, for seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans;

         (5) the loan-to-value ratios at origination and, for seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;

         (6) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans;

         (7) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans;

         (8)  the debt service coverage ratios relating to the Mortgage Loans;
              and

         (9)  payment delinquencies, if any, relating to the Mortgage Loans.

         On the Closing Date, not more than 5% of the aggregate principal balances of the Mortgage Loans will be Mortgage Loans not described in the related prospectus supplement.

         The applicable prospectus supplement will also specify any materially inadequate documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each series. If specified in the applicable prospectus supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" as part of the structure of the payments of principal and interest on the Certificates of a series. In that case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

         The Depositor will file a Current Report on Form 8-K with the SEC within 15 days after the Closing Date of each series of Certificates, as specified in the applicable prospectus supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

MORTGAGE LOANS SECURED BY RETAIL PROPERTIES

         Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties depends on various factors including, but not limited to, the following:

         (1)      the ability to lease space in those properties;

         (2)      the ability of tenants to meet their lease obligations;

         (3) the possibility of a significant tenant becoming bankrupt or insolvent; and

         (4) other fundamental aspects of real estate such as location and market demographics.

         The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents, and may also cause those tenants to become unable to pay their base rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. An anchor tenant's failure to renew its lease, the termination of its lease, its bankruptcy or economic decline, or its cessation of the business (notwithstanding any continued payment of rent) can materially reduce the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Unlike other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect value of and cash flow from related retail properties.

MORTGAGE LOANS SECURED BY OFFICE PROPERTIES

         Significant factors affecting the value of office properties include:

         (1)  the quality of the tenants in the building;

         (2) the physical attributes of the building in relation to competing buildings;

         (3) the location of the building with respect to the central business district or population centers;

         (4) demographic trends within the metropolitan area to move away from or towards the central business district;

         (5) social trends combined with space management trends (which may change towards options such as telecommuting );

         (6) tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located; and

         (7) the strength and stability of the market area as a desirable business location.

         An economic decline in the businesses operated by their tenants may reduce the office property's value and cash flow therefrom. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         The expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms affect repayment of the related mortgage loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the office properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's:

         (1)      age;

         (2)      condition;

         (3)      design (including floor sizes and layout);

         (4)      access to transportation;

         (5)      availability of parking; and

         (6) ability to offer amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

         Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by factors such as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES

         Significant factors determining the value and successful operation of a multifamily rental property are:

         (1)      the location of the property;

         (2) the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and single family homes);

         (3) the physical attributes of the multifamily building (such as its age and appearance); and

         (4)      state and local regulations affecting the property.

         In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, may:

         (1)      limit the amount of rent that can be charged for rental units;

         (2)      adversely affect tenants' ability to pay rent; and

         (3) result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses.

         Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Since multifamily rental property is typically leased on a short-term basis, its occupancy rate may be subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and the cash flow therefrom.

MORTGAGE LOANS SECURED BY INDUSTRIAL PROPERTIES

         Significant factors affecting the value of industrial properties include:

         (1)      the quality of the tenants;

         (2)      building design; and

         (3)      adaptability and the location of the property.

         Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any industrial property is heavily dependent on the success of the tenant's business.

         Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include the following:

         (1)      clear heights;

         (2)      column spacing;

         (3)      number of bays and bay depths;

         (4)      divisibility;

         (5)      floor load capacities

         (6)      truck turning radius; and

         (7)      overall functionality and accessibility.

         Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

         Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates of each series, the Depositor will assign to the Trustee the Mortgage Loans, together with all scheduled payments of interest and principal due after the Cut-off Date, regardless whether received prior to the Cut-off Date, and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in the Mortgage Loan Schedule appearing as an exhibit to the Pooling and Servicing Agreement for the related series. The Mortgage Loan Schedule will contain information on each Mortgage Loan, including the outstanding principal balance as of the close of business on the Cut-off Date, the interest rate, the scheduled monthly, or other periodic, payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

         In addition, the Depositor or the related Mortgage Loan Seller will, as to each Mortgage Loan, deliver to the Trustee:

         (1) the Note, endorsed to the order of the Trustee without recourse;

         (2) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Pooling and Servicing Agreement;

         (3) any assumption, modification or substitution agreements relating to the Mortgage Loan;

         (4) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; and

         (5) other relevant documents described in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES

         The Mortgage Loan Seller will make representations and warranties regarding the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. The Mortgage Loan Seller may be an affiliate of the Depositor. The representations and warranties will generally include:

         (1) that title insurance (or in the case of Mortgaged Properties located in areas where title insurance is generally not available, an attorney's opinion of title) and any required hazard insurance on the related Mortgaged Property was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller;

         (2) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each Mortgage Loan;

         (3) that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions);

         (4) that, to the Mortgage Loan Seller's knowledge, there were no delinquent tax or assessment liens against the Mortgaged Property; and

         (5) that no required payment of principal or interest on any Mortgage Loan was more than 30 days' delinquent as of the date of purchase of the Mortgage Loan from the Mortgage Loan Seller.

         Each prospectus supplement will specify the representations and warranties being made by the Mortgage Loan Seller.

         All of the representations and warranties of a Mortgage Loan Seller about a Mortgage Loan generally will be made as of the date the Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The applicable prospectus supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between that date and the date of the initial issuance of the series of Certificates evidencing an interest in that Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to that obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the its attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller about the Mortgage Loan will not be accurate and complete in all material respects as of the related Cut-off Date. If specified in the applicable prospectus supplement, the Depositor will make representations and warranties about a Mortgage Loan for the benefit of Certificateholders of a series as of the date of sale of that Mortgage Loan to the Depositor.

         Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller about a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series, the Mortgage Loan Seller generally will be obligated to repurchase that Mortgage Loan if it cannot be remedied within a specified period. The purchase price for that Mortgage Loan will generally equal the unpaid principal balance of that Mortgage Loan at the date of repurchase, together with accrued interest at the interest rate for that Mortgage Loan to the related due date in the month in which the repurchase proceeds will be distributed to Certificateholders of the applicable series and the amount of any unreimbursed advances made by the Master Servicer in respect of the Mortgage Loan, together with interest on that advanced amount at the reimbursement rate. The Master Servicer or other party to the related Pooling and Servicing Agreement must enforce the repurchase obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of a series for a breach of a representation or warranty by a Mortgage Loan Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any breach of that sort. The applicable prospectus supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

         If specified in the applicable prospectus supplement, the Mortgage Loan Seller may be permitted to substitute alternate Mortgage Loans upon the occurrence of the following:

         (1) Mortgage Loans initially included in a Trust Fund do not conform to their description in the applicable prospectus supplement; or

         (2) a breach of a representation or warranty by the Mortgage Loan Seller that materially and adversely affects the interests of the Certificateholders is discovered or a document in the related Mortgage Loan File is materially defective.

         The Mortgage Loan Seller may substitute alternate Mortgage Loans by delivering replacement Mortgage Loans to the Trustee within a specified period of time after the issuance of that series of Certificates. The applicable prospectus supplement will describe any required characteristics of substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor. Each prospectus supplement will provide information about the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Pooling and Servicing Agreement for the related series. To the extent described in the applicable prospectus supplement, one or more Special Servicers may be a party to the Pooling and Servicing Agreement or may be appointed by holders of designated classes of Certificates of the subject series or by another specified party. Information about the Special Servicer will be set forth in the applicable prospectus supplement.

         A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of that series. A Special Servicer may be entitled to any of the rights and subject to any of the obligations of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or Specially Serviced Mortgage Loans, including instituting foreclosures, negotiating work-outs and asset management activities with respect to any REO Property. The applicable prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided that specified conditions are met. A sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

         The Master Servicer and the Special Servicer will each use reasonable efforts to collect all payments under the Mortgage Loans and will follow collection procedures as it deems necessary or desirable. Unless otherwise specified in the applicable prospectus supplement, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if specified in the applicable prospectus supplement, may extend the due dates for payments due on a Mortgage Loan.

         The Master Servicer will establish and maintain an Escrow Account in which the Master Servicer must deposit amounts received from each borrower, if required by the terms of the related Mortgage Loan documents, to provide for the Escrow Payments. The Special Servicer must remit amounts received for that purpose on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account if required for servicing of those Mortgage Loans. Withdrawals from the Escrow Account generally may be made to:

         (1) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items;

         (2) transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance, with interest, relating to Escrow Payments;

         (3)      restore or repair the Mortgaged Properties;

         (4)      clear and terminate that account;

         (5) pay interest and other amounts to borrowers on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law; and

         (6)      remove amounts not required to be deposited in the Escrow
                  Account.

         The applicable prospectus supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to borrowers by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

         The Master Servicer will use its reasonable efforts to require each borrower to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

         (1) the full insurable replacement cost of the improvements securing the Mortgage Loan; or

         (2) the outstanding principal balance owing on the Mortgage Loan or the amount necessary to prevent any reduction in the policy by reason of the application of co-insurance and to prevent the Trustee under the Mortgage Loan from being deemed to be a co-insurer, in each case with a replacement cost rider.

         The Master Servicer will also use reasonable efforts to require each borrower to maintain the following insurance:

         (1) subject to the related Mortgage Loan documents, insurance providing coverage against 12 months of rent interruptions; and

         (2) any other insurance required by the related Mortgage Loan documents.

         Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Pooling and Servicing Agreement waive the requirement of a Mortgage Loan that the related borrower maintain earthquake insurance on the related Mortgaged Property.

         If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, subject to the related Mortgage Loan documents, the Master Servicer will use reasonable efforts to require the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable for the Mortgage Loan.

         The related Pooling and Servicing Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related borrower fails to maintain this insurance, to the extent available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of insurance maintained by the Master Servicer will be advanced by the Master Servicer.

         The Master Servicer or the Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full insurable replacement cost of the improvements and equipment on that REO Property. The cost of insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer or the Special Servicer. The Master Servicer or the Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The Master Servicer or the Special Servicer will maintain for each REO Property:

         (1)      public liability insurance;

         (2)      loss of rent endorsements; and

         (3) any other insurance required in the related Mortgage Loan documents.

         Any insurance that is required to be maintained on any REO Property will only be required to the extent available at commercially reasonable rates.

         The related Pooling and Servicing Agreement will provide that the Master Servicer or Special Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of hazard insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (that is, not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited but for that clause to the extent any deductible exceeds:

         (1) the deductible limitation that pertained to the related Mortgage Loan; or

         (2) in the absence of any deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Pooling and Servicing Agreement.

         In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, they will not contain identical terms and conditions. Their most significant terms, however, generally will be determined by state law and conditions. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list merely indicates some types of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

         The standard hazard insurance policies covering Mortgaged Properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the Mortgaged Property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the "co-insurance" clause will provide that the insurer's liability upon a partial loss will not exceed the lesser of:

         (1) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed; and

         (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the related Pooling and Servicing Agreement.

         Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the applicable prospectus supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take those steps as are reasonably necessary to keep the FHA insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS

         The Master Servicer and the Special Servicer are generally required to obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer may self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer so long as the criteria set forth in the related Pooling and Servicing Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series will be a "Servicing Fee" (as defined in the applicable prospectus supplement) with respect to each Mortgage Loan. The exact amount and calculation of the Servicing Fee will be established in the prospectus supplement and Pooling and Servicing Agreement for the related series. Because the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize. In addition, the Master Servicer may be entitled to receive, as additional compensation, (1) Prepayment Premiums, late fees and other fees collected from borrowers and (2) all income earned on funds deposited in the Collection Account and Distribution Account (as described above under "Description of the Certificates--Accounts") and, except to the extent the income on those funds is required to be paid to the related borrowers, the Escrow Account. The Master Servicer will generally pay the fees and expenses of the Trustee. The amount and calculation of the Special Servicing Fee will be described in the prospectus supplement and Pooling and Servicing Agreement for the related series. In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the applicable prospectus supplement) may retain, or be entitled to the reimbursement of, other amounts and expenses as described in the applicable prospectus supplement.

ADVANCES

         The applicable prospectus supplement will describe any obligations of the Master Servicer and the Special Servicer to make any advances for delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any advances will be made in the form and manner described in the prospectus supplement and Pooling and Servicing Agreement for the related series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

         The Master Servicer or the Special Servicer will have the discretion to modify, waive or amend a some of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to conditions that are listed in the Pooling and Servicing Agreement, including the condition that any modification, waiver or amendment will not--

         o result in the Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations, or

         o cause a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Internal Revenue Code.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer or Special Servicer will be required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer or Special Servicer, as applicable, is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Master Servicer or Special Servicer, as applicable, makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses--or takes a deed to a Mortgaged Property in lieu of foreclosure--on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer or Special Servicer, as applicable, in some cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time.

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer, the Special Servicer and/or the holder or holders of some classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price or at fair value any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the purchase price may be less than the Purchase Price.

         If so specified in the related prospectus supplement, the Master Servicer or Special Servicer, as applicable, may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer or Special Servicer, as the case may be, determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer or Special Servicer, as the case may be, accept the highest cash bid received from any person, including itself, one of its affiliates or any Certificateholder, that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer or Special Servicer, as applicable, shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price will in all cases be deemed fair.

         The Master Servicer or Special Servicer, as applicable, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described in the applicable prospectus supplement and a default on the related Mortgage Loan has occurred or, in the judgment of the Master Servicer or the Special Servicer, as the case may be, is imminent. Unless otherwise specified in the related prospectus supplement, the Master Servicer or Special Servicer, as applicable, may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of federal environmental laws, unless the Master Servicer or Special Servicer, as the case may be, has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the Trust Fund, that either:

         (1) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         (2) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the cost of which actions will be an expense of the Trust Fund.

         Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless--

         o the Internal Revenue Service grants an extension of time to sell such property, or

         o the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any Certificate is outstanding.

         Subject to the foregoing, the Master Servicer or Special Servicer, as applicable, will be required to--

         o solicit cash bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property, and

         o accept the first and, if multiple cash bids are contemporaneously received, the highest, cash bid received from any person that constitutes a fair price.

         Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer or Special Servicer, as applicable, will also be required to assure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times.

         If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer or Special Servicer, as the case may be, of any of its obligations with respect to the management and operation of such Mortgaged Property.

         In general, the Master Servicer or Special Servicer, as applicable, will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner consistent with the applicable servicing standard. After the Master Servicer or Special Servicer, as the case may be, reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or Special Servicer, as the case may be, could determine, particularly in the case of REO Properties that are hotels or health care facilities, that it would not be consistent with the applicable servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code (either such tax an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on:

         o "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

         o "prohibited transactions", such income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

         Generally, income from an REO Property that is directly operated by the Master Servicer or Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any such tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. See "Federal Income Tax Consequences" below.

         The limitations imposed by the related Pooling and Servicing Agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

         If recovery on a defaulted Whole Loan under any related instrument of Credit Enhancement is not available, the Master Servicer or Special Servicer, as applicable, nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer or Special Servicer in connection with such proceedings and which are reimbursable under the related Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the liquidation proceeds recovered on any defaulted Whole Loan, prior to the distribution of such liquidation proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Enhancement, if any, neither the Master Servicer nor the Special Servicer will be required to expend its own funds to restore the damaged property.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Enhancement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Enhancement with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, prior to their distribution to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Insurance" above and "Credit Enhancement" below.

EVIDENCE OF COMPLIANCE

         A firm of independent certified public accountants will provide the related Trustee with a report, on or before a specified date of each year beginning a specified time after the Cut-off Date, stating that:

         (1) it has obtained a letter of representation from an officer of the Master Servicer or Special Servicer, which includes an assertion that the Master Servicer or Special Servicer has complied with the minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and

         (2) on the basis of an examination conducted by that firm in accordance with standards established by the American Institute of Certified Public Accountants, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in its opinion, those standards require it to report.

         In rendering its report the accounting firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examination of those sub-servicers conducted in accordance with the same standards (rendered within one year of its report). The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         In addition, the Master Servicer and the Special Servicer generally will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Pooling and Servicing Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of that officer's knowledge, the Master Servicer or the

Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout that year or, if there has been a default in the fulfillment of any its obligation, specifying each default known to that officer.

MATERIAL MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

         The Pooling and Servicing Agreement for each series will provide that none of the Depositor, the Master Servicer, the Special Servicer, or any general or limited partner, member, manager, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any liability to the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Depositor, the Master Servicer, the Special Servicer nor any partner, director, officer, employee or agent of any of them will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, and any limited or general partner, member, manager, director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, will be indemnified by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement. Any loss resulting from indemnification by the Trust Fund will reduce amounts distributable to Certificateholders. The prospectus supplement will specify any variations to the foregoing required by the Rating Agencies rating a series of Certificates.

         In addition, the Pooling and Servicing Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, or any limited or general partner, member, manager, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any obligation to appear in, prosecute or defend any legal action that is not related to its duties under the Pooling and Servicing Agreement or which, in its opinion, may cause it to incur any ultimate expense or liability. The Depositor, the Master Servicer or the Special Servicer may, in its discretion, undertake any action that is related to its obligations under the Pooling and Servicing Agreement and that it deems necessary or desirable. In that event, the legal expenses of that action and any resulting liability (except any liability related to the Depositor's, the Master Servicer's or the Special Servicer's obligations to service the Mortgage Loans in accordance with the servicing standard under the Pooling and Servicing Agreement) will be expenses of the Trust Fund, and the Depositor, the Master Servicer or Special Servicer will be entitled to be reimbursed therefor.

         Under the Pooling and Servicing Agreement, there may be a successor to the Master Servicer or the Special Servicer, subject to the following restrictions:

         (1) each of the Rating Agencies must confirm in writing that any merger or consolidation and succession of the Master Servicer or the Special Servicer will not result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of the Certificates; and

         (2) any additional restrictions on merger or consolidation of the Master Servicer or the Special Servicer described in the applicable prospectus supplement must be satisfied.

         A successor of the Master Servicer or the Special Servicer may be:

         (1) any person into which the Master Servicer or the Special Servicer may be merged or consolidated;

         (2) any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer is a party; or

         (3) any person succeeding to the business of the Master Servicer or the Special Servicer.

         The successor will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

         Generally, the Master Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement provided that specified conditions are met, including that the successor is reasonably acceptable to the Trustee and that written confirmation is delivered by each of the Rating Agencies that the assignment and delegation by the Master Servicer or the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of Certificates. The applicable prospectus supplement will describe any additional restrictions on assignments of Master Servicer or the Special Servicer's obligations.

         The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer may not resign from its obligations and duties as Master Servicer or Special Servicer under the Pooling and Servicing Agreement, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that the determination is evidenced by an opinion of counsel delivered to the Trustee. No resignation or removal will become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

         The Trustee for each series of Certificates will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and/or any of their respective affiliates.

         The Trustee can resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or becomes insolvent, at which time the Depositor will appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing more than 50% (or such other percentage as may be specified in the applicable prospectus supplement) of the Voting Rights for the applicable series. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

         The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

         Unless otherwise specified in the applicable prospectus supplement, Events of Default with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series will consist of:

         (1) any failure by the Master Servicer or the Special Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be remitted pursuant to the Pooling and Servicing Agreement;

         (2) any failure by the Master Servicer or Special Servicer to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer with respect to any Mortgage Loan) which in each case continues unremedied for 30 days after the giving of written notice of that failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, by the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class;

         (3) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed;

         (4) events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by, on behalf of or against the Master Servicer or Special Servicer indicating its insolvency or inability to pay its obligations; or

         (5)      any failure by the Master Servicer to make a required advance.

         The applicable prospectus supplement may provide for other Events of Default to the extent required by the Rating Agencies rating a series of Certificates.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates representing 25% of the aggregate Voting Rights of all Certificates will, terminate all the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances (plus interest on advances) as provided in the Pooling and Servicing Agreement.

         Unless otherwise specified in the related prospectus supplement, the holders of Certificates representing at least 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement. Upon any waiver of a past default, that default will cease to exist, and any Event of Default arising from that default will be deemed to have been remedied for every purpose of the Pooling and Servicing Agreement. No waiver will impair Certificateholder's rights with respect to subsequent defaults.

         On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. Unless otherwise specified in the prospectus supplement, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and that is either Fannie Mae or FHLMC approved (the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or the Special Servicer, as applicable, if:

         (1)      the Trustee is unwilling or unable to act in that capacity;

         (2) the holders of Certificates representing a majority of the aggregate Voting Rights request;

         (3) the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies; or

         (4)      the Trustee is not approved as a servicer by the Rating
                  Agencies.

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

         The Trustee will be obligated to act as Master Servicer or Special Servicer as applicable until a successor is appointed. The Trustee and any successor may agree upon the servicing compensation to be paid, which cannot be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

         No Certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless:

         (1) the holder has given the Trustee a written notice of a default under the Pooling and Servicing Agreement and of the continuance of the default;

         (2) the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected class have made written request of the Trustee to institute the proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity as it may require against the related costs, expenses and liabilities; and

         (3) the Trustee, for 30 days after its receipt of the notice, request and offer of indemnity described above, has neglected or refused to institute the requested proceeding.

         The Trustee will have no obligation to institute, conduct or defend any litigation under or related to the Pooling and Servicing Agreement at the request, order or direction of any of the holders of Certificates, unless the holders of Certificates have offered to the Trustee reasonable security or indemnity against the related costs, expenses and liabilities which may be incurred by the Trustee by taking those actions.

                               CREDIT ENHANCEMENT

GENERAL

         The amounts, types and provider of Credit Enhancement for one or more classes of a series of Certificates or the related Mortgage Loans, if any, will be specified in the applicable prospectus supplement. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of the Certificates of a series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the applicable prospectus supplement, or any combination of the foregoing.

         It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest on the Certificates. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of losses. See "Risk Factors--Credit Enhancement Will Not Be Provided for All Certificates; Credit Enhancement Will Not Cover All Losses so You May Not Receive Full Payment Even Where There Is Credit Enhancement" above.

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

ENHANCEMENT LIMITATION

         If Credit Enhancement is provided with respect to a series or the related Mortgage Loans, we will provide the following information prior to the date of the applicable prospectus supplement:

         (1)      the amount payable under the Credit Enhancement;

         (2) any conditions to payment of Credit Enhancement not described in this prospectus;

         (3) the conditions, if any, under which the amount payable under the Credit Enhancement may be reduced and under which the Credit Enhancement may be terminated or replaced; and

the material provisions of any agreement relating to the Credit Enhancement.

         Additionally, prior to the date of the applicable prospectus supplement, we will provide the information set forth below with respect to the issuer of any third-party Credit Enhancement, including:

         (1)      a brief description of its principal business activities;

         (2) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business;

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         (4) its total assets and stockholders' or policyholders' surplus, if applicable, as of the date specified in that prospectus supplement.

         If the holders of any Certificates of any series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K on or prior to the date of the applicable prospectus supplement, which will include any material information regarding the issuer of any third party Credit Enhancement for those Certificates, including audited financial statements to the extent required.

SUBORDINATE CERTIFICATES

         If so specified in the applicable prospectus supplement, one or more classes of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates to receive distributions of principal and interest to the extent specified in the applicable prospectus supplement. In addition, subordination may be affected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of those Certificates until the principal balance

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

of those Certificates is reduced to zero before any losses are allocated to Senior Certificates. The Pooling and Servicing Agreement may require a separate trustee other than the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

         A series may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other classes designated as being senior thereto. A series may also include one or more classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to other classes of Certificates designated as being senior thereto. If so specified in the applicable prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

         The applicable prospectus supplement will describe any subordination in greater detail and provide, to the extent applicable, information concerning:

         (1) the amount of subordination of a class or classes of Subordinate Certificates in a series;

         (2)      the circumstances in which subordination will be applicable;

         (3) the manner, if any, in which the amount of subordination will decrease over time;

         (4)      the manner of funding any related reserve fund;

         (5) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund; and

         (6) if one or more classes of Subordinate Certificates of a series are Offered Certificates, the sensitivity of distributions on those Certificates based on default assumptions described in the prospectus supplement (see "Risk Factors--Subordinated Certificates May Not Receive Full Payment if Losses Occur on the Related Mortgage Loans" in this prospectus).

RESERVE FUNDS

         If so specified in the applicable prospectus supplement, one or more Reserve Funds may be established with respect to one or more classes of the Certificates of a series, in which cash, a letter of credit, Permitted Investments or a combination of any of the foregoing, in the amounts specified in the applicable prospectus supplement will be deposited. The Reserve Funds may also be funded over time by the deposit of a specified amount of the distributions received on the applicable Mortgage Loans if specified in the applicable prospectus supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the applicable prospectus supplement.

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

         Amounts on deposit in any Reserve Fund for one or more classes of Certificates of a series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the applicable prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of a series by any Rating Agency. Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in amounts as will be specified in the applicable prospectus supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained in that account may be released from the Reserve Fund under the conditions and to the extent specified in the applicable prospectus supplement and will not be available for further application by the Trustee.

         Moneys deposited in any Reserve Fund generally will be invested in Permitted Investments. Generally, any reinvestment income or other gain from investments will be credited to the related Reserve Fund for a series, and any loss resulting from investments will be charged to the Reserve Fund. If specified in the applicable prospectus supplement, income or other gain from investments made with the moneys in the Reserve Fund may be payable to the Master Servicer or Special Servicer, as applicable, as additional servicing compensation, and any loss resulting from those investments will be borne by the Master Servicer or Special Servicer, as applicable. The Reserve Fund for a series will be a part of the Trust Fund only if the applicable prospectus supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

         Additional information concerning any Reserve Fund will be set forth in the applicable prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

CROSS-SUPPORT FEATURES

         If the Mortgage Pool for a series is divided into separate Mortgage Loan Groups, each securing a separate class or classes of a series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The applicable prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

         If so specified in the applicable prospectus supplement, certificate guarantee insurance with respect to a series of Certificates may be provided by one or more insurance companies. Certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the

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

basis of a schedule of principal distributions set forth in or determined in the manner specified in the applicable prospectus supplement. Certificate guarantee insurance may also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the SEC as an exhibit to the Form 8-K to be filed with the SEC within 15 days of issuance of the Certificates of the applicable series.

LIMITED GUARANTEE

         If so specified in the prospectus supplement with respect to a series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Credit Enhancement.

LETTER OF CREDIT

         If so specified in the prospectus supplement with respect to a series of a Certificate, Credit Enhancement may be provided by a letter of credit issued by a bank or financial institution named in the Credit Enhancement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more classes of Certificates of a series will be set forth in the applicable prospectus supplement.

POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the prospectus supplement relating to a series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss, subject to the limitations described in a applicable prospectus supplement, by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any coverage will be set forth in the prospectus supplement.

         If so specified in the applicable prospectus supplement, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount and with terms set forth in that prospectus supplement for each series of Certificates as to which a pool insurance policy is provided. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by those types of hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.

SURETY BONDS

         If so specified in the prospectus supplement relating to a series of Certificates, Credit Enhancement with respect to one or more classes of Certificates of a series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company named in the Credit Enhancement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the prospectus supplement relating to that series.



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FRAUD COVERAGE

         If so specified in the applicable prospectus supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by:

         (1) representations and warranties to the effect that no fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans had occurred;

         (2)      a Reserve Fund;

         (3)      a letter of credit; or

         (4)      some other method.

         The amount and terms of any fraud coverage will be set forth in the applicable prospectus supplement.

BORROWER BANKRUPTCY BOND

         If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a borrower or obligor affecting the Mortgage Loans in a Trust Fund with respect to a series of Certificates may be covered under a borrower bankruptcy bond or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a series by any of the Rating Agencies that rated any Certificates of that series. Any borrower bankruptcy bond or other instrument will provide for coverage in an amount and with terms meeting the criteria of the Rating Agencies rating any Certificates of the related series as described in the applicable prospectus supplement.

                  MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States. The following discussion contains general summaries of the material legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially, the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

         All of the Mortgage Loans are loans evidenced by--or, in the case of mortgage pass-through certificates, supported by--a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the


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subject Mortgaged Property is located. As used in this prospectus, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property. The priority of the lien or title interest created by each mortgage will depend on:

         (1)      the terms of the mortgage;

         (2) the existence of any separate contractual arrangements with others holding interests in the mortgaged property;

         (3) the order of recordation of the mortgage in the appropriate public recording office; and

         (4) the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property.

         Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, reimbursement of remediation costs of environmental conditions identified by those states. See "--Environmental Risks" below. In addition, the Internal Revenue Code provides priority to some tax liens over the lien of the mortgage. The borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties: a mortgagor (the owner of the subject property and usually the obligor under the subject mortgage loan) and a mortgagee (the lender).

         A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property, irrevocably until the debt is paid, to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the mortgagee) as security for the payment of the secured indebtedness.

         A deed to secure debt is a two party instrument in which the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the mortgagor) until the time the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         As used in this prospectus, unless the context otherwise requires, the term "borrower" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term, "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under


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

a mortgage, the beneficiary's and trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, federal laws and, in some cases, with respect to a trustee in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

         The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by that lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest, in the mortgage or in a separate agreement with the landlord or other party to that instrument, to protect the mortgagee against termination of that interest before the mortgage is paid.

PERSONAL PROPERTY

         Some types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and therefore, would not be subject to the lien of a mortgage. Those types of properties are generally pledged or assigned as security to the mortgagee under the UCC. To perfect its security interest in those types of properties, the mortgagee generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

INSTALLMENT CONTRACTS

         The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (the mortgagee) retains legal title to the property and enters into an agreement with the purchaser (the borrower) for the payment of the purchase price plus interest, over the term of that Installment Contract. Only after full performance by the borrower of the Installment Contract is the mortgagee obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower's equitable interest in the property is forfeited. The mortgagee in that situation does not have to foreclose to obtain title to the property, although in some cases both a quiet title action to clear title to the


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property (if the borrower has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary.

         In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

         Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In those cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to:

         (1) receive rents, hazard insurance proceeds and condemnation proceeds; and

         (2) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, which would extinguish the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts the Trust Fund's subordinate interest in the related property in the foreclosure of the senior mortgage (to the extent permitted by state law) or satisfies the defaulted senior loan.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

         The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards


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

made in connection with any condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage in the order the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property (or any part of the property) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of some states may provide that unless the security of the mortgagee has been materially impaired, the borrower must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

         The form of mortgage used by many institutional lenders typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the borrower by the mortgagee are to be secured by the mortgage. The "future advance" clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance and that the mortgagee had actual knowledge of those intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any intervening junior mortgages or other liens, the advance may be subordinate to the intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage used by many institutional lenders obligates the borrower:

         (1) to pay all taxes and assessments affecting the property before delinquency;

         (2) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage;

         (3)  to provide and maintain hazard insurance on the property;

         (4) to maintain and repair the property and not to commit or permit any waste of the property; and

         (5) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

         Upon a failure of the borrower to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith, which typically become part of the indebtedness secured by the mortgage.

         The form of mortgage used by many institutional lenders may also require the borrower to obtain the consent of the mortgagee as to various actions affecting the mortgaged property, including, among others:

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

         (1) all leasing activities, including new leases and termination or modification of existing leases;

         (2) any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property; and

         (3) all property management activities affecting the mortgaged property, including new management or leasing agreements or any termination or modification of existing management or leasing agreements.

         Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant a non-disturbance agreement and as a result the value of the mortgaged property may be diminished.

FORECLOSURE

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage and, by reason of any material default, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any foreclosure sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, the purchaser will only acquire that leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

JUDICIAL FORECLOSURE

         A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. Since a judicial foreclosure is a lawsuit, it is subject to all of the procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested.


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

At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. These sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE

         In the majority of cases, foreclosure of a deed of trust--and in some instances, other types of mortgage instruments--is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the borrower under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by some states are:

         (1) that notices of both the borrower's default and the mortgagee's acceleration of the debt be provided to the borrower;

         (2) that the trustee record a notice of default and send a copy of the notice to the borrower, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the borrower and to other persons identified by those states;

         (3) that the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in some states, allowed costs and expenses incurred by the mortgagee in connection with the default; and

          (4) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale.

         Foreclosure of a deed to secure debt is generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON MORTGAGEE'S RIGHTS

         Courts may apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents to the extent the legal effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include altering the specific terms of the loan to the extent the court considers necessary to prevent or remedy an injustice, undue oppression or overreaching, requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability, and limiting the rights of mortgagees to accelerate the loan and/or foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain the property adequately or allowing an impermissible further encumbrance of the property.

         In cases where a foreclosure sale occurs, a third party may be unwilling to purchase the property at the foreclosure sale for a variety of reasons, including practical difficulties in arranging purchase financing in the context of a foreclosure sale, the difficulty of determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and the possibility that the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings. Some states require the mortgagee to disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale, which may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price of the mortgaged property.

         For the reasons discussed in the prior paragraph, among others, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to or less than the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure to extinguish the secured debt. A mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. The mortgagee also assumes the burdens of ownership and management of the property (frequently through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run these operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of those operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

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         Under the REMIC Regulations and the related Pooling and Servicing
Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property which could result in significantly greater costs than direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans--Collections and Other Servicing Procedures."

RIGHTS OF REDEMPTION

         The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay a specified portion of costs of that action. Persons having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale and is not waivable by the borrower.

         In contrast to the common law doctrine of equity of redemption, in some states, the borrower and foreclosed junior lienors are given a statutory period
(1) prior to the foreclosure sale, in which to reinstate the mortgage in good standing by paying past due amounts and a portion of costs of the mortgage determined by those states and (2) after the completion of the foreclosure sale, in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property (or to depress the price received by the mortgagee at the foreclosure sale). The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee after a foreclosure sale.

         Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Some states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right if the mortgagee waives its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (a) an extension from the IRS or (b) an opinion of counsel to the effect that holding the property for that period is permissible under the REMIC Regulations.

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

         Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

         Some of the Mortgage Loans will be nonrecourse loans where recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the borrower's other assets in the event of default by a borrower. Even if a mortgage by its terms provides for recourse against the borrower, some states have imposed prohibitions against or limitations upon exercising that recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some states, the mortgagee has the option of bringing a personal action against the borrower on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue that kind of action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids, or the absence of bids, at the judicial sale.

LEASEHOLD RISKS

         Some of the Mortgage Loans may be secured by a mortgage encumbering the borrower's leasehold interest under a ground lease. Leasehold mortgages are subject to risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.

         Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, to minimize that risk are:

         (1) the right of the mortgagee to receive notices from the ground lessor of any defaults by the borrower;

         (2)      the right to cure any defaults, with adequate cure periods;

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

         (3) if a default is not susceptible to cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease;

         (4) the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities under the ground lease;

         (5) the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination of the old ground lease; and

         (6) provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property.

         In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of this type of assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease, so if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of these protective provisions have been or will be obtained in connection with any particular Mortgage Loan.

BANKRUPTCY LAWS

         Borrowers often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences caused by an automatic stay can be significant. A particular borrower may become subject to the Bankruptcy Code either by voluntary or involuntary petition or by virtue of the doctrine of "substantive consolidation" by an affiliate of the borrower becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out the junior lien.

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

         Under the Bankruptcy Code, provided substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under some circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between the then current value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) before the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

         Federal bankruptcy law may interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a borrower, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any assignment of rents and leases or security interest. The legal proceedings necessary to resolve a situation like that can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost:

         (1) if the assignment or security interest is not fully documented or perfected under state law before commencement of the bankruptcy proceeding;

         (2) to the extent rents or hotel revenues are used by the borrower to maintain the mortgaged property or for other court authorized expenses;

         (3) to the extent other collateral may be substituted for the rents or hotel revenues; and

         (4) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

         To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, the borrower's ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, accelerated rent, damages or a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition.

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

         In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Those remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. There may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of some payments made by the borrower under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then some payments by the guarantor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

         A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In some circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or of equal priority with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

         A trustee in bankruptcy or a debtor in possession also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for items such as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

         A trustee in bankruptcy or a debtor in possession also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor or a bona fide purchaser of real estate could have done so outside of bankruptcy. Generally, in circumstances involving some defect in the language, execution or recording of the mortgage loan documents.

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

BANKRUPTCY CONSIDERATIONS RELATING TO THE DEPOSITOR

         The Depositor will warrant in the Pooling and Servicing Agreement that the sale of the Mortgage Loans by it to the Trust Fund is a valid sale. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case a court could take the position that the sale of the Mortgage Loans to the Trust Fund should instead be treated as a pledge of the Mortgage Loans to secure a borrowing of such debtor. If a court were to reach those conclusions, or a filing were made under the Bankruptcy Code or similar applicable state laws by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates (and possible reductions in the amount of such payments) could occur. In addition, if the transfer of the Mortgage Loans to the Trust Fund is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of any Mortgage Loan to the Trust Fund may have priority over the Trust Fund's interest in that Mortgage Loan.

         In addition, cash collections on the Mortgage Loans may be commingled with the funds of the Master Servicer and, in the event of the bankruptcy of the Master Servicer, the Trust Fund may not have a perfected interest in those cash collections.

ENVIRONMENTAL RISKS

         Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous materials on, under, adjacent to, or in that property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of the properties. Mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants pose particular concerns. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

         A mortgagee may be exposed to risks related to environmental conditions including:

        (1)      a diminution in the value of a mortgaged property;

        (2) potential default on a mortgage loan due to the borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

        (3) in some circumstances as more fully described below, liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property or the unpaid balance of the related mortgage loan; or

        (4) the inability to sell the related Mortgage Loan in the secondary market. In some circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

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

         A mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure), which may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and would as a result decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

         In some states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Under federal law and the laws of some states, the owner's failure to perform remedial actions required under environmental laws may in some circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states this lien has priority over the lien of an existing mortgage against the property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

CERCLA AND RELATED LAWS

         Under some circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each series. Under the laws of some states and under CERCLA, strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability described above is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

         CERCLA's definition of "owner" or "operator" excludes persons "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." The Lender Liability Act clarifies CERCLA's secured creditor exemption. Under the Lender Liability Act, a secured lender who is "participating in management" by exercising control over operational aspects of the facility will be liable, but a number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest are not construed as participating in management and will not trigger liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may not provide a secured creditor exemption.

         CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate


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environmental site assessment that does not disclose existing contamination and meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, before foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed to qualify for the defense.

         Beyond statute-based environmental liability, hazardous environmental conditions on a property may also be subject to common law causes of action (for example, causes of actions arising from death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

         The related Pooling and Servicing Agreement contains provisions restricting the ability of the Master Servicer or the Special Servicer, if any, to acquire title to any Mortgaged Property or take over its operation unless a satisfactory phase I or other specified environmental assessment has been obtained. Enforcement of the security for the related Note is restricted until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

         If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but those persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the borrower (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that these costs could become a liability of the Trust Fund and become a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Pooling and Servicing Agreement for the related series.

OTHER ENVIRONMENTAL RISKS

         Other environmental laws may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.



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         Some federal, state and local laws, regulations and ordinances govern the handling of ACMs in the event of the remodeling, renovation or demolition of a building. These laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed before 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

         The EPA has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed specified limits.

         The Lead Paint Act requires federal agencies to promulgate regulations that will require owners of residential housing constructed before 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and in December of 1996 for owners of one to four residential dwellings. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where those circumstances exist may be held liable for those injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

         Underground storage tanks are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require underground storage tanks used for the storage of fuel or hazardous substances and waste to meet standards designed to prevent releases from the underground storage tanks into the environment. Underground storage tanks installed before the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking underground storage tanks.

ENFORCEABILITY OF MATERIAL PROVISIONS

         Some of the Mortgage Loans may contain provisions requiring the borrower to pay late charges or additional interest if required payments are not made on time. In some states there may be limitations upon the enforceability of these provisions, and no assurance can be given that any of these provisions in any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any prepayment. Even if


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enforceable, a requirement for prepayment fees may not deter borrowers from prepaying their Mortgage Loans. Although some states will allow the enforcement of these provisions upon a voluntary prepayment of a mortgage loan, other states may not allow these provisions after a mortgage loan has been outstanding for a specified number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (that is, to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In some states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the borrower or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of these provisions related to a mortgage loan will be enforceable under those circumstances. The applicable laws of some states may also treat some prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

         State courts are also known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DUE-ON-SALE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St. Germain Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limitations prescribed in that Act and the regulations promulgated thereunder.

         The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition of due-on-sale clauses with respect to one or more categories of loans that were originated or assumed during the "window period" applicable to that state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

         The Pooling and Servicing Agreement for each series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, then for so long as the Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if


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any, on behalf of the Trustee, will take the actions it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

         In addition, under the Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

SOLDIERS' AND SAILORS' RELIEF ACT

         Under the terms of the Relief Act, unless a mortgagee obtains a court order to the contrary, a borrower who enters military service after the origination of the borrower's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status. For purposes of the Relief Act, persons entered into military service include members of the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan, and officers of the U.S. Public Health Service assigned to duty with the military. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under some circumstances, during an additional three months thereafter. Thus, if the affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to foreclose the Mortgaged Property in a timely fashion. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the borrower is an entity owned or controlled by a person in a military service.

APPLICABILITY OF USURY LAWS

         State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial.

         Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. For example, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the borrower and any penalty owed by the mortgagee. A second, more severe type of statute results in the invalidation of the transaction. Under this second type of statute, the


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borrower may have the recorded mortgage or deed of trust canceled without any payment and the mortgagee is prohibited from foreclosing.

         Under Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, some types of residential (including multifamily, but not other commercial) first mortgage loans may be exempted from state usury limitations. However, until April 1, 1983, states were allowed to adopt laws or constitutional provisions expressly rejecting Title V and even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have rejected Title V and/or taken action to limit discount points or other charges.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act.

         Title VIII provides that, notwithstanding any state law to the contrary:

         (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

         (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the NCUA with respect to origination of alternative mortgage instruments by federal credit unions; and

         (3) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject that mortgage loan to state restrictions that would not otherwise be applicable.



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LEASES AND RENTS

         Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the borrower typically assigns to the mortgagee the borrower's right, title and interest as landlord under each lease and the income derived from that lease, while retaining a right to collect the rents for so long as there is no default under the mortgage loan documentation. Upon a default, the mortgagee may be entitled to collect rents. However, a mortgagee's failure to take necessary steps to "perfect" its interest in rents may result in the mortgagee's inability to collect all or a portion of the rents. In order to "perfect" an interest in rents, some state laws require not only proper recording of the assignment of leases and rents, but also require the mortgagee to take possession of the property and/or obtain judicial appointment of a receiver before the mortgagee is entitled to collect rents. Mortgagees taking possession of property may incur potentially substantial risks attendant to that possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the borrower, the mortgagee's ability to collect the rents may also be adversely affected.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent or unless the lender's interest in the room rates is given adequate protection. For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

         If a borrower encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following:

         (1) the borrower may have difficulty servicing and repaying multiple loans and if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those due on the senior loan;

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         (2)      acts of the senior mortgagee that prejudice the junior
                  mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee (for example, if the borrower and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the borrower is additionally burdened);

         (3) if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in some circumstances even prevent the taking of action by the senior mortgagee; and

         (4) the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

         Some of the Mortgage Loans may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may contain a "Due-on-Encumbrance" clause which: (1) provides that the Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (2) requires the consent of the related mortgagee to the creation of any the lien or other encumbrance on the related Mortgaged Property. However, the "Due-on-Encumbrance" clauses may be unenforceable in some jurisdictions under some circumstances.

         The Pooling and Servicing Agreement for each series will generally provide that if any Mortgage Loan contains a "Due-on-Encumbrance" clause, then for so long as the Mortgage Loan is included in a given Trust Fund, the Master Servicer, or the Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan), will, in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement, exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the Mortgage Loan to (1) accelerate the payments on the Mortgage Loan, or (2) withhold its consent to the creation of any lien or other encumbrance.

TYPE OF MORTGAGED PROPERTY

         A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee because (1) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator, and (2) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to


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the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

CRIMINAL FORFEITURES

         Various federal and state laws provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of those illegal acts. Even though these laws were originally intended as tools to fight organized crime and drug related crimes, there is a current trend toward expanding the scope of these laws. Some laws (such as the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for defenses for "innocent lienholders." However, given the uncertain scope of these laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of any law of this type with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans With Disabilities Act of 1990 and rules promulgated under those laws, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation so that those modified accommodations are accessible and usable by disabled individuals. Modifications must be undertaken to the extent "readily achievable." The "readily achievable" standard takes into account the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, those laws may also impose these requirements on a foreclosing mortgagee who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the borrower of complying with the requirements of those laws may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the Offered Certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications that may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Latham & Watkins LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

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         This discussion is directed to Certificateholders that hold the Offered
Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of Offered Certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including--

         o    banks,

         o    insurance companies, and

         o    foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered, and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the Offered Certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types--

         o    REMIC Certificates, and

         o    Grantor Trust Certificates.

         We will indicate in the prospectus supplement for each series whether the related Trustee, another party to the related Pooling and Servicing Agreement or an agent appointed by that Trustee or other party--in any event, a tax administrator--will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to Certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only Mortgage Loans. If a trust holds assets other than Mortgage Loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related Offered Certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Offered Certificates.

REMICS

         General. With respect to each series of Offered Certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related governing document, and subject to certain assumptions set forth in the opinion--

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         o those Offered Certificates of that series will be considered REMIC Regular Certificates or REMIC Residual Certificates.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related Certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The governing document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the Offered Certificates that are REMIC Certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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

         However, to the extent that the REMIC assets constitute Mortgage Loans on property not used for residential or certain other prescribed purposes, the related Offered Certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related Offered Certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless provided otherwise in the related prospectus supplement, Offered Certificates that are REMIC Regular Certificates will be--

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         o "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code for a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, on Offered Certificates that are REMIC Regular Certificates, and income allocated to Offered Certificates that are REMIC Residual Certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, collections on Mortgage Loans held pending payment on the related Offered Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the Mortgage Loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those Mortgage Loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on Mortgage Loans held pending payment is considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC Certificate represents ownership of an interest in a Mortgage Loan that is secured in part by the related borrower's interest in a bank account, that Mortgage Loan is not secured solely by real estate, and therefore--

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

         o a portion of that Certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that Certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that Certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For certain series of REMIC Certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC Certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

         o whether the related REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code;

         o whether the related REMIC Certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

         o whether the interest/income on the related REMIC Certificates is "interest on obligations secured by mortgages on real property or on interests in real property" described in Section 856(c)(3)(B) of the Internal Revenue Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC Regular Certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC Regular Certificates under the accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC Regular Certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, prepayable


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securities such as the Offered Certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your Certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC Regular Certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the Mortgage Loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC Regular Certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the Mortgage Loans underlying any series of REMIC Regular Certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of those Certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the related date of initial issuance of those Certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that Certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         o    a single fixed rate,

         o    a qualified floating rate,

         o    an objective rate,

         o a combination of a single fixed rate and one or more qualified floating rates,

         o a combination of a single fixed rate and one qualified inverse floating rate, or

         o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion


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

thereof will vary according to the characteristics of those Certificates. If the original issue discount rules apply to those Certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         Certain classes of REMIC Regular Certificates may provide that the first interest payment with respect to those Certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each Distribution Date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC Regular Certificate will reflect that accrued interest. In those cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC Regular Certificate. Therefore, the portion of the interest paid on the first Distribution Date in excess of interest accrued from the date of initial issuance to the first Distribution Date is included in the stated redemption price of the REMIC Regular Certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Certificate, by multiplying--

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

         o    a fraction--

              1.   the numerator of which is the amount of the payment, and

              2. the denominator of which is the stated redemption price at maturity of the Certificate.

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

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1. the numerator of which is the amount of the principal payment, and

              2. the denominator of which is the outstanding stated principal amount of the subject REMIC Regular Certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the Certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a Distribution Date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following Distribution Date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

         o    the sum of--

              1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC Regular Certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

              2. the payments made on that Certificate during the accrual period of amounts included in the stated redemption price; over

         o the adjusted issue price of the subject REMIC Regular Certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC Regular Certificate is--

         o    the issue price of the Certificate; increased by

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         o    the aggregate amount of original issue discount previously accrued on the Certificate; reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

         The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

         o assuming that payments on the REMIC Regular Certificate will be received in future periods based on the related Mortgage Loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the Certificate, based on its issue price and the assumption that the related Mortgage Loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases the Certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the Certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the Certificate. The adjusted issue price of a REMIC Regular Certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the Certificate at the beginning of the accrual period which includes that date of determination; and

         o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the Certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the Certificate exceeds the maximum amount of payments that you could ever receive with respect to the Certificate. However, any such loss


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

may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the Mortgage Loans held by the related REMIC prepay more quickly than anticipated.

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC Regular Certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC Regular Certificate at a market discount if--

         o in the case of a Certificate issued without original issue discount, you purchased the Certificate at a price less than its remaining stated principal amount; or

         o in the case of a Certificate issued with original issue discount, you purchased the Certificate at a price less than its adjusted issue price.

         If you purchase a REMIC Regular Certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC Regular Certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a Certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC Regular Certificate held by you, at your option--

         o    on the basis of a constant yield method;

         o in the case of a Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Certificate as of the beginning of the accrual period; or

         o in the case of a Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the Certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         If REMIC Regular Certificates provide for monthly or other periodic principal distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

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

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the Certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC Regular Certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether those Certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC Regular Certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your Certificate; and

         o the payments remaining to be made on your Certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC Regular Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC Regular Certificate or a noncorporate holder of a REMIC Regular Certificate that acquires the Certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your Certificate becomes wholly or partially worthless as the result of one or more realized losses on the related Mortgage Loans. However, if you are a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your Certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC Regular Certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related Mortgage Loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related Mortgage Loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC Residual Certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC Residual Certificates much differently than it would if they were direct ownership interests in the related Mortgage Loans or as debt instruments issued by the related REMIC.

         Holders of REMIC Residual Certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those Certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC Residual Certificates in proportion to their respective ownership interests on that day. Any amount included in the Certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC Residual Certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC Residual Certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased the Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC Residual Certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC Residual Certificate. These modifications would occur when a holder purchases the REMIC Residual Certificate from a prior holder at a price other than the adjusted basis that the REMIC Residual Certificate would have had in the hands of an original holder of that Certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC Residual Certificate in connection with the acquisition of that Certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC Residual Certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC Residual Certificates; or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

         o    "excess inclusions",

         o    residual interests without "significant value", and

         o    "noneconomic" residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your Certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, the REMIC Residual Certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

         Taxable Income of the REMIC. The taxable income of a REMIC will equal--

         o    the income from the Mortgage Loans and other assets of the REMIC;
              plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC Certificates, constituting "regular interests" in the REMIC; less

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

         o    the following items--

              1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC Certificates constituting "regular interests" in the REMIC, whether offered or not,

              2. amortization of any premium on the Mortgage Loans held by the REMIC,

              3. bad debt losses with respect to the Mortgage Loans held by the REMIC, and

              4. except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or in the case of REMIC Certificates not sold initially, their fair market values. The aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in Mortgage Loans or other property will equal the fair market value of the interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A REMIC will acquire a Mortgage Loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the Mortgage Loans that it holds. Premium on any Mortgage Loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

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         A REMIC will be allowed deductions for interest, including original issue discount, on all of the Certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those Certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC Certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to--

         o    the amount paid for that REMIC Residual Certificate;

         o increased by, amounts included in the income of the holder of that REMIC Residual Certificate; and

         o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC Residual Certificate.

         A holder of a REMIC Residual Certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

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

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC Residual Certificate.

         A holder's basis in a REMIC Residual Certificate will initially equal the amount paid for the Certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC Residual Certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC Residual Certificate.

         The effect of these rules is that a holder of a REMIC Residual Certificate may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis--

         o    through distributions;

         o    through the deduction of any net losses of the REMIC; or

         o upon the sale of its REMIC Residual Certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC Residual Certificate to account for any difference between the cost of the Certificate to the holder and the adjusted basis of the Certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of--

         o the daily portions of REMIC taxable income allocable to that Certificate; over

         o the sum of the daily accruals for each day during the quarter that the Certificate was held by that holder.

         The daily accruals of a holder of a REMIC Residual Certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to--

         o    the issue price of the Certificate; increased by

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         o    the sum of the daily accruals for all prior quarters; and
              decreased, but not below zero; by

         o any payments made with respect to the Certificate before the beginning of that quarter.

         The issue price of a REMIC Residual Certificate is the initial offering price to the public at which a substantial amount of the REMIC Residual Certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC residual interest evidenced by that Certificate is considered not to have significant value.

         For holders of REMIC Residual Certificates, excess inclusions--

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC Residual Certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, or REIT as defined in Section 856(a) of the Internal Revenue Code, the aggregate excess inclusions with respect to these REMIC Residual Certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         o    regulated investment companies,

         o    common trust funds, and

         o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The Treasury regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related governing document--

         o the present value of the expected future payments on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         o from the prospective transferee, providing certain representations as to its financial condition, including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC Residual Certificate and that it intends to pay its debts as they come due in the future; and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor:

         o the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and

         o the transfer must satisfy either an "asset test" or a "formula test" provided under the New REMIC Regulations.

         A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

         o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons,

         o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and

         o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.

         In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

         The "formula test" would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

         o the present value of any consideration given to the transferee to acquire the interest;

         o the present value of the expected future distributions on the interest; and

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

         o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         Present values would be computed using a discount rate equal to an applicable Federal rate, unless a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, in which case that lower rate could be used as the discount rate.

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign permanent establishment or fixed base (within the meaning of any applicable treaty between the United States and any foreign jurisdiction) of a U.S. Person and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002. The related Pooling and Servicing Agreement requires that all transferees of Residual Certificates furnish an affidavit as to the applicability of one of the safe harbors of the New REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

         The related Pooling and Servicing Agreement requires that all transferees of Residual Certificates furnish an affidavit as to the applicability of one of the safe harbors of the New REMIC Regulations unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these New REMIC Regulations.

         Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC Residual Certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons and to United States partnerships that include foreign persons as partners.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC Residual Certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding these regulations.

         Foreigners and Partnerships including Foreign Partners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that include foreign persons as partners will be prohibited under the related governing document. If transfers of REMIC Residual Certificates to investors that are foreign persons are permitted pursuant to the related Pooling and Servicing Agreement, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC Residual Certificates to these persons.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         If the holder of a REMIC Certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         o    an individual,

         o    an estate or trust, or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

         o 3% of the excess of the individual's adjusted gross income over the specified amount; or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is--

         o    an individual,

         o    an estate or trust, or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC Certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC Certificates to which these expenses are allocated will generally not be appropriate investments for--

         o    an individual,

         o    an estate or trust, or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC Certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal--

         o the cost of the Certificate to that Certificateholder; increased by

         o income reported by that Certificateholder with respect to the Certificate, including original issue discount and market discount income; and reduced, but not below zero, by

         o payments on the Certificate received by that Certificateholder, amortized premium and realized losses allocated to the Certificate and previously deducted by the Certificateholder.

         The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC Certificate will be capital gain or loss, provided that you hold the Certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount;

         o    pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC Regular Certificates meet this exception, Section 1259 will not apply to most REMIC Regular Certificates. However, REMIC Regular Certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         o the amount that would have been includible in the seller's income with respect to that REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the Certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the prepayment assumption to the Certificate; over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the Certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the Certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC Residual Certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that Certificate--

         o    reacquires that same REMIC Residual Certificate;

         o    acquires any other residual interest in a REMIC; or

         o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code.

         In that event, any loss realized by the holder of a REMIC Residual Certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

         o    the disposition of a non-defaulted Mortgage Loan,

         o the receipt of income from a source other than a Mortgage Loan or certain other permitted investments,

         o    the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the Mortgage Loans for temporary investment pending payment on the REMIC Certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related governing document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so; and

         o the tax arises out of a breach of that person's obligations under select provisions of the related governing document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

         o the present value of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on--

         o    events that have occurred up to the time of the transfer;

         o    the prepayment assumption; and

         o any required or permitted clean up calls or required liquidation provided for in the related governing document.

         The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC Residual Certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if--

         o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

         o the amount of excess inclusions on the Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

         o the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         o a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means--

         o    the United States,

         o    any State or political subdivision thereof,

         o    any foreign government,

         o    any international organization,

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the FHLMC,

         o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         For these purposes, a "pass-through entity" means any--


         o    regulated investment company,

         o    real estate investment trust,

         o    trust,

         o    partnership, or

         o certain other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         o the residual interests in the entity are not held by disqualified organizations; and

         o the information necessary for the application of the tax described herein will be made available.

         We will include in the related governing document restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the related Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last payment on that certificate is less than the adjusted basis of the holder of the REMIC Residual Certificate in the REMIC Residual Certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC Residual Certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with the administrative and judicial review of the REMIC's--

         o    income,

         o    deductions,

         o    gains,

         o    losses, and

         o    classification as a REMIC.

         Holders of REMIC Residual Certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make

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corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Internal Revenue Code. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC Regular Certificates and the IRS. Holders of REMIC Regular Certificates that are--

         o    corporations,

         o    trusts,

         o    securities dealers, and

         o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         o 30 days after the end of the quarter for which the information was requested; or

         o    two weeks after the receipt of the request.

         Reporting with respect to REMIC Residual Certificates, including--

         o    income,

         o    excess inclusions,

         o    investment expenses, and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

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

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of these payments--

         o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A holder of an Offered Certificate that is--

         o    a foreign person, and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that Certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered Certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that the Certificateholder is a foreign person and providing the name, address and such other information with respect to the Certificateholder as may be required by regulations issued by the Treasury Department.

         For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

         o    a citizen or resident of the United States,

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia,

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

         o    a trust as to which--

              1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

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

              2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o    owns 10% or more of one or more underlying mortgagors, or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that Certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related governing document will prohibit transfers of REMIC Residual Certificates to investors that are--

         o    foreign persons, or

         o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of Grantor Trust Certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related governing document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any Offered Certificates that are Grantor Trust Fractional Interest Certificates will generally represent interests in--

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         o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3) of the Internal Revenue Code;

         o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on Offered Certificates that are Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a grantor trust--

         o consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         o consisting of Mortgage Loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be--

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3)(A) of the Internal Revenue Code; and

         o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

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

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally--

         o will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from interest paid or accrued on the underlying Mortgage Loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

         o 3% of the excess of the individual's adjusted gross income over that amount; and

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, any fees and expenses should be allocated among those classes of Grantor Trust Certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and Certificateholders will be based on a method that allocates these fees and expenses among classes of Grantor Trust Certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the


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Internal Revenue Code. Grantor Trust Fractional Interest Certificates may be
subject to those rules if--

         o a class of Grantor Trust Strip Certificates is issued as part of the same series; or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying Mortgage Loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in Mortgage Loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         o    a master servicer,

         o    a special servicer,

         o    any sub-servicer, or

         o    their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Moreover, legislation enacted in 1997 extended section 1272(a)(6) to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in Grantor Trust Fractional Interest Certificates is to be determined based on conditions at the time of the first sale of the Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder.

         We recommend that Certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to Grantor Trust Fractional Interest Certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding--

         o    the treatment of certain stripped bonds as market discount bonds;
              and

         o    de minimis market discount.

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

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a Grantor Trust Fractional Interest Certificate will report interest income from its Grantor Trust Fractional Interest Certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by that purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be--

         o    the sum of all payments to be made on that certificate;

         o    other than qualified stated interest, if any; and

         o the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

         o the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

         o the yield of that Grantor Trust Fractional Interest Certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between Distribution Dates. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the related Mortgage Loans will not include any payments made in respect of any ownership interest in those Mortgage Loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the Certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the related Mortgage Loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount, respectively,


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the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and Certificateholders will be based on--

         o a prepayment assumption determined when Certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the Mortgage Loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         o there is no original issue discount or only a de minimis amount of original issue discount; or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related Mortgage Loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the related Mortgage Loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than the product of--

         o    0.25% of the stated redemption price, and

         o    the weighted average maturity of the related Mortgage Loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the


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same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the related Mortgage Loans in accordance with the Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on Mortgage Loans will equal the difference between--

         o    the stated redemption price of the Mortgage Loans; and

         o    their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a Mortgage Loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the Mortgage Loans by the related trustee or master servicer, as applicable, in preparing information returns to Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         A purchaser of a Grantor Trust Fractional Interest Certificate may purchase the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying Mortgage Loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those Mortgage Loans. However, each daily portion will


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be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying Mortgage Loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those Mortgage Loans.

         The adjusted issue price of a Mortgage Loan on any given day equals the sum of--

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the Mortgage Loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal--

         o    the issue price of the Mortgage Loan; increased by

         o the aggregate amount of original issue discount with respect to the Mortgage Loan that accrued in prior accrual periods; and reduced by

         o the amount of any payments made on the Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and Certificateholders will be based on--

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the Mortgage Loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a Mortgage Loan is



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considered to have been purchased at a market discount. A Mortgage Loan is considered to have been purchased at a market discount if--

         o in the case of a Mortgage Loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

         o in the case of a Mortgage Loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on the Mortgage Loan that is received by or, for accrual method Certificateholders, due to, the trust in that month. A Certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         We recommend that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying Mortgage Loans purchased at a market discount.

         To the extent that the underlying Mortgage Loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying Mortgage Loans.

         Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, which is a price in excess of their remaining stated redemption price, the Certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the


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portion of that premium allocable to Mortgage Loans originated after September
27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should--

         o be allocated among the payments of stated redemption price on the Mortgage Loan; and

         o be allowed as a deduction as those payments are made or, for an accrual method Certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         o    the price paid for that grantor trust strip certificate by you;
              and

         o the projected payments remaining to be made thereon at the time of the purchase; plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying Mortgage Loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Grantor Trust Certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and Certificateholders will be based on--

         o the prepayment assumption we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the Mortgage Loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

         o the amount realized on the sale or exchange of a Grantor Trust Certificate; and

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

         o    its adjusted basis.

         The adjusted basis of a Grantor Trust Certificate generally will equal--

         o    its cost; increased by

         o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

         o    any and all--

              1.   previously reported losses,

              2.   amortized premium, and

              3.   payments with respect to that Grantor Trust Certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

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

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most Grantor Trust Certificates meet this exception, this Section will not apply to most Grantor Trust Certificates. However, certain Grantor Trust Certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a Grantor Trust Certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying Mortgage Loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a Grantor Trust Certificate at any time during that year, information regarding--

         o the amount of servicing compensation received by a master servicer or special servicer; and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related Grantor Trust Certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002 the IRS published proposed regulations, which will, when effective, affect the information reporting obligations of trustees of "widely-held fixed investment trusts" (that is, any grantor trust that is a United States person under Code Section 7701(a)(30)(E), the interests in which are held by "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name). These regulations are proposed to be effective on January 1, 2004.

         Under these proposed regulations, the Trustee would be required to file Form 1099 (or any successor form) with the IRS with respect to Certificateholders who are not "exempt



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

recipients" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the related Trust Fund's gross income (including any original issue discount income) and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are attributable to the Certificateholder. The same requirements would be imposed on middlemen holding Certificates on behalf of Certificateholders.

         The proposed regulations would also require that the Trustee make available, to "requesting persons" (any middleman, any broker who holds a Certificate on its own behalf, any other "exempt" recipient who holds a Certificate directly and not through a middleman, any non-calendar year Certificateholder who holds a Certificate directly and not through a middlemen, and a representative or agent of the foregoing), for the reporting period requested (provided the Trustee uses the same reporting period throughout the Trust Fund's existence, information may be determined and provided on the basis of a calendar month, calendar quarter or half or full calendar year except that information required to be provided with respect to original issue discount and market discount must be determined on the basis of a semi-annual or shorter reporting period) (a) all items of gross income, all items of deduction and all items of credit, (b) information regarding the sales or dispositions of the Trust Fund's assets, and (c) and any other information (including accrued market discount, original issue discount or premium information) necessary for a Certificateholder to report with reasonable accuracy, the items of income, deductions and credit attributable to the portion of the Trust Fund treated as owned by the Certificateholder under Section 671 of the Code.

         If any Trust Fund assets are disposed of and the Trust Fund's asset sales or dispositions for the calendar year do not exceed 5 percent of the fair market value of the Trust Fund's assets as of January 1 of that calendar year (the "5% De Minimis Amount"), the Trustee is required to provide the date of sale or disposition and information on the sale proceeds received by the Trust Fund. If the Trust Fund's asset sales and dispositions for the calendar year exceed the 5% De Minimis Amount, the Trustee must provide for each sale or disposition (a) the date of sale or disposition, (b) information regarding the sale proceeds received by the Trust Fund (including any information on the amount of the gross proceeds of the sale attributable to the Certificateholder),
(c) information that will enable the Certificateholder to allocate with reasonable accuracy a portion of its basis in its Certificate to the sale or disposition, and (d) information that will enable the Certificateholder to allocate with reasonable accuracy a portion of its market discount or premium, if any, to the sale or disposition.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates. However, unless we otherwise specify in the related prospectus supplement, Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a Certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         ERISA and Section 4975 of the Internal Revenue Code impose various requirements on Plans and ERISA Plan Fiduciaries in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans also may include collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

         ERISA imposes certain general fiduciary requirements on ERISA Plan Fiduciaries that are investing assets of ERISA Plans, including -

         o    investment prudence and diversification, and

         o    compliance with the investing ERISA Plan's governing documents.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving Plan assets and Parties in Interest. The types of prohibited transactions involving Plan assets and Parties in Interest include, among other things--

         o    sales, exchanges or leases of property,

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

         o    loans or other extensions of credit,

         o    the furnishing of goods and services, and

         o the use of Plan assets by or for the benefit of the Party in Interest.

         Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed under Section 4975 of the Internal Revenue Code or penalties imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, persons involved in a prohibited transaction may have to cancel the transaction and a fiduciary involved in the transaction may have to restore to the affected Plan any losses realized by the Plan or turn over to it profits realized from the transaction by the fiduciary. In addition, individual retirement accounts involved in a prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET RULES

         A Plan's investment in Offered Certificates may cause the underlying assets of the related trust fund to be treated as assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity (such as the related trust fund), the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is available when equity participation in the entity by Benefit Plan Investors, which include both Plans and certain other employee benefit plans not subject to ERISA, is not "significant." Equity participation by Benefit Plan Investors is "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. The percentage owned by Benefit Plan Investors is determined by excluding the investments of the following persons (except when such a person is also a Benefit Plan Investor):

         (1) persons with discretionary authority or control over the assets of the entity,

         (2) persons who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         (3) persons who are affiliates of the persons described in the preceding clauses (1) and (2).

In the case of one of the trust funds, investments by the depositor, the underwriters, the master servicer, the special servicer, or the trustee or any other party with discretionary authority over the trust fund assets, or by the affiliates of these persons, would be excluded. Unless special restrictions on ownership by Benefit Plan Investors have been imposed, or a mechanism has been created to monitor ownership of the certificates by Benefit Plan Investors, it cannot be assumed that this exception to the Plan Assets Regulation applies.

         If none of the exceptions contained in the Plan Asset Regulation applies, the mortgage loans included in a related trust fund will be treated as assets of each Plan investor. In that case, any party exercising management or discretionary control regarding those assets, such as the trustee, the master servicer or the special servicer, or affiliates of any of these parties, may be--

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

         o deemed to be an ERISA Plan Fiduciary with respect to an investing ERISA Plan, and

         o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage loans included in one of the trust funds are Plan assets, then the operation of that trust fund may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in a trust fund is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust fund could be a prohibited loan between that Plan and the Party in Interest. The applicable prospectus supplement will discuss whether any of the exceptions are expected to be applicable with respect to the offered certificates.

PROHIBITED TRANSACTION EXEMPTION FOR CERTAIN UNDERWRITTEN SECURITIES

         The Department of Labor has granted to certain underwriters substantially identical individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code (collectively referred to in this prospectus collectively as the "Underwriter Exemptions"). Subject to the satisfaction of the conditions specified in the Underwriter Exemptions, these exemptions generally exempt from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in the trust funds, and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by the exempted underwriters or any person affiliated with such underwriters.

         Whether the conditions of any particular Underwriter Exemption will be satisfied as to the Offered Certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires Certificates of that class. The applicable prospectus supplement will discuss whether any Underwriter Exemption is expected to be available with respect to that offering.

OTHER POSSIBLE EXEMPTIONS

         If for any reason no Underwriter Exemption is available, then, an ERISA deciding whether to purchase any of the Offered Certificates on behalf of a Plan should consider the availability of the following prohibited transaction class exemptions issued by the Department of Labor:

         o PTCE 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks;

         o PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

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

         o PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

         o PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular Plan or, even if it were to apply, that the exemption would apply to all transactions involving the related Trust Fund. In particular, there can be no assurance that any of these exemption would be available with respect to transactions occurring in the operation of the Trust Fund when the assets of the Trust Fund were deemed to be plan assets of investing plans. The applicable prospectus supplement with respect to the Offered Certificates may contain additional information regarding the availability of these exemptions with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. The regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

         Certificates in a particular offering generally may not be purchased in reliance on an Underwriter's Exemption with the assets of a Plan that is sponsored by or maintained by the underwriters, the related depositor, the related trustee, the related Trust Fund, the related master servicer, the related special servicer, an obligor under loans included in the related Trust Fund representing more than 5% of the aggregate unamortized principal balance of the trust assets, or any of their respective affiliates. Because the purchase of Offered Certificates with the assets of a Plan, for which the related depositor, the related trustee, the related Trust Fund, the related master servicer, the related special servicer, any related fiscal agent, a related mortgage loan seller, or any of their respective affiliates or any employees thereof (a) has investment discretion with respect to the investment of such Plan assets or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan, might result in a "prohibited transaction" under ERISA and the Internal Revenue Code, any ERISA Plan Fiduciary of such a Plan that is considering an investment in the Offered Certificate should consult with counsel.

CONSULTATION WITH COUNSEL

         If you are an ERISA Plan Fiduciary with respect to a Plan or any other person investing plan assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

         o    consider your general fiduciary obligations under ERISA; and

         o    consult with your legal counsel as to--

              1. the potential applicability of ERISA and the Internal Revenue Code to that investment, and

              2. the availability of any prohibited transaction exemption in connection with that investment.

UNRELATED BUSINESS TAXABLE INCOME-REMIC RESIDUAL INTERESTS

         The purchase by any employee benefit or other plan that is exempt from taxation under Internal Revenue Code Section 501(a), including most varieties of Plans, of a Certificate evidencing an interest in the residual interest in a Trust Fund that is treated as a REMIC will give rise to "unrelated business taxable income" as described in Internal Revenue Code Sections 511-515 and 860E(b). Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee generally will be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term includes some tax-exempt entities not subject to Internal Revenue Code Section 511, such as some governmental plans, as discussed above under "Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations."


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the Offered Certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

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

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,

         o whose authorized investments are subject to state regulations, and

         o to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of Offered Certificates would be mortgage related securities for purposes of SMMEA only if they-

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, Offered Certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         o    federal credit unions may invest in mortgage related securities;
              and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh),

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

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

         All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of Offered Certificates of any series or to purchase Offered Certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of


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Offered Certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the Offered Certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

         We may sell the Offered Certificates in series either directly or through underwriters or dealers. The applicable prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of Offered Certificates of that series, or the method by which the price of each class of Offered Certificates of that series is to be determined, and the net proceeds to the Depositor from the sale.

         If we use underwriters in the sale of any Offered Certificates the underwriters will acquire those Certificates for their own account and may resell those Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The obligations of the underwriters to purchase the Offered Certificates will be subject to conditions set forth in the relevant agreement. The underwriters generally will be obligated to purchase all of the Offered Certificates of a series offered by a prospectus supplement if any of those Certificates are purchased. The underwriters may sell debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

         The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the applicable prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. We will identify any underwriters and describe their compensation in a prospectus supplement.

         We also may sell Offered Certificates directly to purchasers without the involvement of underwriters in which case the applicable prospectus supplement will contain information regarding the terms of that offering and any agreements entered into in connection with that offering.

         Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer and sale of the Certificates.

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                                  LEGAL MATTERS

         Legal matters relating to the Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York, or Latham & Watkins LLP, New York, New York and for the Underwriters as specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the applicable prospectus supplement.

                                     RATING

         It is a condition of issuance that a Rating Agency rate the Offered Certificates as investment grade, that is, in one of the four highest generic rating categories.

         Ratings on the Offered Certificates address the likelihood that all or specified payments to Certificateholders will be made under the terms of the Certificates. The ratings of the Offered Certificates will be based on the structural, legal and issuer-related aspects associated with those Certificates, the nature of the related Mortgage Loans and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers of the loans underlying the Offered Certificates and ratings do not represent the degree by which any actual prepayments might differ from anticipated prepayments. As a result, holders of the Certificates may suffer a lower than anticipated yield.

         A rating is not a recommendation to buy, sell or hold the rated Offered Certificates. There is no assurance that a rating of the Offered Certificates will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.



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                                    GLOSSARY

         "1933 Act" means the Securities Act of 1933, as amended.

         "1986 Act" means the Tax Reform Act of 1986.

         "ACMs" means asbestos-containing materials.

         "ADA" means Under Title III of the Americans With Disabilities Act of 1990 and rules promulgated thereunder.

         "Bankruptcy Code" means the federal Bankruptcy Code, as amended from time to time (11 U.S.C.).

         "Benefit Plan Investors" means Plans and other employee benefit plans not subject to ERISA or the Internal Revenue Code.

         "Certificate" means any one of the Depositor's commercial mortgage pass-through certificates for any series.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificateholders" means registered holders of Certificates.

         "Closing Date" means the date of the initial issuance of each series of Certificates.

         "Collection Account" means, with respect to any series of Certificates, the collection account established and maintained by the Master Servicer on behalf of the related Certificateholders for purposes of holding payments received on the related Mortgage Loans.

         "Compound Interest Certificates" means Certificates on which interest is not currently paid.

         "Credit Enhancement" means any credit enhancement intended to increase the likelihood of payments on one or more classes of Certificates. Credit enhancement may be in the form of a letter of credit, a liquidity facility, the subordination of one or more other classes of Certificates of the same series, reserve funds, overcollateralization, surety bonds, certificate guarantee insurance, or other types of credit support. It is unlikely that credit enhancement will protect against all risks of loss. Credit enhancement cannot guarantee that losses will not be incurred on the Certificates. The applicable prospectus supplement will describe the amount and types of credit enhancement, the identity of any entity providing credit enhancement, the limitations of credit enhancement and other information relating to any credit enhancement.

         "Cut-off Date" means, with respect to any series of Certificates, the date as of which the Mortgage Loans backing those Certificates are first part of the Trust Fund.

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         "Defective Obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

         "Department of Labor" means the U.S. Department of Labor.

         "Depositor" means Prudential Securities Secured Financing Corporation.

         "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (not including an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Internal Revenue Code Section 521) that is exempt from taxation under the Internal Revenue Code unless such organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

         "Distribution Account" means, with respect to any series of Certificates, the segregated account or accounts created and maintained by the Trustee on behalf of the related Certificateholders for purposes of holding funds pending payment to the Certificateholders.

         "Distribution Date" means a day specified in a prospectus supplement upon which distributions are to be made to the related Certificateholders.

         "Equity of Redemption" refers to a doctrine that provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan or other retirement plan, arrangement or account that is subject to the fiduciary responsibility provisions of ERISA.

         "ERISA Plan Fiduciary" means a fiduciary as defined under section 3(21)(A) of ERISA.

         "Escrow Account" means an escrow account established and maintained by the Master Servicer in which the Master Servicer must deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments").

         "Escrow Payments" shall have the meaning ascribed to that term in the definition of Escrow Account.

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         "Event of Default" means an event of default with respect to the Master
Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series.

         "Excess Servicing" means payment of a servicing fee to the Master Servicer which is in excess of reasonable compensation.

         "Fannie Mae" means the Federal National Mortgage Association or any successor.

         "FFEIC" means Federal Financial Institutions Examination Council.

         "FHA" means the Federal Housing Administration or any successor.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Forfeiture Laws" means the various federal and state laws, collectively, which provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of such illegal acts.

         "Form 8-K" means the Securities and Exchange Commission Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

         "GNMA" means the Government National Mortgage Association.

         "Grantor Trust Certificate" means a Certificate representing an interest in a trust or a portion thereof, as to which no REMIC election will be made.

         "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate.

         "Grantor Trust Strip Certificate" means:

         o    a Grantor Trust Fractional Interest Certificate;

         o a Grantor Trust Certificate representing ownership of all or a portion of the difference between--

              1. interest paid on the Mortgage Loans constituting the related grantor trust, minus

              2.   the sum of--

                   (a)  normal administration fees, and

                   (b) interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to that grantor trust; and

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         o    a Certificate evidencing a nominal ownership interest in the principal of the Mortgage Loans constituting the related grantor trust.

         "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, among others, those so identified in CERCLA or any other environmental laws now existing, including, among others, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or a similar classification that would, if classified as unusable, be included in the foregoing definition.

         "HUD" means the United States Department of Housing and Urban Development.

         "Installment Contracts" means installment contracts for the sale of fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property").

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Lead Paint Act" means the Residential Lead-Based Paint Hazard Reduction Act of 1992.

         "Lender Liability Act" means the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996.

         "MBS" means mortgage-backed securities.

         "Mark-to-Market Regulations" means regulations issued by the Service under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.

         "Master Servicer" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement". The Master Servicer will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor.

         "Master Servicer Remittance Date" means the business day before a Distribution Date, upon which the Master Servicer is required to remit to the Distribution Account amounts on deposit in the Collection Account that are required for distribution to Certificateholders.

         "Mortgage" means any mortgage, deed of trust or similar instrument.

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         "Mortgage Loan" means each mortgage loan, Installment Contract, mortgage participation or pass-through certificate, or collateralized mortgage obligation in a Mortgage Pool.

         "Mortgage Loan Groups" means groups of Mortgage Loans segregated by the Depositor as more fully described in the related prospectus supplement.

         "Mortgage Loan Schedule" means a schedule appearing as an exhibit to a Pooling and Servicing Agreement and listing the Mortgage Loans for the related series.

         "Mortgage Loan Seller" means the seller of a Mortgage Loan to the Depositor.

         "Mortgage Pool" means a pool of mortgage loans, mortgage pass-through or collateralized mortgage obligation certificates not issued by the Depositor, installment contracts and certificates issued or guaranteed by certain United States governmental agencies. Each mortgage loan will constitute the obligation of one or more persons to repay a specified sum with interest and will be secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, commercial or multifamily residential property. Commercial or multifamily residential property may include fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties, each of which may be located in any or all states and the U.S. Virgin Islands. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. The prospectus supplement will indicate whether the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or other person. All mortgage loans will have been purchased, either directly or indirectly, by the Depositor on or before the initial issuance date of the related series of certificates.

         "Mortgaged Property" shall have the meaning assigned to such term in the definition of "Installment Contracts".

         "Mortgagee" unless the context otherwise requires, includes a mortgagee under a mortgage, a beneficiary under a deed of trust, and a grantee under a deed to secure debt seller under an Installment Contract.

         "Mortgagor" unless the context otherwise requires, includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt purchaser under an Installment Contract.

         "NCUA" means the National Credit Union Administration.

         "Noneconomic Residual Interest" means a residual interest in a REMIC (including a residual interest with a positive value at issuance) unless, at the time of the transfer of such residual interest, (1) the present value of the expected future distributions on the residual interest



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at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after he time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" under SMMEA.

         "Non-U.S. Person" means any person who is not a U.S. Person.

         "Note" means the promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument related to an assignment of leases and rents.

         "OCC" means Office of the Comptroller of the Currency.

         "Offered Certificates" means Certificates offered by this prospectus and the accompanying prospectus supplement.

         "OID Regulations" means the temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 under Internal Revenue Code Sections 1271 through 1273 and 1275.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

         "Permitted Investments" shall mean any one or more of the following obligations, unless the Rating Agencies rating Certificates of a series require other or additional investments:

         (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that those obligations are backed by the full faith and credit of the United States of America;

         (2) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp.
                  (debt obligations only);

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

         (3) repurchase agreements on obligations specified in clauses (1) and (2) of this definition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase those obligations are at the time of investment rated in the highest short-term debt rating category of each Rating Agency or have such lower rating as will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto);

         (4) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank, trust company, savings and loan association, savings bank or other depository institution having the highest short-term debt obligation from each Rating Agency or such lower rating as will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto), provided, in each case, the maturity is not more than 365 days;

         (5) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category or have such lower rating as will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto);

         (6) units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency in the highest applicable rating category or have such lower rating as will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto); and

         (7) any other obligation or security that is acceptable to the Rating Agencies and will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agencies rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto) as confirmed in writing to the Trustee by each Rating Agency);

provided, that (A) except for units of money market funds pursuant to clause (6) above, each obligation or security will have a fixed dollar amount of principal due at maturity which cannot


                                      145
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vary or change; (B) except for units of money market funds pursuant to clause
(6) above, if any obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index, and (C) if any of the obligations or securities listed in paragraphs (4)-(6) above are not rated by each Rating Agency, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies and one other nationally recognized statistical rating organization; and provided, further, that (X) such instrument continues to qualify as a "cash flow investment" pursuant to Internal Revenue Code Section 860G(a)(6) earning a passive return in the nature of interest and (Y) no instrument or security will be a Permitted Investment if (1) such instrument or security evidences a right to receive only interest payments or (2) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of the underlying investment as of the date of its acquisition.

         "Plans" means any ERISA Plan and any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulations" means regulations issued by the Department of Labor ss.2510.3-101 at 29 C.F.K. concerning when a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity in which the Plan invests for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.

         "Pooling and Servicing Agreement" means an agreement pursuant to which a series of Certificates is issued and which is entered into among the Depositor, the master servicer (the "Master Servicer"), the special servicer (the "Special Servicer"),if any, and the Trustee for that series of Certificates and any other parties described in the related prospectus supplement.

         "Prepayment Assumption" means the assumed rate of prepayment of the Mortgage Loans.

         "PTCE" means Prohibited Transaction Class Exemption.

         "PTE" means Prohibited Transaction Exemption.

         "Property Protection Expenses" means certain costs and expenses incurred in connection with defaulted Mortgage Loans, the acquisition of title to, or management of, REO Property, or the sale of defaulted Mortgage Loans or REO Properties. The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

         "Purchase Price" means the sum of the unpaid principal balance of the Whole Loan, plus unpaid accrued interest of the Whole Loan at the related mortgage interest rate from the date as to which interest was last paid to the due date in the prepayment period in which the relevant purchase is to occur, plus any related servicing expenses that are reimbursable to the Master Servicer.

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

         "Registration Statement" means the registration statement filed by the Depositor pursuant to Section 6 of the Securities Act of 1933, as amended, of which this prospectus is a part.

         "Rating Agency" means each nationally recognized statistical rating organization specified in a prospectus supplement as rating Offered Certificates.

         "REIT" means a real estate investment trust.

         "Regular Certificateholder" means the holder of a REMIC Regular Certificate.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

         "REMIC Certificate" means a Certificate representing an interest in a Trust Fund, or a portion of a Trust Fund, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Internal Revenue Code.

         "REMIC Pool" means a Trust Fund or portion thereof as to which a REMIC election is made.

         "REMIC Regulations" mean regulations promulgated by the U.S. Department of Treasury regarding REMICs.

         "REMIC Regular Certificates" means Certificates that evidence ownership of REMIC "regular interests".

         "REMIC Residual Certificates" means Certificates that evidence ownership of REMIC "residual interests".

         "REO Account" means an account established and maintained by the Master Servicer or Special Servicer to be used in connection with REO Properties and any other Mortgaged Properties specified in the related prospectus supplement.

         "REO Property" means a Mortgaged Property acquired by the Special Servicer on behalf of the related Trust Fund for the benefit of the related Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of the related Mortgage Loan.

         "Reserve Account" means any reserve or escrow account established pursuant to any of the Mortgage Loan documents.

         "Reserve Fund" means each of one or more reserve funds which may be established with respect to one or more classes of the Certificates of a series if so specified in the related prospectus supplement, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts specified in the related prospectus supplement will be deposited.

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

         "Residual Certificateholders" means holders of Residual Certificates.

         "SBJPA of 1996" means the Small Business Job Protection Act of 1996.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Senior Certificates" means the senior Certificates in any series which includes Subordinate Certificates.

         "Service" means the Internal Revenue Service.

         "Servicing Fee" means the Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series; the exact amount and calculation of which is established in the prospectus supplement and Pooling and Servicing Agreement for the related series.

         "Special Servicing Fee" means the fee for the servicing of Specially Serviced Mortgage Loans.

         "Specially Serviced Mortgage Loans" means materially defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing.

         "Special Servicer" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement".

         "Standard Certificates" means any series of Certificates that is not designated as Stripped Certificates.

         "Standard Certificateholder" means the holder of a Standard
Certificate.

         "Startup Day" means the date of issuance of the REMIC Certificates.

         "Stripped Certificate" means Certificates subject to Internal Revenue Code Section 1286, which provides that the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"; Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" as to which no REMIC election is made.

         "Stripped Certificateholder" means a holder of a Stripped Certificate.

         "Subordinate Certificates" means one or more subordinate classes of a series if so specified in the related prospectus supplement.

         "Title V" means Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended.



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         "Title VIII" means Title VIII of the Garn-St. Germain Act.

         "Treasury" means the U.S. Department of Treasury.

         "Trust Fund" for a series means the trust fund created pursuant that series' Pooling and Servicing Agreement.

         "Trustee" means the bank, association or trust company which the Depositor selects to act as trustee under a given Pooling and Servicing Agreement.

         "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "U.S. Person" means a citizen or resident of the United States, a domestic partnership, a domestic corporation, any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and any trust if (i) a court within the Untied States is able to exercise primary supervision over the administration of the trust fund, and one or more U.S. Persons have authority to control all substantial decisions of the trust fund.

         "USTs" means underground storage tanks.

         "Underwriter Exemptions" means any of a number of substantially identical individual administrative exemption from application of certain prohibited transaction restrictions of ERISA and the Internal Revenue Code, issued by the Department of Labor to some underwriters of mortgage-backed securities, each as amended by PTE 2000-58 and PTE 2002-41.

         "Voting Rights" means, with respect to any series of Certificates, the voting rights evidenced by the respective classes of Certificates of that series.

         "Whole Loan" means any Mortgage Loan which is not a mortgage participation certificate, pass-through certificate or other mortgage-backed security.



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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered herein any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.





                                SERIES 2003-PWR1
                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,


                                  $855,630,000
                                 (APPROXIMATE)


                              PROSPECTUS SUPPLEMENT


                               MERRILL LYNCH & CO.

                            BEAR, STEARNS & CO. INC.

                            CIBC WORLD MARKETS CORP.

                       WELLS FARGO BROKERAGE SERVICES, LLC


                                  March 7, 2003




                      Dealer Prospectus Delivery Obligation

Until June 15, 2003, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.